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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/x/	Preliminary Proxy Statement	/ /	Soliciting Material Pursuant to (S)240.14a-11(c) or 240.14a-12
/ /	Definitive Proxy Statement
/ /	Definitive Additional Materials	/ /	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
SUNHAWK.COM CORPORATION (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
/ /	No fee required.
/x/	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
		Asset Sale	Merger
(1)	Title of each class of securities to which transaction applies:	N/A	Common Stock
(2)	Aggregate number of securities to which transaction applies:	N/A	3,626,121
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):	Cancellation of indebtedness in amount of $1,000,000	$4.85/share plus cancellation of indebtedness in amount of $560,000
(4)	Proposed maximum aggregate value of transaction:	$1,000,000	$18,146,686.85
(5)	Total fee paid:	$200	$3,629.34
/ /	Fee paid previously with preliminary materials.
/ /
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid: __________________________________
	(2)	Form, Schedule or Registration Statement No.: ____________
	(3)	Filing Party: ____________________________________________
	(4)	Date Filed: ______________________________________________

Dear Sunhawk Shareholder:

   Sunhawk.com Corporation invites you to attend a special meeting in lieu of annual meeting of shareholders to be held on          ,   , 2001, beginning at 10:00 a.m. local time, at          , New York, New York, to consider and vote upon the proposals described in the enclosed proxy statement.

   You will be asked to vote on the following matters: (a) approval of an asset purchase agreement between Sunhawk and an entity controlled by Marlin J. Eller, Sunhawk's current chairman, president and chief executive officer, and the transactions contemplated by the asset purchase agreement, pursuant to which Mr. Eller's entity will acquire the assets relating to Sunhawk's digital sheet music business; (b) approval of a merger agreement among Sunhawk, A.N.N. Automation, Inc., a provider of digital video asset and resource management systems, and the shareholders of A.N.N., along with the transactions contemplated by the merger agreement, pursuant to which A.N.N. will merge with and into Sunhawk in exchange for the issuance by Sunhawk to A.N.N. shareholders of shares of Sunhawk common stock and the cancellation of indebtedness; (c) approval of an amendment to Sunhawk's articles of incorporation to change the name of the corporation from Sunhawk.com Corporation to Stardrive Solutions Inc.; (d) approval of an increase in the number of shares of Sunhawk common stock reserved for issuance under the Sunhawk 1996 stock option plan from 800,000 to 1,600,000; and (e) election of six directors to serve for one-year terms.

   Pursuant to the asset purchase agreement, the assets of Sunhawk's digital sheet music business will be sold to an entity controlled by Mr. Eller in exchange for: (a) 500,000 shares of Sunhawk's common stock currently held by Mr. Eller that will be transferred to Sunhawk and subsequently cancelled; (b) cancellation of prior indebtedness of $1.0 million owed by Sunhawk to Mr. Eller and/or his affiliates; and (c) a license to be granted to Sunhawk to the digital sheet music technology. In addition to the digital sheet music assets, the entity controlled by Mr. Eller will receive a cash payment of approximately $750,000 and a $300,000 note payable by Sunhawk to Mr. Eller (to confirm a previous debt to Mr. Eller).

   Under the merger agreement, A.N.N. will merge with and into Sunhawk. As a result of the merger, all of the shares of capital stock of A.N.N. which are issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive shares of Sunhawk's common stock, and Sunhawk will cancel a note payable by A.N.N. in the aggregate amount of $560,000.

   You should carefully consider the "Risk Factors" beginning on page 10, as well as all of the other information in this proxy statement.

   Sunhawk has enclosed a notice of the special meeting in lieu of annual meeting and a proxy statement discussing the matters to be considered at the special meeting. You should read this entire proxy statement carefully. This proxy statement also serves as Sunhawk's annual report to shareholders for fiscal year 2000.

   Sunhawk's board of directors has carefully considered and approved the matters described above and has determined that the approval of these matters is in the best interests of Sunhawk and its shareholders. Sunhawk's board of directors strongly supports these proposals and recommends that you vote to approve all of the proposals. Sunhawk management looks forward to seeing its shareholders at the special meeting.

                      Very truly yours,

                      Marlin J. Eller
                       Chairman, President and Chief Executive Officer

YOUR VOTE IS IMPORTANT.
PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY.

The proxy statement is dated     , 2001
and is first being mailed to Sunhawk shareholders on or about          , 2001.

SUNHAWK.COM CORPORATION
223 Taylor Avenue N.
Suite 200
Seattle, Washington 98109-5017

NOTICE OF SPECIAL MEETING
IN LIEU OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON             , 2001

    NOTICE IS HEREBY GIVEN that a special meeting in lieu of annual meeting of shareholders of Sunhawk.com Corporation, a Washington corporation, will be held at      , New York, New York, on      ,      , 2001, beginning at 10:00 a.m. local time, for the following purposes:

  1.
  To vote on a proposal to approve the asset purchase agreement, dated as of February 2, 2001, as amended, by and between Sunhawk and Sunhawk Digital Music LLC, a Washington limited liability company controlled by Marlin J. Eller, Sunhawk's chairman, president and chief executive officer, and the transactions contemplated by the asset purchase agreement, pursuant to which Sunhawk Digital Music LLC will acquire the assets of Sunhawk's digital sheet music business;

  2.
  To vote on a proposal to approve the amended and restated agreement and plan of merger, dated as of May 16, 2001, by and among A.N.N. Automation, Inc., Sunhawk and the shareholders of A.N.N., and the transactions contemplated by the merger agreement pursuant to which A.N.N. will be merged with and into Sunhawk, with Sunhawk being the surviving corporation;

  3.
  To vote on a proposal to amend Sunhawk's articles of incorporation to change the name of the corporation from Sunhawk.com Corporation to Stardrive Solutions Inc.;

  4.
  To vote on a proposal to increase the number of shares of Sunhawk common stock reserved for issuance under Sunhawk's 1996 stock option plan from 800,000 to 1,600,000;

  5.
  To elect six directors to serve on Sunhawk's board of directors for the ensuing one year and until their successors are duly elected; and

  6.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    Only shareholders of record at the close of business on            , 2001 are entitled to notice of and to vote at the special meeting or any adjournment or postponement of the special meeting. Sunhawk shareholders have the right to dissent from the sale of the digital sheet music assets and to receive payment in cash for the fair value of their shares of Sunhawk common stock. A copy of the Washington law that grants dissenters' rights is attached to this proxy statement as Annex E.

    The board of directors recommends that you vote in favor of the proposals to approve (i) the asset purchase agreement and the transactions contemplated by that agreement; (ii) the amended and restated agreement and plan of merger and the transactions contemplated by that agreement; (iii) the amendment to the articles of incorporation in order to change the corporate name; (iv) the increase in the number of shares of Sunhawk common stock reserved for issuance under the Sunhawk 1996 stock option plan; and (v) the election of the directors nominated by the board to serve on Sunhawk's board of directors.

                      By Order of the Board of Directors

                      David Otto,
                       Secretary
                      June   , 2001

    Whether or not you expect to attend the special meeting in person, please complete, date and sign the enclosed proxy card and return it in the enclosed postage-paid envelope. You may revoke your proxy authorization by: (a) duly executing a later-dated proxy card relating to the same shares and delivering it to Sunhawk's secretary prior to the taking of the vote at the special meeting; (b) filing a written notice of revocation with Sunhawk's secretary prior to the taking of the vote at the special meeting; or (c) attending the special meeting in person and voting your shares.

Your vote is important. To vote your shares, please sign, date and complete the enclosed proxy card and mail it promptly in the enclosed envelope.

i

QUESTIONS AND ANSWERS ABOUT THE ASSET SALE AND MERGER

Q: Why is Sunhawk proposing to sell the assets of its digital sheet music business?

A: Sunhawk believes that by spinning off its digital sheet music business, Sunhawk will be able to reduce its costs and cut losses and thus expects to be able to focus its efforts on broader market areas and larger customer segments within the digital asset management industry.

Q: Why is Sunhawk proposing to merge with A.N.N.?

A: Sunhawk believes that this is a unique opportunity to acquire a complementary business which will provide the combined company with the opportunity to better focus on the management, maintenance, distribution, rights control and enforcement of digital media, including documents, images, video, multimedia and software. Sunhawk also believes that the resulting company's combined technologies and services will be able to effectively leverage A.N.N.'s existing sales and marketing operations.

Q: What will happen to Sunhawk as a result of the asset sale and merger?

A: Sunhawk will continue to conduct its operations as the surviving corporation following the asset sale and merger under the name Stardrive Solutions Inc.

Q: What do Sunhawk shareholders need to do now?

A: After carefully reading and considering the information contained in this proxy statement, you should complete and sign your proxy and return it in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting. Failing to vote in person or by proxy will have the same effect as a vote against the transactions contemplated by the asset purchase agreement and the merger agreement and the proposal to amend the articles of incorporation.

Q: Can I change my vote after I have sent a proxy authorization?

A: Yes. A vote can be changed at any time before the proxy is voted at the special meeting. This can be done in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and deliver a new proxy. If you choose either of these two methods, you must submit your notice of revocation or your new proxy to Sunhawk.com Corporation at 223 Taylor Avenue N., Suite 200, Seattle, Washington 98109-5017, Attn: Corporate Secretary. Third, you can attend the special meeting and vote in person.

Q: If my Sunhawk shares are held in "street name" by a broker, will the broker vote the shares for me?

A: Your broker will vote your Sunhawk shares only if they are provided instructions on how to vote. Follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without instructions, your shares will not be voted.

Q: When does Sunhawk expect the asset sale and merger to be completed?

A: The parties are working to complete the asset sale and merger as soon as possible. Sunhawk expects to complete these transactions by the end of the third calendar quarter of 2001.

Q: Who can help answer my questions?

A: If you would like additional copies of this document, or have questions about the proposals to be presented at the special meeting, you should contact:

Sunhawk.com Corporation
223 Taylor Ave. N., Suite 200
Seattle, WA 98109-5017
(206) 728-6063
Attn: Investor Relations

SUMMARY

    You should read the following summary together with the more detailed information and financial statements and the notes to those statements appearing elsewhere in this document.

THE COMPANIES

Sunhawk.com Corporation
223 Taylor Ave N., Suite 200
Seattle, Washington 98109-5017
(206) 728-6063

    We are an Internet-based digital asset management and publishing company. We provide digital rights management technology, proprietary digital product preparation and enhancement services and a digital distribution infrastructure for the secure delivery of digital product over the Internet. Our digital asset management technology enables us to securely distribute licensed, copyright-protected digital content on behalf of our strategic partners and, ultimately, on behalf of any owner of such material. We also have a digital sheet music retail e-commerce business, which we intend to sell, as described below.

A.N.N. Automation, Inc.
28270 Roadside Drive, Suite 301
Agoura Hills, California 91301
(818) 879-0000

    A.N.N. provides software solutions to tie together the disparate programs and devices required to manage customers' digital content and allow them to manage and broadcast automation over the air or the Internet. A.N.N.'s automation technology integrates the world's prominent newsroom computer systems.

THE ASSET SALE

    We incorporate by reference the asset purchase agreement, as amended, which is attached as Annex A to this proxy statement. We encourage you to read the asset purchase agreement carefully in its entirety because it is the legal document that governs the sale of the digital sheet music assets.

What is Being Transferred (see page 34)

    We are transferring to Sunhawk Digital Music LLC, an entity controlled by Mr. Eller, the assets of Sunhawk's digital sheet music business, including patents, trademarks, copyrights and domain names, customer contracts, personal property and other intellectual property related to this business. Pursuant to the asset purchase agreement, Sunhawk Digital Music will also receive a cash payment of approximately $750,000 and a $300,000 note (to confirm a previous debt to Mr. Eller).

What We Will Receive (see page 34)

    In connection with the asset sale, we will receive:

  •
  500,000 shares of our common stock, currently beneficially owned by Mr. Eller, which will be subsequently cancelled;

  •
  cancellation of $1 million indebtedness owed by us to Mr. Eller and his affiliates; and

  •
  a license to the digital sheet music technology to be granted by Sunhawk Digital Music.

Reasons for the Asset Sale (see pages 29-30)

    Our board of directors believes that the terms of the sale of our digital sheet music assets to Sunhawk Digital Music and the terms of the related asset purchase agreement are in the best interests of Sunhawk and our shareholders. Our board of directors has identified various benefits that are likely to result from the asset sale. The board of directors believes the asset sale will:

  •
  reduce our cash expenditure rate by divesting the unprofitable digital sheet music business;

  •
  enhance our ability to carry out our revised business strategy of providing digital rights management services and related software; and

  •
  make us a more attractive vehicle for public or private equity financing by reducing our liabilities and continuing our move away from a retail e-commerce business model.

Recommendation of Sunhawk's Board of Directors as to the Asset Sale (see page 30)

    After careful consideration, our board of directors has determined that the terms of the asset sale are in our best interests and those of our shareholders. As a result, our board has approved the sale of our digital sheet music assets to Sunhawk Digital Music, has adopted and approved the asset purchase agreement and recommends that you vote to approve the asset purchase agreement and the transactions contemplated by this agreement. Mr. Eller abstained from these approvals and recommendations.

Opinion of Our Financial Advisor as to the Asset Sale (see pages 30-33)

    On April 17, 2001, Roth Capital Partners, Inc. rendered its opinion to our board of directors that, subject to the qualifications and limitations in the opinion, the asset sale is fair to us from a financial point of view.

Interests of Management, Directors and Significant Shareholders in the Asset Sale (see page 33)

    If the asset sale takes place, Mr. Eller will resign as our chairman, president and chief executive officer, and the buyer, an entity controlled by Mr. Eller, will receive the assets of our digital sheet music business, including patents, trademarks, copyrights and domain names, customer contracts, personal property and other intellectual property related to this business. Pursuant to the asset purchase agreement, the buyer will also receive a cash payment of approximately $750,000 and a $300,000 note (to confirm a previous debt of Sunhawk to Mr. Eller). Also in connection with the asset sale, we granted to Joseph Gunnar & Co. LLC, an entity that holds approximately 12.1% of outstanding Sunhawk common stock as of the record date, a warrant to purchase 106,294 shares of Sunhawk common stock, exercisable for three years at an exercise price of $5.00 per share.

Conditions to the Asset Sale (see pages 35-36)

    We and the buyer will not complete the purchase and sale of the digital sheet music assets unless a number of conditions are satisfied or waived by us and the buyer. These include:

  •
  approval of the asset sale and asset purchase agreement by our shareholders;

  •
  each party's representations and warranties in the asset purchase agreement being true and correct;

  •
  the performance by each party in all material respects of its agreements and covenants in the asset purchase agreement;

  •
  all consents necessary to permit us to transfer the assets to the buyer having been obtained and being in full force and effect;

  •
  to the extent that we are required to obtain any governmental authorizations that relate to the asset sale, those consents having been been obtained;

  •
  each party shall have executed a release agreement on terms acceptable to both parties;

  •
  Mr. Eller's employment agreement with us shall have been terminated on terms acceptable to us; and

  •
  we shall have obtained a fairness opinion.

Termination of the Asset Purchase Agreement (see page 36)

    Notwithstanding approval by our shareholders of the asset purchase agreement and the transactions contemplated by the asset purchase agreement, the asset purchase agreement may be terminated, and the asset sale may be abandoned, at any time prior to the closing, in any of the following ways:

  •
  by us, if any of the conditions to our obligation to close the transactions contemplated by the asset purchase agreement have not been satisfied or waived as of the closing date and we have not waived such conditions;

  •
  by the buyer, if any of the conditions to its obligation to close the transactions contemplated by the asset purchase agreement have not been satisfied or waived as of the closing date and the buyer has not waived such conditions;

  •
  by the mutual written consent of the buyer and us; or

  •
  by the buyer or us, if the closing has not occurred (other than through the failure of the party seeking to terminate the asset purchase agreement to comply with its obligations under the asset purchase agreement) on or before July 31, 2001.

Expenses (see page 36)

    We and Mr. Eller will each bear our respective expenses incurred in connection with the asset sale. Our expenses include the costs of preparing, filing with the Securities and Exchange Commission, printing and mailing this proxy statement.

Dissenters' Rights (see pages 37-38)

    You have the right to dissent from the asset sale and to receive payment in cash for the fair value of your shares of Sunhawk common stock. If you wish to dissent, you must follow specific procedures to preserve your rights. These procedures are described in this proxy statement, and the Washington law that grants dissenters' rights and governs such procedures is attached as Annex E to this proxy statement.

Regulatory Matters

    No regulatory approvals, filings or consents are required to complete the asset sale.

THE MERGER

    We incorporate by reference the amended and restated merger agreement, which is attached as Annex B to this proxy statement. We encourage you to read the merger agreement carefully in its entirety because it is the legal document that governs the merger between Sunhawk and A.N.N.

What A.N.N. Shareholders Will Receive (see pages 44-46)

    Upon closing of the merger, A.N.N. will merge with and into us, and, as a result, we will be the surviving entity. In connection with the merger, all outstanding shares of A.N.N. common stock will be exchanged for 2,414,605 shares (subject to adjustment) of our common stock, which will represent approximately 33% of our outstanding common stock after the merger. We will also cancel a note payable from A.N.N. in the amount of $560,000. If, after the merger, A.N.N.'s business exceeds agreed upon financial milestones, or upon the occurrence of other specific events described in the merger agreement, the former A.N.N. shareholders will be entitled to receive up to an additional 1,211,516 shares (subject to adjustment) of our common stock.

Reasons for the Merger (see page 39)

    Our board of directors believes that the terms of the merger and the merger agreement are in our best interests and the best interests of our shareholders. Our board of directors has identified various benefits that are likely to result from the merger. We believe the merger will:

  •
  create a combined company that is focused on the management, maintenance, distribution, rights control and enforcement of digital media including documents, images, video, multimedia and software;

  •
  enable the combined company to leverage its technologies and services with the existing sales and marketing operations of A.N.N.; and

  •
  bring to the combined company A.N.N.'s experienced core management team, which has strong operational, fiscal, sales and engineering experience.

Recommendation of Our Board of Directors as to the Merger (see pages 39-40)

    After careful consideration, our board of directors has determined that the terms of the merger and the merger agreement are in our best interests and those of our shareholders. As a result, our board has approved the merger, adopted and approved the merger agreement and recommends that you vote in favor of the merger and the merger agreement.

Opinion of Our Financial Advisor as to the Merger (see pages 40-42)

    On May 15, 2001, Roth Capital Partners, Inc. rendered its updated opinion to our board of directors that, subject to the qualifications and limitations in the opinion, the merger is fair to us from a financial point of view. On April 17, 2001, Roth Capital delivered an earlier opinion to our board of directors prior to revision of the merger agreement.

Interests of Management, Directors and Significant Shareholders in the Merger (see page 43)

    Our board of directors considered the following interests in approving the merger agreement:

  •
  if the merger takes place, two of the current directors, officers and shareholders of A.N.N., David Griffith and Matthew Whealen, will become the chief executive officer and president, and chief financial officer, respectively, of the combined company. In addition, Mr. Griffith is a nominee for our board of directors. Each of Mr. Griffith and Mr. Whealen has entered into, or will enter prior to closing, an employment agreement with Sunhawk that becomes effective only if the merger closes. Under his employment agreement, Mr. Griffith would receive a base salary of $175,000 per year and would be eligible for an annual bonus of up to $100,000. Under his employment agreement, Mr. Whealen would receive a base salary of $110,000 per year and would be eligible for an annual bonus of up to $90,000;

  •
  in connection with the merger, Joseph Gunnar will be paid a fee equal to the greater of $400,000 or 5% of the total value of all cash, securities or other property paid by us at the closing of the merger in cash plus an additional warrant to purchase 250,000 shares of Sunhawk common stock with an exercise price of $2.60 per share; and

  •
  we will continue to provide indemnification arrangements and directors and officers liability insurance for our directors after the merger.

Conditions to the Merger (see pages 50-51)

    We and A.N.N. will not complete the merger unless a number of conditions are satisfied or waived by us and/or A.N.N. These include:

  •
  approval of the merger by our shareholders and A.N.N.'s shareholders;

  •
  completion of the asset sale, as described in this proxy statement;

  •
  receipt of listing approval from the Nasdaq SmallCap Market, subject to official notice of issuance for our common stock to be issued in the merger; and

  •
  execution of employment agreements with David Griffith as our president and chief executive officer and Matthew Whealen as our chief financial officer.

Termination of the Merger Agreement (see page 51)

    The merger agreement may be terminated as set forth below.

    We and A.N.N. may terminate the merger agreement by mutual written consent.

    Either company may terminate the merger agreement if that party is not in material breach of the merger agreement and if:

  •
  the merger is not completed by August 31, 2001; or

  •
  any order, judgment or injunction has been entered by any court or other governmental authority or agency preventing the closing of the merger that has become final and non-appealable.

    We may terminate the merger agreement if:

  •
  A.N.N. breaches any representation, warranty, covenant or agreement contained in the merger agreement and does not cure the breach within ten days;

  •
  the closing price of our common stock on the Nasdaq SmallCap Market for the five-day period prior to closing equals or is greater than $10.00 per share; or

  •
  we have not completed a private placement of convertible preferred stock with gross proceeds to us of at least $2,000,000.

    A.N.N. may terminate the merger agreement if we breach any representation, warranty, covenant or agreement contained in the merger agreement and have not cured the breach within ten days.

Expenses (see page 52)

    We and A.N.N. will bear our respective expenses incurred in connection with the merger except as set forth below. Our expenses include the costs of preparing, filing with the Securities and Exchange Commission, printing and mailing this proxy statement.

    If the merger is not closed for any of the following reasons, each party will pay its own expenses, except that A.N.N. has agreed to reimburse us for an amount equal to one-half of the fees allocated by our independent auditors to matters related to the auditing of the A.N.N. financial statements:

  •
  the boards of directors of each of Sunhawk and A.N.N. mutually agree to terminate the merger agreement;

  •
  the merger is not completed by August 31, 2001;

  •
  any order, judgment or injunction has been entered by any court or other governmental authority or agency preventing the closing of the merger that has become final and non-appealable; or

  •
  the closing price of our common stock on the Nasdaq SmallCap Market for the five-day period prior to the closing of the merger equals or is greater than $10.00 per share.

    If the merger is not closed because A.N.N. breaches any representation, warranty, covenant or agreement contained in the merger agreement and does not cure the breach within ten days, then each party will pay its own expenses, except that A.N.N. has agreed to reimburse us for all legal expenses incurred by us in connection with the merger agreement plus an amount equal to all of the fees allocated by our independent auditors to matters related to the auditing of the A.N.N. financial statements.

    If the merger is not closed because we breach any representation, warranty, covenant or agreement contained in the merger agreement and do not cure the breach within ten days, then each party will pay its own expenses, except that we have agreed to reimburse A.N.N. for all legal expenses incurred by A.N.N. in connection with the merger agreement.

    If the merger is not closed because we have terminated the merger agreement as a result of us not completing a private placement of convertible preferred stock with gross proceeds to us of at least $2,000,000, each party will pay its own expenses, except that we have agreed to reimburse A.N.N. for half of all reasonable legal expenses incurred by A.N.N. in connection with the merger agreement, provided such reimbursement will not exceed $75,000.

Dissenters' Rights

    You will have no dissenters' rights in connection with the merger.

Accounting Treatment (see page 42)

    We will account for the merger using the purchase method of accounting under generally accepted accounting principles whereby the purchase price is allocated to the assets acquired and liabilities assumed based on their fair values at the acquisition date. The excess of the purchase price over the fair value of net identifiable assets acquired will be recorded as goodwill and will be amortized over a five-year period.

Regulatory Matters

    Except as required by applicable federal and state securities laws, no regulatory approvals, filings or consents are required to complete the merger.

THE SPECIAL MEETING IN LIEU OF ANNUAL MEETING

    The special meeting in lieu of annual meeting of shareholders, will be held at      , at 10:00 a.m. local time,      , 2001. At the special meeting you will be asked to consider and vote upon proposals to approve the asset purchase agreement and the transactions contemplated by that agreement, the merger agreement and the transactions contemplated by that agreement, an amendment to our articles of incorporation to change our name, an increase in the number of shares of common stock reserved under our 1996 stock option plan, and the election of six directors.

Record Date; Voting Rights and Requirements (See pages 24-26)

    You are entitled to vote at the special meeting if you owned shares at the close of business on      , 2001, the record date for the special meeting. On that date, there were        shares of our common stock issued and outstanding held by approximately 2,500 holders of record and 733,758 shares of our Class A common stock issued and outstanding, but in escrow, held by 16 holders of record. Holders of our common stock are entitled to one vote per share on any matter that properly comes before the special meeting, and holders of our Class A common stock are entitled to 1/20th of one vote per share on any matter that properly comes before the special meeting.

Vote Required (See page 26)

    The affirmative vote by holders of a majority of the shares of our common stock (including Class A common stock) outstanding on the record date is required to approve the transactions contemplated by the asset purchase agreement, the transactions contemplated by the merger agreement and the amendment to our articles of incorporation. The affirmative vote by holders of a majority of the shares of our common stock (including Class A common stock) present or represented by proxy and entitled to vote at the special meeting is required to approve the increase in the number of shares of our common stock reserved for issuance under our 1996 stock option plan. The six nominees for directors who receive a plurality of the votes cast by the holders of our common stock (including Class A common stock) voting in person or by proxy at the special meeting will be elected.

Voting by Our Directors and Executive Officers (See page 26)

    As of March 31, 2001, our directors and executive officers owned of record 1,489,824 shares of our common stock and 396,936 shares of our Class A common stock, representing approximately 44.1% and 54.1%, respectively, of the outstanding shares of each class. We believe that each of our directors and executive officers intends to vote at the special meeting in favor of the proposals described in this proxy statement.

CERTAIN FINANCIAL INFORMATION

Market Price and Dividend Information (see page 58)

    Shares of our common stock are listed on the Nasdaq SmallCap Market under the symbol "SNHK" and on Tier II of Pacific Exchange, Inc. under the symbol "SHA." There is currently no public market for shares of Sunhawk Class A common stock. A.N.N. is a privately held company. The following table presents the last reported sale price of one share of our common stock, as reported on the Nasdaq SmallCap Market on the dates listed:

Closing Price Per Share of Sunhawk Common Stock
February 13, 2001	$4.8437
May 31, 2001	$4.70

    You are urged to obtain current market quotations for our common stock before making a decision with respect to the proposals set forth in this proxy statement.

    We have never declared or paid cash dividends on our capital stock. We currently intend to retain all available funds for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

WHERE YOU CAN FIND MORE INFORMATION

    We are required to file annual, quarterly and other information with the SEC. A.N.N. is a privately held company and, prior to the date of this document, has not filed reports or other information with the SEC. You may read and copy any document we file with the SEC at the Public Reference Room of the SEC, Judiciary Plaza Building, 450 Fifth Street, N.W., Washington D.C. 20549, and the regional offices of the SEC at Seven World Trade Center, Suite 1300, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained at prescribed rates from the Public Reference Room of the SEC at Room 1024, Judiciary Plaza Building, 450 Fifth Street, N.W. Washington D.C. 20549. You may obtain information regarding the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains registration statements, reports, proxy statements and other information regarding registrants, including us, that file electronically with the SEC. The address of the SEC's web site is www.sec.gov.

    Documents are also available from us without charge and may be obtained by a request in writing or by telephone at the following address:

Sunhawk.com Corporation
223 E. Taylor Ave. N., Suite 200
Seattle, Washington 98109-5017
Telephone: (206) 728-6063
Attention: Investor Relations

    If you would like to request documents from us, please do so by      , 2001 to receive them before the special meeting.

    You should rely on the information contained in this document. No one has been authorized to provide you with information that is different from what is contained in this document. You should not assume that the information contained in this document is accurate as of any date other than            , 2001, and the mailing of this document to our shareholders shall not create any implication to the contrary.

RISK FACTORS

    You should carefully consider the risks described below as well as other information provided to you in this document in deciding how to vote, including information in the section of this proxy statement entitled "Information Regarding Forward-Looking Statements." The risks and uncertainties described below are not the only ones facing Sunhawk. Additional risks and uncertainties not presently known to Sunhawk or that Sunhawk currently believes are immaterial may also impair Sunhawk's independent or combined business operations. If any of the following risks actually occur, Sunhawk's businesses, financial condition or results of operations could be materially adversely affected, the value of Sunhawk's common stock could decline, and you may lose all or part of your investment.

RISKS RELATED TO THE ASSET SALE

As a result of the sale of digital sheet music assets and the merger, Sunhawk's business will change significantly, and there can be no assurance that the combined company will be able to grow its business as anticipated following these transactions.

    The digital sheet music assets Sunhawk proposes to sell constitute a significant portion of Sunhawk's assets at the time of the transaction. As such, the asset base, including intellectual property, of the combined company following the merger will have changed significantly from that of Sunhawk prior to these transactions. In addition, in connection with the proposed asset sale, the combined company's name will change from Sunhawk.com Corporation to Stardrive Solutions Inc., which will require the combined company to invest substantial resources in marketing its services under a new brand name. There can be no assurance that, following the asset sale and the merger, the combined company will be able to grow its business as anticipated, and the failure to do so would have a material adverse effect upon the operating results and financial condition of the combined company.

The consideration to be received by Sunhawk in connection with the asset sale will not be adjusted as a result of any variations in the market price of Sunhawk's common stock.

    Because the number of shares of Sunhawk common stock to be paid to Sunhawk in connection with the asset sale is fixed, the value of the consideration to be received by Sunhawk in connection with the sale will depend on the trading price of Sunhawk common stock at and following the closing of the sale transaction. The stock price has decreased considerably since the asset sale was agreed to and is subject to continuing volatility. If the trading price of Sunhawk common stock decreases at or following the closing, the consideration to be received by Sunhawk will similarly decrease.

RISKS RELATED TO THE MERGER AND THE COMBINED COMPANY

The integration of the operations of Sunhawk and A.N.N. following the merger will present significant challenges, and Sunhawk may not be able to realize the benefits anticipated from the merger.

    If the merger is completed, Sunhawk will face significant challenges in integrating the organizations, operations, technologies, product lines and services of both companies, in closing down its Seattle-based operations, and in integrating key personnel and strategic partnerships. Cost efficiencies, revenue growth, technological development and other synergistic benefits may not materialize. The merger could result in the diversion of management attention or the loss of management-level and other highly qualified employees. The failure to integrate the operations of Sunhawk and A.N.N. successfully or to manage the challenges presented by the integration process efficiently could have a material adverse effect upon the business, operating results and financial condition of the combined company.

The failure to complete the merger may result in a decrease in the market value of Sunhawk's common stock and may create substantial doubt as to Sunhawk's ability to grow, implement business strategies and continue operations.

    The merger is subject to a number of contingencies, including approval by the shareholders of A.N.N. and the shareholders of Sunhawk and other customary closing conditions. As a result, there can be no assurance that the merger will be completed. If Sunhawk shareholders fail to approve the proposals at the special meeting or if the merger is not completed for any other reason, the market price of Sunhawk's common stock may decline. In addition, failure to complete the merger may substantially limit Sunhawk's ability to grow, implement business strategies and continue operations.

The consideration to be received by A.N.N. shareholders in connection with the merger will not be adjusted as a result of any variations in the market price of Sunhawk's common stock.

    Because the number of shares of Sunhawk common stock issuable under the merger agreement is fixed, the value of the consideration to be received by A.N.N. shareholders in connection with the merger will depend on the trading price of Sunhawk common stock at and following the closing of the merger, which is subject to substantial volatility. If the trading price of Sunhawk common stock increases at or following the closing, the consideration to be received by A.N.N. shareholders will similarly increase.

Each of Sunhawk and A.N.N. has a history of losses and expects to incur losses in the future, and the combined company may never achieve profitability.

    As of March 31, 2001, Sunhawk had an accumulated deficit of $16.3 million. Since inception, A.N.N. has not generated any significant revenues and had a loss from operations of $5.7 million for the year ended December 31, 2000. A.N.N. also incurred a loss from operations of $1 million for the three months ended March 31, 2001. If the merger is completed, Sunhawk expects that its losses will increase significantly because of additional costs and expenses related to:

  •
  an increase in the number of employees;

  •
  an increase in sales and marketing activities;

  •
  additional facilities and infrastructure; and

  •
  assimilation of operations and personnel.

Sunhawk therefore expects to continue to incur net losses for at least the next year or longer following the merger. As a result, Sunhawk will need to generate significant revenues to achieve and maintain profitability. Sunhawk's business strategy may not be successful, and it cannot predict when, or if, Sunhawk will become profitable. If Sunhawk achieves profitability, it may not be able to sustain it.

    In addition, if the merger is completed, Sunhawk will record a significant amount of intangibles, the amortization of which will significantly and adversely affect Sunhawk's operating results. Sunhawk expects these intangibles to equal approximately $12.1 million, which will be amortized over a three- to five-year period. To the extent Sunhawk does not generate sufficient cash flow to recover the amount of the investment recorded, the investment may be considered impaired and could be subject to an immediate write-down of up to the full amount of the investment. In this event, Sunhawk's net loss in any given period could be greater than anticipated, and the market price of Sunhawk's common stock could decline.

If Sunhawk cannot effectively manage its growth following the merger, its ability to attract, serve and retain customers could suffer.

    To manage the expected growth of operations and personnel following the merger, Sunhawk will need to improve existing and implement new systems, procedures and controls. In addition, Sunhawk will need to expand, train and manage an increasing employee base and expand its finance, administrative and operations staff. If Sunhawk is unable to manage its growth effectively or experiences disruptions during expansion, its business will suffer and its financial condition and results of operations will be adversely affected.

If Sunhawk and A.N.N. are unable to maintain and develop their strategic relationships following the merger, the business of the combined company would be harmed.

    There can be no assurance that the relationships of Sunhawk and A.N.N. with their respective customers, vendors or other strategic partners prior to the merger will continue following the closing of the merger or that potential customers, vendors or other strategic partners will desire to do business with the combined company following the merger. Any loss of or adverse change in the relationship of Sunhawk or A.N.N. with their respective customers, vendors or other strategic partners could have an adverse effect on the business of the combined company following the merger.

A.N.N. shareholders will own a significant number of shares of Sunhawk common stock following the merger, which could delay or prevent a change in control of Sunhawk.

    Upon completion of the merger, A.N.N. shareholders will own approximately 33% of the outstanding shares of Sunhawk common stock and up to approximately an additional 10% upon the achievement of revenue milestones. These shareholders will be able to exercise influence over all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions, which could have the effect of delaying or preventing a third party from acquiring control of Sunhawk and could affect the market price of Sunhawk's common stock. In addition, the interests of those holding this concentrated ownership may not always coincide with Sunhawk's interests or the interests of other shareholders.

The success of the combined company following the merger will depend on the ability to attract and retain qualified personnel, and the failure to do so would harm the business of the combined company following the merger.

    Sunhawk's future success will depend on its ability to attract, retain and motivate highly skilled technical, managerial, marketing and customer service personnel. Competition for qualified personnel is intense, particularly in the Internet and high technology industries. As a result, Sunhawk may be unable to successfully attract, assimilate or retain qualified personnel. Further, Sunhawk may be unable to retain the employees currently employed by Sunhawk and A.N.N. or attract additional technical personnel. The failure to retain and attract the necessary personnel could seriously harm Sunhawk's business, financial condition and results of operations.

    In addition, upon the closing of the asset sale, Mr. Eller, who is Sunhawk's founder, has served as chairman and president since Sunhawk's inception and is also Sunhawk's current chief executive officer, will resign. Upon the closing of the merger, David Griffith will become the chairman and chief executive officer of Sunhawk and Matthew Whealen will become the chief financial officer of Sunhawk. Sunhawk's business will be largely dependent on the personal efforts and abilities of these and other senior management. However, any of Sunhawk's officers or employees will be able to terminate their employment relationship with Sunhawk at any time. The loss of these key employees or Sunhawk's inability to attract or retain other qualified management personnel could have a material adverse effect on Sunhawk's results of operations and financial condition.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

    This document contains forward-looking statements, all of which are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future business success or financial results. Forward-looking statements often use words like "believe," "expect," "anticipate" or similar words. The forward-looking statements include, but are not limited to, statements as to expectations regarding:

  •
  the benefits to be achieved as a result of the asset sale and merger;

  •
  the integration of A.N.N. with and into Sunhawk;

  •
  future revenue opportunities;

  •
  future expense levels (including research and development, selling, general and administrative expenses, legal expenses and amortization of goodwill and other intangibles);

  •
  expansion of marketing and sales forces;

  •
  investment in new product development and enhancements; and

  •
  expansion into new markets.

    Sunhawk's actual results could differ materially from those anticipated, expressly or implicitly, in these forward-looking statements as a result of many factors, including those set forth in "Risk Factors" and elsewhere in this document. Sunhawk believes that it is important to communicate its expectations to its shareholders. However, there may be events in the future that Sunhawk is not able to predict accurately or over which Sunhawk has no control. You should be aware that the occurrence of the events described in "Risk Factors" and elsewhere in this document could materially and adversely affect the business, financial condition and operating results of Sunhawk. Except as required by law, Sunhawk undertakes no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

THE COMPANIES

SUNHAWK

    Prior to the transactions contemplated by this proxy statement, Sunhawk has been an Internet-based digital asset management company. Sunhawk provides digital asset management technology, proprietary digital product preparation and enhancement services and a digital distribution infrastructure for the secure delivery of proprietary digital product over the Internet. Sunhawk's digital asset management technology enables it to securely distribute licensed, copyright-protected digital content on behalf of its strategic partners and, ultimately, on behalf of any owner of such material. Sunhawk also has a digital sheet music business, which its intends to sell, as described below.

    Effective November 2, 2000, Sunhawk acquired Copyright Control Services, Inc., a Delaware corporation, which became Sunhawk's wholly owned subsidiary. Founded in 1998, CCS is engaged in the business of identifying and seeking removal of unauthorized usage of its customers' copyrighted material, such as software, audio, video, books or other digitized assets, from the world wide web and the Internet where such materials have been copied or downloaded by unauthorized individuals and distributors.

    Prior to 2001, Sunhawk's business included the production and distribution of digital sheet music over the Internet. In January 2001, Sunhawk modified its business strategy to shift its focus from the digital sheet music business to providing global digital asset management services, and in connection with this shift in focus, Sunhawk decided to spin off its digital sheet music assets.

    Following the closing of the sale of digital sheet music assets, Sunhawk's primary business will be the tracking and documentation of Internet sites containing text, graphics, multimedia and/or software that infringe on the copyrights or other intellectual property of Sunhawk clients and implementing procedures to remedy such infringement. As part of this process, Sunhawk collects data on the content of each site and other relevant identifying information and is able to use this data to identify repeat offenders as potential candidates for legal action. Sunhawk will continue to develop new methods and technologies to protect its clients against Internet-based piracy. Sunhawk's services will address a target customer base that includes media creators and vendors, software manufacturers and vendors and other intellectual property rights owners.

    Sunhawk was incorporated in the state of Washington on August 20, 1992 and has been a publicly traded company since February 2000. The Sunhawk common stock is listed on the Nasdaq SmallCap Market, with shares trading under the ticker symbol "SNHK," and on Tier II of Pacific Exchange, Inc. with shares trading under the ticker symbol "SHA." Sunhawk's principal executive offices are located at 223 Taylor Avenue North, Suite 200, Seattle, Washington 98109-5017, and its telephone and fax numbers are (206) 728-6063 and (206) 728-6416, respectively.

A.N.N.

    A.N.N. (formerly Newsmaker Systems, Inc.) was incorporated in the state of California in September 1982. A.N.N. initially developed and installed its electronic newsroom in television and radio stations throughout the world. The founders of A.N.N. identified a need to automate the digital content of their customers and directed the firm toward automating the news production process. A.N.N. was one of the first companies to identify the move toward full digitization in the broadcast market and develop the necessary solution. In 1998, A.N.N. was purchased by an investment group in Oslo, Norway. This group already owned the Germany-based company, A.N.N. Systems GmbH (formerly Nexus-Informatics GmbH), which sold an NT-based newsroom. Pushing to capture market share, A.N.N. started an aggressive expansion plan in late 1999 that included Internet development and an intent to acquire a leading competitor. This growth was at the direction of the parent company and included substantial hiring of additional development and customer support personnel as well as expansion into additional facilities. The bulk of this expansion occurred in late 1999 and early 2000. Due to the then-current market and a change in the parent company board, this expansion was halted in mid-2000. Recognizing the opportunity in the market for A.N.N.'s core digital asset management technology, A.N.N. bought the U.S.-based operations of A.N.N. from the Oslo investment group at the end of 2000.

    A.N.N. has redirected its development and sales activities toward the management of assets and devices in the broadcast market and has extensive experience and customers stemming from its original roots in the newsroom. A.N.N. provides software solutions to tie together the disparate programs and devices required to manage customers' digital content and allow them to manage their broadcast either over the air or the Internet. A.N.N.'s automation technology integrates the world's prominent newsroom computer systems, ENPS, OpenMedia and I-News. A.N.N. also manages and controls all of the major devices used by broadcasters or Webcasters to allow them to choose each individual device as well as their newsroom production system.

    A.N.N.'s principal executive offices are located at 28720 Roadside Drive, Suite 301, Agoura Hills, California 91310, and its telephone and fax numbers are (818) 879-0000 and (818) 865-1421, respectively.

Market for Common Equity and Related Stockholder Matters

    A.N.N.'s common equity is not traded on a public market. A.N.N. has four shareholders of record. A.N.N. has never declared or paid a cash dividend.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

    The following discussion of Sunhawk's financial condition and results of operations should be read in conjunction with the financial statements and the notes to those statements and other financial information included elsewhere in this proxy statement.

SUNHAWK

Overview

    Sunhawk was incorporated in August 1992 and began distributing and selling digital sheet music over the Internet in March 1997.

    In September 1996, Sunhawk began selling CD-ROMs of the complete works of Scott Joplin, and in July 1997, it began selling CD-ROMs of Handel's Messiah, both containing digital sheet music in Sunhawk's Solero® format. In 1998, Sunhawk established strategic alliances and entered into contracts with Warner Bros. Publications U.S. Inc. and EMI Christian Music Publishing for the right to sell and distribute selected portions of their sheet music catalogs. Through December 31, 2000, the majority of Sunhawk's sales was from sales of digital or printed sheet music and CD-ROMs through Sunhawk's web site and from special promotions and services for Sunhawk's strategic partners.

    In November 2000, Sunhawk acquired CCS, a company engaged in the business of identifying and seeking removal of unauthorized usage of its customers' copyrighted material, such as software, audio, video, books or other digitized assets, from the world wide web and the Internet where such materials have been copied or downloaded by unauthorized individuals and distributors. CCS revenue is generated by entering into contracts with businesses to provide services for a period of time. Revenues from contracts are recognized ratably over the term of the contract.

    Sunhawk's financial statements also reflect the operations of the digital sheet music business as a discontinued operation. This was necessitated when, as a result of the acquisition of CCS, Sunhawk modified its business strategy for 2001, redirecting focus away from the digital sheet music business to provide global digital asset management services and indefinitely discontinue further development and marketing of digital sheet music and the Solero viewer, which is used to view, play, print and store sheet music in encrypted digital format. In February 2001, Sunhawk entered into an agreement to sell the digital sheet music business to an entity controlled by Marlin J. Eller, Sunhawk's chairman, president and chief executive officer.

    The operating results of the discontinued operations of the digital sheet music business have been segregated from continuing operations, and these results have been reported as a separate line item on the statements of operations.

Results of Operations for the Year Ended September 30, 2000 Compared to the Year Ended September 30, 1999

Discontinued operations

    Sunhawk incurred a loss from discontinued operations of $7,030,423 for the year ended September 30, 2000 compared to a loss of $2,834,337 for the year ended September 30, 1999. The increase was primarily due to an increase in the digital sheet music business activity from the prior year in addition to increases in stock-based compensation expenses, professional fees, amortization, royalties, and the hiring of additional key management personnel. Additionally, Sunhawk incurred significant fees related to bridge financing it received during the year ended September 30, 2000.

Liquidity and Capital Resources

    Net cash used in discontinued operating activities totaled $6,628,341 for the year ended September 30, 2000 compared with net cash used in discontinued operating activities of $1,870,540 for the year ended September 30, 1999. The increase in net cash used in discontinued operating activities for the year ended September 30, 2000, as compared to the prior year, was primarily attributable to increases in advertising, increases in costs associated with growing the digital sheet music catalog, prepaid expenses related to directors and officers insurance and legal retainer, professional fees, hiring key management personnel and increases in corporate facility expenses necessary to operate the business.

    Net cash used in investing activities was $5,604,237 for the year ended September 30, 2000 compared to $511,490 for the year ended September 30, 1999. The increase in cash used in investing activities for the year ended September 30, 2000, as compared to the prior year, was primarily due to the purchase of short-term investments with proceeds received from the initial public offering and an increase in property and equipment to upgrade Internet and networking capabilities.

    Net cash provided by financing activities was $16,860,280 for the year ended September 30, 2000 compared to $2,341,237 for the year ended September 30, 1999. The increase in net cash for financing activities for the year ended September 30, 2000, as compared to the prior year, was primarily derived from proceeds received from the initial public offering.

Results of Operations for the Six Months Ended March 31, 2001 Compared to the Six Months Ended March 31, 2000

Continuing operations

    The only operations that existed prior to September 30, 2000 were from discontinued operations and therefore the results from continuing operations for the six months ended March 31, 2001 are not directly comparable to prior periods.

    Sales from continuing operations are CCS revenue generated by entering into contracts with businesses to provide services for a period of time. The revenues from contracts are recognized ratably over the term of the contract.

    Cost of sales from continuing operations are direct labor and service costs related to providing the services of identifying, tracing, tracking and providing notice of intellectual property infringement to owners.

    Selling expenses consist primarily of advertising, marketing, payroll and payroll-related expenses. Sunhawk expenses all advertising costs as incurred. General and administrative expenses consist primarily of management salaries and expenses, insurance premiums, rent, telephone costs, travel expenses for general business, legal and professional fees, staff salaries, intangible asset amortization and other payroll expenses and other related expenses for general corporate functions.

    Sunhawk incurred a net loss from continuing operations of $3,409,947 for the six months ended March 31, 2001. Revenues were $68,865 and cost of goods sold were $219,982 for the six months ended March 31, 2001.

    Selling, general and administrative expenses for the six months ended March 31, 2001, were $3,487,422. These costs consisted of significant payroll and consulting administrative expenses incurred related to refocusing on the digital asset management business and expanding the operations of CCS. Also included was amortization of approximately $1,583,000 related to goodwill and identifiable intangible assets obtained in the CCS acquisition.

    Going forward, Sunhawk will continue to allocate resources to CCS as part of continuing operations. However, management believes that expenses incurred to maintain CCS operations will decrease given an expected increase of operating efficiencies resulting from a company-wide cost saving initiative. Additionally, if the proposed merger with ANN is approved by the shareholders, Sunhawk expects to incur additional expenses as a result of this acquisition.

Discontinued operations

    Sunhawk incurred a loss from discontinued operations of $1,697,988 for the six months ended March 31, 2001 compared to a loss of $3,207,405 for the six months ended March 31, 2000. The decrease was primarily due to a decrease in the digital sheet music business activity from the prior period. The loss on disposal of the digital sheet music business relates to the intended sale of the digital sheet music business to Marlin Eller, Sunhawk's current chairman, president and chief executive officer. Sunhawk recognized a loss on disposal of the digital sheet music business of $2,547,234, representing the excess of the carrying value of the assets to be sold and liabilities assumed over the fair value of the stock and consideration received and including $1,138,935 of losses accrued through the estimated date of disposal. The additional loss on disposal of $982,259 consists of warrants to be issued at the close of the asset sale valued at $350,800, a reduction in cash paid to Mr. Eller of $125,000 to adjust estimated amount to actual amount, and $756,459 additional losses incurred or to be incurred above the initial estimate of $382,476, resulting from an extension of the expected transaction closing date from June 30 to July 31, 2001.

LIQUIDITY AND CAPITAL RESOURCES

    Sunhawk financed operations from inception through February 2000 primarily with funds received from the sale of equity to and loans from the Eller and McConney 1995 Family Living Trust. In February 2000, Sunhawk issued 1,610,000 shares of common stock in connection with its initial public offering, and received net proceeds (after expenses) of $15,445,635. The net proceeds have been used to fund production, leasehold improvements, equipment purchases, working capital, the hiring of key management personnel, general corporate purposes and the acquisition of CCS. As of March 31, 2001, Sunhawk had cash and cash equivalents of $2,024,999 and working capital of $1,354,344.

    Net cash used in continuing operating activities totaled $1,876,192 for the six months ended March 31, 2001. There were no continuing operations that existed prior to September 30, 2000. With the acquisition of CCS, the net cash used in continuing operating activities was primarily attributable to CCS operations and related selling, general and administrative expenses in operating the digital asset management business as well as corporate headquarters overhead.

    Cash paid for direct acquisition related costs of the CCS acquisition totaled $1,165,033 and constituted the majority of net cash used in investing activities for the six months ended March 31, 2001. Cash provided by investing activities consisted of the maturity of $2,000,000 in short-term investments during the six months ended March 31, 2001.

    Net cash used in discontinued operations was $1,306,287 for the six months ended March 31, 2001 compared to net cash used of $3,089,574 for the six months ended March 31, 2000. The cash used in discontinued operations reflects the operations of the digital sheet music business which we have agreed to sell to Marlin Eller, Sunhawk's current chairman, president and chief executive officer.

    Sunhawk's management has focused efforts recently on the acquisition of CCS and the proposed merger with A.N.N. As part of these efforts, Sunhawk's intention is to secure an increased number and amount of service contracts and, through the acquisition of A.N.N., improve operating efficiencies and increase sales levels. Sunhawk expects to incur additional expenditures as a result of these acquisitions. There can be no assurances that Sunhawk will be able to obtain additional service contracts, improve operating efficiencies or increase sales levels.

    Sunhawk anticipates that additional capital will be expended to fund continued development efforts and to support anticipated future growth. As a result, it is expected that cash will be used in operations. Sunhawk expects that accounts receivable will increase to the extent revenues rise. Any such increase that occurs at the same time or at a greater rate than increases in revenue can be expected to reduce cash and cash equivalents. Sunhawk believes that its current cash and cash equivalents and short-term investments will be sufficient to meet working capital requirements through fiscal 2001. However, additional funding, if needed, may not be available on acceptable terms, if at all. Sunhawk's ability to grow, implement business strategies and continue operations may be limited if additional financing on acceptable terms or increased revenues are not obtained.

Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

    On January 5, 2001, Sunhawk was informed by Ernst & Young LLP that they were resigning as Sunhawk's independent auditors. Ernst & Young had been Sunhawk's principal auditors for the purpose of auditing Sunhawk's financial statements for the fiscal years ended September 30, 2000 and September 30, 1999. The reports on the financial statements for the two aforementioned fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In the two most recent fiscal years and the subsequent interim period through January 5, 2001, Sunhawk has had no disagreements with its former principal auditors on any matter of accounting principles or practices, financial statements disclosure or auditing scope or procedure which, if not resolved to the satisfaction of the former principal auditors, would have caused Ernst & Young LLP to make reference to the matter in their reports.

    The independent accounting firm of KPMG LLP has acted as Sunhawk's auditors since February 8, 2001 and has been selected as the auditor for the current year.

A.N.N.

Overview

    A.N.N.'s sales revenue consists primarily of the sale of its automation software, which currently integrates with leading newsroom computer systems ENPS, OpenMedia and I-News. An additional revenue stream is available as customers are encouraged to purchase annual ongoing and continuous maintenance support which A.N.N. provides to its automation customers as well as its old newsroom customers. A.N.N. also has a licensing agreement with A.N.N. Systems GmbH in Munich, Germany to sell its OpenMedia newsroom. Likewise, there is a reciprocal agreement with A.N.N. Systems GmbH allowing it to sell A.N.N.'s automation software.

    Cost of goods sold consists principally of third-party software and hardware costs associated with A.N.N.'s product as well as installation, training and support labor from its customer support department.

    Selling and marketing expenses consist primarily of advertising expenditures, including sales personnel, payroll and payroll-related expenses. A.N.N. expenses all advertising costs as incurred. General and administrative expenses consist primarily of management salaries and expenses, insurance premiums, rent, telephone costs, travel expenses for general business, legal and professional fees, staff salaries, other payroll expenses and other related expenses for general corporate functions.

    To date, A.N.N has incurred and expects to continue to incur substantial expenses in order to extend its technology into other content areas; to acquire technology companies; and to expand its sales, marketing and business development efforts.

Results of Operations for the Year Ended December 31, 2000 Compared to the Year Ended December 31, 1999

Sales

    Sales for the year ended December 31, 2000 were $1,773,840 compared to $1,012,649 for the year ended December 31, 1999. This represents a 75% increase. This is primarily due to increased sales of the OpenMedia and StarDrive software products during the stated period. In addition, as a result of higher system sales, additional increases in revenue resulted from more customers entering into annual maintenance contracts.

Cost of goods sold

    Cost of goods sold for the year ended December 31, 2000 was $1,894,614 compared to $1,153,669 for the year ended December 31, 1999. This represents a 64% increase. This increase is attributable to increased hardware costs as a result of increased OpenMedia system sales. Other increases are a result of an increase in customer support personnel as part of the expansion of A.N.N.

Selling and marketing expenses

    Selling and marketing expenses for the year ended December 31, 2000 increased 64% and were $1,197,467 as compared to $727,404 for the year ended December 31, 1999. Selling expenses for both periods consisted primarily of expenditures incurred in connection with advertising, attending trade shows, expansion of A.N.N. and payroll-related expenses, as well as marketing consulting. This increase was primarily related to A.N.N.'s expansion and name change, which resulted in increased expenditures in tradeshow expenses and higher advertising and marketing costs associated with the name change. These costs were approximately $300,000. In addition, in 2000 all expansion of A.N.N. was halted and operations were scaled back. As a result, there were increases in payroll-related costs due to severance payments related to the layoff of sales and marketing personnel. These costs were approximately $175,000.

General and administrative expenses

    General and administrative expenses for the year ended December 31, 2000 increased 63% to $2,256,972, up from $1,383,386 for the year ended December 31, 1999. The increase was due to costs incurred to expand the existing business into an additional facility and the subsequent closure of this additional facility as a result of A.N.N.'s scaling back its operations. These costs included professional fees, hiring additional key management personnel, utilities, rent and telephone. Approximately $600,000 is attributable to shut-down costs, which included lease buyouts and severance packages.

Research and development expenses

    Research and development expenses for the year ended December 31, 2000 increased 94% to $1,248,780, up from $643,982 for the year ended December 31, 1999. This increase was primarily due to an increase in personnel to further develop the current automation software as well as expand the existing product to the Internet. Other increases were a result of A.N.N.'s scaling back its operations, including providing severance packages to development staff.

Amortization of intangible assets

    Amortization expenses for the year ended December 31, 2000 were $603,138 compared to $603,138 for the year ended December 31, 1999. The expenses in both years were the result of the 1998 purchase of A.N.N. by A.N.N. Systems ASA, and relate to the amortization of identifiable and unidentifiable intangible assets.

Interest expense

    Interest expenses for the year ended December 31, 2000 and 1999 were $281,240 and $54,273, respectively. Expenses in both years were attributable primarily to the intercompany loan between A.N.N. and its parent A.N.N. Systems ASA.

Liquidity and capital resources

    As of December 31, 2000, A.N.N. had cash and cash equivalents of $67,512 and a working capital deficiency of $276,666. Net cash used in operating activities totaled $4,473,861 for the year ended December 31, 2000 compared with net cash used in operating activities of $1,825,962 for the year ended December 31, 1999. The increase in net cash used in operating activities was mainly attributable to the $5,708,371 loss incurred by A.N.N., as well as an increase of $118,700 in inventory and a $293,080 increase in prepaid expenses. This was offset by an increase in deferred revenue of $415,707 and noncash interest and depreciation amortization charges of $280,067 and $835,641, respectively.

    Net cash used in investing activities was $417,543 for the year ended December 31, 2000 compared to $231,130 for the year ended December 31, 1999. The increase in cash used in investing activities was primarily due to property and equipment purchases as a result of A.N.N.'s expansion starting in late 1999.

    Net cash provided by financing activities was $4,559,309 for the year ended December 31, 2000 compared to $2,300,701 for the year ended December 31, 1999. The increase in net cash provided by financing activities was primarily derived from loans received from A.N.N. Systems A.S.A.

    A.N.N. expects its cash requirements to continue to increase in future periods as it continues to fund losses until it can generate sufficient revenues to meet its operating expenses. A.N.N. expects operating expenses to increase as it continues to fund research and development activities. A.N.N. believes that its existing cash will not be sufficient to fund operations through 2001 and that additional capital will be required to continue operations. However, A.N.N. cannot make any assurances that adequate financing will be available on a timely basis, on acceptable terms, or at all.

Results of Operations for the Quarter Ended March 31, 2001 Compared to the Quarter Ended March 31, 2000

Sales

    Sales for the three months ended March 31, 2001 decreased 84% and was $50,572 compared to $322,013 for the three months ended March 31, 2000. Sales are comprised of systems/software and maintenance. Systems/software sales are down $116,873 for the three months ended March 31, 2001 as a result of fewer sales during this period. Maintenance is down $154,568 for the three months ended March 31, 2001 due to acquisition accounting applied to the purchase of the company by GWKR which significantly reduced the amount of deferred revenue at December 31, 2000 that could be carried forward and recognized as income in 2001.

Cost of goods sold

    Cost of goods sold for the three months ended March 31, 2001 decreased 60% and was $247,649 compared to $612,469 for the three months ended March 31, 2000. This decrease is due to the decrease in system sales for the three months ended March 31, 2001.

Selling and marketing expenses

    Selling and marketing expenses for the three months ended March 31, 2001 decreased 38% and were $290,058 as compared to $467,997 for the three months ended March 31, 2000. During the three months ended March 31, 2000 the company was undergoing expansion. This expansion was then scaled back in June 2000, which is reflected in the lower selling and marketing expenses for the three months ended March 31, 2001.

General and administrative expenses

    General and administrative expenses for the three months ended March 31, 2001 decreased 45% and were $317,139 as compared to $580,675 for the three months ended March 31, 2000. During the three months ended March 31, 2000 there were significant increases in professional fees, additional management personnel, utilities, rent and telephone expenses as a result of the company undergoing expansion. This expansion was then scaled back in June 2000, which is reflected in the lower general and administrative expenses for the three months ended March 31, 2001.

Research and development expenses

    Research and development expenses for the three months ended March 31, 2001 decreased 29% and were $236,467 as compared to $332,352 for the three months ended March 31, 2000. This decrease is mainly the result of six fewer software developers employed in the three months ended March 31, 2001 as compared to the prior period.

Amortization of intangible assets

    Amortization expenses for the three months ended March 31, 2001 were $0 as compared to $150,785 for the three months ended March 31, 2000. This 100% decrease is the result of purchase accounting when the company was acquired by GWKR which resulted in no value being assigned to intangible assets.

Interest expense

    Interest expense for the three months ended March 31, 2001 and 2000 were $4,489 and $48,681 respectively. The $44,192 decrease from 2000 to 2001 is primarily due to the elimination in 2001 of the note with A.N.N. Systems ASA as a part of the December 31, 2000 sale of A.N.N.

Liquidity and capital resources

    As of March 31, 2001, A.N.N. had cash and cash equivalents of $0 and a working capital deficiency of $1,095,339. Net cash used in operating activities totaled $490,138 for the three months ended March 31, 2001 compared with net cash used in operating activities of $1,304,374 for the three months ended March 31, 2000. The decrease in net cash used in operating activities was attributable to the $1,045,230 net loss incurred by the company, as well as an $162,721 increase in amortization of stock-based compensation and a $49,866 decrease in prepaid expenses. This is offset by depreciation and amortization charges of $63,836, accounts receivable of $111,562, accounts payable, accrued expenses and deferred revenue of $51,731, $156,862, $49,810 respectively.

    Net cash used in investing activities was $0 for the three months ended March 31, 2001 compared to $328,887 for the three months ended March 31, 2000. This decrease is a result of no additions to property and equipment during the three months ended March 31, 2001.

    Net cash provided by financing activities was $422,626 for the three months ended March 31, 2001 compared to $1,310,482 for the three months ended March 31, 2000. As a result of prior year scale backs in expenses, the current quarters numbers reflect significantly less cash needs. Cash received during the three months ended March 31, 2001 was part of a funding program in place with related parties. Notes were signed which are convertible into stock upon consummation of the pending merger of the company with Sunhawk. In addition, subsequent to March 31, 2001 additional loans have been received totaling $560,000 from Sunhawk as part of the planned merger between the companies. Sunhawk has agreed to cancel all indebtedness, obligations and interest owed by A.N.N. upon consummation of the merger. The notes all carry interest at 8%. Two of the notes aggregating $360,000 are due and payable on August 1, 2001, and the remaining note is due and payable on September 30, 2001.

    A.N.N. expects its cash requirements to continue in future periods as it continues to fund losses until it can generate sufficient revenues to meet its operating expenses. A.N.N. expects operating expenses to increase as it continues to fund research and development activities. A.N.N. believes that its existing cash will not be sufficient to fund operations through 2001. Additional capital is required, and no assurance can be made that adequate financing will be available on a timely basis, on acceptable terms, or at all.

THE SPECIAL MEETING IN LIEU OF AN ANNUAL MEETING OF SHAREHOLDERS

General

    The enclosed proxy is solicited on behalf of the board of directors of Sunhawk for use at the special meeting in lieu of annual meeting of shareholders and any adjournment thereof, for the purposes set forth herein and in the accompanying notice of special meeting of shareholders.

Date, Time and Place

    Sunhawk will hold the special meeting on      , 2001, beginning at 10:00 a.m. local time, at            in New York, New York.

Purposes of the Sunhawk Special Meeting

    At the special meeting, Sunhawk shareholders will be asked to vote on the approval of the following proposals:

  •
  approval of the asset purchase agreement, as amended, between Sunhawk and an entity controlled by Mr. Eller, Sunhawk's current chairman, president and chief executive officer, and the transactions contemplated by the asset purchase agreement, pursuant to which Mr. Eller's entity will acquire assets relating to Sunhawk's digital sheet music business;
  •
  approval of an amended and restated merger agreement between Sunhawk and A.N.N., and the transactions contemplated by the merger agreement, pursuant to which A.N.N. will merge with and into Sunhawk;
  •
  approval of an amendment to Sunhawk's articles of incorporation to change the name of the corporation from Sunhawk.com Corporation to Stardrive Solutions Inc.;
  •
  approval of an increase in the number of shares of Sunhawk common stock reserved for issuance under the Sunhawk 1996 stock option plan from 800,000 to 1,600,000; and
  •
  election of six directors to serve for the ensuing one year and until their successors are duly elected.

    No person (including news media and press members) other than Sunhawk's shareholders of record and invited guests will be admitted to the special meeting. Accordingly, if your broker holds Sunhawk's shares in "street name," in order to be admitted to the special meeting, you must either bring a letter from your broker or a copy of your brokerage statement confirming your stock ownership as of the record date.

Record Date and Outstanding Shares

    Only shareholders of record at the close of business on      , 2001 are entitled to notice of and to vote at the special meeting. The only outstanding voting securities of Sunhawk are shares of common stock, no par value, and Class A common stock, no par value. The holders of the common stock are entitled to one vote per share on all matters on which they are entitled to vote. The holders of Class A common stock are entitled to 1/20th of one vote per share on all matters on which they are entitled to vote.

    All outstanding shares of Class A common stock are currently held in escrow. These shares of Class A common stock will be released from escrow and will automatically convert into shares of common stock upon the achievement of the following milestones:

  •
  if Sunhawk's market capitalization is at least $100,000,000 at any time prior to October 30, 2001, then one-third of the shares of Class A common stock held in escrow will be released from escrow, automatically convert into shares of common stock and be distributed to the former shareholders of CCS on a pro rata basis;

  •
  if Sunhawk's market capitalization is at least $125,000,000 at any time prior to April 30, 2002, then one-third of the shares of Class A common stock held in escrow will be released from escrow, automatically convert into shares of common stock and be distributed to the former shareholders of CCS on a pro rata basis; and
  •
  if Sunhawk's market capitalization is at least $150,000,000 at any time prior to October 30, 2002, then any remaining shares of Class A common stock held in escrow will be released from escrow, automatically convert into shares of common stock and be distributed to the former shareholders of CCS on a pro rata basis.

    For purposes of determining these thresholds, market capitalization is defined as the average daily sale price of our common stock during the 30 days prior to the applicable deadline multiplied by the average number of shares of our common stock issued and outstanding during this 30-day period. If Sunhawk's market capitalization does not meet the required threshold prior to the relevant milestone date, then those shares of Class A common stock that would have been released on such date will be cancelled and returned as authorized but unissued shares of capital stock immediately after the relevant milestone date. All shares of Class A common stock will cease to exist as of October 30, 2002.

    As of the record date,        shares of common stock were issued and outstanding and held of record by approximately 2,500 shareholders and 733,758 shares of Class A common stock were issued and outstanding and held of record by 16 shareholders. See "Security Ownership of Certain Beneficial Owners and Management" below for information regarding beneficial owners of more than five percent of Sunhawk's common stock.

Revocability of Proxies

    You may revoke your proxy at any time prior to its being voted, by filing an instrument of revocation with the Corporate Secretary of Sunhawk addressed as follows: Corporate Secretary, Sunhawk.com Corporation, 223 Taylor Ave. N., Suite 200, Seattle, Washington 98109-5017. You may also revoke your proxy by filing a duly executed proxy bearing a later date or by appearing at the special meeting in person, notifying the secretary and voting by ballot at the Sunhawk special meeting. If you attend the Sunhawk special meeting, you may vote in person whether or not you have previously given a proxy, but your presence without notification to the secretary of Sunhawk will not revoke a previously given proxy. In addition, if you beneficially hold shares of common stock that are not registered in your own name, you will need additional documentation from the record holder of the shares to attend and vote personally at the special meeting.

Solicitation of Proxies

    Sunhawk will bear the cost of the solicitation of proxies from Sunhawk shareholders. In addition to solicitation by mail, the directors, officers and employees of Sunhawk and its subsidiaries may solicit proxies from shareholders, without additional compensation, by telephone or other electronic means or in person. Sunhawk will cause brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of common stock held of record by these persons. Sunhawk will reimburse custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so.

    The matters to be considered at the special meeting are of great importance to all Sunhawk shareholders. Sunhawk's board of directors urges you to read and carefully consider all of the information presented in this document and to complete, date, sign and promptly return the enclosed proxy in the enclosed postage-paid envelope.

Quorum; Abstentions; Broker Non-Votes; Vote Required

    The required quorum for the transaction of business at the special meeting is a majority of the votes eligible to be cast by holders of shares of Sunhawk common stock issued and outstanding on the record date. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the special meeting with respect to such matter.

    The affirmative vote by holders of a majority of the shares of common stock outstanding on the record date is required to approve the asset purchase agreement, merger agreement and amendment to Sunhawk's articles of incorporation. The affirmative vote by holders of a majority of the shares of common stock present and entitled to vote at the special meeting is required to approve the increase in the number of shares of common stock reserved for issuance under the Sunhawk 1996 stock option plan. The six nominees for directors who receive a plurality of the votes cast by the holders of the common stock voting in person or by proxy at the special meeting will be elected.

    While there is no definitive statutory authority in Washington as to the proper treatment of abstentions or broker non-votes, Sunhawk believes that abstentions and broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business. In addition, Sunhawk believes that abstentions and broker non-votes should be counted for purposes of determining the total number of votes cast with respect to the following proposals and thus will have the same effect as a vote against these proposals:

  •
  approval of the asset purchase agreement and sale of assets;
  •
  approval of the merger agreement with A.N.N. and the merger of A.N.N. with and into Sunhawk; and
  •
  approval of an amendment to Sunhawk's articles of incorporation to change the name of the corporation from Sunhawk.com Corporation to Stardrive Solutions Inc.

    However, Sunhawk believes that abstentions and broker non-votes should not be counted for purposes of determining the number of votes cast with respect to the election of directors or the proposal to amend the Sunhawk 1996 stock option plan and thus will not have any effect on the outcome of the voting on either of those matters.

    All shares entitled to vote and represented by properly executed, unrevoked proxies received prior to the special meeting will be voted at the special meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by Sunhawk's board of directors.

Voting by Sunhawk's Directors and Executive Officers

    At the close of business on March 31, 2001, members of Sunhawk's board of directors and Sunhawk's executive officers owned of record and were entitled to vote an aggregate of 1,489,824 shares of Sunhawk common stock and 396,936 shares of Class A common stock, which represented approximately 44.1% and 54.1%, respectively, of the outstanding shares of each class. Sunhawk believes that each of Sunhawk's directors and executive officers intends to vote in favor of all of the proposals described in this proxy statement.

Deadline for Receipt of Shareholder Proposals

    Shareholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the SEC. Proposals of shareholders of Sunhawk intended to be presented for consideration at Sunhawk's 2002 Annual Meeting of Shareholders must be received by Sunhawk no later than            , 2001 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting. All notices of proposals by shareholders, whether or not included in Sunhawk's proxy materials, should be sent to 223 Taylor Avenue N., Suite 200, Seattle, Washington 98109-5017, Attention: Corporate Secretary.

Security Ownership of Certain Beneficial Owners and Management

    The following table sets forth certain information with respect to the beneficial ownership of shares of Sunhawk common stock as of March 31, 2001 by:

  •
  each shareholder known to Sunhawk to be a beneficial owner of more than 5% of the outstanding shares of Sunhawk common stock;
  •
  each of Sunhawk's current directors;
  •
  each of Sunhawk's named executive officers; and
  •
  all of Sunhawk's executive officers and directors as a group.

    Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options, warrants and securities convertible into Sunhawk common stock held by that person that are exercisable as of March 31, 2001 or exercisable within 60 days thereof are deemed outstanding. The following table includes shares of Class A common stock, which are entitled to 1/20th of one vote per share and are currently being held in escrow until certain milestones are achieved. Except as indicated in the footnotes to this table, Sunhawk believes that each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder's name, except to the extent shared by a spouse under applicable law. This table is based on information supplied by officers, directors, principal shareholders and Schedules 13G filed with the SEC. As of March 31, 2001, there were 3,656,080 shares of Sunhawk common stock outstanding and 733,758 shares of Sunhawk Class A common stock outstanding.

    Unless otherwise noted, the address for each shareholder below is: c/o Sunhawk.com Corporation, 223 Taylor Avenue N., Suite 200, Seattle, Washington 98109-5017.

Name and Address	Number of Shares of Common Stock	Number of Shares of Common Stock Underlying Options and/or Warrants	Percentage of Common Stock Outstanding	Number of Shares of Class A Common Stock	Percentage of Class A Common Stock Outstanding
Eller and McConney 1995 Family Living Trust	1,041,964	—	28.5%	—	—
Marlin J. Eller(1)	1,041,964	—	28.5%	—	—
Mary E. McConney, Ph.D(1)	1,041,964	—	28.5%	—	—
Joseph Gunnar & Co., LLC 30 Broad Street, 12th Floor New York, NY 10004	5,000	496,294	12.1%	—	—
David Powell(2)	344,010	2,500	9.5%	396,936	54.1%
Brent R. Mills(3) 809 Lake Washington Blvd. Seattle, Washington 98144	239,880	—	6.6%	—	—
Judy E. McOstrich(4) 809 Lake Washington Blvd. Seattle, Washington 98144	239,880	—	6.6%	—	—
Fred Anton(5)	99,073	2,500	2.8%	—	—
John Pilcher(6)	—	100,000	2.7%	—	—
Warner Bros. Publications U.S. Inc. 15800 N W 48th Avenue P.O. Box 4340 Miami, Florida 33014	99,073	—	2.7%	—	—
Osmond J. Kilkenny	—	62,500	1.7%	—	—
Tricia Parks-Holbrook	100	39,500	1.1	—	—
Gary Martin(7)	2,977	—	*	—	—
Jill Ohara	1,500	1,473	*	—	—
Patricia Tangora(8)	200	2,500	*	—	—
Geoffrey Meagher	—	2,500	*	—	—
Luis F. Talavera	—	2,500	*	—	—
Directors and officers as a group (12 persons)	1,489,824	215,973	44.1%	396,936	54.1%

*
Less than 1%.
(1)
Consists of 1,041,964 shares of common stock held by the Eller and McConney 1995 Family Living Trust.
(2)
Consists of 344,010 shares of common stock held in escrow for the benefit of Copyright Ventures, LLC.
(3)
Includes 36,780 shares of common stock held by Mr. Mills' spouse, Judy E. McOstrich.
(4)
Includes 203,100 shares of common stock held by Ms. McOstrich's spouse, Brent R. Mills.
(5)
Includes 99,073 shares of common stock owned by Warner Bros. Publications U.S. Inc., of which Mr. Anton is president and chief operating officer. Mr. Anton disclaims beneficial ownership of these shares.
(6)
Mr. Pilcher's employment terminated effective April 2001.
(7)
Mr. Martin's employment terminated effective July 2000.
(8)
Ms. Tangora resigned as a director effective April 2001.

PROPOSAL ONE

ASSET PURCHASE AGREEMENT

Background of the Asset Sale

    On December 12, 2000, a special meeting of the board of directors of Sunhawk was held to review the status of the results of the acquisition of CCS and the overall performance of both Sunhawk's digital sheet music business and the CCS operations in the United Kingdom. CCS is engaged in the business of identifying and seeking removal of unauthorized usage of its customers' copyrighted material, such as software, audio, video, books or other digitized assets, from the world wide web and the Internet where such materials have been copied or downloaded by unauthorized individuals and distributors. After a lengthy discussion, the Sunhawk board determined that the digital sheet music business was not performing in accordance with Sunhawk's expectations. The board of directors then concluded that for the benefit of the shareholders, the digital sheet music business would not be further developed or expanded, and that its operations would be significantly scaled back to conserve Sunhawk's cash position. In addition, the board of directors instructed the officers to direct the majority of their efforts to pursuing expansion and development of the CCS operations and services.

    In December 2000, Marlin J. Eller, Sunhawk's chairman, president and chief executive officer, developed an initial proposal to acquire the assets and liabilities associated with Sunhawk's digital sheet music business. The proposed purchase price for the digital sheet music business would include shares of outstanding Sunhawk common stock, the retirement of indebtedness payable by Sunhawk to Mr. Eller, and the assumption of liabilities associated with Sunhawk's Seattle-based operations. In exchange, Mr. Eller would receive assets related to the digital sheet music business, plus an amount of cash to operate the business for a period of three to six months. Upon completion of Mr. Eller's purchase of the digital sheet music business, Mr. Eller would resign as chairman, president and chief executive officer of Sunhawk. The proposal was submitted to the Sunhawk board of directors on or about January 3, 2001.

    Throughout January and February 2001, Mr. Eller and representatives of Sunhawk's board of directors negotiated the terms of Mr. Eller's proposal in a series of meetings and telephone conferences. On April 17, 2001, following a formal presentation by Roth Capital Partners LLC and a full discussion of the issues related to the asset sale, the Sunhawk board of directors formally approved Mr. Eller's asset purchase proposal and the asset purchase agreement, subject to approval by the Sunhawk shareholders.

Sunhawk's Reasons for the Asset Sale

    The Sunhawk board of directors considered the factors below in approving the asset sales:

    Current and Historic Cash Expenditure Rate—Sunhawk's digital sheet music and related e-commerce business has required the majority of the proceeds from Sunhawk's initial public offering. Sunhawk believes that the sale of the assets and liabilities directly related to the digital sheet music business will reduce Sunhawk's overall monthly cash expenditure rate. The Sunhawk board of directors and management therefore determined that Sunhawk's assets, including cash, should be both conserved and redirected to less costly operations. Sunhawk believes that the divestiture of the digital sheet music business will help accomplish this goal.

    Revised Business Strategy—The Sunhawk board of directors and management reviewed the current e-commerce direct-to-consumer business model as it related specifically to the digital sheet music business. It was determined that the transition of digital sheet music consumers from music stores and distributors to the Internet has not occurred at the pace originally anticipated by Sunhawk. Further, much of Sunhawk's resources and software development have been directed towards the protection of the digital sheet music and related digital assets so that they could be transferred and distributed easily over the Internet for the benefit of the consumer, and so that they may be securely transferred and distributed over the Internet on behalf of Sunhawk's business customers. While the market for business-to-consumer digital sheet music has not grown as anticipated, estimates for the corporate digital asset management market continue to grow. The Sunhawk board of directors and management concluded that the near- to mid-term markets for Sunhawk's services and software solutions lie in the corporate digital asset management markets, and not in the business-to-consumer digital sheet music e-commerce business.

    Capital Markets—The Sunhawk board of directors and management reviewed Sunhawk's historic per share value, share price performance and the capital markets, with a focus on the "dot com" and business-to-consumer e-commerce sectors. Based upon this analysis, the Sunhawk board of directors and management determined that small, high growth e-commerce businesses do not currently attract public or private equity investors at attractive valuations, if at all. The digital sheet music e-commerce business model was originally intended to be high growth via a direct-to-consumer platform. This has not occurred in a timely fashion and the capital markets have not responded favorably to Sunhawk or its closest e-commerce, music-related competitors. Therefore, for the benefit of the current shareholders, the Sunhawk board of directors and management have determined that remaining operations should be focused on those services, software development and sales which continue to maintain, and in certain instances attract, capital markets and investor interest.

Recommendation of Sunhawk Board of Directors

    After careful consideration, the Sunhawk board of directors determined that the terms of the asset purchase agreement and the asset sale to an entity controlled by Mr. Eller and the related transactions are fair to, and in the best interests of, Sunhawk and its shareholders and has adopted the asset purchase agreement and approved the asset sale. In reaching its decision to approve the asset purchase agreement and the asset sale to an entity controlled by Mr. Eller and to recommend approval of the asset purchase agreement by Sunhawk shareholders, the Sunhawk board of directors consulted with its management team and advisors and independently considered the proposed asset purchase agreement and the transactions contemplated by the asset purchase agreement. The Sunhawk board of directors recommends that the shareholders of Sunhawk vote "for" the approval of the asset purchase agreement.

Opinion of Sunhawk's Financial Advisor

    Sunhawk engaged Roth Capital Partners, Inc. to render an opinion as to the fairness from a financial point of view of the proposed asset sale. Roth Capital, as part of its investment banking services, is regularly engaged in the valuation of businesses in connection with mergers and acquisitions, strategic transactions, negotiated underwritings and private placements and also determines valuations for corporate and other purposes. Roth Capital's fairness opinion was prepared for and addressed to Sunhawk's board of directors in connection with their consideration of the transaction; it may not be relied on by anyone other than Sunhawk's board of directors. On April 17, 2001, Roth Capital rendered an opinion to the Sunhawk board that, subject to the qualifications and limitations set forth in the opinion, the proposed sale of assets is fair to Sunhawk from a financial point of view. No limitations were placed on Roth Capital by the Sunhawk board with respect to the investigation made or the procedures followed in preparing and rendering its opinion. A full copy of this opinion is attached as Annex C to this proxy statement.

    Roth Capital's opinion was prepared for the Sunhawk board of directors and is directed only to the fairness from a financial point of view to Sunhawk of the proposed asset sale. It does not constitute a recommendation to any Sunhawk shareholder as to how to vote at the special meeting of Sunhawk shareholders.

    In arriving at its opinion, Roth Capital reviewed and analyzed, among other things:

  •
  Sunhawk's strategic financing options in the context of the current state of the market for public and private equity;

  •
  the historical and projected financial statements of the digital sheet music business;

  •
  the public filings of Sunhawk;

  •
  the asset purchase agreement between Sunhawk and the buyer; and

  •
  the other agreements related to the asset sale.

In addition, Roth Capital discussed Sunhawk's prospects with Sunhawk's senior management and Mr. Eller. It also reviewed and evaluated:

  •
  the historical stock price performance of Sunhawk;

  •
  the historical trading volume of Sunhawk's common stock;

  •
  the current and historical institutional holdings of Sunhawk's common stock;

  •
  certain publicly available information on companies which it believed to be comparable to Sunhawk;

  •
  the trading history of Sunhawk's common stock in comparison to the stock trading history of other companies that it deemed relevant;

  •
  the historical and projected financial performance of the digital sheet music business in comparison with other companies that it deemed relevant;

  •
  the discounted cash flow of the digital sheet music business based on projected financial statements of the digital sheet music business furnished to it by Sunhawk; and

  •
  the valuation of the digital sheet music business compared with other companies that it deemed relevant.

    In performing its analysis and rendering its opinion, Roth Capital relied upon the accuracy and completeness of the financial and other information used by it without assuming any responsibility for independent verification of such information. Roth Capital further relied upon assurances of management of Sunhawk that they are not aware of any facts that would make such information inaccurate or misleading. With respect to the financial projections of Sunhawk, Roth Capital assumed that such projections were reasonably prepared and reflect the best currently available estimates and judgments of the management team. Roth Capital did not make or obtain any evaluations or appraisals of the assets or liabilities of Sunhawk. For the purposes of its opinion, Roth Capital also assumed that Sunhawk was not a party to any pending transactions, including external financings, recapitalizations or merger discussions, other than the proposed asset sale and the proposed merger with A.N.N. and other transactions that occurred in the ordinary course of conducting its business. Roth Capital's opinion necessarily is based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion letter.

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. The summary set forth below of the analyses performed by Roth Capital does not purport to be a complete description of the presentation by Roth Capital to the Sunhawk board. In arriving at its opinion, Roth Capital made qualitative judgments as to the significance and relevance of each analysis and factor considered by it. Accordingly, Roth Capital believes that its analyses and the summary set forth below must be considered as a whole, and that selecting portions of its analyses without considering all factors and analyses could create an incomplete view of the analytical framework supporting Roth Capital's presentation to the Sunhawk board and the written fairness opinion. In performing the analyses, Roth Capital made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Sunhawk. The analyses performed by Roth Capital and summarized below are not necessarily indicative of actual values or actual future results that may be significantly more or less favorable than suggested by those analyses. Additionally, analyses relating to the values of the businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be acquired.

    Roth Capital considered whether the consideration that the buyer offered for the assets related to Sunhawk's digital sheet music business is fair from a financial point of view to Sunhawk. Roth Capital's analyses used a range of potential values upon closing, given market conditions and expectations at the time that it delivered its opinion to the Sunhawk board of directors. The following is a brief summary of selected financial analyses performed by Roth Capital in connection with the preparation of its opinion.

    Discounted Cash Flow Analysis:  Roth Capital performed a discounted cash flow analysis to arrive at one measure of the value of the digital sheet music business. Roth Capital used estimates of projected company cash flows provided by Sunhawk. Roth Capital then estimated that Sunhawk's weighted average cost of capital was in the range of 30% to 45%, with a single point of estimate of 34.3%. Roth Capital then discounted projected cash flows through January 2008 by a range of weighted average cost of capital estimates and arrived at a range of values for the digital sheet music business between negative ($996,208) and $669,592, with a single point of estimate of negative ($871,739).

    Comparable Company Analysis:  Roth Capital also evaluated the purchase price in the asset sale by comparing it to the market capitalization of comparable companies, after making adjustments for differences in the sizes of the companies and other factors.

    The three public companies that Roth Capital considered to be comparable to Sunhawk's digital sheet music business are:

    Audible
Liquid Audio
Net4Music

    Each of these comparable companies is involved in delivering music content over the Internet.

    The compared ratios include: (1) market capitalization as a multiple of revenues (last twelve months (LTM) and projected 2001-2002) and (2) market capitalization minus cash as a multiple of revenues (LTM and projected 2001-2002). The comparable companies had an average market capitalization to revenue multiple of 7.5x LTM revenues, 2.0x expected 2001 revenues and 2.4x expected 2002 revenues. Based on these average multiples, Roth Capital concluded that the estimated market value of the digital sheet music business was between $0.6 million and $2.0 million, with a single point of estimate of $1.3 million. The comparable companies had an average market capitalization minus cash to revenue multiple of 0.5x LTM revenues, negative (1.7x) expected 2001 revenues and negative (4.1x) expected 2002 revenues. Based on these average multiples, Roth Capital concluded that the estimated market value of the digital sheet music business was between negative ($1.7) million to $0.6 million, with a single point of estimate of negative ($0.4) million.

    Roth Capital then considered the calculated implied values from its three analyses: (1) discounted cash flow, (2) market capitalization to revenue ratio and (3) market capitalization minus cash to revenue ratio. These values ranged from negative ($0.9) million to $1.3 million.

    Roth Capital then calculated the value to Sunhawk of completing the asset sale. It did this by comparing what Sunhawk would receive in the transaction versus what it would give up in the transaction and determined a positive implied value of the transaction to Sunhawk at an assumed value of $2.60 per share of Sunhawk common stock.

    Based upon and subject to the foregoing, Roth Capital is of the opinion that, as of the date of its fairness opinion, on the terms specified, from a financial point of view, the sale of the assets related to Sunhawk's digital sheet music business is fair to Sunhawk.

    Roth Capital received a fee of $50,000 in connection with providing its fairness opinion regarding the asset sale. Sunhawk also reimbursed Roth Capital for its out-of-pocket expenses and agreed to indemnify Roth Capital for certain liabilities that may arise out of the rendering of this opinion. No portion of the fee paid to Roth Capital was contingent upon the conclusion reached in its opinion.

Interests of Management, Directors and Significant Shareholders in the Asset Sale

    If the asset sale takes place, Mr. Eller will resign as chairman, president and chief executive officer of Sunhawk, and the buyer, an entity controlled by Mr. Eller, will receive assets related to Sunhawk's digital sheet music business, including patents, trademarks, copyrights and domain names, customer contracts, personal property and other intellectual property related to this business. Pursuant to the asset purchase agreement, the buyer will also receive a cash payment equal to approximately $750,000 and a $300,000 note (to confirm a previous debt to Mr. Eller).

    In connection with its approval of the asset purchase agreement and the transactions contemplated by that agreement, Sunhawk's board of directors considered the participation of Mr. Eller in the transaction. Mr. Eller fully disclosed his interest in the transaction to the board of directors, and Mr. Eller abstained from voting on any matters associated with the asset sale. The board of directors also retained the investment banking firm of Roth Capital to render an opinion as to the fairness of the transaction to Sunhawk's shareholders from a financial point of view.

    In connection with the asset sale, Sunhawk granted to Joseph Gunnar & Co., LLC, an entity that holds approximately 12.1% of outstanding Sunhawk common stock as of the record date, a warrant to purchase 106,294 shares of Sunhawk common stock, exercisable for three years at an exercise price of $5.00 per share (equal to the market price of Sunhawk's common stock on the first business day after the signing of the asset purchase agreement was publicly announced).

Terms of the Asset Sale

General

    If the asset purchase agreement is approved, Sunhawk will transfer to an entity controlled by Mr. Eller assets related to Sunhawk's digital sheet music business, including patents, trademarks, copyrights and domain names, customer contracts, personal property and other intellectual property related to this business. Subject to the satisfaction or waiver of certain conditions described in the asset purchase agreement and discussed more fully below, the asset sale will become effective upon closing. The closing of the asset sale will not affect the articles of incorporation, bylaws or corporate structure of Sunhawk. Effective upon the closing of the asset sale, Mr. Eller will resign as an officer and director of Sunhawk. The remaining directors of Sunhawk, other than David Powell, have also agreed to resign as directors of Sunhawk. David L. Griffith, Mark Gibbs, Neil Anderson, Michael W. Lodato, and William C. Lowe have agreed to fill the vacancies created by these resignations, and one position will remain vacant. The officers of Sunhawk immediately after the closing of the asset sale will be the officers of Sunhawk before the effective time (other than Mr. Eller, who will resign as chairman, president and chief executive officer, and Tricia Parks-Holbrook, who will resign as chief financial officer) until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

What Sunhawk Will Receive

    Pursuant to the asset purchase agreement, Sunhawk will receive the following consideration:

  •
  500,000 shares of Sunhawk's common stock currently held by the buyer that will be transferred back to Sunhawk and subsequently cancelled;

  •
  cancellation of certain indebtedness owed to the buyer, Mr. Eller and/or their affiliates; and

  •
  a license to be granted by the buyer to Sunhawk to the digital sheet music technology.

    In the event of any damage to or destruction of any of the purchased assets or taking by eminent domain, the buyer has the right to terminate the asset purchase agreement. Alternatively, the purchase price would be reduced by the reduction in value of the assets caused by such damage or destruction.

What the Buyer Will Receive

    In exchange for the consideration described above, Sunhawk will transfer to the buyer the following:

  •
  Sunhawk's leasehold interest in its current headquarters building in Seattle, Washington, along with all fixtures and leasehold improvements transferable in connection with the lease;

  •
  assets of Sunhawk used in the digital sheet music business, including patents, trademarks, copyrights and domain names, customer contracts, personal property and other intellectual property related to the digital sheet music business; and

  •
  a cash payment of approximately $750,000 and a $300,000 note payable to Mr. Eller (to confirm a previous debt to Mr. Eller).

    The buyer will also assume all liabilities of Sunhawk under the lease arising after the closing and all obligations and liabilities of the digital sheet music business, whether arising before or after the closing.

Effective Time

    The closing of the asset sale will take place at 10:00 a.m. local time in Seattle, Washington on the first business day following the date on which the conditions set forth in the asset purchase agreement are satisfied or waived, or at such other time as the buyer and Sunhawk may mutually agree. The asset sale will become effective upon the closing.

Representations and Warranties

    The asset purchase agreement contains customary representations and warranties by the buyer and Sunhawk relating to, among other things:

  •
  their respective organizations and similar corporate matters; and

  •
  the authorization, execution, delivery, performance and enforceability of the asset purchase agreement and related matters.

    The asset purchase agreement contains additional representations and warranties of Sunhawk relating to, among other things:

  •
  the lease on its headquarters building; and

  •
  the purchased assets.

    The asset purchase agreement also contains additional representations and warranties of the buyer relating to, among other things:

  •
  Mr. Eller's status as an officer of Sunhawk and his lack of knowledge of any violations by Sunhawk of its representations and warranties in the asset purchase agreement;

  •
  the buyer's title to the shares being transferred to Sunhawk;

  •
  the lack of material adverse changes to the business of Sunhawk;

  •
  the extinguishments of certain debt owed by Sunhawk to an affiliate of Mr. Eller; and

  •
  the possession of the purchased assets.

Pre-Closing Matters

    Between the date of the asset purchase agreement and the closing date, Sunhawk is obligated to:

  •
  conduct the digital sheet music business and operate and maintain the purchased assets in the ordinary course of business;

  •
  not sell, lease or otherwise dispose of any of the purchased assets except in the ordinary course of business;

  •
  not permit or allow any purchased assets to become subject to any additional lien other than certain permitted encumbrances;

  •
  maintain the levels of inventories and supplies in the digital sheet music business at customary levels; and

  •
  use its best efforts to maintain the relations and goodwill with suppliers, customers and others having business relationships with the digital sheet music business.

Conditions to the Completion of the Asset Sale

    The respective obligations of the buyer and Sunhawk to complete the asset sale are also subject to the satisfaction or waiver of various other conditions specified in the asset purchase agreement. The conditions include, among others:

  •
  approval of the asset purchase agreement by Sunhawk's shareholders;

  •
  each party's representations and warranties set forth in the asset purchase agreement being true and correct;

  •
  the performance by each party in all material respects of its agreements and covenants under the asset purchase agreement;

  •
  all consents necessary to permit Sunhawk to transfer the assets to the buyer having been obtained and being in full force and effect;

  •
  any necessary governmental authorizations that relate to the asset sale having been obtained;

  •
  no legal requirement or injunction or other order prohibiting the transfer of any portion of the purchased assets by Sunhawk to the buyer being in effect;

  •
  Mr. Eller and Sunhawk having executed a release agreement on terms acceptable to both parties;

  •
  Mr. Eller's employment agreement with Sunhawk having been terminated on terms acceptable to Sunhawk; and

  •
  Sunhawk having obtained a fairness opinion acceptable in form and substance to its board of directors.

Termination

    The asset purchase agreement may be terminated, and the asset sale may be abandoned, at any time prior to the closing, notwithstanding approval of the asset purchase agreement by Sunhawk's shareholders, in any of the following ways:

  •
  by Sunhawk if any of the conditions to its obligation to close the transactions contemplated by the asset purchase agreement has not been satisfied as of the closing date and Sunhawk has not waived such condition;

  •
  by the buyer if any of the conditions to its obligation to close the transactions contemplated by the asset purchase agreement has not been satisfied as of the closing date and the buyer has not waived such condition;

  •
  by the mutual written consent of the buyer and Sunhawk; and

  •
  by the buyer or Sunhawk if the closing has not occurred (other than through the failure of the party seeking to terminate the asset purchase agreement to comply with its obligations under the asset purchase agreement) on or before July 31, 2001.

Effect of Termination

    Each party's right of termination as described above is in addition to any other rights it may have under the asset purchase agreement or otherwise, and the exercise of a right of termination shall not constitute an election of remedies. If the asset purchase agreement is terminated as described above, all further obligations of the parties under the asset purchase agreement will terminate, except that provisions relating to remedies, expenses, arbitration and certain miscellaneous matters shall survive; provided, however, that if the asset purchase agreement is terminated by a party because of a material breach of the asset purchase agreement by the other party or because one or more of the conditions to the terminating party's obligations under the asset purchase agreement is not satisfied as a result of the other party's failure to comply with its obligations under the asset purchase agreement, the terminating party's right to pursue all legal remedies shall survive such termination unimpaired.

Waiver; Amendment

    Any party's failure to exercise any right or remedy under the asset purchase agreement, delay in exercising any such right or remedy or partial exercise of any such right or remedy shall not constitute a waiver of that or any other right or remedy thereunder. A waiver of any breach of any provision of the asset purchase agreement shall not constitute a waiver of any succeeding breach of any provision or a waiver of such provision itself. No waiver of any provision of the asset purchase agreement shall be binding on a party unless it is set forth in writing and signed by such party. The asset purchase agreement may not be modified or amended except by the written agreement of the parties.

Expenses

    All expenses incurred by or on behalf of the parties in connection with the asset purchase agreement and the transactions contemplated by the asset purchase agreement will be borne by the party incurring such expenses. Sunhawk's expenses include the costs of preparing, filing with the SEC, printing and mailing this proxy statement.

Rights of Dissenting Shareholders

    Under the Washington Business Corporations Act (WBCA), holders of Sunhawk common stock have the right to dissent from the sale of the assets and to receive payment in cash for the fair value of their shares of Sunhawk common stock. To preserve their rights, shareholders who wish to exercise their statutory dissenters' rights must (i) deliver to Sunhawk before the special meeting written notice of their intent to demand payment for their shares of Sunhawk common stock if the asset sale is effected and (ii) not vote their shares in favor of the asset sale.

    Chapter 13 of the WBCA is reprinted in its entirety in Annex E to this proxy statement. The following discussion is a summary of the law relating to dissenters' rights and is qualified in its entirety by reference to Annex E. This discussion and Annex E should be reviewed carefully by any shareholder who wishes to exercise statutory dissenters' rights, or who wishes to preserve the right to do so, as failure to comply with the procedures set forth herein or therein will result in the loss of dissenters' rights.

    A shareholder who wishes to exercise dissenters' rights generally must dissent with respect to all of the shares such shareholder owns or over which such shareholder has power to direct the vote. However, if a record shareholder is a nominee for several beneficial shareholders, some of whom wish to dissent and some of whom do not, then the record shareholder may dissent with respect to all of the shares beneficially owned by any one person by notifying Sunhawk in writing of the name and address of each person on whose behalf the record shareholder asserts dissenters' rights. A beneficial shareholder may assert dissenters' rights directly by submitting to Sunhawk the record shareholder's written consent to the dissent and by dissenting with respect to all of the shares of which such shareholder is the beneficial owner or over which such shareholder has power to direct the vote.

    A shareholder who does not deliver to Sunhawk prior to the vote being taken at the Sunhawk special meeting a written notice of such shareholder's intent to demand payment for the fair value of the shares will lose the right to exercise dissenters' rights. Notice must be sent to Sunhawk.com Corporation, 223 Taylor Avenue N., Suite 200, Seattle, Washington 98109-5017, Attn: Corporate Secretary. In addition, any shareholder electing to exercise dissenters' rights must not vote in favor of the asset sale.

    If the asset sale is effected, Sunhawk will, within ten days after the effectiveness of the asset sale, deliver a written notice to all shareholders who properly perfected their dissenters' rights. Such notice will, among other things, (i) state where the payment demand must be sent and where and when certificates must be deposited; (ii) supply a form for demanding payment, which requires shareholders to certify that they acquired beneficial ownership of the shares before the date on which the asset sale was first announced; and (iii) set a date by which Sunhawk must receive the payment demand, which date will be between 30 and 60 days after Sunhawk delivers such notice to dissenting shareholders. In addition, such notice shall include another copy of Chapter 13 of the WBCA.

    A shareholder wishing to exercise dissenters' rights must file the payment demand, certify as to whether beneficial ownership of the shares was acquired before the asset sale was announced and deliver share certificates in the manner and by the time set forth in the notice. Failure to do so will cause such person to lose his or her dissenters' rights.

    Within 30 days after the later of the closing of the asset sale and the date the payment demand is received by Sunhawk, Sunhawk shall pay each dissenter with properly perfected dissenters' rights Sunhawk's estimate of the fair value of the shareholder's shares, plus accrued interest from the closing of the asset sale. Sunhawk will provide, along with such payment, certain financial information relating to Sunhawk, including Sunhawk's balance sheet, income statement and statement of changes in shareholders' equity for or as of a fiscal year ending not more than 16 months before the date of payment and its latest available interim financial statements, if any, an explanation of how Sunhawk estimated the fair value of the shares, an explanation of how the accrued interest was calculated, a statement of a dissenter's right to demand further payment if he or she is dissatisfied with the tendered payment, another copy of Chapter 13 of the WBCA and certain other information. With respect to a dissenter who did not beneficially own Sunhawk shares prior to the public announcement of the asset sale, Sunhawk is required to send an offer to make payment to the dissenter, conditioned upon the dissenter's agreement to accept the payment in full satisfaction of the dissenter's demands.

    A dissenter dissatisfied with Sunhawk's estimate of the fair value may, within 30 days of payment or offer for payment by Sunhawk of Sunhawk's estimate of the fair value of such shareholder's shares, notify Sunhawk in writing of such shareholder's estimate of fair value of his or her shares and the amount of interest due, and demand payment thereof. If Sunhawk does not accept the dissenter's estimate and the parties do not otherwise settle on a fair value, the WBCA requires that, within 60 days of the dissenter's demand for further payment, Sunhawk commence a proceeding in King County Superior Court and petition the court to determine the fair value of the shares and accrued interest, naming all of the Sunhawk dissenting shareholders whose demands remain unsettled as parties to the proceeding. The court may appoint one or more persons as appraisers to receive evidence and recommend the fair value of the Sunhawk shares. The dissenters will be entitled to the same discovery rights as parties in other civil actions. Each dissenter made a party to the proceeding will be entitled to judgment for the amount, if any, by which the court finds the fair value of his or her shares, plus accrued interest, exceeds the amount, if any, previously paid to the dissenter by Sunhawk. If Sunhawk fails to institute such court action within the specified time period, it must pay the amount specified in the dissenter's demand.

    Court costs and appraisers' fees will be assessed against Sunhawk, except that the court may assess such costs against some or all of the dissenters to the extent that the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment. The court may also assess the fees and expenses of counsel and experts of the respective parties in amounts that the court finds equitable (i) against Sunhawk, if the court finds that Sunhawk did not substantially comply with certain provisions of the WBCA concerning dissenters' rights, and (ii) against either the dissenter or Sunhawk, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith. If the court finds that services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees should not be assessed against Sunhawk, the court may award to such counsel reasonable fees to be paid out of the amounts awarded to all dissenters who benefited from the proceedings.

    A shareholder entitled to dissent and obtain payment for such shareholder's shares of Sunhawk common stock under Chapter 13 of the WBCA may not challenge the asset sale unless Sunhawk fails to comply with the procedural requirements imposed by the WBCA, Sunhawk's articles of incorporation or Sunhawk's bylaws or acts fraudulently with respect to the shareholder or the asset sale.

    In view of the complexity of Chapter 13 of the WBCA, Sunhawk shareholders who may wish to dissent from the asset sale and pursue dissenters' rights should consult their legal advisors.

PROPOSAL TWO

THE MERGER

Background of the Merger

    In January 2001, Osprey Capital, an investment banking firm retained by A.N.N., introduced members of Sunhawk's board and management to members of A.N.N.'s management. During the week of January 29, 2001, Sunhawk and A.N.N. entered into discussions regarding the possibility of Sunhawk acquiring A.N.N. After consideration of the synergies that could be generated by a merger and having agreed in principle to the terms of a merger, the Sunhawk board of directors agreed that Sunhawk should enter into a non-binding letter of intent with A.N.N., which Sunhawk did on February 5, 2001.

    Sunhawk proceeded to perform due diligence on A.N.N. and, during the week of February 12, 2001, sent a team of Sunhawk representatives, including the president of Sunhawk's CCS subsidiary, David Powell, to Agoura Hills, California to investigate A.N.N. and review its books and records. Negotiations in connection with the merger agreement and further due diligence continued.

    On or about February 28, 2001, A.N.N. delivered to Sunhawk a draft of a merger agreement. After considerable negotiation and revision between and by representatives of Sunhawk and A.N.N., the economic and other terms of the merger agreement were finalized. On March 20, 2001, the merger agreement was signed by officers of Sunhawk and A.N.N.

    On April 17, 2001, the findings of the due diligence trip were presented to the Sunhawk board of directors, along with a fairness opinion from Roth Capital. On April 17, 2001, Sunhawk's board of directors approved the merger agreement, subject to the resolution of certain open issues to the satisfaction of Sunhawk's management team. Following this meeting, representatives from each of Sunhawk and A.N.N. continued discussions and negotiations to resolve the remaining open issues. On May 11, 2001, upon resolution of the remaining open issues, the Sunhawk board of directors approved an amended and restated merger agreement and made a recommendation to the Sunhawk shareholders that they approve the amended and restated merger agreement and the transactions contemplated by this agreement, subject to receipt by the board of an updated fairness opinion. On May 15, 2001, Roth Capital rendered an updated opinion to the Sunhawk board that, subject to the qualifications and limitations set forth in the opinion, the proposed merger with A.N.N. is fair to Sunhawk from a financial point of view. The amended and restated merger agreement was executed by the parties effective as of May 16, 2001.

Sunhawk's Reasons for the Merger

    Sunhawk believes that the proposed merger with A.N.N. will create a combined company that is focused on the management, maintenance, distribution and rights control and enforcement of digital media including documents, images, video, multimedia and software.

    Sunhawk believes the combined technologies and services will leverage effectively the existing sales and marketing operations of A.N.N. A.N.N.'s existing customers are primarily in the television and radio broadcast markets where Sunhawk believes digital video asset management is expected to grow significantly over the next five years.

    Additionally, Sunhawk believes A.N.N. brings with it a seasoned management team that has worked together technologically, operationally and fiscally as a unit in the digital asset management industry. Further, it is anticipated that the A.N.N. management team will form the core operational and strategic management unit for the combined company.

Recommendation of Sunhawk Board of Directors

    After careful consideration, the Sunhawk board of directors determined that the terms of the amended and restated merger agreement and the merger and the related transactions are fair to, and in the best interests of, Sunhawk and its shareholders and has adopted and approved the amended and restated merger agreement and the merger. In reaching its decision to approve and to recommend to Sunhawk shareholders approval of the amended and restated merger agreement and the transactions contemplated by this agreement, the Sunhawk board of directors consulted with its management team and advisors and independently considered the proposed merger. The Sunhawk board of directors recommends that the shareholders of Sunhawk vote "for" the approval of the amended and restated merger agreement and the transactions contemplated by the merger agreement.

Opinion of Sunhawk's Financial Advisor

    Sunhawk engaged Roth Capital to render an opinion as to the fairness from a financial point of view of the proposed merger with A.N.N. Roth Capital, as part of its investment banking services, is regularly engaged in the valuation of businesses in connection with mergers and acquisitions, strategic transactions, negotiated underwritings and private placements and also determines valuations for corporate and other purposes. Roth Capital's fairness opinion was prepared for and addressed to Sunhawk's board of directors in connection with their consideration of the transaction; it may not be relied upon by anyone other than Sunhawk's board of directors. On May 15, 2001, Roth Capital rendered an updated opinion to the Sunhawk board that, subject to the qualifications and limitations set forth in the opinion, the proposed merger with A.N.N. is fair to Sunhawk from a financial point of view. On April 17, 2001, Roth Capital had rendered an earlier opinion to the Sunhawk board prior to revision of the merger agreement. No limitations were placed on Roth Capital by the Sunhawk board with respect to the investigation made or the procedures followed in preparing and rendering its opinion. A full copy of this opinion is attached as Annex D to this proxy statement.

    Roth Capital's opinion was prepared for the Sunhawk board of directors and is directed only to the fairness from a financial point of view to Sunhawk of the proposed merger. It does not constitute a recommendation to any Sunhawk shareholder as to how to vote at the special meeting of Sunhawk shareholders.

    In arriving at its opinion, Roth Capital reviewed and analyzed, among other things:

  •
  Sunhawk's strategic financing options in the context of the current state of the market for public and private equity;

  •
  the historical and projected financial statements of A.N.N.;

  •
  the amended and restated merger agreement among Sunhawk, A.N.N. and the A.N.N. shareholders; and

  •
  the other agreements related to the transaction.

    In addition, it discussed with A.N.N.'s senior management A.N.N.'s historical performance, business plan, forecasts, products, customer relationships and prospects. Roth Capital visited the headquarters of A.N.N., met A.N.N.'s employees and saw A.N.N.'s products at work. It also contacted current and former A.N.N. customers and discussed their opinions of A.N.N. and its services. Roth Capital also reviewed and evaluated:

  •
  certain publicly available information on companies which it believed to be comparable to A.N.N.;

  •
  certain publicly available information on acquisitions of companies similar to A.N.N.;

  •
  the historical and projected financial performance of A.N.N. in comparison with other companies that it deemed relevant; and

  •
  the discounted cash flow of A.N.N. based on projected financial statements furnished to it by A.N.N.

    In performing its analysis and rendering its opinion, Roth Capital relied upon the accuracy and completeness of the financial and other information used by it without assuming any responsibility for independent verification of such information. Roth Capital further relied upon assurances of management of Sunhawk and A.N.N. that they were not aware of any facts that would make such information inaccurate or misleading. With respect to the financial projections of A.N.N., Roth Capital assumed that such projections were reasonably prepared and reflect the best currently available estimates and judgments of the management team. Roth Capital did not make or obtain any evaluations or appraisals of the assets or liabilities of A.N.N. For the purposes of its opinion, Roth Capital also assumed that neither Sunhawk nor A.N.N. was a party to any pending transactions, including external financings, recapitalizations or merger discussions, other than the proposed merger, the proposed asset sale and other transactions that occurred in the ordinary course of conducting their respective businesses. Roth Capital's opinion necessarily is based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion letter.

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. The summary set forth below of the analyses performed by Roth Capital does not purport to be a complete description of the presentation by Roth Capital to the Sunhawk board. In arriving at its opinion, Roth Capital made qualitative judgments as to the significance and relevance of each analysis and factor considered by it. Accordingly, Roth Capital believes that its analyses and the summary set forth below must be considered as a whole and that selecting portions of its analyses without considering all factors and analyses could create an incomplete view of the analytical framework supporting Roth Capital's presentation to the Sunhawk board and the written fairness opinion. In performing the analyses, Roth Capital made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Sunhawk and A.N.N. The analyses performed by Roth Capital and summarized below are not necessarily indicative of actual values or actual future results that may be significantly more or less favorable than suggested by those analyses. Additionally, analyses relating to the values of the businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be acquired.

    Roth Capital considered whether the proposed consideration for the A.N.N. merger is fair from a financial point of view to Sunhawk. Roth Capital's analyses used a range of potential values upon closing, given market conditions and expectations at the time that it delivered its opinion to the Sunhawk board of directors. The following is a brief summary of selected financial analyses performed by Roth Capital in connection with the preparation of its opinion.

    Discounted Cash Flow Analysis:  Roth Capital performed a discounted cash flow analysis to arrive at one measure of the value of A.N.N. Roth Capital used projected cash flows through June 2006 which were prepared by the management of A.N.N. Roth Capital then estimated that A.N.N.'s weighted average cost of capital was in the range of 35% to 50%, with a single point estimate of 38.3%. Roth Capital then discounted projected cash flows through June 2006 by a range of weighted average cost of capital estimates and arrived at a range of values for A.N.N. between $2.9 million and $11.2 million, with a single point estimate of $4.7 million.

    Comparable Company Analysis:  Roth Capital also evaluated the consideration in the merger by comparing it to the market capitalization of comparable companies, after making adjustments for differences in the sizes of the companies and other factors.

    The five public companies that Roth Capital considered to be comparable to A.N.N. are:

    Convera

    Eloquent

    Loudeye Technologies

    Screaming Media

    Virage

    Each of these companies offers digital multimedia management software solutions.

    The compared ratios include: (1) market capitalization as a multiple of revenues (last twelve months, or LTM, and projected 2001 and 2002), and (2) market capitalization minus cash as a multiple of revenues (LTM and projected 2001 and 2002). The comparable companies had an average market capitalization to revenue multiple of 3.9x LTM revenues, 2.6x expected 2001 revenues and 1.6x expected 2002 revenues. Based on these average multiples, Roth Capital concluded that the estimated market value of A.N.N. was between $7.0 million and $23.5 million, with a single point of estimate of $16.9 million. The comparable companies had an average market capitalization minus cash to revenue multiple of negative (0.2x) LTM revenues and negative (0.7x) expected 2001 revenues and negative (0.2x) expected 2002 revenues. Based on these average multiples, Roth Capital concluded that the estimated market value of A.N.N. was between negative ($5.3) million and negative ($0.3) million, with a single point of estimate of negative ($2.7) million.

    Comparable Transaction Analysis:  Roth Capital also evaluated the consideration in the merger by comparing it to the recent prices at which companies similar to A.N.N. have been acquired. Roth Capital looked at recent acquisitions of software companies with LTM revenues less than $10 million, with a focus on acquisitions since the beginning of 2001. These transactions included (1) the merger of TravelNow.com and Hotel Reservations Ntwk, (2) the merger of Wasatch Interactive Learning and Plato Learning, and (3) the pending acquisition of a partial interest of Ebix.com by BRIT Insurance Hldgs. PLC. The average equity value to sales multiple for the three transactions that occurred since the beginning of 2001 ranged from 1.5x to 6.0x with an average multiple of 4.1x. Using these multiples, Roth Capital calculated a range of values for A.N.N. of $2.7 million to $10.6 million, with a single point estimate of $7.3 million.

    In addition, Roth Capital considered: (1) the purchase price of A.N.N. in the management buyout in December 2000, which was a total of $1.00, (2) the acquisition price proposed by Leitch Corp. in October 2000, which was between $3 and $4 million and (3) the price A.N.N. Systems ASA paid for A.N.N. in 1998, which was $2.8 million.

    Roth Capital then considered the calculated implied values from its various analyses. These values ranged from negative ($2.7) million to $16.4 million.

    Based upon and subject to the foregoing, Roth Capital is of the opinion that, as of the date of its fairness opinion, on the terms specified, from a financial point of view, the merger with A.N.N. is fair to Sunhawk.

    Roth Capital received a fee of $65,000 in connection with providing its fairness opinion regarding the merger with A.N.N. Sunhawk also reimbursed Roth Capital for its out-of-pocket expenses and agreed to indemnify Roth Capital for certain liabilities that may arise out of the rendering of this opinion. No portion of the fee paid to Roth Capital was contingent upon the conclusion reached in its opinion.

Accounting Treatment and Future Reporting

    Sunhawk will account for the merger using the purchase method of accounting under generally accepted accounting principles whereby the purchase price is allocated to the assets acquired and liabilities assumed based on their fair values at acquisition date. The excess of the purchase price over the fair value of net identifiable assets acquired will be recorded as goodwill and will be amortized over a five-year period.

Interests of Management, Directors and Significant Shareholders in the Merger

    If the merger takes place, two of the current directors, officers and shareholders of A.N.N., David Griffith and Matthew Whealen, will become the chief executive officer and president, and chief financial officer, respectively, of the combined company. In addition, Mr. Griffith is a nominee for the Sunhawk board of directors. Each of Mr. Griffith and Mr. Whealen has entered into, or will enter into prior to closing, an employment agreement with Sunhawk that will become effective only if the merger takes place. Under his employment agreement, Mr. Griffith would receive a base salary of $175,000 per year and would be eligible for an annual bonus of up to $100,000. Under his employment agreement, Mr. Whealen would receive a base salary of $110,000 per year and would be eligible for an annual bonus of up to $90,000.

    In connection with the merger, Sunhawk's investment banking firm, Joseph Gunnar, will be paid a fee equal to the greater of $400,000 or 5% of the total value of all cash, securities or other property paid by Sunhawk at the closing of the merger. In addition, Joseph Gunnar will be issued a warrant to purchase up to 250,000 shares of Sunhawk common stock with a strike price of $2.60 per share.

    Sunhawk has agreed in the merger agreement that, for six years after the effective time, it will maintain its current directors' and officers' liability insurance, or a policy providing comparable coverage, provided that in no event will Sunhawk be required to pay aggregate premiums for this insurance in excess of 125% of the aggregate premiums paid by Sunhawk during the 12 months prior to the effective time of the merger on an annualized basis for this purpose.

    In connection with its approval of the merger agreement and the transactions contemplated by that agreement, Sunhawk's board of directors considered the participation of Messrs. Griffith and Whealen in the transaction. The board of directors also retained the investment banking firm of Roth Capital Partners to render an opinion as to the fairness of the transaction to Sunhawk from a financial point of view.

Fees Paid in Connection With the Merger

    In addition to the fees paid to Joseph Gunnar as described above, in connection with the merger, Osprey Capital LLC, A.N.N.'s investment banking firm, will receive a cash fee of $100,000 plus a warrant to purchase that number of shares of Sunhawk common stock equal to $50,000 as of the closing of the merger.

Executive Officers After the Merger

    If the merger is completed, the following persons are expected to serve as the executive officers of the surviving company until their successors are duly elected and qualified. See "Proposal Five—Election of Directors" for a description of the persons who are anticipated to serve as the directors of the surviving company after the merger.

Name	Age	Title
David L. Griffith	44	Chief Executive Officer
David Powell	46	President—CCS
Mark Gibbs	48	Chief Technical Officer
Matt Whealen	40	Chief Financial Officer
Julian Searle	30	Chief Technical Officer—CCS

    David L. Griffith has been president and chief executive officer of A.N.N. since July 1999. From June 1998 to June 1999, he was corporate vice president of business development for Tandberg Data ASA located in Oslo, Norway, with responsibility for corporate strategy and mergers and acquisitions. From August 1994 to June 1998, Mr. Griffith was president and chief executive officer of Tandberg Data, Inc., a computer storage company. Mr. Griffith has a bachelor of science degree in mechanical engineering from Cal Poly San Luis Obispo and has over 20 years of experience in high technology companies.

    David Powell became a director of Sunhawk in November 2000 in connection with its acquisition of CCS. Mr. Powell has also been the president of CCS since November 2000 and the managing director of Chinerose Ltd., a digital asset management company, since June 1998. From March 1997 to February 1998, Mr. Powell was sales director for GLW Inc., a technology capital equipment manufacturer. In addition, from August 1996 to December 1997, Mr. Powell served as European operations director for Euphonix Inc., also a technology capital equipment manufacturer.

    Mark Gibbs has served as chief technology officer for A.N.N. since January 2001. In addition, Mr. Gibbs has been a columnist for Network World, Inc., an information technology trade publication, since June 1991. From June 1999 to November 2000, Mr. Gibbs served as chief technology officer for Brand3, Inc., a company specializing in software for online brand enhancement. From October 1990 to June 1999, Mr. Gibbs also worked as an independent consultant advising various clients on corporate technology strategy and development.

    Matthew Whealen has served as chief financial officer for A.N.N. since August 1999. Prior to joining A.N.N., from November 1995 to August 1999, Mr. Whealen served as controller for Risk Management Resource, Ltd., an insurance consulting company.

    Julian Searle has served as the technical director of CCS since September, 1998. From October 1994 to August 1998, Mr. Searle served as an intranet secure systems developer for Motorola LMPS.

Terms of the Merger

General

    The amended and restated merger agreement contemplates the merger of A.N.N. with and into Sunhawk. After the merger, Sunhawk will be the surviving entity. The merger will be effective upon filing of the certificate of merger with the Secretary of State of the State of Washington. This filing is expected to occur at the same time as the closing under the merger agreement which, unless otherwise agreed, will occur promptly, and not more than five business days, after the satisfaction or waiver by Sunhawk and A.N.N. of all conditions to the merger.

Conversion of Securities and Cancellation of Indebtedness

    Under the terms of the merger agreement, upon the closing of the merger, each share of A.N.N. common stock which is issued and outstanding immediately prior to the effective time of the merger will be automatically converted into the right to receive an aggregate of 2,414,605 shares of Sunhawk common stock. However, A.N.N. has agreed to place 10% of the number of shares of Sunhawk common stock to be issued at closing in escrow while Sunhawk's independent auditors perform a post-closing audit of the A.N.N. books and records. Within 90 days of the closing of the merger, Sunhawk will provide A.N.N. with a report showing the total amount, if any, of the undisclosed liabilities of A.N.N. A.N.N. shall have 10 days to object to this report, and any objections shall be resolved by arbitration. Upon final determination of the amount of A.N.N.'s undisclosed liabilities, Sunhawk shall have the right to withhold from the escrow that number of shares of Sunhawk common stock as is equal to the amount of undisclosed liabilities. Any shares remaining in escrow following payment to Sunhawk of the undisclosed liabilities shall be returned to the A.N.N. shareholders on a pro rata basis.

    The number of shares of Sunhawk common stock to be issued to former A.N.N. shareholders will be increased on a proportional basis if, on the first anniversary of the closing of the merger, the number of shares of Sunhawk common stock outstanding, on a fully diluted basis, exceeds the number of shares of Sunhawk common stock outstanding, on a fully diluted basis, as of the closing of the merger. This adjustment provision will not be triggered as a result of shares issued by Sunhawk in connection with acquisitions, mergers or financings or shares issued to employees in connection with services rendered to Sunhawk.

    In addition to the issuance of shares, Sunhawk has also agreed to cancel at the closing of the merger a note payable by A.N.N. to Sunhawk in the aggregate amount of $560,000. In the event that the merger does not close, this note will remain due and payable by A.N.N. to Sunhawk.

Earn-Out Shares

    After the closing of the merger, up to 1,211,516 additional shares of Sunhawk common stock will be distributed to the A.N.N. shareholders after each earn-out period as described below (the "maximum earn-out shares"). The number of earn-out shares for each earn-out period, as described below, will be determined by multiplying fifty percent (50%) of the maximum earn-out shares by a fraction, the numerator of which is the amount of revenue recognized in the period from the business and operations of A.N.N. that were acquired by Sunhawk as a result of the merger and the denominator of which is the earn-out target for such period, as defined below; provided, that if the fraction is less than 0.75, then no earn-out shares shall be issued for such period. The maximum number of earn-out shares will also be subject to any post-closing adjustment pursuant to the merger agreement and described above.

    The earn-out target for the period from the closing of the merger through and including the first anniversary of the closing of the merger is $7,000,000 of A.N.N. revenue. The earn-out target for the period from the first anniversary of the closing of the merger through and including the second anniversary of the closing of the merger shall be $15,000,000 of A.N.N. revenue (not including any A.N.N. revenue earned during the first earn-out period).

    Earn-out shares shall be distributed as follows:

  •
  80% of the earn-out shares shall be distributed to the former A.N.N. shareholders in proportion to their relative ownership of A.N.N. common stock, as of the date of the closing of the merger; and

  •
  20% of the earn-out shares will be distributed to employees of A.N.N. who remain employed by Sunhawk as of the distribution date, in such amounts as determined by the chief executive officer of Sunhawk at the time of distribution.

    Sunhawk will not issue any fractional shares of Sunhawk common stock in the merger and instead will pay cash in lieu of all fractional shares.

Stock Options and Other Stock Rights

    Upon completion of the merger, each outstanding option to purchase shares of A.N.N. common stock under the A.N.N. stock option plan will be cancelled and the A.N.N. stock option plan will be terminated. In addition, effective upon the effective time of the merger, Sunhawk will grant to those employees of A.N.N. who become employees of Sunhawk options to purchase up to an aggregate of 734,000 shares of Sunhawk common stock. These options shall be subject to the Sunhawk stock option plan, have an exercise price equal to the fair market value of the Sunhawk common stock on the date of grant, vest over four years and have a ten-year term.

Exchange of New Stock Certificates

  Issuance of New Shares

    Upon completion of the merger, and subject to the escrow provisions described above, Sunhawk will issue certificates representing the shares of Sunhawk common stock in exchange for the certificates representing shares of A.N.N. common stock. Upon surrender of the applicable stock certificates to Sunhawk, each former shareholder of A.N.N. will be entitled to receive a certificate representing that number of whole shares of Sunhawk common stock, plus any dividends, which they have the right to receive under the merger agreement. All A.N.N. stock certificates will then be canceled.

  Dividends and Distributions

    No dividends or other distributions declared or made after the merger with respect to Sunhawk common stock with a record date after the date the merger is completed will be paid to A.N.N. shareholders until they surrender their stock certificates.

    Following the surrender of A.N.N. stock certificates, each record holder of certificates representing whole shares of Sunhawk common stock will be paid, without interest:

  •
  the amount, if any, of dividends or other distributions with a record date after the date the merger is completed already paid with respect to whole shares of Sunhawk common stock; and
  •
  the amount, if any, of dividends or other distributions with a record date after the date the merger is completed but prior to the date of surrender of the A.N.N. stock certificate and a payment date subsequent to the date of surrender of the A.N.N. stock certificate payable with respect to their whole shares of Sunhawk common stock.

    No interest will be paid or accrued on unpaid dividends and distributions, if any, which may be payable upon surrender of A.N.N. stock certificates.

  No Transfers After Completion

    As soon as the merger is completed, the stock transfer books of A.N.N. will be closed, and there will be no further registration of transfers of A.N.N. stock on such transfer books.

  No Liability Under Abandoned Property Laws

    The surviving corporation will not be liable to any A.N.N. shareholder for any undistributed Sunhawk common stock or cash from the proceeds of the sale of any excess Sunhawk shares that are delivered to a public official pursuant to applicable abandoned property or similar laws.

Lock-Up Agreement

    Three of A.N.N.'s current shareholders have agreed to enter into an underwriter's lock-up agreement. This agreement contains language reflective of a promotional lock-in agreement binding certain principals of Sunhawk, including: not to transfer or dispose of any of those shares until March 14, 2002, after which date 2 1/2% of those shares will be released from the lock-up agreement each quarter thereafter until March 14, 2004, at which time all of these shares will be released from the lock-up agreement.

Representations and Warranties

    The merger agreement contains various representations and warranties of A.N.N. relating to, among other things:

  •
  its organization and qualification to do business;
  •
  its capitalization;
  •
  its authority to enter into the merger agreement;
  •
  no violation of laws or other agreements to which A.N.N. is a party;
  •
  receipt of consents and approvals required for the merger;
  •
  compliance with laws applicable to the operation of A.N.N.'s business;
  •
  its financial statements;
  •
  the absence of changes or events which would have a material adverse effect on A.N.N.;
  •
  the absence of undisclosed liabilities;

  •
  employee benefit plans;
  •
  tax matters;
  •
  identification of material contracts;
  •
  absence of litigation;
  •
  environmental matters;
  •
  intellectual property;
  •
  insurance;
  •
  title to property;
  •
  brokers;
  •
  business practices;
  •
  no impact of take-over statutes;
  •
  no business activity restrictions; and
  •
  the accuracy of information supplied by A.N.N. in connection with the merger agreement and this proxy statement.

    The merger agreement also contains various representations and warranties made by Sunhawk as to, among other things:

  •
  the organization and qualification to do business of Sunhawk and its subsidiaries;
  •
  its capitalization;
  •
  its authority to enter into the merger agreement;
  •
  no violation of laws or other agreements;
  •
  consents and approvals required for the merger;
  •
  brokers;
  •
  filings with the SEC and its financial statements;
  •
  its books and records;
  •
  no undisclosed liabilities;
  •
  absences of changes or events which would have a material adverse effect on Sunhawk;
  •
  absence of litigation;
  •
  taxes;
  •
  the accuracy of information supplied by Sunhawk in connection with the merger agreement and this proxy statement;
  •
  intellectual property; and
  •
  completion of the sale of Sunhawk's digital sheet music assets.

Covenants

    Under the merger agreement, pending completion of the merger, each of Sunhawk and A.N.N. has agreed to do the following:

  •
  cooperate with each other in the preparation of information to be filed with the SEC, including this proxy statement;

  •
  update the other with respect to changes to their respective companies up until the merger is completed, particularly with respect to any change that could be expected to violate the merger agreement;
  •
  provide each other with access to each other's officers, employees, agents, books and records and furnish such information relating to its business as the other may reasonably request;
  •
  keep all information provided by the other confidential;
  •
  take all reasonable actions to cause the merger to qualify as a "reorganization" under Section 368(a) of the Internal Revenue Code;
  •
  ensure that there are no material misstatements or omissions contained in the documents filed with the SEC in connection with the merger;
  •
  use best efforts to obtain the necessary consents and approvals required to approve the merger; and
  •
  develop a joint communication plan regarding public announcements of the merger.

    Other than in connection with the proposed asset sale, Sunhawk has agreed that it will:

  •
  take all actions necessary to hold a meeting of the Sunhawk shareholders for the purpose of voting on the merger agreement, including preparing this proxy statement and distributing it to the Sunhawk shareholders;
  •
  conduct its business in the ordinary course of business and consistent with past practice;
  •
  use commercially reasonable efforts to preserve its relationships with key employees, customers and suppliers;
  •
  not amend its organizational documents;
  •
  not sell or transfer any shares of its capital stock or any property or assets other than in the ordinary course of business;
  •
  not acquire any corporation or other business organization;
  •
  except for $100,000 of obligations, not incur any debt, guarantee any debt securities of another person or make any loans or capital contributions to any other person;
  •
  not terminate, cancel or make any significant change in any contract or agreement material to Sunhawk;
  •
  not authorize any capital expenditure outside the ordinary course of business;
  •
  not pay any dividends on its common stock, reclassify its common stock in any way or issue any other securities instead of its common stock or acquire any shares of its common stock;
  •
  not change the terms of its existing pay or benefits arrangements with management or its employees or otherwise enter into new employment or severance agreements with any of those persons or adopt any new employee benefit plans;
  •
  not pay or discharge any claims, liabilities or obligations outside the ordinary course of business and consistent with past practice;
  •
  not enter into any contract, commitment or transaction or incur any liability except in the ordinary course of business consistent with past practices;
  •
  not take any action with respect to accounting policies, other than as required by law or by generally accepted accounting principles;
  •
  not make any tax election or settle any material income tax liability;

  •
  not permit any insurance policy to be canceled or terminated;
  •
  maintain its books and records;
  •
  not take any actions that would materially adversely affect the goodwill of its suppliers and customers;
  •
  pay and perform all of its debts, obligations and liabilities as and when they become due;
  •
  comply in all material respects with all laws that may be applicable to its business;
  •
  not authorize or enter into any agreement to do any of the foregoing or which would otherwise make the representations and warranties of Sunhawk untrue or result in the conditions to the merger not being satisfied;
  •
  if necessary, file with the SEC a registration statement on Form S-8 covering the shares of Sunhawk common stock to be issued to former employees of A.N.N. who become employees of Sunhawk;
  •
  use its best efforts to cause the shares of Sunhawk common stock issued in the merger to be approved for listing on the Nasdaq SmallCap Market;
  •
  for a period of six years after the effective time, maintain Sunhawk's existing officers' and directors' liability insurance, or a policy providing comparable coverage; provided, that in no event will Sunhawk be required to pay aggregate premiums for this insurance in excess of 125% of the aggregate premiums paid by Sunhawk in the twelve months prior to the date of the merger agreement on an annualized basis for this purpose;
  •
  use its commercially reasonable efforts to complete the asset sale to an entity controlled by Mr. Eller;
  •
  take all corporate actions necessary to change the name of Sunhawk from Sunhawk.com Corporation to Stardrive Solutions Inc.; and
  •
  use its best efforts to complete a private placement of convertible preferred stock with gross proceeds to Sunhawk of at least $2,000,000.

    A.N.N. has agreed that it will:

  •
  conduct its business in the ordinary course of business and consistent with past practice;
  •
  use commercially reasonable efforts to preserve its relationships with key employees, customers and suppliers;
  •
  not amend its organizational documents;
  •
  not sell or transfer any shares of its capital stock or any property or assets other than in the ordinary course of business;
  •
  not acquire any corporation or other business organization;
  •
  except for $100,000 of obligations, and other than the bridge loan from Sunhawk to be cancelled upon the closing of the merger, not incur any debt, guarantee any debt securities of another person or make any loans or capital contributions to any other person;
  •
  not terminate, cancel or make any significant change in any contract or agreement material to A.N.N.;
  •
  not authorize any capital expenditure outside the ordinary course of business;
  •
  not pay any dividends on its common stock, reclassify its common stock in any way or issue any other securities instead of its common stock or acquire any shares of its common stock;

  •
  not change the terms of its existing pay or benefits arrangements with management or its employees or otherwise enter into new employment or severance agreements with any of those persons or adopt any new employee benefit plans;
  •
  not pay or discharge any claims, liabilities or obligations outside the ordinary course of business and consistent with past practice;
  •
  not enter into any contract, commitment or transaction or incur any liability except in the ordinary course of business consistent with past practice;
  •
  not take any action with respect to accounting policies, other than as required by law or by generally accepted accounting principles;
  •
  not make any tax election or settle any material income tax liability;
  •
  not permit any insurance policy to be canceled or terminated;
  •
  maintain its books and records;
  •
  not take any actions that would materially adversely affect the goodwill of its suppliers and customers;
  •
  pay and perform all of its debts, obligations and liabilities as and when they become due;
  •
  comply in all material respects will all laws that may be applicable to its business;
  •
  not authorize or enter into any agreement to do any of the foregoing or which would otherwise make the representations and warranties of A.N.N. untrue or result in the conditions to the merger not being satisfied;
  •
  terminate its 401(k) plan; and
  •
  cancel each outstanding option to purchase A.N.N. common stock outstanding as of the effective time of the merger and terminate the A.N.N. stock option plan.

No Solicitation of Transactions

    Each party has agreed that it will not directly or indirectly solicit or entertain a proposal by a third party to acquire an interest in A.N.N. or propose, enter into or participate in any discussions or negotiations regarding any proposal of that type. If either party receives a proposal of that type, that party must immediately inform the other of the material terms and conditions of such proposal and the identity of the person making it and will keep the other fully informed regarding any significant details or developments with respect to the proposal and of all significant steps the party is taking in response to the proposal.

Conditions to the Merger

    Sunhawk and A.N.N. will not complete the merger unless a number of conditions are satisfied or waived by Sunhawk and/or A.N.N. These include:

  •
  the approval of the merger by the holders of a majority of the outstanding shares of A.N.N.'s common stock and by the holders of a majority of the outstanding shares of Sunhawk common stock;
  •
  no court or other governmental authority or agency shall have entered any order, judgment or injunction preventing the closing of the merger;
  •
  the completion of the asset sale, as described elsewhere in this proxy statement;
  •
  receipt of listing approval from the Nasdaq SmallCap Market, subject to official notice of issuance, for the Sunhawk common stock to be issued in the merger;

  •
  all material consents, approvals and authorizations legally required to close the merger shall have been obtained;
  •
  execution of employment agreements with David Griffith as Sunhawk's president and chief executive officer and Matthew Whealen as Sunhawk's chief financial officer;
  •
  A.N.N.'s and Sunhawk's respective representations and warranties being true and accurate in all material respects; and
  •
  A.N.N. and Sunhawk complying in all material respect with their respective covenants and obligations under the merger agreement and there shall have been no action or occurrence that has had a material adverse effect on the business or operations of Sunhawk or A.N.N.

    Sunhawk's obligation to complete the merger also depends on the satisfaction or waiver of the following conditions:

  •
  the exercise of dissenters' rights by the holders of less than 5% of the outstanding shares of A.N.N.'s common stock;
  •
  A.N.N. having delivered to Sunhawk letters from all persons who may be deemed to be "affiliates" within the meaning of the federal securities laws acknowledging the statutory restrictions on resales and consenting to the placement of appropriate legends on the Sunhawk stock certificates issued to those persons; and
  •
  Sunhawk having completed a private placement of convertible preferred stock with gross proceeds to Sunhawk of at least $2,000,000.

    No party has made a determination as to whether it would waive one or more of the foregoing conditions. No party may waive the requirement of shareholder approval. If the waiver of any of the foregoing conditions constitutes a material change in the disclosure made in this document, the parties will circulate a revised proxy statement and resolicit shareholder approval.

Termination of the Merger

    Sunhawk and A.N.N. may terminate the merger agreement by mutual written consent.

    Either company may terminate the merger agreement if such party is not in material breach of the merger agreement and if:

  •
  the merger is not completed by August 31, 2001; or
  •
  any order, judgment or injunction has been entered by any court or other governmental authority or agency preventing the closing of the merger and shall have become final and non-appealable.

    Sunhawk may terminate the merger agreement if:

  •
  A.N.N. breaches any representation, warranty, covenant or agreement contained in the merger agreement and has not cured the breach within ten days;
  •
  the closing price of Sunhawk's common stock on the Nasdaq SmallCap Market for the five-day period prior to the closing equals or is greater than $10.00 per share; or
  •
  Sunhawk has not completed a private placement of convertible preferred stock with gross proceeds to Sunhawk of at least $2,000,000.

    A.N.N. may terminate the merger agreement if Sunhawk breaches any representation, warranty, covenant or agreement contained in the merger agreement and has not cured the breach within ten days.

Expenses

    Sunhawk and A.N.N. will bear their respective expenses incurred in connection with the merger except as set forth below. Sunhawk's expenses include the costs of preparing, filing with the Securities and Exchange Commission, printing and mailing this proxy statement.

    If the merger is not closed for any of the following reasons, each party will pay its own expenses, but A.N.N. has agreed to reimburse Sunhawk for an amount equal to one-half of the fees allocated by Sunhawk's independent auditors to matters related to the auditing of the A.N.N. financial statements:

  •
  the boards of directors of each of Sunhawk and A.N.N. mutually agree to terminate the merger agreement;
  •
  the merger is not completed by August 31, 2001;
  •
  any order, judgment or injunction has been entered by any court or other governmental authority or agency preventing the closing of the merger that has become final and non-appealable; or
  •
  the closing price of the Sunhawk common stock on the Nasdaq SmallCap Market for the five-day period prior to the closing of the merger equals or is greater than $10.00 per share.

    If the merger is not closed because A.N.N. breaches any representation, warranty, covenant or agreement contained in the merger agreement and has not cured the breach within ten days, then each party will pay its own expenses, except that A.N.N. has agreed to reimburse Sunhawk for all legal expenses incurred by Sunhawk in connection with the merger agreement plus an amount equal to all of the fees allocated by Sunhawk's independent auditors to matters related to the auditing of the A.N.N. financial statements.

    If the merger is not closed because Sunhawk breaches any representation, warranty, covenant or agreement contained in the merger agreement and has not cured the breach within ten days, then each party will pay its own expenses, except that Sunhawk has agreed to reimburse A.N.N. for all legal expenses incurred by A.N.N. in connection with the merger agreement.

    If the merger is not closed because Sunhawk has terminated the merger agreement as a result of Sunhawk not completing a private placement of convertible preferred stock with gross proceeds to Sunhawk of at least $2,000,000, each party will pay its own expenses, except that Sunhawk has agreed to reimburse A.N.N. for half of all reasonable legal expenses incurred by A.N.N. in connection with the merger agreement, provided that such reimbursement will not exceed $75,000.

Indemnification

    The A.N.N. shareholders have agreed, severally and jointly, to indemnify and hold harmless Sunhawk and its directors, officers and affiliates from and against all losses or damages arising out of any breach by A.N.N. or its shareholders of any of the representations, warranties, covenants or agreements made by A.N.N. or its shareholder in the merger agreement. No A.N.N. shareholder shall have any liability for damages in excess of the consideration actually received by such shareholder in connection with the merger.

PROPOSAL THREE

AMENDMENT OF SUNHAWK'S ARTICLES OF INCORPORATION

    The board of directors has adopted, subject to shareholder approval, an amendment to Article I of Sunhawk's amended and restated articles of incorporation to change the name of the corporation from Sunhawk.com Corporation to Stardrive Solutions Inc.

    In light of the sale of Sunhawk's digital sheet music assets and the merger with A.N.N., Sunhawk's board of directors believes that it is in the best interest of Sunhawk and its shareholders to change the name of the corporation from Sunhawk.com Corporation to Stardrive Solutions Inc. The "Sunhawk.com" name and its corresponding web site and Internet presence is strongly associated with digital sheet music e-commerce. Further, neither A.N.N.'s corporate client base nor customers of the remaining Sunhawk business units, which operate through corporate subsidiaries, are familiar with the Sunhawk corporate identity. Additionally, management believes that the corporate and capital markets will be more receptive to a name not associated with "dot com" e-commerce business. While some of the surviving company's services will be delivered via the Internet, it is anticipated that the majority of future revenues will come from direct and channel sales. Given the direction of the combined company and to prevent any confusion between Mr. Eller's continuing digital sheet music business and the combined company, the board of directors believes that a new name will provide better branding for the products and services to be offered by the combined company. As part of the sale of the digital sheet music assets, the buyer is purchasing the "Sunhawk.com Corporation" name for purposes of consistency with the digital sheet music customer base. Sunhawk and the buyer have agreed to place prominently displayed "re-direct" buttons of each entity's future web site to ensure the name change and respective customer migration are managed appropriately.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO SUNHAWK'S ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE CORPORATION FROM SUNHAWK.COM CORPORATION TO STARDRIVE SOLUTIONS INC.

PROPOSAL FOUR

AMENDMENT OF SUNHAWK'S 1996 STOCK OPTION PLAN

    At the special meeting, the shareholders will be asked to approve an amendment to Sunhawk's 1996 stock option plan to increase the aggregate number of shares of Sunhawk common stock available for purchase upon exercise of options granted thereunder by 800,000 shares to a total of 1,600,000 shares.

    The following summary of the stock option plan is qualified in its entirety by the full text of the plan, a copy of which is attached to this proxy statement as Annex F. What follows is a brief description of the material provisions of the plan.

    The Sunhawk board of directors adopted the 1996 stock option plan in June 1996, and Sunhawk's shareholders approved it in June 1996. As of March 31, 2001, the Company was authorized to grant options to purchase 800,000 shares of common stock under the plan.

    The plan provides for the granting to employees, including officers and directors, of incentive stock options within the meaning of Section 422 of the Internal Revenue Code and for the granting to employees, consultants and non-employee directors of non-qualified stock options. Unless terminated earlier, the plan will terminate in June 2006.

    Generally, options granted under the plan vest over five years, have a term of ten years and are nontransferable. The plan is administered by Sunhawk's compensation committee, known as the "administrator." The administrator determines the terms of options granted under the plan, including the number of shares subject to an option, the vesting terms, the exercise price, and the term and exercisability of options. The exercise price of all incentive stock options granted under the plan generally must be at least equal to the fair market value of Sunhawk's common stock on the date of grant, and the exercise price of non-qualified options granted under the plan may fluctuate based on criteria determined by the administrator.

    Payment of the purchase price of options may be made in cash or other consideration as determined by the administrator. If an optionee would have the right in any calendar year to exercise for the first time incentive stock options for shares having an aggregate fair market value in excess of $100,000, determined for each share as of the date the option to purchase the shares was granted, any such excess options shall be treated as non-statutory stock options.

    In the event that Sunhawk is acquired by another company, the board of directors may elect one of the following: (a) to allow outstanding options to remain in effect in accordance with their terms; (b) to allow outstanding options to be assumed and converted by the acquiror; or (c) to provide a 30-day period during which outstanding options may be exercised to the extent vested, and, if the board chooses, to accelerate vesting of all granted but unvested options. The board of directors has the authority to amend or terminate the plan as long as such action does not materially and adversely affect any outstanding options and provided that shareholder approval for any amendments to the plan shall be obtained to the extent required by applicable law.

    Federal Income Tax Consequences.  The material U.S. federal income tax consequences to Sunhawk and to any person granted a stock award or an option under the 1996 stock option plan who is subject to taxation in the United States under existing applicable provisions of the Internal Revenue Code and underlying treasury regulations are substantially as follows. The following summary does not address state, local or foreign tax consequences and is based on present law and regulations as in effect as of the date hereof.

    Non-Qualified Stock Options, or NSOs.  No income will be recognized by an optionee upon the grant of an NSO.

    Upon the exercise of an NSO, the optionee will recognize taxable ordinary income in an amount equal to the excess of the fair market value at the time of exercise of the shares acquired over the exercise price. Upon a later sale of those shares, the optionee will have capital gain or loss equal to the difference between the amount realized on such sale and the tax basis of the shares sold. Furthermore, this capital gain or loss will be long-term capital gain or loss if the shares are held for more than one year before they are sold. If payment of the option price is made entirely in cash, the tax basis of the shares will be equal to their fair market value on the exercise date (but not less than the exercise price), and the shares' holding period will begin on the day after the exercise date.

    If the optionee uses already-owned shares to pay the exercise price of an NSO in whole or in part, the transaction will not be considered to be a taxable disposition of the already-owned shares. The optionee's tax basis and holding period of the already-owned shares will be carried over to the equivalent number of shares received upon exercise. The tax basis of the additional shares received upon exercise will be the fair market value of the shares on the exercise date (but not less than the amount of cash, if any, used in payment), and the holding period for such additional shares will begin on the day after the exercise date.

    Incentive Stock Options, or ISOs.  No income will be recognized by an optionee upon the grant of an ISO.

    The rules for the tax treatment of an NSO also apply to an ISO that is exercised more than three months after the optionee's termination of employment (or more than 12 months thereafter in the case of permanent and total disability, as defined in the 1996 stock option plan).

    Upon the exercise of an ISO during employment or within three months after the optionee's termination of employment (12 months in the case of permanent and total disability), for regular tax purposes the optionee will recognize no ordinary income at the time of exercise (although the optionee will have income for alternative minimum income tax purposes at that time equal to the excess of the fair market value of the shares over the exercise price). If the acquired shares are sold or exchanged after the later of (i) one year from the date of exercise of the option and (ii) two years from the date of grant of the option, the difference between the amount realized by the optionee on that sale or exchange and the option exercise price will be taxed to the optionee as long-term capital gain or loss. If the shares are disposed of in an arms' length sale before such holding period requirements are satisfied, then the optionee will recognize taxable ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares received on the exercise date over the exercise price (or, if less, the excess of the amount realized on the sale of the shares over the exercise price), and the optionee will have short-term or long-term capital gain or loss, as the case may be, in an amount equal to the difference between (i) the amount realized by the optionee upon the disposition of the shares and (ii) the exercise price paid by the optionee increased by the amount of ordinary income, if any, so recognized by the optionee.

    Sunhawk Deduction.  For NSO options and certain ISO options, Sunhawk will be entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary income, subject to certain limitations. Among these limitations is Section 162(m) of the Internal Revenue Code. Stock options and restricted stock and performance share awards can qualify for this performance-based exception if they meet the requirements set forth in Section 162(m) of the Internal Revenue Code and treasury regulations promulgated thereunder. The 1996 stock option plan has been drafted to allow compliance with those performance-based criteria.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO SUNHAWK'S 1996 STOCK OPTION PLAN.

PROPOSAL FIVE

ELECTION OF DIRECTORS

General

    Upon the closing of the asset sale and merger, Sunhawk's board of directors will have seven authorized directors, with six of the positions being filled and one remaining vacant. All directors will hold office until the next annual meeting of shareholders and until their successors are duly elected.

Nominees for Directors

    Pursuant to the merger agreement, two directors are to be nominated by A.N.N., two directors are to be nominated by Sunhawk, and three directors are to be nominated by mutual agreement of Sunhawk and A.N.N. Of the nominees listed below, David L. Griffith and Mark Gibbs were nominated by A.N.N., Neil T. Anderson and David Powell were nominated by Sunhawk, and Michael W. Lodato and William C. Lowe were mutually nominated by A.N.N. and Sunhawk. The nominee for the vacant seat will be mutually agreed upon by Sunhawk and A.N.N.

    Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. The proxies cannot be voted for a greater number of persons than the number of nominees named. In the event that any nominee is unable or declines to serve as a director at the time of the special meeting, the proxies will be voted for any nominee who shall be designated by the present board of directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and in such event, the specific nominees to be voted for will be determined by the proxy holders.

Vote Required for Election of Directors

    If a quorum is present and voting, the six nominees receiving the highest number of votes will be elected to the board of directors. Votes withheld from any nominee, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. The board of directors has nominated David L. Griffith, Mark Gibbs, David Powell, Neil Anderson, Michael W. Lodato and William C. Lowe to serve as directors.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED BELOW.

Nominees

    The names of the nominees and certain information about them as of the record date are set forth below:

Name of Nominee	Age
David L. Griffith	44
Mark Gibbs	48
Neil T. Anderson	55
Michael W. Lodato	68
William C. Lowe	60
David Powell	46

    David L. Griffith's biography appears on pages 43-44 of this proxy statement.

    Mark Gibbs' biography appears on page 44 of this proxy statement.

    Neil T. Anderson.  Mr. Anderson has been with the law firm of Sullivan & Cromwell since 1971. He is a partner in the firm.

    Michael W. Lodato.  Mr. Lodato has been an associate professor and executive in residence at California Lutheran University in Thousand Oaks, California since September 1992.

    William C. Lowe.  Mr. Lowe has been the chairman of Lowe Group, a consulting firm, since July 1997 as well as the chairman of the board and chief executive officer of Infocast Corporation, a technology services company, since March 2001. From March 1999 to February 2001, Mr. Lowe was chairman of Knowledge Computing, a company specializing in knowledge management technology, and from December 1994 to July 1997 Mr. Lowe was an executive vice president of Moore Corporation, a print and digital technologies company. During the year ended December 31, 2000, Mr. Lowe served as chairman for Gulfstream Aerospace, where he also served on the board's compensation committee, was an executive vice president at Xerox Corporation and a vice president at IBM Corporation.

    David Powell's biography appears on page 44 of this proxy statement.

Board Meetings and Committees

    The board of directors of Sunhawk held a total of six meetings during the fiscal year ended September 30, 2000. The board of directors has a compensation committee and an audit committee. The board of directors has no nominating committee or any similar committee performing such functions.

    The audit committee, which held one meeting during fiscal 2000, is responsible for reviewing Sunhawk's internal accounting procedures and consulting with and reviewing the services provided by Sunhawk's independent auditors. During the fiscal year ended September 30, 2000, the audit committee consisted of Fred Anton and Osmond J. Kilkenny, with Geoffrey Meagher replacing Mr. Kilkenny during the latter part of fiscal year 2000. Following the special meeting, the audit committee will consist of Mark Gibbs, Michael W. Lodato and William C. Lowe, assuming such directors are elected by Sunhawk's shareholders.

    The compensation committee, which consisted of Fred Anton and Patricia Tangora during the fiscal year ended September 30, 2000 and will consist of Neil T. Anderson and William C. Lowe following the special meeting, assuming such directors are elected by Sunhawk's shareholders, is responsible for reviewing and recommending to Sunhawk's board of directors the compensation and benefits of all officers of Sunhawk and establishing and reviewing general policies relating to the compensation and benefits of its employees. The compensation committee held one meeting during fiscal 2000.

    During fiscal 2000, no director attended fewer than 75% of the aggregate of the meetings of the board of directors and committees thereof, if any, upon which such director served during the period for which he or she has been a director or committee member.

Compensation of Directors

    Effective as of the date of Sunhawk's initial public offering in February 2000, as an inducement to joining Sunhawk's board of directors, each of Sunhawk's non-employee directors who were directors prior to the initial public offering were granted at the initial public offering price, and those appointed subsequent to the initial public offering were granted at the fair market value as of the appointment date, an immediately exercisable warrant to purchase 2,500 shares of common stock. In addition, Sunhawk pays each non-employee director $2,500 per board meeting attended. All directors are entitled to reimbursement for expenses incurred in traveling to and from meetings of the board of directors. Sunhawk currently intends to make comparable option grants to future non-employee directors.

    Sunhawk has entered into a consulting agreement with Osmond Kilkenny, a member of Sunhawk's board of directors. The terms of this agreement are more fully described below under "Related-Party Transactions."

LEGAL PROCEEDINGS

    On March 16, 2001, Sunhawk received notice that Copyright Ventures, LLC had filed a lawsuit against Sunhawk in Buffalo, New York (In re Copyright Ventures, LLC v. Sunhawk.com Corporation, No. I2001-2287 (New York Sup. Ct., Erie County)). The suit seeks an order compelling Sunhawk to participate in an arbitration demanded by Copyright Ventures. Sunhawk appeared at a hearing on April 27, 2001 in Buffalo, New York to show cause why it should not be ordered to participate in the arbitration demanded by Copyright Ventures and on May 4, 2001, the New York Superior Court ruled that Sunhawk was not required to participate in the arbitration proceedings. Sunhawk's subsidiary, CCS, remains a party to the arbitration. The arbitration was demanded by Copyright Ventures in connection with certain agreements entered into by Sunhawk and CCS in connection with Sunhawk's acquisition of CCS.

    Sunhawk has been advised that David Powell, a former shareholder of CCS and present Sunhawk shareholder and member of the Sunhawk board of directors, has engaged counsel and may assert that Sunhawk should be responsible for all or a part of the $3,337,500 sought by Copyright Ventures pursuant to certain contractual arrangements between Copyright Ventures, Mr. Powell and other former CCS shareholders. Sunhawk believes that such a claim would be without merit and intends to vigorously defend itself in the event of such a claim. Although the ultimate outcome of this matter cannot be determined at this time, Sunhawk does not anticipate that this proceeding will have a material adverse effect on its business, prospects, financial condition or operating results. Notwithstanding the above, the board has nominated Mr. Powell to serve as a member of the board of directors, as it is believed that Mr. Powell will act in the best interest of the Company

    In addition, from time to time, Sunhawk is subject to legal proceedings and claims in the ordinary course of business. Except as described above, Sunhawk is currently not aware of any such legal proceedings or claims that Sunhawk believes will have, individually or in the aggregate, a material adverse effect on Sunhawk's business, prospects, financial condition and operating results.

PRICE RANGE OF SUNHAWK'S COMMON STOCK

    Sunhawk's common stock has been quoted on the Nasdaq SmallCap Market under the symbol "SNHK" and on Tier II of Pacific Exchange, Inc. under the symbol "SHA" since February 15, 2000. Prior to that time, there was no public market for Sunhawk's common stock. The following table sets forth, for the periods indicated, the high and low closing sale prices per share of Sunhawk's common stock as reported on the Nasdaq SmallCap Market.

Fiscal Quarter Ending	High	Low
March 31, 2000	$28.50	$16.00
June 30, 2000	$20.00	$11.25
September 30, 2000	$17.00	$12.00
December 31, 2000	$16.25	$5.50
March 31, 2001	$7.00	$2.125

    On May 31, 2001, the reported last sale price of the common stock quoted on the Nasdaq SmallCap Market was $4.70.

DIVIDEND POLICY

    Sunhawk has never declared nor paid cash dividends on its common stock. Sunhawk currently intends to retain all available funds for use in the operation and expansion of its business and does not anticipate paying any cash dividends in the foreseeable future.

ADDITIONAL INFORMATION RELATING TO DIRECTORS AND
EXECUTIVE OFFICERS OF THE COMPANY

Directors and Executive Officers

    The following table sets forth information about our current directors and executive officers as of April 30, 2001:

Name	Age	Positions
Marlin J. Eller	47	Chairman of the board, president and chief executive officer
Tricia Parks-Holbrook	45	Chief financial officer
Jill Ohara	44	Vice president of operations
Mary E. McConney, PhD	46	Treasurer
Fred S. Anton	53	Director
Luis F. Talavera	35	Director
Osmond Kilkenney	53	Director
Geoffrey Meagher	53	Director
David Powell	46	Director, President—CCS

    Marlin J. Eller is a co-founder of Sunhawk and is currently Sunhawk's chairman of the board and chief executive officer, positions he has held since Sunhawk's inception in August 1992. Since April 1999, Mr. Eller has also served as Sunhawk's president. Mr. Eller is married to Ms. McConney, Sunhawk's treasurer. Mr. Eller will resign upon closing of the proposed asset sale.

    Tricia Parks-Holbrook joined Sunhawk in June 1999 as Sunhawk's chief financial officer. From 1989 to 1998, Ms. Parks-Holbrook was with KPMG, LLP as a senior manager and was responsible for supervising the planning and performance of assurance engagements with clients in a variety of industries. She is licensed and certified as a public accountant in the states of California (1991) and Washington (1998), and is a member of the American Institute of Certified Public Accountants and the Washington Society of Certified Public Accountants.

    Jill Ohara joined Sunhawk in February 1998 as music production manager, was promoted to vice president of production in April 1998 and has served as vice president of operations since June 1999. From October 1981 to February 1997, Ms. Ohara served with the U.S. National Academy of Sciences and was assigned to the Radiation Effects Research Foundation, a multicultural research foundation in Japan, where she served as chief of the information technology department.

    Mary E. McConney, PhD is a co-founder of Sunhawk and is currently Sunhawk's treasurer. From 1992 until June 1999, Ms. McConney served as Sunhawk's chief financial officer, secretary and treasurer and as a director. In addition, from 1988 to the present, Ms. McConney has served as the president of HiroSoft International Corporation, a corporation she founded that writes statistical programs for modeling different kinds of risk functions. Ms. McConney is married to Mr. Eller, Sunhawk's chairman, president and chief executive officer.

    Fred S. Anton has been a director of Sunhawk since July 1998. Since March 1998, Mr. Anton has served as the president and chief operating officer of Warner Bros. Publications U.S. Inc., where he also served as the chief financial officer and chief operating officer from September 1996 to March 1998. From 1994 to September 1996, Mr. Anton served as vice president of finance for the

Warner Music Group and subsequently was made executive vice president and chief operating officer for Warner Vision Entertainment. He is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. He is also on the board of directors of the Music Publisher's Association.

    Luis F. Talavera has been a director of Sunhawk since June 1999. Mr. Talavera consults with and invests in early stage companies in the communications and Internet markets, helping them to define their market focus, business and technology strategy. He joined Microsoft in 1988 and spent 10 years working on such products as Windows 3.0, 3.1 and 95, Outlook Express and Softimage DS. His last assignment was as Director of Development, where he was responsible for research and development and was a member of the executive staff of Microsoft's Softimage subsidiary. Mr. Talavera serves as a director on the boards of selected technology companies, including: Freever Inc. and Poseidon/VisionIQ in France.

    Osmond J. Kilkenny has been a director of Sunhawk since February 2000. Mr. Kilkenny is a Fellow of the Institute of Chartered Accountants and a Senior Partner in the firm O.J. Kilkenny & Co. with offices in Dublin and London. The firm specializes in the music and entertainment business with a wide-ranging client base. Also, he is a shareholder and director of TV3, Ireland's only independent terrestrial television channel, and Ardmore Studios Limited—Ireland's National Film Studio. He chaired the government appointed commission established to review all aspects of the film industry in Ireland and was recently appointed chairman of the Irish Film Board. Mr. Kilkenny is chairman of the board of Nua, an Ireland-based company, which develops knowledge management methodologies. In addition, he serves on the board of The Mill Facility, a post-production facility, and is also a director of Instant Video Technology, a California-based company that developed a technology to support less than real time transmission of audiovisual information.

    Geoff Meagher has been a director of Sunhawk since September 2000. Since 1989, Mr. Meagher has served as president of Cascade Capital, Inc., a firm providing management consulting and investment services to small- and medium-sized businesses in the Pacific Northwest. Mr. Meagher currently serves as chairman of Allegis Communications, Inc.; as a co-owner and board member of Production Finance International, Inc.; as an advisor to Screenplay, Inc. and ClaimsDesk Corporation; and as acting president of Amera Cosmetics Distribution, Inc.

    David Powell's biography appears on page 44 of this proxy statement.

Compensation of Executive Officers

    Summary Compensation Table.  The following table sets forth the compensation received for services rendered to Sunhawk for the fiscal year ended September 30, 2000 by Sunhawk's chief executive officer and Sunhawk's other four most highly compensated executive officers (the "named executive officers"):

Name and Principal Position	Year(1)		Salary	Bonus	Securities Underlying Options(#)		All Other Compensation
Marlin Eller Chairman of the Board, President and Chief Executive Officer	2000 1999 1998	(5)	$95,000 —	— — —	30,000 — —		— — —
Tricia Parks-Holbrook Chief Financial Officer	2000		$132,281	—	39,500	(2)	—
Jill Ohara Vice President of Production	2000		$149,304	—	40,979		—
John Pilcher(3) Vice President of Strategic Planning	2000		$57,448	—	50,000		—
Gary Martin(4)	2000		$133,218	—	19,000		—

(1)
No executive officer received total annual salary and bonus in excess of $100,000 during the fiscal years ended September 30, 1998 and 1999.

(2)
Ms. Parks-Holbrook's options were cancelled on May 1, 2001. Ms. Parks-Holbrook will receive an additional $75,000 and 89,500 warrants in conjunction with an employment agreement from May 2001.

(3)
Mr. Pilcher was hired on April 17, 2000, with an annualized salary of $150,000 per year, and his employment was terminated on April 13, 2001. Mr. Pilcher received an additional 50,000 options on April 30, 2001.

(4)
Mr. Martin terminated his employment with Sunhawk in July 2000.

(5)
Brent Mills, our former chief executive officer, received a salary of $55,000 during the fiscal year ended September 30, 1998 and a salary of $23,163 during the fiscal year ended September 30, 1999, prior to the termination of his employment with Sunhawk in March 1999.

    Option Grants in Fiscal Year 2000.  The following table sets forth certain information with respect to stock options granted to each of Sunhawk's named executive officers during the fiscal year ended September 30, 2000. In accordance with the rules of the SEC, also shown below is the potential realizable value over the term of the option, the period from the grant date to the expiration date, based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are mandated by the SEC and do not represent Sunhawk's estimate of future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of Sunhawk's common stock. In fiscal year 2000, Sunhawk granted options to acquire up to an aggregate of 277,800 shares of common stock to employees and directors, excluding options that were subsequently forfeited due to termination, all under Sunhawk's 1996 stock option plan and all at an exercise price equal to the fair market value of Sunhawk's common stock on the date of grant.

	Number of Securities Underlying Options Granted (#)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
		Percent of Total Options Granted To Employees During Period
Name			Exercise Price Per Share	Expiration Date
					5%	10%
Marlin J. Eller	30,000	10.80	$12.00	2/15/10	$226,402	$573,747
Tricia Parks-Holbrook	14,500	5.22	12.00	2/15/10	109,428	277,311
	25,000	9.00	13.13	4/28/10	206,435	523,146
Jill Ohara	18,000	6.48	12.00	2/15/10	135,841	344,248
	20,000	7.20	13.13	4/28/10	165,148	418,517
John Pilcher	50,000	18.00	11.25	4/30/04	96,804	204,905

    Aggregate Option Exercises in Fiscal 2000 and Fiscal Year-End Option Values.  None of Sunhawk's named executive officers exercised any options in fiscal 2000.

RELATED-PARTY TRANSACTIONS

    Prior to February 14, 2000, Sunhawk paid Eller McConney LLC, wholly owned by Marlin J. Eller and Mary E. McConney, executive officers of Sunhawk and trustees of a trust that currently owns approximately 28.5% of the outstanding capital stock of Sunhawk, for certain services in connection with the production of digital sheet music masters. Avtograf, a Russian joint stock company in which Eller McConney LLC has a 94% interest, provided these services under an informal agreement with Eller McConney LLC.

    Effective February 14, 2000, Sunhawk entered into a five-year assignment and assumption agreement with Avtograf, Eller McConney LLC and Music Production International, a Russian corporation. Under this agreement, Eller McConney LLC assigned all of its rights to receive services for the production of digital sheet music from Avtograf to Sunhawk in exchange for a letter agreement that provides, among other things, the payment to Eller McConney LLC of the amount of $1,000,000. Payment of the principal is based on the number of pages received and accepted from Music Production International over a period of five years and is to be paid quarterly in arrears with a maximum principal payment of $200,000 per year. In connection with this agreement, Avtograf assigned its obligation to provide production services for digital sheet music to Music Production International. As such, Music Production International is obligated to provide production services for digital sheet music for Sunhawk at an anticipated minimum rate of 4,500 pages per month totaling 270,000 pages over a period of five years, at no additional cost to Sunhawk. The letter agreement reflecting the future payment of $1,000,000 to Eller McConney LLC is accounted for as a prepayment for digital sheet music production services from Music Production International over a period of five years, with recourse to Eller McConney LLC in the event of non-performance. None of Eller McConney LLC, Mr. Eller, Ms. McConney, nor Sunhawk has an ownership interest in Music Production International.

    On February 15, 2000, Sunhawk entered into a consulting agreement for a term of two years with a newly appointed member of its advisory board, Scott Svenson. Pursuant to the consulting agreement, Mr. Svenson will provide consulting services to Sunhawk, including developing strategic alliances with third parties. As compensation for the services performed under the consulting agreement, Mr. Svenson was issued a five-year warrant to purchase 105,000 shares of Sunhawk's common stock. Certain shares underlying this warrant are subject to Sunhawk's stock price achieving specific closing prices over a period of time. The fair value of the warrant was approximately $385,000 as of September 30, 2000 and is being amortized over the term of the agreement. The fair value was determined using the Black-Scholes method of valuation. The amortization was $151,775 for the fiscal year ended September 30, 2000. In connection with this warrant Sunhawk recorded compensation expense (included as part of the estimated loss of the digital sheet music business) of approximately $333,850 for the six months ended March 31, 2001. As of March 31, 2001, 52,506 shares subject to the warrant were fully vested.

    On February 18, 2000, Sunhawk entered into a consulting agreement for a term of two years with a member of its board of directors, Osmond J. Kilkenney. Pursuant to the consulting agreement, Mr. Kilkenney will provide consulting services to Sunhawk, including introducing Sunhawk to content owners who could benefit from Sunhawk's technology. As compensation for the services performed under the consulting agreement, Mr. Kilkenney was issued a five-year warrant to purchase 120,000 shares of Sunhawk's common stock. Certain shares underlying this warrant are subject to Sunhawk's stock price achieving specific closing prices over a period of time. The fair value of the warrant was $439,000 as of September 30, 2000 and is being amortized over the term of the agreement. The fair value was determined using the Black-Scholes method of valuation. The amortization expense in connection with this warrant was $173,438 for the fiscal year ended September 30, 2000. Sunhawk recorded compensation expense (included as part of the estimated loss of the digital sheet music business) of approximately $409,150 for the six months ended March 31, 2001. As of March 31, 2001, 60,000 shares subject to the warrant were fully vested.

    Both consulting agreements are subject to individual performance criteria and may be cancelled by either party providing 60 days notice. The warrants must be adjusted for stock splits, recapitalizations or reorganizations and are exercisable at the initial public offering price of $12.00 per share.

    On April 17, 2001, Sunhawk's board of directors approved the asset purchase agreement relating to the proposed sale of the digital sheet music assets. If the shareholders approve the asset purchase agreement and the sale is completed, the assets relating to Sunhawk's digital sheet music business will be sold to an entity controlled by Mr. Eller, Sunhawk's chairman, president and chief executive officer, in exchange for (a) 500,000 shares of Sunhawk common stock currently held by Mr. Eller that will be transferred to Sunhawk and subsequently cancelled; (b) cancellation of $1.0 million of indebtedness owed by Sunhawk to Mr. Eller and his affiliates; and (c) a license from the entity controlled by Mr. Eller to Sunhawk to the digital sheet music technology. In addition to the digital sheet music assets, the entity controlled by Mr. Eller will also receive a cash payment of approximately $750,000 and a $300,000 note payable by Sunhawk to Mr. Eller (to confirm a previous debt to Mr. Eller). Upon completion of this purchase of the digital sheet music business, Mr. Eller would resign as chairman, president and chief executive officer.

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Sunhawk's executive officers, directors and persons who own more than ten percent of a registered class of Sunhawk's equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 and Form 5 with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish Sunhawk with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, Sunhawk believes that, during fiscal 2000, it has complied with all filing requirements applicable to its executive officers and directors and persons who own more than ten percent of a registered class of Sunhawk's equity securities with the exception of Osmond J. Kilkenney, who failed to file Forms 3, 4 or 5 in connection with the grant of a warrant to purchase common stock.

Compensation Committee Report on Executive Compensation

    The following is the report of the compensation committee of Sunhawk describing the compensation policies and rationale applicable to Sunhawk's executive officers with respect to the compensation paid to such executive officers for the fiscal year ended September 30, 2000. The information contained in the report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, and such information shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent that Sunhawk specifically incorporates it by reference into such filing.

    During the fiscal year ended September 30, 2000, the compensation committee of the board of directors was comprised of two non-employee directors. The compensation committee of the board of directors establishes the general compensation policies of Sunhawk as well as the compensation plans and specific compensation levels for executive officers. The compensation committee seeks to provide the executive officers of Sunhawk with competitive compensation that enables Sunhawk to attract and retain employees who contribute to the success of Sunhawk and maximize shareholder value. Specifically for executive officers, compensation is determined according to the criteria described below.

Compensation

    The compensation committee establishes the salaries of the executive officers by considering:

  •
  the salaries of executive officers in similar positions at comparably-sized peer companies;

  •
  Sunhawk's financial performance over the past fiscal year based upon revenue and operating results; and

  •
  the achievement of individual performance goals related to each executive officer's duties and area of responsibility.

Equity-Based Compensation

    The compensation committee views stock options as an important part of Sunhawk's long-term, performance-based compensation program. The compensation committee bases grants of stock options to the executive officers of Sunhawk under the 1996 stock option plan upon the committee's estimation of each executive's contribution to the long-term growth and profitability of Sunhawk. The stock option plan is intended to provide additional incentives to the executive officers to maximize shareholder value. Options are generally granted under the 1996 stock option plan at the then-current market price and are generally subject to five-year vesting periods to encourage key employees to remain with Sunhawk.

Compensation of the Chief Executive Officer

    Marlin J. Eller, Sunhawk's chairman, president and chief executive officer, received an annual salary of $97,850 in fiscal 2000. Mr. Eller's annual salary was approved by the board of directors by considering several factors including the attainment of corporate revenue and operating results goals for the fiscal year, Sunhawk's progress in new product development and the contribution to Sunhawk's strategic focus, market position and brand development. No set formula is used for this determination, and no particular function is weighted greater or lesser than the other.

Summary

    The compensation committee believes that Sunhawk's compensation policies have been successful in attracting and retaining qualified employees and in linking compensation directly to corporate performance relative to Sunhawk's goals. Sunhawk's compensation policies will evolve over time as Sunhawk moves to attain the near-term goals it has set for itself while maintaining its focus on building long-term shareholder value.

Respectfully submitted:
Fred Anton Patricia Tangora

Compensation Committee Interlocks and Insider Participation

    During fiscal year 2000, Fred Anton and Patricia Tangora served on Sunhawk's compensation committee. No interlocking relationship exists between any member of Sunhawk's board of directors or compensation committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Audit Committee Report

    The board of directors of Sunhawk adopted a written Audit Committee Charter on June 12, 2000, a copy of which is included as Annex G to this proxy statement. All members of the audit committee are independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealer Inc.'s listing standards.

    The audit committee has reviewed and discussed with Sunhawk's management and Sunhawk's independent auditors the audited financial statements of Sunhawk contained in Sunhawk's Annual Report on Form 10-KSB for the year ended September 30, 2000.

    The audit committee has received and reviewed the written disclosures and the letter from Sunhawk's independent accountants required by Independence Standards Board Standard No. 1 (titled, "Independence Discussions with Audit Committees"), has discussed with Sunhawk's independent auditors such independent auditors' independence, and considered the compatibility of non-audit services with the auditors' independence.

    Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in Sunhawk's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2000, filed with the SEC.

    The audit committee has also discussed with Sunhawk's independent auditors the matters required to be discussed pursuant to SAS 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees).

Respectfully submitted:
Fred Anton Geoffrey Meagher

Auditors

    On January 5, 2001, Sunhawk was informed by Ernst & Young LLP that they were resigning as Sunhawk's independent auditors. Ernst & Young had been Sunhawk's principal auditors for the purpose of auditing its financial statements for the fiscal years ended September 30, 2000 and

September 30, 1999. The reports on the financial statements for the two aforementioned fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In the two most recent fiscal years and the subsequent interim period through January 5, 2001, Sunhawk has had no disagreements with its former principal auditors on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of the former principal auditors, would have caused Ernst & Young LLP to make reference to the matter in their reports.

    The independent accounting firm of KPMG LLP has acted as Sunhawk's auditor since February 8, 2001 and has been selected as the auditor for the current year. Representatives of that firm are expected to be present at the special meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

Audit Fees

    The aggregate fees billed by KPMG LLP for professional services rendered for the audit of Sunhawk's annual financial statements for fiscal year 2000 were $87,650. The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of Sunhawk's annual financial statements for fiscal year 2000 and reviews of the financial statements included in Sunhawk's Forms 10-QSB for fiscal year 2000 were $174,300.

Financial Information Systems Design and Implementation Fees

    Neither KPMG LLP nor Ernst & Young LLP provided any professional services of this nature to Sunhawk in the fiscal year 2000.

All Other Fees

    There were no other aggregate fees billed for services rendered to Sunhawk by KPMG LLP, other than fees for audit services, for fiscal year 2000. The aggregate fees billed for services rendered to Sunhawk by Ernst & Young LLP, other than fees for audit services, for fiscal year 2000 were $467,220.

Transaction of Other Business

    The board of directors of Sunhawk knows of no other matters to be submitted at the special meeting of shareholders. If any other matters come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the board of directors may recommend.

                      By Order of the Board of Directors
                      David Otto,                       Secretary

Seattle, Washington
            , 2001

INDEX TO FINANCIAL INFORMATION

SUNHAWK.COM FINANCIAL STATEMENTS
Independent Auditors' Report	68
Balance Sheet	69
Statements of Operations	70
Statements of Shareholders' Equity	71
Statements of Cash Flows	72
Notes to Financial Statements	73
SUNHAWK.COM CORPORATION INTERIM FINANCIAL STATEMENTS (UNAUDITED)
Condensed Consolidated Balance Sheet as of March 31, 2001 (unaudited)	88
Condensed Consolidated Statements of Operations for the three and six months ended March 31, 2001 and 2000 (unaudited)	89
Condensed Consolidated Statements of Changes in Shareholders' Equity and Comprehensive Loss for the six months ended March 31, 2001 (unaudited)	90
Condensed Consolidated Statements of Cash Flows for the six months ended March 31, 2001 and 2000 (unaudited)	91
Notes to Condensed Consolidated Financial Statements (unaudited)	92
COPYRIGHT CONTROL SERVICES, INC. AND SUBISIDARY FINANCIAL STATEMENTS
Report of Independent Auditors	100
Consolidated Balance Sheets	101
Consolidated Statements of Operations	102
Statements of Shareholders' Equity (Deficit)	103
Consolidated Statements of Cash Flows	104
Notes to Financial Statements	105
A.N.N. AUTOMATION, INC. FINANCIAL STATEMENTS
Independent Auditors' Report	111
Balance Sheets	112
Statements of Operations	113
Statements of Stockholders' Equity (Deficit)	114
Statements of Cash Flows	115
Notes to Financial Statements	116
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Overview	126
Unaudited Pro Forma Condensed Combined Balance Sheet	128
Unaudited Pro Forma Condensed Combined Statements of Operations	129
Notes to Unaudited Pro Forma Condensed Combined Financial Statements	131

Independent Auditors' Report

Board of Directors
Sunhawk.com Corporation

    We have audited the accompanying balance sheet of Sunhawk.com Corporation as of September 30, 2000, and the related statements of operations, shareholders' equity, and cash flows for the years ended September 30, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sunhawk.com Corporation as of September 30, 2000, and the results of its operations and its cash flows for the years ended September 30, 2000 and 1999, in conformity with accounting principles generally accepted in the United States of America.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 16 to the financial statements, the Company has suffered recurring losses from operations, has an accumulated deficit and has plans to acquire A.N.N. Automation, Inc. that also has suffered recurring losses. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are further described in note 16. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Seattle, Washington
April 6, 2001

SUNHAWK.COM CORPORATION

BALANCE SHEET

September 30, 2000
ASSETS
Current assets:
Cash and cash equivalents	$4,646,002
Short-term investments	4,022,297
Accounts receivable	44,219
Other	215,808

Total current assets	8,928,326

Property and equipment, net	916,403
Other assets:
Acquisition costs	106,595
Digital sheet music masters (net of accumulated amortization of $93,750)	583,063
Patents & trademarks, at cost (net of accumulated amortization of $14,027)	136,062
Music catalog distribution rights (net of accumulated amortization of $226,134)	1,092,984
Prepaid digital sheet music masters	893,007
Prepaid scans	506,882
Other	210,038

Total other assets	3,528,631

Total assets	$13,373,360

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Line of credit	$603,492
Accounts payable and accrued expenses	539,936
Notes payable to shareholder	290,000
Payable to Eller McConney LLC	204,261
Accrued interest to shareholder	11,781

Total current liabilities	1,649,470
Payable to Eller McConney LLC	800,000

Total liabilities	2,449,470
Shareholders' equity:
Preferred stock, no par value;
Authorized shares—10,000,000
Outstanding shares—none	—
Common stock, no par value;
Authorized shares—30,000,000
Outstanding shares—3,015,717	19,554,022
Accumulated deficit	(8,630,132)

Total shareholders' equity	10,923,890

Total liabilities and shareholders' equity	$13,373,360

See accompanying notes to financial statements.

SUNHAWK.COM CORPORATION

STATEMENTS OF OPERATIONS

	Year Ended September 30,
	2000	1999
Loss from operations of discontinued digital sheet music business	$(7,030,423)	$(2,834,337)

Net loss	$(7,030,423)	$(2,834,337)

Basic and diluted net loss per common share	$(2.92)	$(2.46)
Weighted average common shares for net loss per share computations:
Basic and diluted	2,405,745	1,154,214

See accompanying notes to financial statements.

SUNHAWK.COM CORPORATION

STATEMENTS OF SHAREHOLDERS' EQUITY

	Common Stock
			Accumulated Deficit	Total Shareholders' Equity
	Shares	Amount
Balance, October 1, 1998	891,559	$197,221	$(3,005,123)	$(2,807,902)
Exercise of common stock options	28,121	225	—	225
Issuance of common stock to acquire music catalog distribution rights	99,073	1,319,118	—	1,319,118
Sale of common stock	112,659	1,500,000	—	1,500,000
Conversion to common stock of notes payable to shareholders including accrued interest of $286,039	267,968	3,568,406	—	3,568,406
Contribution to capital of note payable to shareholder	—	1,000,000	—	1,000,000
Recapitalization of accumulated deficit due to termination of "S" corporation status effective April 1, 1999	—	(4,239,751)	4,239,751	—
Net loss	—	—	(2,834,337)	(2,834,337)

Balance, September 30, 1999	1,399,380	$3,345,219	$(1,599,709)	$1,745,510

Issuance of common stock, net of issuance costs of $3,874,365	1,610,000	15,445,635	—	15,445,635
Common stock issued in exchange for leasehold improvements	1,485	21,347	—	21,347
Common stock issued in exchange for consulting services	833	9,996	—	9,996
Exercise of common stock options	2,977	1,250	—	1,250
Stock warrant based consulting expense	—	325,214	—	325,214
Exercise of warrants issued in conjunction with bridge loan financing	1,042	12,504	—	12,504
Stock warrant based interest expense associated with bridge loan financing	—	392,857	—	392,857
Net Loss	—	—	(7,030,423)	(7,030,423)

Balance, September 30, 2000	3,015,717	$19,554,022	$(8,630,132)	$10,923,890

See accompanying notes to financial statements.

SUNHAWK.COM CORPORATION

STATEMENTS OF CASH FLOWS

	Year Ended September 30,
	2000	1999
OPERATING ACTIVITIES:
Net loss	$(7,030,423)	$(2,834,337)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation and amortization of property and equipment	142,273	79,780
Amortization of other assets	218,208	101,626
Stock and warrant based consulting expense	335,210	—
Stock warrant based interest expense related to issuance of bridge loan warrants	392,857	—
Changes in operating assets and liabilities:
Accounts receivable	(36,570)	(7,649)
CD-ROMS and printed sheet music	17,091	(584)
Other assets	(393,693)	22,665
Deposits	(350)	35,460
Accounts payable and accrued expenses	(169,331)	617,105
Accrued interest on notes payable to Shareholder	(103,613)	115,394

Net cash and cash equivalents used in discontinued operating activities	(6,628,341)	(1,870,540)

INVESTING ACTIVITIES:
Purchase of property and equipment	(783,489)	(137,740)
Purchase of digital sheet music masters	(142,569)	(347,232)
Costs of patents and trademarks	(42,405)	(26,518)
Prepayment for digital scans	(506,882)	—
Purchase of short-term investments	(4,022,297)	—
Acquisition costs	(106,595)	—

Net cash and cash equivalents used in investing activities	(5,604,237)	(511,490)
FINANCING ACTIVITIES:
Issuance of common stock	19,320,000	1,500,000
Offering costs	(2,811,270)	(1,063,095)
Exercise of bridge financing warrants	12,504	—
Proceeds from line of credit, net	503,492	100,000
Proceeds from note payable issued to shareholders	—	1,645,000
Proceeds from (payment of) payable issued to Eller McConney LLC	(165,696)	159,107
Exercise of options	1,250	225

Net cash and cash equivalents provided by financing activities	16,860,280	2,341,237
Net increase (decrease) in cash	4,627,702	(40,793)
Cash and cash equivalents at beginning of period	18,300	59,093

Cash and cash equivalents at end of period	$4,646,002	$18,300

Non-cash investing and financing activities:
Issuance of common stock in conjunction with the acquisition of music catalog distribution rights	$—	$1,319,118
Conversion to common stock of notes payable and accrued interest to shareholders	—	(3,568,406)
Contribution to capital of notes payable to shareholder	—	(1,000,000)
Reclassification of deferred offering costs to common stock	(3,874,365)	—
Obligation incurred for digital sheet music masters to Eller McConney LLC	1,000,000	—
Receipt of digital sheet music masters	(106,993)	—
Issuance of common stock in exchange for leasehold improvements	21,347	—

See accompanying notes to financial statements.

SUNHAWK.COM CORPORATION

NOTES TO FINANCIAL STATEMENTS

1.  DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

    Sunhawk.com Corporation ("Sunhawk.com") was incorporated in the state of Washington on August 20, 1992. Through October 31, 2000, Sunhawk.com primarily sold interactive digital sheet music in its proprietary format and traditional printed sheet music on its Internet retail site at www.sunhawk.com. Sunhawk.com's internally developed proprietary technology solution for digital products, Solero®, allows customers to view, play, print and store the encrypted digital sheet music. This technology can also be applied to other proprietary digital content. Sunhawk.com also sells its technology solutions to owners of proprietary digital products interested in selling their content over the Internet.

    On November 2, 2000 Sunhawk.com acquired Copyright Control Services, Inc. ("CCS") in a share exchange agreement. CCS provides digital asset management and intellectual property infringement notification services—with particular focus on the Internet—on an industry-by-industry basis.

    As a result of the acquisition of CCS, Sunhawk.com modified its business strategy for 2001 (the "2001 Plan"), which redirects the Company's focus away from its digital sheet music business to provide global digital asset management services. The 2001 Plan is to provide services to allow digital content owners, service providers, information portals and law enforcement agencies to identify, trace, track and provide notice of intellectual property infringement to owners of such intellectual property or other persons or entities in the intellectual property distribution chain. Additionally, the Company plans to provide services to identify purveyors of access and payment fraud, proprietary information distribution and illicit materials over the networks. The Company's new business strategy capitalizes on the Company's acquisition of CCS.

    As a part of the 2001 Plan, Sunhawk.com has decided to indefinitely discontinue further development and marketing of digital sheet music and the Solero viewer, used to view, play, print and store sheet music in encrypted digital format. In January 2001, the Board of Directors authorized the Company to sell its digital sheet music business to Marlin Eller, President and CEO of the Company (see note 15).

    The operating results of the discontinued operations have been segregated from the continuing operations and have been reported as a separate line item within the statements of operations for each of the years presented. See Note 15 for summarized results of the discontinued operations.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

    Sunhawk.com considers all liquid investments with maturities of 90 days or less at date of purchase to be cash equivalents.

SHORT-TERM INVESTMENTS

    At September 30, 2000, short-term investments consist primarily of debt securities issued by governmental agencies and are carried at amortized cost which approximates fair value. All of the Company's short-term investments mature in less than one year and are categorized as held-to-maturity.

FINANCIAL INSTRUMENTS

    Financial instruments consist of cash and cash equivalents, short-term investments, accounts receivable, accounts payable, payable to Eller McConney LLC and notes payable to shareholder. The fair value of all financial instruments approximates their carrying amounts based on the current rate offered for similar instruments. The Company does not have financial instruments with off-balance-sheet risk.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets, which range from three to five years. Amortization on leasehold improvements is calculated over the remaining term of Sunhawk.com's office lease. At September 30, 2000, Sunhawk.com had a work in process balance of $119,204. This balance represents the purchase price and related consulting services for an accounting software package that is currently being implemented. No depreciation has been taken on the software as of September 30, 2000 as the software has not yet been placed in service.

ACQUISITION COSTS

    Acquisition costs represent costs incurred during the fiscal year 2000 relating to the acquisition of Copyright Control Services, Inc. ("CCS"). These costs were capitalized as part of the purchase price of CCS.

DIGITAL SHEET MUSIC MASTERS

    Digital sheet music masters are valued at cost less accumulated amortization. Digital sheet music masters are amortized over the shorter of (1) the estimated useful life of the music category, or (2) the estimated useful life of the related electronic medium, or (3) the remaining term of the underlying music licensing agreement (for licensed music). The amortization periods generally range from two to ten years. Amortization expense is included in cost of goods sold and was $62,653 and $20,946, for the years ended September 30, 2000 and 1999, respectively.

    During the years ended September 30, 2000 and 1999, Sunhawk.com received 35,318 and 24,464 pages of digital sheet music, respectively, from Avtograf and Music Production International, its Russian sub-contractors (see note 12). These pages represent approximately 90% and 64% of the total digital sheet music pages produced for the years ended September 30, 2000 and 1999, respectively. Approximately 50% of the digital sheet music masters balance at September 30, 2000 represents production received from Russia. Since all of Sunhawk.com's production will come from Russia during fiscal year 2001, the unexpected disruption or cessation of production services would require Sunhawk.com to identify alternative production facilities which may cause an increase in production costs.

PATENTS AND TRADEMARKS

    Patents and trademarks are stated at cost less accumulated amortization. Amortization is calculated on a straight-line basis over fifteen years. Amortization expense is included in selling, general and administrative expense and was $4,799 and $5,302, for the years ended September 30, 2000 and 1999, respectively.

MUSIC CATALOG DISTRIBUTION RIGHTS

    Music Catalog Distribution rights are stated at cost less accumulated amortization. Amortization is calculated on a straight-line basis over the remaining term of the underlying distribution agreement, approximately seven and one-half years. Amortization expense is included in the cost of goods sold and was $150,756 and $75,378 for the years ended September 30, 2000 and 1999, respectively.

PREPAID DIGITAL SHEET MUSIC MASTERS AND SCANS

    Prepaid digital sheet music masters and scans are valued at cost. Digital scans, like digital masters, are digital files of copyrighted sheet music but do not have the interactive enhancement that the digital masters do. As prepaid digital sheet music masters and scans are received and accepted from Music Production International, Inc., a Russian corporation, they are capitalized as digital sheet music masters and amortized accordingly.

REVENUE RECOGNITION

    Revenue from product sales is recorded when products are purchased and downloaded by the customer via the Internet or shipped via mail. Shipping charges are separately charged to the customers and are included in sales. Shipping expenses are recorded in cost of good sold.

ROYALTIES

    In conjunction with the various distribution agreements, Sunhawk.com is required to pay royalties ranging from 10% to 70% on gross receipts less credit card processing fees to the respective music publishers on each digital music title sold. Total royalty expense incurred during the years ended September 30, 2000 and 1999, amounted to $70,623 and $38,159, respectively, and is recorded in cost of goods sold.

ADVERTISING COSTS

    Advertising costs, including promotional materials, are expensed as incurred. Costs for placement of advertising are prepaid and charged to expense at the time the advertisement is initially publicized. Advertising expense totaled $566,142 and $218,043, during the years ended September 30, 2000 and 1999, respectively.

IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

    The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

FEDERAL INCOME TAXES

    The shareholders of Sunhawk.com changed their election from an "S" corporation to a "C" corporation effective April 1, 1999. As an "S" corporation, any tax liability or benefit is passed directly to the shareholders. Accordingly, Sunhawk.com did not record any tax provision or benefit prior to April 1, 1999.

    Subsequent to April 1, 1999, Sunhawk.com accounts for income taxes under the liability method. Under the liability method, deferred tax assets and liabilities are determined based on operating losses, tax credit carryforwards and the differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to be recovered. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.

STOCK-BASED COMPENSATION

    The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB No. 25), and related interpretations, in accounting for employee stock options rather than the alternative fair value accounting allowed by Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS No. 123). APB No. 25 provides that the compensation expense relative to the Company's employee stock options is measured based on the intrinsic value of the stock option. SFAS No. 123 requires companies that continue to follow APB No. 25 to provide a pro forma disclosure of the impact of applying the fair value method of SFAS No. 123 (see Note 8). The Company accounts for stock awards issued to non-employees in accordance with the provisions of SFAS No. 123 and the Emerging Issues Task Force consensus in Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services (EITF No. 96-18). Such awards are expensed based on the fair value of the award at the date that the related performance has been completed.

NET LOSS PER SHARE

    Basic and diluted net loss per share is computed based on the weighted-average number of common shares outstanding during each period. The effect of stock options and warrants are excluded from the calculations because they are anti-dilutive. Dilutive potential securities for the years ended September 30, 2000 and 1999 included options and warrants to purchase approximately 681,441 and 17,932 common shares, respectively.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    The Financial Accounting Standards Board issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS No. 133) in June 1998. This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation. SFAS No. 133, as amended, is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. The adoption of this statement is not expected to have a material impact on Sunhawk.com's consolidated financial statements as Sunhawk.com does not currently hold any derivative instruments.

    In December 1999, the Securities and Exchange Commission released Staff Accounting Bulletin No. 101 ("SAB 101") "Revenue Recognition in Financial Statements" which the Company adopted on October 1, 2000. SAB 101 provides guidance on revenue recognition issues. SAB 101 did not impact Sunhawk.com's revenue recognition policies.

USE OF ESTIMATES

    These financial statements have been prepared in conformity with generally accepted accounting principles, which require management to make estimates and assumptions that impact amounts reported in the financial statements and accompanying notes. Actual results could differ from those amounts reported and disclosed herein.

RISKS AND UNCERTAINTIES

    To date the Company has made investments to gain access rights to certain music catalogs, produce digital sheet music masters and establish long-term production agreements with certain suppliers. Although the Company currently estimates that assets will be recovered through receipt of the net undiscounted cash flows generated by the related assets, such recoverability is dependent upon the Company achieving profitable operations. The Company will continue to evaluate the recoverability of the above assets, and if events or circumstances indicate that recoverability of such assets might be impaired, the Company plans to reduce the net book value of those assets to their estimated net realizable value. There can be no assurance that write downs will not be necessary in the future or that the net realizable value of these assets will be recoverable.  Since the decision to discontinue the digital sheet music business, these assets and related amortization expense are being included in discontinued operations.

3.  PROPERTY AND EQUIPMENT

    Property and equipment consist of the following at September 30, 2000:

Computers and equipment	$790,146
Leasehold improvements	88,058
Furniture	254,220
Software	50,287
Work in process—Software	119,204

1,301,915
Less accumulated depreciation and amortization	(385,512)

$916,403

4.  AGREEMENTS

DISTRIBUTION AGREEMENTS

    In May and June 1998, Sunhawk.com entered into distribution agreements with Warner Bros. Publications U.S. Inc. and EMI Christian Music Publishing, respectively. These agreements provide Sunhawk.com with nonexclusive rights to distribute selected digital sheet music from the respective music catalogs maintained by Warner Bros. Publications U.S. Inc. and EMI Christian Music Publishing in return for 10-70% royalty payments on Warner Bros. Publications U.S. Inc. and EMI Christian Music Publishing. The original terms of the agreements were approximately ten and five years, respectively.

    The Warner Bros. Publications U.S. Inc. agreement provides Sunhawk.com with nonexclusive right to distribute selected digital sheet music from the Warner Bros. Publications U.S. Inc. music catalog. As a nonforfeitable part of the consideration and as inducement to enter into the agreement, Sunhawk.com agreed to issue 99,073 shares of its common stock to Warner Bros. Publications U.S. Inc., contingent upon either the closing of a firmly underwritten public offering or the private sale or other disposition of 15% or more of Sunhawk.com's common stock then authorized and outstanding.

    As a result of the sale of common stock to certain founders on March 31, 1999, the contingency was removed, the shares were issued to Warner Bros. Publications U.S. Inc. and became fully vested and non-forfeitable under the terms of the agreement. The value of the shares of common stock issued to Warner Bros. Publications U.S. Inc. were measured at the fair value of common stock on issuance date and capitalized as a long-term asset, which is being amortized over the remaining life of the distribution agreement.

    On December 7, 1999, Sunhawk.com entered into a distribution agreement with Maranatha! Music (Maranatha). This agreement provided Sunhawk.com with the non-exclusive right to promote, sell, license and distribute selected digital sheet music from Maranatha's respective music catalog in return for a 50% royalty payment on net sales of Maranatha's product. The term of the agreement is approximately five years.

    On January 5, 2000, Sunhawk.com entered into a distribution agreement with Mel Bay Publications, Inc. (Mel Bay). This agreement provides Sunhawk.com with the non-exclusive and non-transferable right to distribute selected digital sheet music from Mel Bay's music catalog in return for a 50% royalty payment on net sales of Mel Bay's product. The term of the agreement is for approximately five years.

    On June 26, 2000, Sunhawk.com entered into a license and distribution agreement with Naxos of America, Inc. (Naxos). This agreement provides Sunhawk.com with the right to convert Naxos' graphical and audio media into Sunhawk.com's digital format and to distribute it online. The term of the agreement is for approximately two years at which time it will continue on an annual basis unless terminated by either party. Under the terms of this agreement, Sunhawk.com pays Naxos 50% of net receipts from the sale of Naxos product.

DIGITAL SCAN CONVERSION AGREEMENT

    On May 16, 2000, Sunhawk.com entered into a conversion agreement with Music Production International, Inc. (MPI), a Russian corporation which currently digitizes music masters for the Company. Under this agreement, MPI will provide Sunhawk.com with digital scans in exchange for a high-speed foil stamping and die-cutting machine with an invoice cost of $506,882. This agreement has been accounted for as a prepayment for digital scan production services and will be reclassified as digital scans as qualified production is received. This agreement is collateralized by a security interest in the high speed foil-stamping and die-cutting machine until such time as MPI's obligations under the digital scan conversion agreement are completed to Sunhawk.com's satisfaction. Under this agreement, MPI is obligated to provide approximately 1.1 million scans to Sunhawk.com over a six year period, with each scan estimated to cost approximately $0.46. As of September 30, 2000 , no digital scan production services had been received.

CONSULTING AGREEMENTS

    In February 2000, Sunhawk.com entered into Consulting Agreements with two newly appointed members of Sunhawk.com's advisory board. Pursuant to the Consulting Agreements, the advisory board members will provide consulting services to Sunhawk.com, including developing strategic alliances with third parties and introduction to content owners who could benefit from Sunhawk.com's technology. As compensation for the services performed under the Consulting Agreements, the advisory board members were issued five-year warrants to purchase 225,000 shares of Sunhawk.com's common stocks. 112,506 shares underlying these warrants are issuable over a two year period with the remaining 112,494 shares subject to Sunhawk.com's stock price achieving specific closing prices over a period of time. Both consulting agreements are subject to performance criteria and may be cancelled by providing sixty (60) days notice. These agreements are being accounted for in accordance with EITF No. 96-18. As such, final measurement of the warrants are expensed based on the fair value of the warrants at the date the related performance has been completed. The fair value of the 112,506 warrants that are issuable over a two year period is $1,041,000 at September 30, 2000, and is being amortized over the term of the agreement. The fair value was determined using the Black-Scholes method of valuation. Amortization expense was $325,214 for the year ended September 30, 2000. As of September 30, 2000, 89,066 warrants have vested. The remaining 112,494 shares subject to Sunhawk.com's stock price achieving specific closing prices over a two year period have not been valued as issuance of such shares are currently considered remote. In the event the shares are considered probable of issuance their fair value will be determined and amortized over the remaining service period, if any. The warrants may be adjusted for stock splits, recapitalization, or reorganization of Sunhawk.com and are exercisable at the initial public offering price of $12.00 and expire 5 years from the date of grant.

5.  NOTES PAYABLE TO SHAREHOLDER

    During 1999, Sunhawk.com entered into two note payable agreements with a shareholder in the total amount of $290,000. Principal and interest on the notes are due on demand. The notes carry interest at the federal applicable short-term rate, or approximately 5%.

6.  LINE-OF-CREDIT

    On April 27, 2000, Sunhawk.com entered into an $850,000 line-of-credit agreement with a financial institution. The line is guaranteed by Marlin Eller, CEO and President. As of September 30, 2000, borrowings totaling approximately $600,000 were outstanding. Borrowings under the line of credit bear interest at Prime plus 0.5% (10.0% at September 30, 2000) and are due on May 15, 2005. Interest is payable monthly with any unpaid accrued interest due upon maturity of the line-of-credit. The line-of-credit is collateralized by a $1,000,000 short-term investment held in an investment account with the financial institution and earns interest at the annual rate of 6.63% (at September 30, 2000) with a maturity date of March 1, 2001. As the line-of-credit can be paid down at any time, the balance has been classified as short term at September 30, 2000.

7.  SHAREHOLDERS' EQUITY

    On March 30, 1999, the Board of Directors of Sunhawk.com approved the sale of 380,627 shares of common stock to the Eller and McConney 1995 Family Living Trust in exchange for cash of $1,500,000 and the exchange of outstanding notes payable to a shareholder and accrued interest of $3,568,406 outstanding at March 31, 1999. In addition, on March 31, 1999, the Eller and McConney 1995 Family Living Trust contributed capital of $1,000,000 by contributing the remaining notes payable to shareholder outstanding at that date.

    On August 25, 1999, Sunhawk.com's Board of Directors and its shareholders amended its Articles of Incorporation to decrease the total number of shares of common stock which Sunhawk.com has the authority to issue from 20,000,000 to 10,000,000.

    On January 12, 2000, Sunhawk.com's Board of Directors and its shareholders amended it Articles of Incorporation to increase the total number of shares of common stock which Sunhawk.com has the authority to issue from 10,000,000 to 30,000,000. This amendment also granted Sunhawk.com the authority to issue 10,000,000 in preferred stock.

REVERSE STOCK SPLIT

    On March 30, 1999, Sunhawk.com's Board of Directors approved a transaction to give one share for every 6.007 shares of common stock, thereby giving effect to a 1-for-6.007 reverse stock split effective March 31, 1999.

    On December 23, 1999, Sunhawk.com's Board of Directors approved a transaction to give 0.716 shares for every 1 share of common stock, thereby giving effect to a 1-for-1.397 reverse stock split effective December 23, 1999.

    All outstanding common and common equivalent shares and per-share amounts in the accompanying financial statements and related notes to the financial statements have been retroactively adjusted to give effect to these reverse stock splits.

8.  STOCK OPTIONS

STOCK OPTION PLAN

    The Sunhawk.com 1996 Stock Option Plan, as amended, authorized issuance of 800,000 shares of common stock through incentive and nonqualified stock options to any former, current, or future employees, officers, directors, agents or consultants, including members of technical advisory boards, and any independent contractors of Sunhawk.com. Generally, stock compensation, if any, is measured as the difference between the exercise price of a stock option and the fair market value of Sunhawk.com's stock at the date of grant, which is then amortized over the related service period. Options are granted with an exercise price equal to the fair market value of the common stock on the date of the grant, as determined by Sunhawk.com's Board. Generally, options vest over a five-year period and expire ten years from the date of grant.

    A summary of the status of Sunhawk.com's stock option plan as of September 30, 2000, and 1999, respectively and changes during the years then ended are presented below:

	OUTSTANDING OPTIONS
	NUMBER OF SHARES	WEIGHTED- AVERAGE EXERCISE PRICE
Balance at October 1, 1998	60,851	$4.14
Options exercised	(28,121)	0.01
Options canceled	(14,798)	3.95

Balance at September 30, 1999	17,932	10.77
Options granted	277,800	12.34
Options exercised	(2,977)	0.42
Options canceled	(59,452)	12.80

Balance at September 30, 2000	233,303	$12.25

    At September 30, 2000 options to acquire 495,297 shares of common stock were available for future grant.

    The following table summarizes information about stock options outstanding at September 30, 2000:

	OUTSTANDING OPTIONS
EXERCISE PRICE	NUMBER OF SHARES	WEIGHTED- AVERAGE EXERCISE PRICE	WEIGHTED-AVERAGE REMAINING CONTRACTUAL LIFE (YEARS)
$ 0.42—$11.33	57,584	$10.81	9.23
$12.00	93,650	$12.00	9.38
$13.13	71,500	$13.13	9.58
$14.50—$22.65	10,569	$16.36	9.29

	233,303	$12.25	9.40

    At September 30, 2000 and 1999; 4,007 and 3,156 options were exercisable at a weighted average exercise price of $8.92 and $2.06 per share, respectively.

    Sunhawk.com applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its stock option plan. Accordingly, no stock compensation has been recognized for its stock options issued to employees in the accompanying financial statements because the fair value of the underlying common stock was equal to the exercise price of the stock options at grant. Had the stock compensation expense for Sunhawk.com's stock option plan been determined based on the fair value at the grant dates for all options granted, consistent with the fair value method of Statement of

Financial Accounting Standards No. 123, Sunhawk.com's net loss for the years ended September 30, 2000 and 1999 would have been increased to the following pro forma amounts:

	2000	1999
Net loss:
As reported	$7,030,423	$2,834,337
Pro forma	7,472,501	2,859,040
Net loss per share, basic and diluted:
As reported	$2.92	$2.46
Pro forma	3.11	2.48
Weighted average grant date fair value	$9.44	$—

    The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model, assuming no expected dividends. The following weighted average assumptions were utilized in arriving at the fair value of each option grant:

2000
Average risk-free interest rate	6.03%
Average expected life	5 years
Volatility	103%
Dividend yield	0%

9.  COMMON STOCK WARRANTS

    As of September 30, 2000, there were 312,204 warrants which had vested, with an expiration of February 15, 2005. 23,434 warrants outstanding will vest monthly on a straight-line basis until February 2001. There is also a potential for an additional 112,500 warrants to vest provided certain price targets are achieved. Additionally, there are 448,138 shares of common stock reserved for future issuance.

    A summary of the status of warrants issued by Sunhawk.com as of September 30, 2000, and changes during the year then ended are presented below:

	OUTSTANDING WARRANTS
	NUMBER OF SHARES	WEIGHTED- AVERAGE EXERCISE PRICE	WEIGHTED- AVERAGE REMAINING CONTRACTUAL LIFE (YEARS)
Balance at October 1, 1999	—	—	—
Warrants granted	450,013	$13.79	—
Warrants exercised	(1,875)	12.00	—

Balance at September 30, 2000	448,138	$13.80	4.44

    Sunhawk.com accounts for stock awards issued to non-employees in accordance with the provisions of SFAS No. 123 and the ETIF No. 96-18. Final measurement of such awards are expensed based on the fair value of the award at the date that the related performance has been completed. During the year ended September 30, 2000, Sunhawk.com recorded approximately $718,000 in expenses relating to the issuance of warrants.

    The following weighted average assumptions were utilized in arriving at the fair value of each warrant grant:

2000
Average risk-free interest rate	6.03%
Average expected life	5 years
Volatility	103%
Dividend yield	0%

10.  COMMITMENTS

    Sunhawk.com leases equipment and office space under operating lease agreements expiring on various dates through September 2003. Future minimum lease commitments under noncancelable operating leases at September 30, 2000 are as follows:

Year ending September 30:
2001	$276,181
2002	327,833
2003	296,140

Total minimum lease payments	$900,154

    Total rent expense paid during the years ended September 30, 2000 and 1999, amounted to $346,266 and $334,494, respectively. Sublease income, which is netted against rent expense, totaled $4,500 for fiscal year 2000. There was no sublease income in fiscal year 1999. The above minimum lease commitments are net of future minimum sublease rental income of $80,794 and $28,221 for 2001 and 2002, respectively.

11.  FEDERAL INCOME TAXES

    Sunhawk.com, with the consent of its shareholders, elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code from August 20, 1992 (date of inception) through March 31, 1999, when it became no longer eligible to be taxed as such. Accordingly, through March 31, 1999, the shareholders of Sunhawk.com were entitled to report on their personal income tax returns their proportionate share of Sunhawk.com's operating losses. Effective April 1, 1999, Sunhawk.com became subject to federal corporate income taxes and therefore began to account for income taxes in accordance with Statement of Financial Accounting Standard No. 109 "Accounting for Income Taxes." There was no income tax provision in 2000 or 1999 due to the operating losses.

    A reconciliation of the income tax provision is as follows:

SEPTEMBER 30, 2000
Income tax benefit based on federal statutory rate of 34%	$(2,390,300)
Permanent difference	1,100
Increase in valuation allowance	2,389,200

Income tax provision	$—

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The approximate significant components of Sunhawk.com's deferred tax assets and liabilities are as follows:

SEPTEMBER 30, 2000
Deferred tax assets:
Net operating loss carryforwards	$2,783,100
Stock-based compensation	110,600
Accrued expense	12,900
Total deferred tax assets	2,906,600
Valuation allowance for deferred tax assets	(2,850,400)
Deferred tax liabilities:
Depreciation and amortization	(56,200)

Net deferred tax asset	$—

    At September 30, 2000, Sunhawk.com had net operating loss carryforwards (NOLs) of approximately $8,185,000, which, if not utilized, will expire in the year 2020. Utilization of NOLs may be limited in any given year due to ownership changes that have occurred as a result of sales of stock and by alternative minimum tax (AMT) restrictions, depending upon each year's AMT calculation.

12.  RELATED-PARTY TRANSACTIONS

    Prior to February 14, 2000, Sunhawk.com paid Eller McConney LLC, wholly owned by Marlin Eller and Mary McConney, executive officers of Sunhawk.com and trustees of a trust which owns a significant number of shares of Sunhawk.com, for certain services in connection with the production of digital sheet music masters. Avtograf, a Russian joint stock company in which Eller McConney LLC has a 94% interest, provided these services under an informal agreement with Eller McConney LLC. At September 30, 2000, Sunhawk.com owed $4,261 to Eller McConney LLC for services previously rendered.

    Effective February 14, 2000, Sunhawk.com entered into a five-year assignment and assumption agreement with Avtograf, Eller McConney LLC and Music Production International, a Russian corporation. Under this agreement, Eller McConney LLC assigned all of its rights to receive services for the production of digital sheet music from Avtograf to Sunhawk.com in exchange for a letter agreement that provides, among other things, the payment to Eller McConney LLC the amount of

$1,000,000. Payment of the principal is based on the number of pages received and accepted from Music Production International over a period of five years and is to be paid quarterly in arrears with a maximum principal payment of $200,000 per annum. In connection with this agreement, Avtograf assigned its obligation to provide production services for digital sheet music to Music Production International. As such, Music Production International is obligated to provide production services for digital sheet music to Sunhawk.com at an anticipated minimum rate of 4,500 pages per month totaling 270,000 pages over a period of five years, at no additional cost to Sunhawk.com. The letter agreement reflecting the future payment of $1,000,000 to Eller McConney LLC is accounted for as a prepayment for digital sheet music masters from Music Production International over a period of five years, with recourse to Eller McConney LLC in the event of non-performance. Neither Eller McConney LLC, Mr. Eller, Ms. McConney, nor Sunhawk.com has an ownership interest in Music Production International. During the period from February 14, 2000  through September 30, 2000, approximately 28,900 pages of digital sheet music have been received under this agreement. As such, approximately $107,000 of prepaid digital sheet music masters has been reclassified to digital sheet music masters and has begun to be amortized. Based on the production to date, Sunhawk.com anticipates paying Eller McConney LLC $200,000 during fiscal year 2001.

13.  BRIDGE FINANCING LOAN AGREEMENTS

    On January 12, 2000, Sunhawk.com entered into an Agency agreement with Joseph Gunnar & Co., LLC to obtain from third parties bridge financing loans totaling $1,000,000. The loans bore interest at a rate of 8.5% per annum and were repaid in full from proceeds received from the initial public offering. In conjunction with the bridge financing loans, a total of 41,680 warrants, which vested immediately upon issuance, were granted to the third parties and became exercisable effective August 15, 2000 at an exercise price of $12.00. As such, using the fair value of the warrants on the date of grant, Sunhawk.com recorded approximately $392,000 in interest expense which is included in the Statement of Stockholders' Equity.

14.  CONTINGENCIES

    In the normal course of business, Sunhawk.com may be subject to proceedings, lawsuits and other claims. All such matters are subject to many uncertainties and outcomes are not predictable with assurance. Consequently, Sunhawk.com is unable to ascertain the ultimate aggregate amount of monetary liability or financial impact with respect to these matters at September 30, 2000. While these matters could affect operating results of any one quarter when resolved in future periods and, while there can be no assurance with respect thereto, it is management's opinion that after final disposition, any monetary liability or financial impact to Sunhawk.com beyond that provided in the Company's annual financial statements as of and for the two years ended September 30, 2000 would not be material to Sunhawk.com's financial position taken as a whole.

    On December 22, 2000, Copyright Ventures, LLC ("Copyright Ventures"), a former shareholder of CCS, informed Sunhawk.com that it will not release or waive any rights or claims it has or may have against Sunhawk.com and CCS pursuant to (i) a Side Letter agreement dated June 26, 2000, (ii) a "supplemental letter" dated August 1, 2000, and (iii) an agreement simply entitled "Agreement" dated October 31, 2000 for payment of a $2,225,000 (to increase to $3,337,500 on January 1, 2001) "priority return" for the purchase of $1,112,500 of CCS Series A Preferred Stock, at $1.00 per share, in

June 2000. Additionally, Copyright Ventures stated that it would bring a cause of action against CCS to enforce payment for at least $1,112,500 of the "priority return."

    On December 22, 2000, Sunhawk.com and CCS stated that they will not accept liability for any part of the "priority return" alleged owed to Copyright Ventures. At present, therefore, we continue to seek a resolution with Copyright Ventures. The ultimate outcome of this matter cannot be determined at this time.

15.  SUBSEQUENT EVENTS

CLASS A COMMON STOCK

    Effective October 25, 2000, the shareholders of Sunhawk.com voted to amend Sunhawk.com's Articles of Incorporation in order to create a new class of common stock to be known as Class A Common Stock. There were 1,125,938 shares of Class A Common Stock authorized with the vote. The Class A Common Stock will have 1/20 the voting power of Sunhawk.com's common stock.

1996 STOCK OPTION PLAN

    Effective October 25, 2000, the shareholders of Sunhawk.com voted to increase the number of shares available for the issuance under Sunhawk.com's 1996 Stock Option Plan from 303,526 to 800,000.

ACQUISITION OF COPYRIGHT CONTROL SERVICES, INC.

    Effective November 2, 2000 and pursuant to the Share Exchange Agreement (the "Agreement") dated August 1, 2000 and amended August 16, 2000, September 29, 2000, and October 13, 2000, Sunhawk.com acquired all of the outstanding shares of Copyright Control Services, Inc. ("CCS"), a UK company that offers custom tailored anti-piracy services to all businesses that are losing revenue or value from copyright infringement on the Internet.

    In total, Sunhawk.com issued an aggregate of 733,760 shares of Common Stock, 733,758 shares of Class A Common Stock, and 483,420 warrants to purchase Common Stock in exchange for 10,827,726 shares of CCS Common Stock and CCS warrants and options. The Class A Common Stock has been placed in escrow and shall be released and converted into common stock only upon the achievement by Sunhawk.com of certain market capitalization criteria within the next 12 to 24 months.

    The acquisition will be accounted for using the purchase method of accounting. Accordingly, the assets and liabilities will be recorded at their estimated fair values as of the acquisition date.

DISPOSAL OF DIGITAL SHEET MUSIC BUSINESS

    On January 29, 2001, the Board of Directors approved an agreement to sell its digital sheet music business to Marlin Eller , Sunhawk.com's President and CEO. The purchase price for the digital sheet music business consists of the return of 500,000 shares of the Company's common stock and the forgiveness of a note payable to the Mr. Eller in the amount of $1,000,000. The sale is subject to shareholder approval. Upon the closing of the transaction, Mr. Eller will resign his position as an officer of Sunhawk. Under terms of the arrangement, Sunhawk.com retains a license to certain technology, which is renewable annually for a period of up to 25 years with an annual renewal fee of

$100,000. The results of the digital sheet music business have been reported as discontinued operations. Operating results of the discontinued digital sheet music business were as follows:

	2000	1999
Sales	$220,561	$100,575
Total cost of goods sold	379,953	171,725

Gross loss	(159,392)	(71,150)
Selling, general and administrative expenses	6,764,423	2,660,933
Total other expense	106,608	102,254

Loss from operations of discontinued digital sheet music business	$(7,030,423)	$(2,834,337)

A.N.N. ACQUISITION

    On March 20, 2001, Sunhawk.com signed a merger agreement with A.N.N. Automation, Inc. ("A.N.N."), a privately-held, Southern California based company that produces and deploys digital video asset and resource management systems, currently for the news broadcast industry. The proposed transaction calls for Sunhawk.com to acquire all the outstanding stock of A.N.N. in exchange for 36% of Sunhawk.com's outstanding stock on a post-transaction basis, and up to an additional 10% of Sunhawk.com's stock if certain revenue targets are met. The transaction is subject to the completion of the sale of Sunhawk.com's digital sheet music business to Marlin Eller. Upon closing of the transaction, it is intended that the executive team of A.N.N. will assume leadership of the newly merged company. It is further intended that upon closing, Sunhawk.com will be renamed and operations will be based in Los Angeles, California and London, England.

16. OPERATIONS AND FINANCING

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company incurred a net loss of ($7,030,423) and has an accumulated deficit of ($8,630,132) as of and for the year ended September 30, 2000.

    Management of the Company has focused efforts recently on its acquisition of CCS and the proposed merger with A.N.N. Automation, Inc. ("ANN"). As part of these efforts, the Company's intention is to secure an increased number and amount of service contracts and through the acquisition of ANN, improve operating efficiencies and increase sales levels. The Company expects to incur additional expenditures as a result of these acquisitions. There can be no assurance that the Company will be able to obtain additional service contracts, improve operating efficiencies or increase sales levels.

    The Company anticipates that additional capital will be expended to fund continued development efforts and to support anticipated future growth. As a result, it is expected that cash will be used in operations. The Company expects that accounts receivable will increase to the extent revenues rise. Any such increase that occurs at the same time or at a greater rate than increases in revenue can be expected to reduce cash and cash equivalents. The Company believes that its current cash and cash equivalents and short-term investments will be sufficient to meet working capital requirements through fiscal 2001. However, additional funding, if needed, may not be available on acceptable terms, if at all. The Company's ability to grow, implement business strategies and continue operations may be limited if additional financing on acceptable terms or increased revenues are not obtained.

SUNHAWK.COM CORPORATION AND SUBSIDIARY
Condensed Consolidated Balance Sheet
(unaudited)

March 31, 2001
ASSETS
Current assets:
Cash and cash equivalents	$2,024,999
Short-term investments	1,996,310
Accounts receivable	47,650
Prepaid expenses	142,619
Other current assets	116,376

Total current assets	4,327,954

Property and equipment, net	214,832
Other assets:
Goodwill	8,769,091
Other purchased intangibles	904,096
Net assets of discontinued operations	3,433,468
Other assets	84,202

Total other assets	13,190,857

Total assets	$17,733,643

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Line of credit	$603,492
Accounts payable and accrued expenses	469,199
Amounts payable in connection with discontinued operations	1,391,485
Related party payable	200,000
Notes payable to shareholder	290,000
Accrued interest to shareholder	19,434

Total current liabilities	2,973,610
Payable to Eller McConney LLC	800,000
Shares subject to redemption option in connection with CCS acquisition	3,337,500
Shareholders' equity:
Preferred stock, no par value:
Authorized shares—10,000,000; outstanding shares—none	—
Common stock, no par value:
Authorized shares—30,000,000; outstanding shares—3,656,080 at March 31, 2001	27,171,762
Class A common stock, no par value:
Authorized shares—1,125,938; outstanding shares—None at March 31, 2001	—
Accumulated other comprehensive loss	(263,928)
Accumulated deficit	(16,285,301)

Total shareholders' equity	10,622,533

Total liabilities and shareholders' equity	$17,733,643

See accompanying notes to condensed consolidated financial statements.

SUNHAWK.COM CORPORATION AND SUBSIDIARY
Condensed Consolidated Statements of Operations
(unaudited)

	Three months ended March 31,		Six months ended March 31,
	2001	2000	2001	2000
Sales	$43,593	$—	$68,865	$—
Cost of goods sold	116,811		219,982	—

Gross loss	(73,218)	—	(151,117)	—
Selling, general and administrative	1,770,652	—	3,487,422	—

Loss from operations	(1,843,870)	—	(3,638,539)	—
Other income, net	155,754	—	228,592	—

Net loss from continuing operations	(1,688,116)	—	(3,409,947)	—
Discontinued operations:
Loss from operations of discontinued digital sheet music business	—	(2,163,910)	(1,697,988)	(3,207,405)
Loss on disposal of digital sheet music business including provision of $756,459 and $1,098,935 for operating losses over phase-out period recorded during the three and six months ended March 31, 2001, respectively	(982,259)	—	(2,547,234)	—

Net loss	$(2,670,375)	$(2,163,910)	$(7,655,169)	$(3,207,405)

Net loss from continuing operations per share:
Basic and diluted	$(0.45)	$—	$(0.94)	$—
Net loss from discontinued operations per share:
Basic and diluted	$(0.26)	$(1.00)	$(1.17)	$(1.79)
Net loss per share:
Basic and diluted	$(0.71)	$(1.00)	$(2.12)	$(1.79)

Weighted average common shares for net loss per share computations:
Basic and diluted	3,745,152	2,171,670	3,612,892	1,795,282

See accompanying notes to condensed consolidated financial statements.

SUNHAWK.COM CORPORATION AND SUBSIDIARY
Condensed Consolidated Statements of Shareholders' Equity and Comprehensive Loss
(unaudited)

	Common Stock
			Shareholders' Accumulated Deficit	Accumulated Other Comprehensive Income	Total Shareholders' Equity
	Shares	Amount
Balance, September 30, 2000	3,015,717	$19,554,022	$(8,630,132)	$—	$10,923,890
Issuance of shares of common stock to acquire CCS, net of costs	640,363	5,627,582	—	—	5,627,582
Issuance of warrants to purchase common stock to acquire CCS, net of costs	—	1,247,008	—	—	1,247,008
Stock warrant based consulting expense	—	743,150	—	—	743,150
Comprehensive loss:
Foreign currency translation adjustment	—	—	—	(263,928)	(263,928)
Net loss	—	—	(7,655,169)	—	(7,655,169)
Total comprehensive loss					(7,919,097)

Balance, March 31, 2001	3,656,080	$27,171,762	$(16,285,301)	$(263,928)	$10,622,533

See accompanying notes to condensed consolidated financial statements.

SUNHAWK.COM CORPORATION AND SUBSIDIARY
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended March 31,
	2001	2000
OPERATING ACTIVITIES
Net cash used in continuing operations	$(1,876,192)	$—
Net cash used in discontinued operating activities	(1,306,287)	(3,089,574)

Net cash and cash equivalents used in operations	(3,182,479)	(3,089,574)
INVESTING ACTIVITIES
Purchases of property and equipment	(139,487)	(177,647)
Purchase of digital sheet music masters—discontinued operations	—	(92,945)
Cost of patents and trademarks—discontinued operations	(7,971)	(13,207)
Purchase of investments	—	(3,022,758)
Maturity of investments	2,000,000	—
Cash paid for acquisition, net of cash acquired	(1,165,033)	—

Net cash and cash equivalents provided by (used in) investing activities	687,509	(3,306,557)
FINANCING ACTIVITIES
Proceeds from line of credit—discontinued operations	—	900,000
Payments on line of credit—discontinued operations	—	(400,000)
Proceeds from issuance of common stock, net of offering costs	—	16,471,017

Net cash and cash equivalents provided by financing activities	—	16,971,017
Effect of exchange rate changes on cash	(126,033)	—

Net increase (decrease) in cash and cash equivalents	(2,621,003)	10,574,886
Cash and cash equivalents at beginning of period	4,646,002	18,300

Cash and cash equivalents at end of period	$2,024,999	$10,593,186

Supplemental disclosure of cash flow information—cash paid during the six months ended March 31 for:
Interest	$29,487	$27,764

Non-cash supplementary disclosure:
Shares and warrants issued for acquisition of subsidiary	$10,212,090	$—
Reclassification of deferred offering costs to common stock	—	1,063,095
Prepayment of digital sheet music master to Eller McConney LLC	—	1,000,000

See accompanying notes to condensed consolidated financial statements.

SUNHAWK.COM CORPORATION AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

    Sunhawk.com Corporation ("Sunhawk.com") was incorporated in the state of Washington on August 20, 1992. Through October 31, 2000, Sunhawk.com primarily sold interactive digital sheet music in its proprietary format and traditional printed sheet music on its Internet retail site at http://www.sunhawk.com. Sunhawk.com's internally developed proprietary technology solution for digital products, Solero®, allows customers to view, play, print and store the encrypted digital sheet music. This technology can also be applied to other proprietary digital content. Sunhawk.com also sells its technology solutions to owners of proprietary digital products interested in selling their content over the Internet.

    On November 2, 2000 Sunhawk.com acquired Copyright Control Services, Inc. ("CCS") in a share exchange agreement. CCS provides digital asset management and intellectual property infringement notification services—with particular focus on the Internet—on an industry-by-industry basis.

    As a result of the acquisition of CCS, Sunhawk.com modified its business strategy for 2001 (the "2001 Plan"), which redirects the Company's focus away from its digital sheet music business to provide global digital asset management services. The 2001 Plan is to provide services to allow digital content owners, service providers, information portals and law enforcement agencies to identify, trace, track and provide notice of intellectual property infringement to owners of such intellectual property or other persons or entities in the intellectual property distribution chain. Additionally, the Company plans to provide services to identify purveyors of access and payment fraud, proprietary information distribution and illicit materials over the networks. The Company's new business strategy capitalizes on the Company's acquisition of CCS.

    As a part of the 2001 Plan, Sunhawk.com has decided to indefinitely discontinue further development and marketing of digital sheet music and the Solero viewer, used to view, play, print and store sheet music in encrypted digital format. In January 2001, the Board of Directors authorized the Company to sell its digital sheet music business to Marlin Eller, President and CEO of the Company (see note 4).

    The interim condensed consolidated financial statements reflect all normal and recurring adjustments which management considers necessary for a fair presentation of financial condition and results of operations as of the dates and for the periods presented hererin. The results of operations for the three and six months ended March 31, 2001 are not necessarily indicative of the results of operations for any subsequent quarters or for the full fiscal year ending September 30, 2001.

    Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. These unaudited consolidated financial statements should be read in conjunction with Sunhawk.com's annual report for the fiscal year ended September 30, 2000.

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the financial statements of Sunhawk.com Corporation and its wholly-owned subsidiary, Corporate Control Services, Inc. The operations of CCS since the date of acquisition have been included in the consolidated operating results. All material intercompany balances and transactions have been eliminated in consolidation.

IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

    The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

NET LOSS PER SHARE

    Net loss per common share is based on the weighted-average number of common shares outstanding during the periods. The increase in the weighted average number of shares from September 30, 2000 to March 31, 2001 is primarily due to the issuance of 640,363 common shares and 89,072 shares issuable for nominal consideration under outstanding warrants related to the CCS acquisition. For the three and six months ended March 31, 2001 and 2000, options and warrants to purchase common stock and contingently issuable common stock amounting to 2,431,577 shares and 588,829 shares, respectively, and have been excluded from the computation of net loss per common share because their impact would be antidilutive.

COMPREHENSIVE INCOME

    For the three months ended March 31, 2001, total comprehensive loss was $3,259,974, which consisted of net loss of $2,670,375 and foreign currency translation adjustment of $589,599. For the three months ended March 31, 2000, total comprehensive loss was $2,163,910, which equaled net loss for the quarter.

    For the six months ended March 31, 2001, total comprehensive loss was $7,919,097, which consisted of net loss of $7,655,169 and foreign currency translation adjustment of $263,928. For the six months ended March 31, 2000 total comprehensive loss was $3,207,405, which equaled the net loss for the period.

USE OF ESTIMATES

    These financial statements have been prepared in conformity with generally accepted accounting principles, which require management to make estimates and assumptions that impact amounts reported in the financial statements and accompanying notes. Actual results could differ from those amounts reported and disclosed herein.

RECLASSIFICATIONS

    Certain balances have been reclassified to conform to current year presentation.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    The Financial Accounting Standards Board issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS No. 133) in June 1998. This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation. SFAS No. 133, as amended by SFAS 137, was adopted by the Company on October 1, 2000. The adoption of this statement did not impact Sunhawk.com's consolidated financial statements as Sunhawk.com does not currently hold any derivative instruments.

    In December 1999, the Securities and Exchange Commission released Staff Accounting Bulletin No. 101 ("SAB 101") "Revenue Recognition in Financial Statements" which the Company adopted on October 1, 2000. SAB 101 provides guidance on revenue recognition issues. SAB 101 did not impact Sunhawk.com's revenue recognition policies.

2. ACQUISITION OF COPYRIGHT CONTROL SERVICES, INC.

    On November 2, 2000, Sunhawk.com completed its acquisition of CCS (the "CCS acquisition") pursuant to a definitive share exchange agreement dated August 1, 2000, and amended August 16, 2000, September 29, 2000 and October 13, 2000. Under the terms of the agreement, Sunhawk.com acquired all the issued and outstanding capital stock of CCS in exchange for an aggregate of 733,760 shares of common stock, 733,758 shares of Class A common stock, and 483,420 warrants for common stock. The warrants were issued at a price per share of $0.0001 and are exercisable until 2005.

    The 733,758 shares of Class A common stock as well as the underlying shares for warrants to purchase 392,180 of the 483,420 shares of common stock were placed in a separate escrow and are to be either released to the CCS shareholders, or will revert back to Sunhawk.com, dependent upon the achievement of "market capitalization" thresholds of $100 million in 12 months, $125 million in 18 months and $150 million in 24 months.

    A total of 93,397 of the 733,760 shares of common stock and 2,168 of the 91,240 warrants to purchase common stock issued to the CCS shareholders were placed in a holdback escrow ("holdback shares") subject to release upon the completion of a post-closing balance sheet audit and resolution of certain contingencies. At March 31, 2001, such contingencies had not been resolved, accordingly, the holdback shares are not reflected in the accompanying consolidated financial statements.

    A total of approximately 533,000 of the 733,760 shares of common stock issued to certain former CCS shareholders are subject to a side-agreement amongst the former CCS shareholders for settlement. As part of the side-agreement entered into at the time of the CCS acquisition, Sunhawk has granted a demand registration right to a former CCS shareholder, Copyright Ventures LLC. This right becomes effective after March 30, 2001 and allows Copyright Ventures to request that Sunhawk register a sufficient number of the approximately 533,000 shares to satisfy the settlement amount denoted in the side-agreement of $3,337,500. In the event Sunhawk does not register the shares, Sunhawk may be required to redeem the shares for amounts up to a maximum of $3,337,500. Sunhawk has classified the maximum potential redemption amount of $3,337,500 as a liability since the requirement for the Company to register the securities is considered outside of Sunhawk's control (see note 8).

    For accounting purposes, and therefore as reflected in the accompanying financial statements, the 640,363 shares of common stock and 89,072 warrants to purchase common stock that were not placed in the holdback or market capitalization escrow are included in the consideration for the acquisition. The shares of Class A common stock and the remaining warrants held in escrow will not be recorded as additional consideration for the CCS acquisition until or unless the market capitalization thresholds are achieved. As of March 31, 2001, such market capitalization thresholds had not been achieved. Accordingly, such shares are not reflected in the accompanying consolidated financial statements.

    The acquisition has been accounted for by the purchase method and, accordingly, the results of operations of CCS have been included in Sunhawk.com's consolidated financial statements since November 2, 2000. The excess of the purchase price over the fair value of the net identifiable assets acquired of approximately $10.4 million has been recorded as goodwill and is being amortized on a straight-line basis over three years.

    A summary of the CCS acquisition, excluding the contingent shares and warrants held in escrow, is as follows:

Common shares/warrants issued	729,435
Per share/warrant value	$14.00

Aggregate value ascribed to the share/warrant consideration to be currently accounted for	$10,212,090
Plus:
Transaction costs	1,301,998

Total consideration	$11,514,088

The purchase price allocation is as follows:
Net tangible assets	$55,921
Assembled and trained work force	230,000
Relationships with Internet Service Providers	445,000
Customer relationships	397,000
Goodwill	10,386,167

Total purchase price	$11,514,088

    The following unaudited pro forma financial information presents the combined results of continuing operations of Sunhawk.com and CCS as if the acquisition had occurred as of the beginning of October 1, 2000 and 1999 after giving effect to certain adjustments, including amortization of intangibles. The pro forma financial information does not necessarily reflect the results of operations that would have occurred had Sunhawk.com and CCS constituted a single entity during such periods.

	Three Months Ended March 31,		Six Months Ended March 31,
	2001	2000	2001	2000
Sales	$43,593	$11,532	$81,869	$106,932
Cost of goods sold	(116,811)	(13,833)	(219,982)	128,269
Selling, general and administrative expense	(1,770,652)	(1,017,725)	(3,879,420)	(2,035,450)
Net loss from continuing operations	(1,688,116)	(1,019,965)	(3,788,941)	(2,056,726)
Net loss per share:
Basic and diluted	$(0.45)	$(0.35)	$(1.01)	$(0.81)
Weighted average shares for net loss per share computations:
Basic and diluted	3,745,152	2,901,105	3,745,152	2,524,717

3. CLASS A COMMON STOCK

    Effective October 25, 2000, the shareholders of the Company voted to amend the Articles of Incorporation in order to create a new class of common stock to be known as Class A Common Stock and authorized 1,125,938 shares to be available for issuance. The Class A Common Stock has 1/20th the voting power of the Company's common stock. At March 31, 2001, 733,758 shares of Class A Common Stock have been issued and are held in escrow in relation to the CCS acquisition.

4. OPERATING SEGMENTS

    Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in deciding how to allocate resources and in assessing performance. Sunhawk.com's two operating segments are its digital music business and its recently acquired copyright security business (digital asset management). Prior to the CCS acquisition, Sunhawk.com considered its digital music business to be its sole operating segment; therefore, the operating results for the three and six months ended March 31, 2000 represent the digital music segment.

    The accounting policies of these operating segments are the same as those described in Sunhawk's annual report for the fiscal year ended September 30, 2000.

    A summary of Sunhawk.com's operating segments is as follows:

	Three Months Ended March 31, 2001
	Digital Sheet Music	Digital Asset Management	Corporate Overhead	Total
Sales	$51,313	$43,593	$—	$94,906
Cost of good sold	39,521	116,811	—	156,332

Gross profit (loss)	11,792	(73,218)	—	(61,426)
Selling, general and administrative	(668,251)	(1,308,148)	(462,504)	(2,438,903)

Loss from operations	(656,459)	(1,381,366)	(462,504)	(2,500,329)
Other income, net	—	—	155,754	155,754

Net loss from operations	$(656,459)	$(1,381,366)	$(306,750)	$(2,344,575)

	Six Months Ended March 31, 2001
	Digital Sheet Music	Digital Asset Management	Corporate Overhead	Total
Sales	$111,546	$68,865	$—	$180,411
Cost of good sold	157,107	219,982	—	377,089

Gross loss	(45,561)	(151,117)	—	(196,678)
Selling, general and administrative	(2,308,886)	(2,170,152)	(1,317,270)	(5,796,308)

Loss from operations	(2,354,447)	(2,321,269)	(1,317,270)	(5,992,986)
Other income, net	—	—	228,592	228,592

Net loss from operations	$(2,354,447)	$(2,321,269)	$(1,088,678)	$(5,764,394)

    The Company's revenue from external customers derived from sales within the United States consists of sales under the digital music segment for the three and six-month periods ended March 31, 2001. The Company's revenues from external customers derived from sales in all foreign countries consists of sales under the digital asset management segment for the three and six-month periods ended March 31, 2001. Long-lived assets located in the United States and all foreign countries totaled $3,433,468 and $9,972,221, respectively, as of March 31, 2001.

    On January 29, 2001, the board of directors approved an agreement to sell its digital sheet music business to Marlin Eller, Sunhawk.com's President and CEO. The purchase price for the digital sheet music business consists of the return of 500,000 shares of the Company's common stock and the forgiveness of a note payable to Mr. Eller in the amount of $1,000,000 and cash to Mr. Eller which is currently estimated to be approximately $647,400. The sale is subject to shareholder approval. Upon the closing of the transaction, Mr. Eller will resign his position as an officer of Sunhawk. Under terms of the arrangement, the Company obtains a license to certain technology, which is renewable annually for a period of up to 25 years with an annual renewal fee of $100,000. The results of the digital sheet music business have been reported as discontinued operations. In connection with the discontinuance of the digital sheet music business, the Company recorded a loss on disposal of the business of $982,259 and $2,547,234 during the three and six months ended March 31, 2001. The additional loss on disposal of $982,259 consists of warrants to be issued at the close of the asset sale currently valued at $350,800, a reduction in cash paid to Mr. Eller of approximately $125,000 to adjust an estimated, and $756,459 additional losses incurred or to be incurred above the initial estimate of $342,476, resulting from an extension of the expected transaction closing date from June 30 to August 31, 2001.

    Operating results of the discontinued digital sheet music business are as follows:

	Three Months Ended March 31,		Six Months Ended March 31,
	2001	2000	2001	2000
Net sales	$51,313	$58,377	$111,546	$97,933
Net loss from discontinued operations	$(656,459)	$(2,163,910)	$(2,354,447)	$(3,207,405)

    Assets of the discontinued digital sheet music business are as follows:

March 31, 2001
Current assets	$46,847
Non-current assets	3,386,621

Net assets of discontinued operations	$3,433,468

5. COMMITMENTS AND CONTINGENCIES

    On December 22, 2000, Copyright Ventures, LLC ("Copyright Ventures"), a former shareholder of CCS, informed Sunhawk.com that it will not release or waive any rights or claims it has or may have against Sunhawk.com and CCS pursuant to (i) a Side Letter agreement dated June 26, 2000, (ii) a "supplemental letter" dated August 1, 2000, and (iii) an agreement simply entitled "Agreement" dated October 31, 2000 for payment of a $2,225,000 (to increase to $3,337,500 on January 1, 2001) "priority return" for the purchase of $1,112,500 of CCS Series A Preferred Stock, at $1.00 per share, in June 2000. Additionally, Copyright Ventures stated that it would bring a cause of action against CCS to enforce payment for at least $1,112,500 of the "priority return."

    On December 22, 2000, Sunhawk.com and CCS stated that they will not accept liability for any part of the "priority return" allegedly owed to Copyright Ventures. On May 4, 2001, Sunhawk.com was informed that Copyright Venture's Petition to Compel Arbitration was denied and therefore Sunhawk.com will no longer be a party to any arbitration proceedings that Copyright Ventures brings in regards to the "Agreement" dated October 31, 2000. At present, therefore, we continue to seek a resolution with Copyright Ventures. The ultimate outcome of this matter cannot be determined at this time.

    Further, Sunhawk.com has been advised that David Powell, a former shareholder of CCS and present Sunhawk.com shareholder and member of the Sunhawk.com board of directors, has engaged counsel and may assert that Sunhawk.com should be responsible for all or a part of the "priority return" amount of $3,337,500 sought by Copyright Ventures pursuant to certain contractual arrangements between Copyright Ventures, Mr. Powell and other former CCS shareholders. The Company believes that such a claim would be without merit and intends to vigorously defend itself in the event of such a claim. Although the ultimate outcome of this matter cannot be determined at this time, it is the Company's opinion that after final disposition, any monetary liability or financial impact to Sunhawk.com would not be material to Sunhawk.com's financial position taken as a whole.

    Additionally, in the normal course of business, Sunhawk.com may be subject to proceedings, lawsuits and other claims. All such matters are subject to many uncertainties and outcomes are not predictable with assurance. Consequently, Sunhawk.com is unable to ascertain the ultimate aggregate amount of monetary liability or financial impact with respect to these matters at March 31, 2001. While these matters could affect operating results of any one quarter when resolved in future periods and, while there can be no assurance with respect thereto, it is management's opinion that after final disposition, any monetary liability or financial impact to Sunhawk.com Corporation beyond that provided in the Sunhawk.com financial statements as of and for the six-month period ended March 31, 2001 would not be material to Sunhawk.com's financial position taken as a whole.

6. RELATED-PARTY TRANSACTIONS

NOTES PAYABLE TO SHAREHOLDER

    On August 17, 1999 and September 21, 1999, Sunhawk.com entered into note payable agreements in the amount of $80,000 and $210,000, respectively, with a shareholder. The notes are due on demand, and carry interest at the federal applicable short-term rate, or approximately 5%. Interest expense during the three-month periods ended March 31, 2001 and 2000 was $3,333 and $5,115, respectively while interest expense during the six-month periods ended March 31, 2001 and 2000 was $6,654 and $10,594, respectively.

    On February 2, 2001 and in connection with the proposed sale of the digital sheet music business, the notes were combined and amended as one note payable in the amount of $290,000 plus accrued interest. The note incurs interest at a rate of 10% per annum and is due in monthly installments of $50,000. Upon payment of each installment, the shareholder shall transfer to Sunhawk.com for retirement 25,000 shares of common stock. These shares make up part of the 500,000 share consideration for the digital sheet music business.

CONSULTING AGREEMENTS

    In February 2000, Sunhawk.com entered into Consulting Agreements with a member of its advisory board and a member of its Board of Directors. Pursuant to the Consulting Agreements, the advisory board members will provide consulting services to Sunhawk.com, including developing strategic alliances with third parties, and introduction to content owners who could benefit from Sunhawk.com's technology. As compensation for the services performed under the Consulting Agreement, they were issued five-year warrants to purchase 225,000 shares of Sunhawk.com's common stock. 112,494 shares underlying the warrants are subject to Sunhawk.com's stock price achieving specific closing prices over a period of time. Both consulting agreements are subject to performance criteria and may be cancelled by providing sixty (60) days notice. Sunhawk.com has recorded compensation expense (included as part of the estimated loss of its digital sheet music business) of approximately $743,000 for the six months ended March 31, 2001 related to the 112,506 warrants that will be fully vested at the time the digital sheet music business operations are sold. The remaining 112,494 shares subject to Sunhawk.com's stock price achieving specific closing prices over a two year period have not been valued as issuance of such shares are currently considered remote. Once the shares are considered probable of issuance their fair value will be determined and amortized over the remaining service period, if any. The warrants may be adjusted for stock splits, recapitalization, or reorganization of Sunhawk.com and are exercisable at the initial public offering price of $12.00.

    On November 2, 2000, Sunhawk.com entered into a Consulting Agreement with a shareholder to provide advisory services to Sunhawk.com. Pursuant to the Consulting Agreement, the shareholder will provide consulting services to Sunhawk.com over a two year period. As compensation for the services performed under the Consulting Agreement, the shareholder was issued a five-year warrant to purchase approximately 225,321 shares of Sunhawk.com's common stock. The vesting provision of all shares underlying this warrant are subject to the achievement of certain "market capitalization" thresholds over a two year period. As of March 31, 2001, these warrants are unvested and have not been valued as issuance of such shares are currently considered remote.

STOCK OPTIONS

    On November 2, 2000, the Company granted options to purchase 283,333 shares of common stock to Marlin Eller, CEO and President of Sunhawk.com for employment services under Sunhawk.com's 1996 employee stock option plan as part of the share exchange agreement with CCS. The Company has not recorded stock compensation relating to the options as the exercise price equaled the fair value of the stock on the date of grant.

7. OTHER

    In March 2001 and later amended and restated in May, Sunhawk.com signed a merger agreement with A.N.N. Automation, Inc. ("A.N.N."), a privately-held, Southern California based company that produces and deploys digital video asset and resource management systems, currently for the news broadcast industry. The proposed transaction calls for Sunhawk.com to acquire all the outstanding stock of A.N.N. in exchange for 36% of Sunhawk.com's outstanding stock on a fully diluted post-transaction basis, and up to an additional 1,211,256 shares of Sunhawk.com's stock if certain revenue targets are met. The transaction is subject to the completion of the sale of Sunhawk.com's digital sheet music business to Marlin Eller. Upon closing of the transaction, it is intended that the executive team of A.N.N. will assume leadership of the newly merged company. It is further intended that upon closing, Sunhawk.com will be renamed and operations will be based in Los Angeles, California and London, England.

8. SUBSEQUENT EVENTS

    During April 2001, Sunhawk.com entered into three separate note payable agreements with A.N.N. totaling $560,000. Each note bears interest at 8% per annum and the total note amount will be cancelled as part of the consideration paid for the merger between Sunhawk.com and A.N.N.

    On May 2, 2001, Sunhawk.com filed with the Securities and Exchange Commisssion an SB-2 Registration Statement whereby it registered approximately 533,000 shares of its common stock on behalf of certain selling shareholders that were obtained in connection with Sunhawk.com's acquisition of CCS in November 2000.

9. OPERATIONS AND FINANCING

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company incurred a net loss of $7,655,169 and has an accumulated deficit of $16,285,301 for and as of the six month period ended March 31, 2001.

    Management of the Company has focused efforts recently on its acquisition of CCS and the proposed merger with A.N.N. Automation, Inc. ("ANN"). As part of these efforts, the Company's intention is to secure an increased number and amount of service contracts and through the acquisition of ANN, improve operating efficiencies and increase sales levels. The Company expects to incur additional expenditures as a result of these acquisitions. There can be no assurance that the Company will be able to obtain additional service contracts, improve operating efficiencies or increase sales levels.

    The Company anticipates that additional capital will be expended to fund continued development efforts and to support anticipated future growth. As a result, it is expected that cash will be used in operations. The Company expects that accounts receivable will increase to the extent revenues rise. Any such increase that occurs at the same time or at a greater rate than increases in revenue can be expected to reduce cash and cash equivalents. The Company believes that its current cash and cash equivalents and short-term investments will be sufficient to meet working capital requirements through fiscal 2001. However, additional funding, if needed, may not be available on acceptable terms, if at all. The Company's ability to grow, implement business strategies and continue operations may be limited if additional financing on acceptable terms or increased revenues are not obtained.

COPYRIGHT CONTROL SERVICES, INC.
AND SUBSIDIARY

Report of Independent Auditors

To The Board of Directors
Corporate Control Services, Inc.

    We have audited the accompanying consolidated balance sheets of Corporate Control Services, Inc. and subsidiary as of September 30, 2000 and 1999 and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Corporate Control Services, Inc. and subsidiary at September 30, 2000 and 1999, and the consolidated results of their operations and their consolidated cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States.

                      /s/ ERNST & YOUNG

                      ERNST & YOUNG

Reading, England
February 26, 2001

COPYRIGHT CONTROL SERVICES, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	September 30, 2000	September 30, 1999
Assets
Current assets:
Cash	$134,038	$1,835
Accounts receivable	43,960	21,756
Prepaid expense	571	417

Total current assets	178,569	24,008

Property and equipment, net	68,557	60,423
Other assets:
Deposits	11,726	13,062

Total assets	$258,852	$97,493

Liabilities and Shareholders' Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$289,688	$284,313
Notes payable to related parties	—	206,656

Total current liabilities	289,688	490,969
Commitments (Note 9)
Redeemable convertible Series A preferred stock, par value $1.00 Authorized—1,300,000 shares Issued and outstanding—1,252,884 shares at September 30, 2000 (liquidation preference $1,252,884)	1,879,326	—
Shareholders' equity (deficit):
Common stock, par value of $0.0001 Authorized—10,000,000 shares 8,801,903 shares issued and 8,669,614 shares outstanding at September 30, 2000; 8,199,215 shares issued and outstanding at September 30, 1999	880	819
Additional paid in capital	7,915,341	484,521
Deferred stock-based compensation	(6,312,794)	—
Treasury stock (132,289 shares)	(13)	—
Accumulated deficit	(3,640,413)	(883,324)
Accumulated other comprehensive income	126,837	4,508

Total shareholders' equity (deficit)	(1,910,162)	(393,476)

Total liabilities and shareholders' equity (deficit)	$258,852	$97,493

See accompanying notes to consolidated financial statements.

COPYRIGHT CONTROL SERVICES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended September 30,
	2000	1999
Revenue	$188,869	$150,146
Cost of revenue	327,300	261,163
Gross loss	(138,431)	(111,017)
Selling, general and administrative expense	1,993,165	722,529
Loss from operations	(2,131,596)	(833,546)
Other income (expense)
Interest income	949	98

Net loss	$(2,130,647)	$(833,448)

See accompanying notes to consolidated financial statements.

COPYRIGHT CONTROL SERVICES, INC. AND SUBSIDIARY

STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

	Common Stock
							Accumulated Other Comprehensive Income
			Additional Paid In Capital	Deferred Stock-based Compensation	Treasury Stock	Accumulated Deficit
	Shares	Amount						Total
Balance, September 30, 1998	1,595	$—	$3	$—	$—	$(49,876)	$(877)	$(50,750)
Issuance of common stock to founders in October 1998	72,288	7	155	—	—	—	—	162
Issuance of shares to founder of Chinerose for a note	6,944,962	694	454,489	—	—	—	—	455,183
Issuance of common stock in June 1999	369,413	37	24,963	—	—	—	—	25,000
Contribution by shareholder in lieu of compensation	—	—	4,962	—	—	—	—	4,962
Issuance of shares to founders of CCS in August 1999	810,957	81	(51)	—	—	—	—	30
Net loss	—	—	—	—	—	(833,448)	—	(833,448)
Currency translation adjustments	—	—	—	—	—	—	5,385	5,385

Comprehensive loss	—	—	—	—	—	—	—	(828,063)

Balance, September 30, 1999	8,199,215	819	484,521	—	—	(883,324)	4,508	(393,476)
Issuance of shares in June 2000	10,650	1	7,837	—	—	—	—	7,838
Exercise of options in July 2000	66,561	7	48,993	—	—	—	—	49,000
Issuance of shares in July 2000	25,477	3	18,747	—	—	—	—	18,750
Repurchase of shares	(132,289)	—	—	—	(13)	—	—	(13)
Issuance of shares for consulting agreement	500,000	50	369,950	(297,013)	—	—	—	72,987
Accretion of redemption value of Series A preferred stock	—	—	—	—	—	(626,442)	—	(626,442)
Value of options and warrants issued for services	—	—	6,985,293	(6,015,781)	—	—	—	969,512
Net loss	—	—	—	—	—	(2,130,647)	—	(2,130,647)
Currency translation adjustments	—	—	—	—	—	—	122,329	122,329

Comprehensive loss	—	—	—	—	—	—	—	(2,008,318)

Balance, September 30, 2000	8,669,614	$880	$7,915,341	$(6,312,794)	$(13)	$(3,640,413)	$126,837	$(1,910,162)

See accompanying notes to consolidated financial statements.

COPYRIGHT CONTROL SERVICES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended September 30,
	2000	1999
Operating Activities
Net loss	$(2,130,647)	$(833,448)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	22,262	22,591
Compensation related to shares, options and warrants issued for services	1,092,087	444,627
Changes in operating assets and liabilities:
Increase in accounts receivable	(28,095)	(21,481)
Increase in prepaid expense	(207)	(412)
Increase in accounts payable and accrued expenses	36,200	251,755

Net cash used in operating activities	(1,008,400)	(136,368)
Investing Activities
Purchase of property and equipment	(30,396)	(39,491)
Net cash used in investing activities	(30,396)	(39,491)
Financing Activities
Proceeds from issuance of Series A preferred stock	1,062,667	—
Repurchase of shares	(13)	—
Proceeds from (repayment of) notes payable issued to related parties, net	(16,439)	115,481
Proceeds from issuance of common stock	26,000	40,710
Net cash provided by financing activities	1,072,215	156,191

Foreign currency exchange translation adjustment	98,784	8,588
Net increase (decrease) in cash	132,203	(11,080)
Cash at beginning of the year	1,835	12,915
Cash at end of the year	$134,038	$1,835

See accompanying notes to audited consolidated financial statements.

COPYRIGHT CONTROL SERVICES, INC. AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

1.  Description of Business And Liquidity

Business and Organization

    Chinerose Limited (Chinerose) was incorporated on September 17, 1998, and is a privately held company with limited liability registered in England and Wales which carries on business under the name Copyright Control Services. On August 27, 1999, Copyright Control Services, Inc. (CCS) was incorporated in the state of Delaware. On October 4, 1999, CCS exchanged 2,775,000 shares of its common stock for 1,000,000 shares of common stock in Chinerose, whereupon Chinerose became a wholly owned subsidiary of CCS. This was an exchange of shares in Chinerose for shares in a newly formed entity with no operations prior to the exchange and accordingly, the historical bases of Chinerose have been carried forward to CCS.

    On November 2, 2000, CCS was acquired by Sunhawk.com Corporation ("Sunhawk.com"), a publicly traded company incorporated in the state of Washington.

    Chinerose contracts primarily in the UK, with companies owning intellectual digital content to provide security services and protection solutions.

Liquidity

    In 2000 CCS issued 1,252,884 Series A preferred stock at $1.00 per share and received additional financing of $1,062,667 net of settlement of notes payable of $190,217.

    For the year ended September 30, 2000, CCS recorded a net loss of $2,130,647, and had an accumulated deficit of $3,640,413 at that date. At September 30, 2000, CCS did not have sufficient funds available to fund operations for the foreseeable future. Sunhawk.com has agreed to provide ongoing financial support, as required, to enable CCS to continue its operations through March 2002.

2.  Summary of Significant Accounting Policies

Principles of Consolidation

    The consolidated financial statements include the accounts of CCS and its subsidiary Chinerose (collectively the "Company"). Intercompany transactions and balances are eliminated on consolidation.

Cash and Cash Equivalents

    The Company considers all highly liquid investments with maturities of three months or less, when purchased, to be cash equivalents.

Property and Equipment

    Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets, which range from three to seven years.

Accounting for Foreign Currency Translation and Transactions

    The functional currency is the pound sterling, which is the operating currency because operating transactions are conducted through CCS Limited in the UK. For financial reporting purposes, assets and liabilities are translated into U.S. dollars at year-end rates, and income and expenses are translated at average exchange rates prevailing during the period. Translation adjustments arising from differences in exchange rates from period to period have been reported as other comprehensive loss in shareholders' equity.

Revenue Recognition

    The Company's contract revenues are derived from services performed in identifying copyright infringements on the internet. Revenue is recognized ratably over the term of the contract.

Income Taxes

    The liability method is used to account for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities that are measured using the enacted tax rates and laws that will be in effect when the differences are expected to be recovered. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.

Stock-based Compensation

    The Company has elected to follow Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES (APB Opinion No. 25), and related interpretations, in accounting for employee stock options rather than the alternative fair value accounting allowed by Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION (SFAS No. 123). APB Opinion No. 25 provides that the compensation expense relative to the Company's employee stock options is measured based on the intrinsic value of the stock option. SFAS No. 123 requires companies that continue to follow APB Opinion No. 25 to provide pro forma disclosure of the impact of applying the fair value method of SFAS No. 123 (see note 7). The Company accounts for stock awards issued to non-employees in accordance with the provisions of SFAS No. 123 and the Emerging Issues Task Force consensus in Issue No. 96-18, ACCOUNTING FOR EQUITY INSTRUMENTS THAT ARE ISSUED TO OTHER THAN EMPLOYEES FOR ACQUIRING, OR IN CONJUNCTION WITH SELLING, GOODS OR SERVICES. Such awards are expensed based on the fair value of the award at the date that the related performance has been completed.

Use of Estimates

    The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that impact amounts reported in the financial statements and accompanying notes. Actual results could differ from those amounts reported and disclosed herein.

3.  Property and Equipment

    Property and equipment as of September 30, 2000 and 1999, consists of the following:

	2000	1999
Computers and software	$76,968	$41,652
Vehicles	25,948	28,903
Furniture and fixtures	11,658	13,623

	114,574	84,178
Less accumulated depreciation	(46,017)	(23,755)

	$68,557	$60,423

4.  Notes Payable to Related Parties

    Notes payable to related parties as of September 30, 2000 and 1999, were as follows:

	2000	1999
M. Powell	$—	$13,297
D. Powell, Shareholder	—	193,359

	$—	$206,656

    The notes bore interest at 2% per annum and there were no fixed repayment terms.

5.  Series A Preferred Stock

    The holders of preferred stock shall be entitled to a number of votes equal to the number of shares of common stock into which such stock can be converted.

    The holders of preferred stock are entitled to receive dividends out of assets legally available therefore, prior and in preference to any declaration or payment of any dividend to holders of common stock, at a rate of $0.08 per share per annum (as adjusted for any stock dividends, combinations or splits with respect to such shares). Such dividends shall be payable when, as and if declared by the board of directors. The right to receive dividends is not cumulative, and no right accrues to holders by reason of the fact that dividends are not declared and paid in any prior year.

    The holders of preferred shares have the right to convert their shares into ordinary shares at any time. The number of ordinary shares into which the preferred shares can be converted is determined by dividing the original issue price by a conversion price. The original conversion price is $1.00 and will be adjusted for certain diluting issuances, splits and combinations as defined. The conversion price at September 30, 2000 was $1.00. The preferred shares convert automatically on the earlier of (i) immediately prior to the closing of an underwritten public offering where the per share price is greater than $2.00 and the aggregate proceeds to the Company are not less than $25,000,000.; or (ii) upon approval of holders of greater than 50% of the outstanding shares of preferred stock.

    The preferred stock can be redeemed at the option of the shareholders. The redemption value of the shares is equal to $1.50 per share if the redemption date is prior to September 30, 2000; $2.00 per share if the redemption date is after September 30, 2000 but prior to December 30, 2000; $2.50 per share if the redemption date is after December 30 but prior to June 30, 2001; and $3.00 per share if the redemption date is on or after June 30, 2001.

    The preferred stock has a preference in liquidation of $1.00 per share plus all accrued or declared but unpaid dividends.

6.  Shareholders' Equity (Deficit)

    On June 21, 1999, the CCS Limited Board of Directors approved a stock split of 100 shares for every 1 share of outstanding common stock. On September 23, 2000, the CCS Board of Directors approved a stock split of 2.662 shares for every 1 share of outstanding common stock. The accompanying financial statements have been adjusted retroactively for the effects of these stock splits and the exchange described in Note 1.

    In June 1999, 6,944,962 shares were issued to the majority shareholder in exchange for a note payable to the shareholder of $15,518. The fair value of the Company's common stock at the time of this transaction exceeded the value paid by the shareholder and accordingly an additional charge of $439,665 was recorded for financial reporting purposes.

    In August 1999, the majority shareholder transferred 73,883 shares of common stock owned by him to another shareholder in lieu of compensation amounting to $4,962. Accordingly, a charge of $4,962 was recorded as a capital contribution for financial reporting purposes.

    In June 2000, 10,650 shares were issued for $1,000 to a third party. A charge of $6,838 was recorded for financial reporting purposes because the fair value of the Company's common stock exceeded the purchase price for the shares.

    In July 2000, pursuant to an agreement between the founders of Chinerose, 132,289 shares of common stock were repurchased at par upon one of the founders ceasing employment with the Company.

7.  Common Stock Warrants and Options To Non-Employees

    Options to purchase 66,561 shares at $0.09 were issued to a non-employee in October 1999. In July 2000, the vesting of these options was accelerated and the option holder exercised the options. In addition, 25,477 additional shares were issued to the option holder for $18,750. A charge of $42,750 was recorded for financial reporting purposes to reflect the fair value of the options.

    In May 2000, the Company entered into a two year consulting agreement. As consideration for the consulting services to be provided under the agreement, the company issued 500,000 shares to the consultants. The fair value of the shares amounting to $370,000 is being recognized over the period of the contract. In July 2000, an amendment was made to the consulting agreement to eliminate a provision in the agreement that permitted the consultants to terminate the agreement with twenty days written notice. As consideration for the amendment, the consultants were issued warrants to purchase 3,327,125 shares at $0.25 per share. These warrants are exercisable but subject to repurchase by the company at $0.01 per share. The fair value of these warrants is being expensed over the remaining term of the consulting agreement. The amount expensed in 2000 amounted to $630,879.

    In 2000, the Company issued additional warrants and options to non-employees to purchase 450,000 shares at exercise prices ranging from $0.05 to $1.00 for services rendered. The warrants were exercisable and non-forfeitable when issued and a charge of $305,453 was recorded for financial reporting purposes to reflect the fair value of these warrants. The options are being expensed over their vesting period of two years. The fair value of the options as of September 30, 2000 and the amount expensed in 2000, amounted to $49,590 and $24,795, respectively.

    Warrants and options issued to non-employees are summarized below:

	Outstanding Options and Warrants
	Exercise Price	Number of Shares	Remaining Contractual Life (Years)	Fair Value at Date of Grant
Warrants:
Exercise price	$0.05	360,000	3.50	$0.73
	$1.00	40,000	9.44	$0.67
	$1.00	25,000	9.46	$0.67
	$0.25	3,327,125	9.17	$1.95
Options:
Exercise price	$0.05	25,000	$9.17	$0.06

8.  Stock Options

Stock Option Plan

    Under the terms of the CCS 1999 Stock Option Plan, CCS was authorized to issue 2,395,800 shares of common stock through incentive and nonstatutory stock options to any former, current, or future employees, officers, directors, agents or consultants, including members of technical advisory boards, and any independent contractors of CCS. Generally, stock compensation, if any, is measured as the difference between the exercise price of a stock option and the fair market value of CCS' stock at the date of grant, which is then amortized over the related service period. Options vest over a five-year period and expire ten years from the date of grant. The fair value of the Company's common stock exceeded the exercise price of certain options on the date of grant by $134,165. This difference is being expensed over the vesting period of the options ($8,385 expensed in 2000).

    A summary of the status of the CCS stock option plan is presented below:

	Outstanding Options
			Fair Value of Option at Date of Grant
	Number of Shares	Weighted-Average Exercise Price
Balance at October 1, 1998 and September 30, 1999	—	—	—
Options granted in 2000:	465,866	$0.32	$0.35
Balance at September 30, 2000	465,866	$0.32	$0.35

    The weighted average contractual life of outstanding options at September 30, 2000 was 3.6 years.

    As of September 30, 2000, in connection with the stock option plan, 2,329,239 shares of common stock were available for future issuance. At September 30, 2000, no options were exercisable.

    CCS applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its stock option plan. Had the stock compensation expense for the CCS stock option plan been determined based on the fair value at the grant dates for options granted in 2000, consistent with the fair value method of Statement of Financial Accounting Standards No. 123, CCS' net loss for the years ended September 30, 2000 and 1999 would have been increased to the following pro forma amounts:

	September 30, 2000	September 30, 1999
Net loss:
As reported	$(2,130,647)	$833,448
Pro forma	$(2,132,554)	$833,448

    The fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model using the following weighted-average assumptions: risk-free interest rate of 5.72%, expected life of five years, volatility of 0% and dividend yield of 0%.

9.  Commitments

    CCS leases office space under operating lease agreements expiring in 2008. Future minimum lease payments under noncancelable operating leases at September 30, 2000, are as follows:

2001	$13,500
2002	13,500
2003	13,500
2004	13,500
2005	13,500
thereafter	41,625

$109,125

    Total rent expense paid during the years ended September 30, 2000 and 1999, was $13,500 and $12,122, respectively.

10. Federal Income Taxes

    CCS and Chinerose have not recorded an income tax benefit for losses generated because they have experienced operating losses since inception.

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of CCS deferred tax assets and liabilities as of September 30, 2000 are as follows:

Deferred tax assets:
Net operating loss carryforward	$1,092,124
Total deferred tax assets	1,092,124
Deferred tax liabilities:
Prepaid expense	171
Total deferred tax liability	171
Net deferred tax asset	1,091,953
Valuation allowance for deferred tax assets	(1,091,953)

Total deferred tax asset less valuation allowance	$—

    Since the Company's utilization of deferred tax assets is dependent on future profits, a valuation allowance equal to the deferred tax amounts resulting from operating losses since inception has been provided. At September 30, 2000, CCS had net operating loss carryforward of approximately $3,640,413, which do not expire due to UK tax legislation. The increase in the valuation for the year ended September 30, 1999 was $249,484.

Independent Auditors' Report

The Board of Directors
A.N.N. Automation, Inc.:

    We have audited the accompanying balance sheets of A.N.N. Automation, Inc. (formerly Newsmaker Systems, Inc.) as of December 31, 1999 and 2000, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of A.N.N. Automation, Inc. (formerly Newsmaker Systems, Inc.) as of December 31, 1999 and 2000, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Seattle, Washington
March 23, 2001, except as to note 15 which
  is as of April 30, 2001

A.N.N. AUTOMATION, INC.
(Formerly Newsmaker Systems, Inc.)

Balance Sheets

	December 31,
			March 31, 2001
	1999	2000
			(unaudited)
Assets
Current assets:
Cash	$399,607	67,512	—
Accounts receivable:
Trade, net of allowance of $171,626, $209,357 and $69,485 at December 31, 1999 and 2000 and March 31, 2001, respectively	214,392	201,466	89,904
Related party	59,518	—	—
Inventories	—	118,700	110,264
Prepaid expenses and other current assets	13,107	54,165	104,031

Total current assets	686,624	441,843	304,199
Property and equipment, net	352,243	306,667	242,831
Intangible assets, net	2,041,768	—	—
Other assets	13,916	—	—

Total assets	$3,094,551	748,510	547,030

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Bank overdraft	$—	—	31,126
Line of credit	—	—	50,000
Accounts payable:
Trade	292,600	339,920	391,651
Related party	5,735	91,484	91,484
Accrued expenses	217,743	127,105	283,967
Loan from related parties	2,561,954	100,000	441,500
Deferred revenue	299,953	60,000	109,810

Total current liabilities	3,377,985	718,509	1,399,538

Commitments, contingency and subsequent events
Stockholders' equity (deficit):
Common stock, no par value. Authorized 10,000 shares at December 31, 1999 and 2000 and 3,000,000 shares at March 31, 2001; issued and outstanding; 4,800 shares at December 31, 1999 and 2000 and 1,234,800 at March 31, 2001	3,682,628	30,001	2,238,417
Deferred stock-based compensation	—	—	(2,045,455)
Shareholder note receivable	—	—	(240)
Accumulated deficit	(3,966,062)	—	(1,045,230)

Total stockholders' equity (deficit)	(283,434)	30,001	(852,508)

Total liabilities and stockholders' equity (deficit)	$3,094,551	748,510	547,030

See accompanying notes to financial statements.

A.N.N. AUTOMATION, INC.
(Formerly Newsmaker Systems, Inc.)

Statements of Operations

	Years ended December 31,		Three months ended March 31,
	1999	2000	2000	2001
			(unaudited)
Revenues:
Systems and licenses (including revenues from affiliate of $131,000, $154,000, $6,200 and $0) at December 31, 1999 and 2000 and March 31, 2000 and 2001, respectively	$778,607	1,273,509	123,430	6,557
Maintenance	234,042	500,331	198,583	44,015

Total revenues	1,012,649	1,773,840	322,013	50,572

Costs and operating expenses:
Cost of hardware sales	292,410	519,951	165,315	2,005
Cost of services	861,259	1,374,663	447,154	245,644
Selling and marketing	727,404	1,197,467	467,997	290,058
Research and development	643,982	1,248,780	332,352	236,467
General and administrative	1,383,386	2,256,972	580,675	317,139
Amortization of intangible assets	603,138	603,138	150,785	—

Total operating expenses	4,511,579	7,200,971	2,144,278	1,091,313

Operating loss	(3,498,930)	(5,427,131)	(1,822,265)	(1,040,741)
Interest expense, net	54,273	281,240	48,681	4,489

Net loss	$(3,553,203)	(5,708,371)	(1,870,946)	(1,045,230)

See accompanying notes to financial statements.

A.N.N. AUTOMATION, INC.
(Formerly Newsmaker Systems, Inc.)

Statements of Stockholders' Equity (Deficit)

	Common stock
			Shareholder note receivable	Deferred stock-based compensation	Accumulated deficit	Total stockholders' equity (deficit)
	Shares	Amount
Balances at December 31, 1998	4,800	$3,682,628	—	—	(432,858)	3,249,770
Net loss	—	—	—	—	(3,533,203)	(3,533,203)

Balances at December 31, 1999	4,800	3,682,628	—	—	(3,966,061)	(283,433)
Net loss	—	—	—	—	(5,708,371)	(5,708,371)
Contribution of affiliate note to equity	—	7,301,329	—	—	—	7,301,329

Balances at December 31, 2000 before GWKR, Inc. acquisition	4,800	10,983,957	—	—	(9,674,432)	1,309,525
Effect of acquisition by GWKR, Inc.	—	(10,953,956)	—	—	9,674,432	(1,279,524)

Balances at December 31, 2000	4,800	30,001	—	—	—	30,001
Issuance of common stock (unaudited)	1,230,000	240	(240)	—	—	—
Deferred compensation related to stock option grants (unaudited)	—	2,208,176	—	(2,208,176)	—	—
Amortization of stock-based compensation (unaudited)	—	—	—	162,721	—	162,721
Net loss (unaudited)	—	—	—	—	(1,045,230)	(1,045,230)

Balances at March 31, 2001 (unaudited)	1,234,800	$2,238,417	(240)	(2,045,455)	(1,045,230)	(852,508)

See accompanying notes to financial statements.

A.N.N. AUTOMATION, INC.
(Formerly Newsmaker Systems, Inc.)

Statements of Cash Flows

	Years ended December 31,		Three months ended March 31,
	1999	2000	2000	2001
			(unaudited)
Cash flows from operating activities:
Net loss	$(3,533,203)	(5,708,371)	(1,870,946)	(1,045,230)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest expense not paid	51,700	280,067	48,681	—
Depreciation and amortization	711,777	835,641	202,561	63,836
Amortization of stock-based compensation	—	—	—	162,721
Change in certain assets and liabilities:
Accounts receivable—trade	2,412	12,926	74,368	111,562
Accounts receivable—related party	328,292	59,518	6,222	—
Inventories	—	(118,700)	—	8,436
Prepaid expenses and other assets	(5,202)	(293,080)	(56,925)	(49,866)
Other assets	—	—	13,184	—
Accounts payable—trade	172,941	47,320	301,610	51,731
Accounts payable—related party	5,735	85,749	—	—
Accrued expenses	139,639	(90,638)	59,035	156,862
Deferred revenue	299,947	415,707	(82,164)	49,810

Net cash used in operating activities	(1,825,962)	(4,473,861)	(1,304,374)	(490,138)

Cash used in investing activities—purchase of property and equipment	(231,130)	(417,543)	(328,887)	—

Cash flows from financing activities:
Bank overdraft	—	—	—	31,126
Net proceeds from related party loans	2,310,253	4,559,309	1,310,482	341,500
Repayments of notes payable	(9,552)	—	—	—
Proceeds from line of credit	—	—	—	50,000

Net cash provided by financing activities	2,300,701	4,559,309	1,310,482	422,626

Net increase (decrease) in cash	243,609	(332,095)	(322,779)	(67,512)
Cash at beginning of period	155,998	399,607	399,607	67,512

Cash at end of period	$399,607	67,512	76,828	—

Supplemental disclosures of cash flow information—cash paid during the period for interest	$2,573	1,173	—	—

Supplemental schedules of non-cash financing activities—contribution of affiliate note to equity	$—	7,301,329	—	—

See accompanying notes to financial statements.

A.N.N. AUTOMATION, INC.
(Formerly Newsmaker Systems, Inc.)

Notes to Financial Statements

December 31, 1999 and 2000

(Information as to March 31, 2001 and the three months ended
March 31, 2000 and 2001 is unaudited)

(1) Nature of Business and Summary of Significant Accounting Policies

    (a) Nature of Business

    A.N.N. Automation, Inc., formerly Newsmaker Systems, Inc., (Company), located in Agoura Hills, California, binds together the software and the devices that make and store video, audio, graphic and text assets. The Company provides a solution to locating, retrieving, sharing, manipulating and editing media assets, then handles the broadcast or publishing of the finished product.

    In 1998, A.N.N. Systems A.S.A. (formerly Nexus Informatics A.S.A.) entered into a merger plan to acquire the Company. A.N.N. Systems A.S.A. acquired the Company for 420,624 shares of its common stock. The acquisition has been accounted for using the purchase method, and accordingly, the purchase price has been allocated to the assets purchased and liabilities assumed based upon their fair values at the date of acquisition. As part of the acquisition, A.N.N. Systems A.S.A. acquired certain identifiable intangible assets, including the Company's existing customer relationships, technology, and the Company's workforce-in-place. A.N.N. Systems A.S.A.'s purchase price has been reflected in the accompanying financial statements.

    On December 31, 2000, the Company was acquired by GWKR Financial, Inc. (GWKR), which is controlled by officers of the Company, for cash of $1. The acquisition has been accounted for using the purchase method, and accordingly, the purchase price has been allocated to the assets purchased and the liabilities assumed based upon their fair values at the date of the acquisition.

    GWKR's purchase price has been reflected in the accompanying financial statements. As a result, the December 31, 2000 balance sheet reflects a different basis of accounting than the Company's historical financial statements prepared prior to December 31, 2000.

    A summary of the purchase price is as follows:

Cash paid	$1
Direct acquisition costs	30,000

Total	$30,001

    The purchase price was allocated to net tangible assets acquired of $30,001.

    The fair value of the net assets acquired as of the acquisition date of December 31, 2000 was $260,617. Given the consideration of $30,001 this resulted in a discount on acquisition of $230,616 which was recorded as a reduction to the non-monetary assets of the Company.

    There was approximately $716,000 of deferred revenue and $266,000 of related deferred direct costs immediately prior to the GWKR purchase of the Company on December 31, 2000. As a result of the accounting for the purchase, the deferred revenue on the December 31, 2000 balance sheet has been re-measured at fair value based on costs expected to be incurred to provide the remaining services plus the Company's estimated gross margin. As a result, the deferred revenue balance as of

December 31, 2000 was adjusted to $60,000. The related deferred costs were not recognized as assets in the purchase accounting.

    The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, the Company has incurred net losses and negative operating cash flows. These factors, among others, raise doubt whether the Company will be able to continue as a going concern for a reasonable period of time.

    The financial statements do not include adjustments relating to the recoverability of recorded asset amounts or the amounts or classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuance as a going concern is dependent on its ability to raise capital and ultimately to achieve profitability.

    Management is presently evaluating capital sources to sustain the Company. No assurances can be given that the Company will be successful in raising additional capital or that the Company will achieve profitability or positive cash flows. If the Company is unable to raise adequate additional capital and achieve profitability and positive cash flows, there can be no assurance that the Company will continue as a going concern. As discussed in note 13, the Company has signed an agreement to merge with Sunhawk.com Corporation ("Sunhawk") that is expected to facilitate availability of funds for operation.

    (b) Interim Financial Statements

    The financial information as of March 31, 2001 and for the three months ended March 31, 2000 and 2001 is unaudited. These interim financial statements have been prepared on substantially the same basis as the audited financial statements and in the opinion of management, contain all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the financial information set forth herein.

    (c) Inventories

    Finished goods inventories, consisting of computer equipment, are stated at the lower of cost or market (net realizable value).

    (d) Property and Equipment

    Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is determined using the straight-line method over the assets' estimated useful lives of three years, or in the case of leasehold improvements, the lesser of estimated useful life or expected remaining lease term.

    The carrying value of long-lived tangible and intangible assets is evaluated for impairment when events or changes in circumstances occur, which may indicate the carrying amount of the asset may not be recoverable. The Company evaluates the carrying value of the assets by comparing the estimated future cash flows generated from the use of the asset and its eventual disposition with the assets' reported net book value.

    (e) Product Development Costs

    Product development expenditures are charged to operations as incurred. Capitalization of certain software development costs is required subsequent to the establishment of technological feasibility. Based on the Company's product development process, technological feasibility is established upon the completion of a working model. Costs incurred by the Company between completion of a working model and the point at which the product is ready for general release have been insignificant.

    (f) Revenue Recognition

    The Company's revenues are primarily derived from the sale of systems and licenses and subsequent maintenance services. Systems and licenses revenues consist of hardware and fees for licenses of the Company's software products, implementation and training. The Company's revenue recognition policies are in compliance with the American Institute of Certified Public Accountants' Statement of Position (SOP) 97-2, Software Revenue Recognition and SOP 98-9, Software Revenue Recognition with Respect to Certain Arrangements.

    The Company recognizes revenue using the residual method pursuant to the requirements of these Statements of Position. Under the residual method, revenue is recognized in a multiple element arrangement when Company-specific objective evidence of fair value exists for all of the undelivered elements in the arrangement, but does not exist for one or more of the delivered elements in the arrangement. At the outset of the arrangement with the customer, the Company defers revenue for the fair value of its undelivered elements such as consulting services and product support and upgrades, and recognizes the revenue for the remainder of the arrangement fee attributable to the elements initially delivered, such as software licenses, when the criteria in SOP 97-2 have been met. If specific objective evidence does not exist for an undelivered element in a software arrangement, which, for the Company, typically relates to arrangements entered into in 2000 where the Company has included a free initial 90-day customer support period, revenue is recognized over the term of the support period commencing upon deployment of the Company's technology in the customer's network.

    Under SOP 97-2, revenue attributable to an element in a customer arrangement is recognized when persuasive evidence of an arrangement exists and delivery has occurred, provided the fee is fixed or determinable, collectibility is probable and the arrangement does not require significant customization of the software. If at the outset of the customer arrangement, the Company determines that the arrangement fee is not fixed or determinable or that collectibility is not probable, the Company defers the revenue and recognizes the revenue when the arrangement fee becomes due and payable.

    Revenue from software maintenance contracts is deferred and recognized ratably as it is earned over the term of the contract, generally one year and 90 days in 1999 and 2000, respectively. Unearned software maintenance revenue is included in deferred revenue. In addition, deferred revenue includes sales of systems and licenses where the only undelivered element is the 90-day maintenance period. Revenues from services, including implementation and training fees, are recognized when the services are performed.

    (g) Stock-Based Compensation

    The Company accounts for its stock option plan for employees in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense related to employee stock options is recorded if, on the date of grant, the fair value of the underlying stock exceeds the exercise price. The Company applies the disclosure-only requirements of Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, which allows entities to continue to apply the provisions of APB Opinion No. 25 for the transactions with employees, and to provide pro forma results of operations disclosures as if the fair-value-based method of accounting in SFAS No. 123 had been applied to these employee stock option transactions. Compensation costs associated with fixed stock awards with pro rata vesting are recognized on a straight-line basis.

    (h) Income Taxes

    The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences and carryforwards are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in results of operations in the period that includes the enactment date. A valuation allowance is recorded to reduce deferred tax assets to amounts which are more likely than not to be realized. Under certain provisions of the Internal Revenue Code of 1986, as amended, the availability of net operating loss and tax credit carryforwards may be subject to limitation if it should be determined that there has been a change in ownership of more than 50% of the Company's stock. Such determination could limit the utilization of net operating loss and tax credit carryforwards.

    (i) Use of Estimates

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    (j) Intangibles

    Intangibles represent goodwill resulting from the excess of the purchase price over the fair value of identifiable assets acquired as well as other specifically identified intangible assets resulting from acquisitions. Intangibles include goodwill, developed technology, customer relationships and assembled workforce and are amortized using the straight-line method over the estimated useful lives of five years for goodwill and developed technology, and three years for customer relationships and assembled workforce.

    (k) Advertising Expenses

    The costs of advertising and promoting products are expensed as incurred. Such cost are included in selling and marketing expense and totaled $49,764 and $101,867 at December 31, 1999 and 2000, respectively, and $196 and $5,301 for the three months ended March 31, 2000 and 2001, respectively.

    (l) New Accounting Pronouncements

    In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133, as amended, requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. This statement, as amended, is effective for the Company beginning January 1, 2001. The adoption of SFAS No. 133 did not have a material impact on the Company's financial position or results of operations.

(2) Concentration of Credit Risk and Fair Value of Financial Instruments

    Credit is extended based on an evaluation of the customer's financial condition and collateral is generally not required. Substantially all of the Company's revenues are derived from a number of customers primarily located in North America. Revenues from customers located in other countries have not been significant.

    The Company's financial instruments consist of cash, accounts receivable, accounts payable and loans from related parties. The Company believes the carrying value of these financial instruments approximates fair value given the market indicators such as prevailing interest rates or a short time to maturity.

(3) Significant Customers

    The Company has receivables from three customers which represent approximately 57% and 82% of net accounts receivable at December 31, 1999 and 2000. One of the customers at December 31, 1999 is a related party and represented 22% of net accounts receivable.

    The Company has sales from one and two entities which represent approximately 24% and 57% of revenues for the years ended December 31, 2000 and 1999, respectively.

(4) Significant Suppliers

    The Company currently purchases the majority of its encoders (an important component of many of its products) from one supplier. Although there are a limited number of manufacturers of the particular device, management believes that other suppliers may provide similar components on comparable terms. A change in suppliers, however, may cause a delay in completing contracts and a possible loss of sales, which would affect operating results adversely.

(5) Property and Equipment

    Property and equipment consists of the following:

	December 31,
			March 31, 2001
	1999	2000
Computers and electronics	$359,578	164,281	164,281
Marketing assets	39,481	90,327	90,327
Furniture and fixtures	57,771	40,866	40,866
Software	11,128	7,445	7,445
Leasehold improvements	20,085	3,748	3,748

	488,043	306,667	306,667
Less accumulated depreciation and amortization	135,800	—	63,836

	$352,243	306,667	242,831

(6) Accrued Expenses

    Accrued expenses consist of the following:

	December 31,
			March 31, 2001
	1999	2000
Payroll and related expenses	$197,979	124,877	277,034
Other	19,764	2,228	6,933

	$217,743	127,105	283,967

(7) Intangible Assets

    Intangible assets consist of the following:

	December 31,
			March 31, 2001
	1999	2000
Workforce in place	$120,000	—	—
Customer list	210,000	—	—
Current technology	170,000	—	—
Goodwill	2,295,690	—	—

	2,795,690	—	—
Less accumulated amortization	753,423	—	—

	$2,041,767	—	—

    As a result of the acquisition of the Company by GWKR at December 31, 2000, the intangible assets were eliminated through acquisition accounting.

(8) Line of Credit

    During 1999, the Company had a line of credit for equipment purchases with a bank providing maximum borrowings of $50,000 at a borrowing rate of 9.6%. The line of credit was secured by substantially all of the assets of the Company and was closed as of December 31, 1999. In February 2001, the Company established a line of credit with a bank providing for maximum borrowings of $50,000 at a borrowing rate of 11.75%. The balance under this line was $50,000 at March 31, 2001. The Bank overdraft of $31,162 at March 31, 2001 was also extended by this bank to bridge the Company's cash requirements and was repaid in full in April 2001.

(9) Related Party Transactions

    At December 31, 1999 and 2000, the Company had a note payable of $2,561,954 and $0 outstanding to A.N.N. Systems A.S.A., respectively. In December 2000, the total balance of the note and related accrued interest of $7,301,329 was converted to equity. Interest expense on the note amounted to $51,700 and $280,067 in the years ended December 31, 1999 and 2000, respectively.

    In December 2000 and February 2001, the Company entered into unsecured notes payable with stockholders. Funds borrowed under the notes accrue interest at 6% per annum. The balance at December 31, 2000 and March 31, 2001 is $100,000 and $211,500, respectively, and are payable on demand.

    The Company and A.N.N. Systems GmbH entered into reciprocal software and services license agreements, which were effective January 1, 2000. The major terms and conditions were that each party was to pay an annual software support fee of $75,000 and pay 50% of the net revenue received through distribution and sublicense of the other party's software. The agreements are for one year, with an automatic renewal term of one year. No net revenues were received by either party in fiscal year 2000 under this agreement.

    Between January 2001 and March 2001, the Company issued $230,000, in convertible notes payable to related parties, including an employee of the Company bearing interest at 6% per annum, due and payable on January 17, 2002. The notes payable will become convertible as follows:

  I.
  At the option of Sunhawk, just prior to the expected merger into Sunhawk shares, by dividing the investment by the closing price on the merger effective date of Sunhawk shares. These shares shall be converted using the same conversion factor as determined by terms stated in the amended and restated agreement and plan of merger.

  II.
  At the option of the note holders, into A.N.N. Automation stock at a rate of $4.00 per share should the merger not take place prior to January 17, 2002.

    As a result of II above, the convertible notes contain a contingent beneficial conversion feature which would be realized if and when the note was converted into the Company's stock. The beneficial conversion feature would result in additional interest expense and additional paid-in capital. The contingent beneficial conversion feature is valued at approximately $118,500 at the commitment date based on the intrinsic value, and calculated as the difference between the conversion price and the estimated fair value of the common stock into which the note is convertible.

(10) Leases

    The Company leases office facilities under a noncancelable operating lease which expires in June 2001. Total future minimum lease payments for operating leases as of December 31, 2000 are $45,738.

    Rent expense amounted to $129,453, $164,921, $45,639 and $25,908 for the years ended December 31, 1999 and 2000 and the three months ended March 31, 2000 and 2001, respectively.

    During 2000, the Company entered into several leases in the San Diego, California area. During 2000, these leases were terminated at an approximate cost of $358,000. These costs were included in general and administrative, sales and marketing and research and development costs as appropriate.

(11) Income Taxes

    The Company's expected income tax benefit determined by applying the federal statutory income tax rate of 34% to pretax loss differs from actual income tax benefit primarily as a result of changes in the valuation allowance for deferred tax assets.

    The tax effects of temporary differences and carryforwards that give rise to significant components of deferred tax assets and liabilities are as follows:

	Years ended December 31,
	1999	2000
Deferred tax assets (liabilities):
Net operating loss carryforwards	$989,549	2,569,571
Depreciation and amortization	12,692	12,692
Cash to accrual method of accounting	(179,808)	(242,152)

	822,433	2,340,111
Less valuation allowance	(822,433)	(2,340,111)

Net deferred tax assets	$—	—

    The net change in the valuation allowance for deferred tax assets in 1999 and 2000 was an increase of $440,588 and $1,517,678, respectively.

    For federal income tax purposes, the Company has net operating loss carryforwards at December 31, 2000 of approximately $7,557,000 which begin to expire in 2019. However, substantially all of the net operating loss carryforwards will not be available to offset future taxable income if any, due to the change of ownership that occurred on December 31, 2000.

(12) 401(k) Savings Plan

    The Company has a 401(k) plan that covers substantially all employees who have met certain eligibility requirements. Employees can contribute a portion of their salary up to the maximum allowed by federal tax guidelines. The Company matches 25% of an employee's deferred salary up to 6% of the employee's qualifying compensation. Employer matching contributions totaled $13,985 and $20,226 for the years ended December 31, 1999 and 2000, respectively, and $7,381 and $3,534 for the three months ended March 31, 2000 and 2001.

(13) Merger with Sunhawk

    On May 16, 2001, the Company signed an amended and restated agreement and plan of merger with Sunhawk that calls for Sunhawk to acquire all of the outstanding stock of the Company in exchange for 36% of Sunhawk's outstanding stock on a post transaction basis, and up to an additional 1,211,517 shares of Sunhawk's stock if certain revenue targets are met.

(14) Stockholders' Equity

    (a) Common Stock

    In January 2001, the Company increased the number of shares of its authorized common stock to 3,000,000. In addition, the Company issued, in connection with the recapitalization and acquisition of the Company by GWKR, a total of 1,200,000 shares to two officers of the Company, who were beneficially the principal shareholders, for a total cash consideration of $240.

    (b) Stock Option Plan

    In January 2001, the Company adopted its Stock Option Plan and reserved an aggregate of 500,000 shares of its common stock for future stock option grants. Options may be granted under the plan to employees, directors and consultants and be designated as incentive or nonqualified stock options at the discretion of the Board of Directors. Generally, options granted under the plan have ten-year terms and vest over three years.

    During the three months ended March 31, 2001, the Company granted 365,000 options to employees at an exercise price of $0.01 per share which vest ratably over three years. The Company uses the intrinsic-value method in accounting for its employee stock-based compensation plans. Accordingly, no compensation cost is recognized for stock options granted where the exercise price of each option equals or exceeds the fair value of the underlying common stock as of the grant date for each stock option. With respect to the 365,000 stock options granted in January 2001, the Company recorded deferred stock compensation of $2,208,176 for the difference at the grant date between the exercise price of each stock option granted and the fair value of the underlying common stock. The fair value was estimated based on the pricing of the proposed merger with Sunhawk. This amount is being amortized on a straight-line basis over the vesting period, generally three years and as a result, $162,721 was recorded as compensation expense during the three-month period ended March 31, 2001.

    At March 31, 2001, 135,000 shares remain available for grant under the Company's stock option plan. None of the options granted to purchase common shares were exercisable at March 31, 2001 and had a weighted average remaining contractual life of 9.75 years.

(15) Subsequent Events

    In April of 2001, the Company issued three promissory notes totaling $560,000 to Sunhawk as part of the planned merger between the companies. Sunhawk has agreed to cancel all indebtedness, obligations and interest owed under the agreement, by the Company, should the merger close on or before August 31, 2001. The notes all carry interest at 8%. Two of the notes aggregating $360,000 are due and payable on August 1, 2001, and the remaining note is due and payable on September 30, 2001.

    In April of 2001, the Company issued convertible notes to two officers of the Company totaling $190,000. The notes bear interest at 6% per annum and are payable in full on August 1, 2001.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Overview of Copyright Control Services, Inc. Acquisition

    On November 2, 2000 Sunhawk.com Corporation ("Sunhawk") acquired Copyright Control Services, Inc. ("CCS") pursuant to a definitive share exchange agreement dated August 1, 2000, and amended August 16, 2000, September 29, 2000 and October 13, 2000. Under the terms of the agreement, Sunhawk acquired all the issued and outstanding capital stock of CCS in exchange for an aggregate of 733,760 shares of common stock, 733,758 shares of Class A common stock and 483,420 warrants from common stock. The warrants were issued at a strike price per share of $0.0001, exercisable for five years until 2005.

    A total of 93,397 of the 733,760 shares of common stock and 2,168 of the 483,420 warrants to purchase common stock issued to CCS shareholders were placed in a holdback escrow subject to resolution of certain contingencies. The 733,758 shares of Class A common stock as well as the underlying shares for warrants to purchase 392,180 of the 483,420 shares of common stock were placed in a separate escrow account and are to be either released to the CCS shareholders, or reverted to Sunhawk, dependent upon the achievement of "market capitalization" thresholds of $100 million in 12 months, $125 million in 18 months and $150 million in 24 months. The Company considers the likelihood of achieving the contingency thresholds as remote; accordingly, the contingent shares are not reflected in the unaudited pro forma condensed combined financial statements at acquisition or at March 31, 2001.

    The 640,363 shares of common stock and 89,072 warrants to purchase common stock that were not placed in the holdback or market capitalization escrow are included in the consideration for the acquisition. The shares of Class A common stock and the remaining warrants held in escrow will not be recorded as additional consideration for the CCS acquisition unless the market capitalization thresholds are achieved. As of March 31, 2001, such market capitalization thresholds have not been achieved.

    The acquisition has been accounted by the purchase method whereby the purchase price of $11.5 million was allocated to the assets acquired and liabilities assumed based on their fair values at the acquisition date. The excess of the purchase price over the fair value of the net identifiable assets acquired of approximately $10.4 million has been recorded as goodwill and is being amortized on a straight-line basis over three years. The fair value of the common stock and warrants issued in the acquisition was estimated to be $14.00 per share. The amount of the total consideration paid to the former shareholders of CCS was determined by arms-length negotiation between the parties.

Overview of Asset Sale

    On January 2, 2001, Sunhawk's chairman, president and chief executive officer, Mr. Marlin Eller, developed an initial proposal to acquire the assets and liabilities associated with the digital sheet music business. The proposed purchase price for the digital sheet music business would include shares of outstanding Sunhawk common stock, the retirement of certain indebtedness payable by Sunhawk to Mr. Eller, and the assumption of certain liabilities associated with Sunhawk's Seattle-based operations. In exchange, Mr. Eller would receive assets related to the digital sheet music business, plus an amount of cash to operate the business for a period of three to six months. Upon completion of Mr. Eller's purchase of the digital sheet music business, Mr. Eller would resign as chairman, president and chief executive officer. This proposal was approved by Sunhawk's board of directors and prompted the execution of an asset purchase agreement. This proposed transaction will be accounted for as an asset sale.

Overview of A.N.N. Automation Acquisition

    On May 16, 2001, Sunhawk signed an amended and restated agreement and plan of merger with A.N.N. Automation, Inc. ("ANN"). The proposed transaction calls for Sunhawk to acquire all the outstanding stock of ANN in exchange for 36% of Sunhawk's outstanding stock on a fully diluted post-transaction basis resulting in 2,607,708 shares, the forgiveness of $560,000 notes payable to Sunhawk which arose in April 2001 through a reduction of common shares issuable (193,103 shares on a converted basis using an agreed to $2.90/share valuation), options to purchase 743,000 shares of Sunhawk's common stock with an exercise price to equal the fair value of Sunhawk's stock at closing and if certain revenue and market capitalization targets are met, up to an additional approximately 1,211,000 and 751,000 shares of Sunhawk's common stock, respectively. As determined by the chief executive officer of Sunhawk, a certain percentage of the earn-out shares may be distributed to employees of ANN who remain employed by Sunhawk. Any earn-out shares distributed to employees will be accounted for as compensation because, to receive any amounts they must remain employees through the earn-out distribution date. The transaction is subject to the completion of the sale of Sunhawk's digital sheet music business to Marlin Eller.

    The proposed acquisition will be accounted for by the purchase method whereby the purchase price of $11.5 million, which includes $1.6 million of estimated transaction costs for legal, accounting and investment banking services including warrants to be issued with an estimated fair value of $562,500, is allocated to the assets acquired and liabilities assumed based on their fair values at the acquisition date. The excess of the purchase price over the fair value of the net identifiable assets acquired of approximately $10.1 million will be recorded as goodwill and will be amortized on a straight-line basis over five years. The fair value of the common stock issued in the acquisition was estimated to be $3.03 per share based on an average of the market price for a three-day period before and after May 16, 2001. The amount of the total consideration paid to the former shareholders of ANN was determined by arms-length negotiation between the parties.

Pro Forma Statements

    The following unaudited pro forma condensed combined balance sheet has been prepared to reflect the asset sale and the purchase of ANN as if they occurred on March 31, 2001. The unaudited pro forma condensed combined statements of operations for the year ended September 30, 2000 and the six months ended March 31, 2001 give effect to the asset sale and the acquisitions of CCS and ANN as if they had occurred on October 1, 1999. The unaudited pro forma condensed combined statements of operations are based on historical results of continuing operations of Sunhawk for the year ended September 30, 2000 and the six months ended March 31, 2001, historical results of operations of CCS for the year ended September 30, 2000 and the period from October 1, 2000 through November 2, 2000 and historical results of operations of ANN for the year ended December 31, 2000 and the six months ended March 31, 2001. No adjustments have been made to conform ANN's fiscal periods to Sunhawk's fiscal periods as the impact would not be significant to the unaudited pro forma condensed financial information. However, revenue and net loss of approximately $1 million and $540,000, respectively, representing the three months ended December 31, 2000 from ANN's historical results have been presented as part of both the unaudited pro forma condensed combined statements of operations for the year ended September 30, 2000 and the six months ended March 31, 2001.

    The unaudited pro forma condensed financial information and accompanying notes is provided for illustrative purposes only and should be read in conjunction with and are qualified by the historical financial statements and notes thereto of Sunhawk, CCS and A.N.N. The unaudited pro forma condensed financial information is intended for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved had the purchases or asset sale been consummated at the dates indicated, nor is it necessarily indicative of future operating results and financial condition.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

March 31, 2001

	Sunhawk	Disposition Pro Forma Adjustments		Subtotal	ANN	Acquisition Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$2,024,999	$(1,391,485	)(a)	$633,514	$—	$(560,000	)(b)	$73,514
Short-term investments	1,996,310	—		1,996,310	—	—		1,996,310
Accounts receivable, net	47,650	—		47,650	89,904	—		137,554
Inventory	—	—		—	110,264	—		110,264
Prepaid expenses and other expenses	258,995	—		258,995	104,031	—		363,026

Total current assets	4,327,954	(1,391,485)		2,936,469	304,199	(560,000)		2,680,668

Property and equipment, net:	214,832	—		214,832	242,831	—		457,663
Goodwill	8,769,091	—		8,769,091	—	10,072,851	(b)	18,841,942
Other purchased intangibles	904,096	—		904,096	—	2,000,000	(b)	2,904,096
Other assets	84,202	—		84,202	—	—		84,202
Net assets of discontinued operations	3,433,468	(3,433,468	)(a)	—	—	—		—

Total assets	$17,733,643	$(4,824,953)		$12,908,690	$547,030	$11,512,851		$24,968,571

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Line of credit	$603,492	$—		$603,492	$50,000	$—		$653,492
Accounts payable and accrued expenses	469,199	170,000	(a)	639,199	767,102	1,000,000	(b)	2,406,301
Bank overdraft	—	—		—	31,126	—		31,126
Amounts payable in connection with discontinued operations	1,391,485	(1,391,485	)(a)	—	—	—		—
Notes payable to related party	200,000	(200,000	)(a)	—	441,500	(230,000	)(c)	211,500
Notes payable to shareholder	290,000	—		290,000	—	—		290,000
Accrued interest on notes payable to shareholder	19,434	—		19,434	—	—		19,434
Deferred revenue	—	—		—	109,810	(42,985	)(c)	66,825

Total current liabilities	2,973,610	(1,421,485)		1,552,125	1,399,538	727,015		3,678,678
Note payable to related party	800,000	(800,000	)(a)	—	—	—		—
Shares subject to redemption option in connection with CCS acquisition	3,337,500	—		3,337,500	—	—		3,337,500
Shareholders' equity:
Common stock and additional paid in capital	27,171,762	(2,603,468	)(a)	24,568,294	2,373,417	7,560,151	(b,c)	34,501,862
Deferred stock-based compensation	—	—		—	(2,180,455)	2,180,455	(c)	—
Shareholder note receivable	—	—		—	(240)	—		(240)
Accumulated other comprehensive loss	(263,928)	—		(263,928)	—	—		(263,928)
Accumulated deficit	(16,285,301)	—		(16,285,301)	(1,045,230)	1,045,230	(c)	(16,285,301)

Total shareholders' equity	10,622,533	(2,603,468)		8,019,065	(852,508)	10,785,836		17,952,393

Total liabilities and shareholders' equity	$17,733,643	$(4,824,953)		$12,908,690	$547,030	$11,512,851		$24,968,571

See notes to unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Year Ended September 30, 2000	Year Ended September 30, 2000				Year Ended December 31, 2000
			Pro Forma Adjustments				Pro Forma Adjustments		Pro Forma Combined
	Sunhawk	CCS			Subtotal	ANN
Sales	$—	$188,869	$—		$188,869	$1,773,840	$—		$1,962,709
Cost of goods sold	—	327,300	—		327,300	1,894,614	—		2,221,914

Gross loss	—	(138,431)	—		(138,431)	(120,774)	—		(259,205)

Selling, general and administrative expense	—	1,993,165	—		1,993,165	3,455,612	—		5,448,777
Product development	—	—	—		—	1,248,780	—		1,248,780
Amortization of intangibles	—	—	3,801,012	(d)	3,801,012	603,138	2,586,570	(e)	6,990,720

Loss from operations	—	(2,131,596)	(3,801,012)		(5,932,608)	(5,428,304)	(2,586,570)		(13,947,482)

Other income (expense), net	—	949	—		949	(280,067)	—		(279,118)

Net loss from continuing operations	$—	$(2,130,647)	$(3,801,012)		$(5,931,659)	$(5,708,371)	$(2,586,570)		$(14,226,600)

Basic and diluted net loss from continuing operations per common share	$(0.00)				$(2.25)				$(2.82)

Basic and diluted weighted average common shares outstanding	2,405,745		229,435	(f)	2,635,180		2,414,605	(f)	5,049,785

See notes to unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

		For the period October 1, 2000 through November 2, 2000
	Six Months Ended March 31, 2001					Six Months Ended March 31, 2001
			Pro Forma Adjustments				Pro Forma Adjustments		Pro Forma Combined
	Sunhawk	CCS			Subtotal	ANN
Sales	$68,865	$13,004	$—		$81,869	$1,083,887	$—		$1,165,756
Cost of goods sold	219,982	—	—		219,982	963,073	—		1,183,055

Gross profit (loss)	(151,117)	13,004	—		(138,113)	120,814	—		(17,299)

Selling, general and administrative expense	1,904,167	389,556	—		2,293,723	1,023,727	—		3,317,450
Product development	—	—	—		—	430,108	—		430,108
Amortization of intangibles	1,583,255	—	316,751	(d)	1,900,006	150,785	1,293,285	(e)	3,344,076

Loss from operations	(3,638,539)	(376,552)	(316,751)		(4,331,842)	(1,483,806)	(1,293,285)		(7,108,933)

Other income (expense)	228,592	—	—		228,592	(101,963)	—		126,629

Net loss from continuing operations	$(3,409,947)	$(376,552)	$(316,751)		$(4,103,250)	$(1,585,769)	$(1,293,285)		$(6,982,304)

Basic and diluted net loss from continuing operations per common share	$(0.94)				$(1.26)				$(1.23)

Basic and diluted weighted average common shares outstanding	3,612,892		(367,740	)(f)	3,245,152		2,414,605	(f)	5,659,757

See notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Pro Forma Adjustments

    The following adjustments were applied to the historical financial statements of Sunhawk, CCS and ANN to arrive at the unaudited pro forma condensed combined financial information:

  a)
  To reflect the disposition of the digital sheet music business. A summary of the disposition and consideration received is as follows:

Cash paid	$1,391,485
Assets disposed	3,433,468
Common stock warrants issued	350,800
Direct expenses	170,000

Total	$5,345,753

Sunhawk common stock received	$2,954,268
Liabilities satisfied in exchange	1,000,000
Liabilities paid	1,391,485

Total	$5,345,753

  b)
  To allocate the purchase price, including approximately $1 million of expected transaction costs incurred in the acquisition, to assets and liabilities of ANN. The excess of the purchase price over the fair value of net identifiable assets acquired is reflected as goodwill and is amortized using the straight-line method over five years. The estimated fair values of assets acquired and liabilities assumed are based upon preliminary estimates and may not be indicative of the final allocation of purchase price consideration.

    A summary of the estimated purchase price for the acquisition and its allocation to assets acquired and liabilities assumed is as follows:

Common shares to be issued	2,414,605
Per share value	$3.03

$7,316,253
Plus:
Fair value of options to be issued	2,054,815
Cash	560,000
Transactions costs, including warrants estimated at $562,500	1,562,500

Total consideration	$11,493,568

Current assets	304,439
Furniture and equipment	242,831
Identifiable intangible assets	2,000,000
Goodwill	10,072,851
Liabilities assumed	(1,126,553)

Total	$11,493,568

  c)
  To eliminate the historical shareholders' equity, deferred revenue and notes payable to related party of ANN not assumed in the acquisition.

  d)
  To record amortization of goodwill and other identifiable intangibles associated with the acquisition of CCS which are amortized over their useful lives of three years.

  e)
  To record amortization of goodwill and other identifiable intangibles associated with the acquisition of ANN which are amortized over their useful lives of three to five years.

  f)
  Unaudited pro forma basic and diluted net loss per share are computed by dividing the unaudited pro forma net loss applicable to common shareholders by the unaudited pro forma weighted average number of common shares outstanding. Potentially dilutive securities were not included in the computation of pro forma basic and diluted net loss per share because their effects would be antidilutive.

    A reconciliation of shares used to compute historical basic and diluted net loss per share to shares used to compute pro forma basic and diluted net loss per share is as follows:

	Year Ended September 30, 2000	Six Months Ended March 31, 2001
Shares used to compute historical basic and diluted net loss per share	2,405,745	3,612,892
Shared issued in CCS acquisition	729,435	132,260
Shares to be reacquired in the music store asset sale	(500,000)	(500,000)

Subtotal, before ANN acquisition	2,635,180	3,245,152
Shares to be issued in ANN acquisition	2,414,605	2,414,605

Shares used to compute pro forma basic and diluted net loss per share	5,049,785	5,659,757

ANNEX A
ASSET PURCHASE AGREEMENT

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ASSET PURCHASE AGREEMENT
BETWEEN
SUNHAWK.COM CORPORATION
a Washington corporation
and
SUNHAWK DIGITAL MUSIC LLC
a Washington limited liability company
DATED:
February 2, 2001

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7.	Additional Covenants		A-15
	7.1	Covenants by Each Party	A-15
		7.1.1 Release of Marlin J. Eller and Seller	A-15
		7.1.2 License Agreements	A-15
		7.1.3 Escrow Agreement	A-15
		7.1.4 Cooperation	A-15
		7.1.5 Expenses	A-15
		7.1.6 Further Assurances	A-15
		7.1.7 Note	A-15
		7.1.8 Hyperlinks	A-15
		7.1.9 Share Escrow Agreement	A-15
		7.1.10 Release From Lock-In	A-15
	7.2	Indemnification	A-16
		7.2.1 By Buyer and Eller	A-16
		7.2.2 By Seller	A-16
		7.2.3 Pledge of Shares	A-16
	7.3	Retention of and Access to Books and Records	A-17
8.	Termination		A-17
	8.1	Termination Events	A-17
	8.2	Effect of Termination	A-17
9.	Default; Remedies		A-17
	9.1	Time of Essence	A-17
	9.2	Remedies	A-17
10.	Definitions and Interpretation		A-18
	10.1	Defined Terms	A-18
	10.2	Construction and Interpretation	A-20
11.	Miscellaneous Provisions		A-20
	11.1	Survival of Covenants	A-20
	11.2	Expenses	A-20
	11.3	Binding Effect	A-21
	11.4	Assignment	A-21
	11.5	Notices	A-21
	11.6	Waiver	A-22
	11.7	Amendment	A-22
	11.8	Severability	A-22
	11.9	Integration	A-22
	11.10	Governing Law	A-22
	11.11	Arbitration	A-22
	11.12	Execution	A-23
	11.13	Incorporation of Recitals, Exhibits, and Schedules	A-23
	11.14	Further Assurances	A-23
	11.15	No Third Party Beneficiaries	A-23

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ASSET PURCHASE AGREEMENT

    THIS ASSET PURCHASE AGREEMENT is made and entered into as of February 2, 2001 (the "Effective Date") by and between Sunhawk.com Corporation, a Washington corporation ("Sunhawk.com" or "Seller"), Sunhawk Digital Music LLC, a Washington limited liability company ("Buyer"), and Marlin Eller ("Eller"), the sole member of Buyer.

Recitals:

    A.  Sunhawk.com owns and operates a digital sheet music, digital rights management and intellectual property infringement notification business in the State of Washington.

    B.  Seller wishes to sell to Buyer certain assets as described in Section 1.2 associated with Seller's digital sheet music business (the "Business") and Buyer wishes to purchase such assets from Seller, in each case on the terms and conditions set forth in this Agreement (this term and all other capitalized terms used herein having the respective meanings set forth in this Agreement).

Agreements:

    In consideration of the foregoing, the mutual covenants of the parties set forth in this Agreement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

    1.  Purchase and Sale of Assets.

      1.1 Purchase and Sale. Seller agrees to sell the Purchased Assets to Buyer, and Buyer agrees to purchase the Purchased Assets from Seller, in each case for the price and on the terms and conditions set forth in this Agreement. Upon payment of the Purchase Price as described in Section 2 hereof and the satisfaction of the other terms of this Agreement, Seller shall sell, transfer, assign and deliver the Purchased Assets to Buyer on the Closing Date free and clear of any and all liens, encumbrances, security interests or obligations, except for Permitted Encumbrances.

      1.2 Purchased Assets. The assets to be sold by Seller to Buyer pursuant to this Agreement (the "Purchased Assets") shall be all of the following:

        (a) The interest of Seller as lessee pursuant to the lease described on Schedule 6.1.5 (the "Sunhawk.com Lease");

        (b) All fixtures and leasehold improvements which are transferable in connection with the Sunhawk.com Lease; and

        (c) Seller's assets described on Exhibit A attached hereto, with the exception of the Excluded Assets described in Section 1.3.

      1.3 Excluded Assets. All assets of Seller not specifically included in the Purchased Assets (the "Excluded Assets") shall not be acquired by Buyer pursuant to this Agreement.

      1.4 Assumption of Certain Liabilities. Buyer shall at Closing assume the following specific liabilities of Seller (the "Assumed Liabilities"), but excluding any other liabilities of Seller whatsoever:

        (a) Except for items to be allocated pursuant to Section 5.3, all liabilities of Seller pursuant to the Sunhawk.com Lease arising after the Closing; and

        (b) Except for items to be allocated pursuant to Section 5.3, all obligations and liabilities of the Business, whether arising before the Closing or to be performed after the Closing,

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    including but not limited to those arising under any of the Contracts or the other Purchased Assets.

      1.5 Excluded Liabilities. Buyer shall not assume any of the liabilities of Seller not identified in Section 1.4 above. Without limiting the generality of the foregoing, Buyer shall not assume any liabilities attributable to any of the Excluded Assets.

    2.  Purchase Price and Payment.

      2.1 Purchase Price. In consideration of (i) the sale, transfer and conveyance to Buyer of the Purchased Assets; and (ii) Seller entering into License Agreements with Buyer, executed and delivered simultaneously with this Agreement, forms of which are attached as Exhibit C and Exhibit D, Buyer shall, at the Closing:

        (a) enter into an Escrow Agreement with Seller, executed and delivered simultaneously with this Agreement, a form of which is attached as Exhibit E (the "Escrow Agreement");

        (b) transfer to Seller three hundred fifty thousand (350,000) shares of Sunhawk.com common stock owned by Buyer (the "Shares"). The number of Shares to be transferred to Seller shall be appropriately adjusted to reflect the effect of any stock split, reverse split, stock dividend, reorganization, recapitalization or other like change with respect to Seller's common stock occurring after the Effective Date and prior to Closing, so as to provide Seller the same economic effect as contemplated by this Agreement prior to such stock split, reverse split, stock dividend, reorganization, recapitalization, or like change;

        (c) cancel and forgive any and all of Seller's debt to Buyer, Eller and their respective affiliates existing as of Closing, except as specifically provided for in this Agreement;

        (d) acknowledge that certain Note of even date herewith payable by Seller to Buyer in the principal amount of $300,000, the form of which is attached hereto as Exhibit B (the "Note"), in consideration of which Buyer shall transfer to Seller an aggregate of 150,000 shares of Sunhawk.com common stock owned by Buyer pursuant to the terms of the Note; and

        (e) enter into a Share Escrow Agreement with Seller, executed and delivered simultaneously with this Agreement, a form of which is attached as Exhibit G (the "Share Escrow Agreement").

  The consideration described in Section 2.1(a), (b), (c), (d) and (e) is herein referred to as the "Purchase Price."

      2.2 Price Reduction Upon Certain Events. In the event of any damage to or destruction of any of the Purchased Assets (excluding damage or destruction caused by Buyer or any of its affiliates), or any taking of any of the Purchased Assets by eminent domain, between the Effective Date and the Closing Date, Buyer shall have the right, by notice given to Seller within five (5) days of such event (but in any case prior to the Closing Date), to terminate this Agreement. If Buyer does not elect to terminate this Agreement, the Purchase Price shall be reduced by an amount equal to the resulting reduction in the value of the Purchased Assets. Seller shall be entitled to retain any insurance proceeds or condemnation awards paid or payable on account of such damage or destruction or such taking. Seller and Buyer agree to negotiate in good faith regarding the reduction in value resulting from any damage to or destruction or condemnation of the Purchased Assets.

      2.3 Allocation of Purchase Price. The Purchase Price shall be allocated among the Purchased Assets generally in the manner set forth in Schedule 2.3 to this Agreement. Seller and Buyer shall complete IRS Form 8594 in a manner consistent with the foregoing allocations and shall furnish

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  each other with a copy of such form prepared in draft form at least 30 days prior to the filing due date for such form. Neither Seller nor Buyer shall file any tax return or take any position with any Governmental Authority that is inconsistent with the allocations agreed to pursuant to this Section 2.3.

    3.  Pre-Closing Matters.

      3.1 Operation of Purchased Assets. Between the Effective Date and the Closing Date, Seller shall:

        3.1.1  Conduct the Business and operate and maintain the Purchased Assets in the Ordinary Course of Business;

        3.1.2  Not sell, lease, or otherwise transfer or dispose of any Purchased Assets, or any interest therein, other than transfers and dispositions made in the Ordinary Course of Business or transfers and dispositions otherwise authorized by Eller;

        3.1.3  Not permit or allow any Purchased Assets to become subject to any additional Lien (other than Permitted Encumbrances);

        3.1.4  Maintain the levels of Inventories and supplies in the Business at customary levels; and

        3.1.5  Use its Best Efforts to maintain the relations and goodwill with suppliers, customers, and others having business relationships with Seller in connection with the Business.

      3.2 Consents.

        3.2.1  Schedule 3.2.1 to this Agreement sets forth a complete and accurate list of all Consents to transfer required under (i) all material Contracts (a) to which Seller is a party and which relate to the Business or the ownership, use, or operation of the Purchased Assets, or (b) by which any of the Purchased Assets is bound; and (ii) all material Governmental Authorizations that are held by Seller and relate to the Business or the ownership, use or operation of the Purchased Assets. Buyer and Seller shall use their respective Best Efforts, each at its own expense, to obtain all such Consents as soon as practicable after the Effective Date. In the event any such Consent is not obtained by the Closing Date, Seller agrees to continue to use its Best Efforts thereafter, in cooperation with Buyer, to obtain such Consent as soon as practicable.

        3.2.2  Buyer shall provide all cooperation reasonably requested by Seller in connection with obtaining the Consents described on Schedule 3.2.1, including the provision of any information relating to Buyer that may be requested by the Person from whom any such Consent is required.

      3.3 Notification of Certain Events.

        3.3.1  By Seller. Between the Effective Date and the Closing Date, Seller shall give prompt notice to Buyer in the event Seller becomes aware of (i) any fact or condition that causes or constitutes a Breach of any representation or warranty of Seller set forth herein as of the Effective Date, (ii) any fact or condition that would cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition, (iii) the occurrence of any Breach of any covenant of Seller in this Agreement, or (iv) the occurrence of any event that Seller believes will make the satisfaction of any of the conditions set forth in Section 4 impossible or unlikely. In the event that any fact or condition of the type described in the foregoing clause (i) or (ii) would have required any change in any of the Schedules to this Agreement if

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    such fact or condition had occurred or been known as of the Effective Date, Seller shall promptly deliver to Buyer a supplement to such Schedule specifying the necessary change.

        3.3.2  By Buyer. Between the Effective Date and the Closing Date, Buyer shall give prompt notice to Seller in the event Buyer becomes aware of (i) any fact or condition that causes or constitutes a Breach of any representation or warranty of Buyer set forth herein as of the Effective Date, (ii) any fact or condition that would cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition, (iii) the occurrence of any Breach of any covenant of Buyer in this Agreement, or (iv) the occurrence of any event that Buyer believes will make the satisfaction of any of the conditions set forth in Section 4 impossible or unlikely. In the event that any fact or condition of the type described in the foregoing clause (i) or (ii) would have required any change in any of the Schedules to this Agreement if such fact or condition had occurred or been known as of the Effective Date, Buyer shall promptly deliver to Seller a supplement to such Schedule specifying the necessary change.

        3.3.3  No Effect on Remedies. The delivery of a notice or supplement pursuant to Section 3.3.1 shall have no effect on the remedies of any party hereunder.

      3.4 Access to Information. Between the Effective Date and the Closing Date, Seller shall, upon reasonable notice from Buyer, (i) give Buyer and its representatives access (during normal business hours), in a manner so as not to interfere with Seller's normal operations and subject to reasonable restrictions imposed by any such representative, to all key employees and to the Purchased Assets, including the books and records relating thereto, and (ii) cause its representatives to make available to Buyer for the purpose of making copies thereof such financial and operating data and other information with respect to the Business and the Purchased Assets as Buyer may reasonably request.

      3.5 Public Announcements. Except as otherwise required by applicable legal requirements, any public announcement or similar publicity with respect to this Agreement or this transaction shall be issued, if at all, only with such contents, at such time and in such manner as the parties may agree. If a party believes that it is required by applicable legal requirements to make any such public announcement, it shall first provide to the other party the content of the proposed announcement, the reasons such announcement is required to be made, and the time and place that the announcement will be made.

    4.  Conditions to Closing.

      4.1 Seller's Conditions. Seller's obligation to close this transaction shall be subject to and contingent upon the satisfaction (or waiver by Seller in writing in its sole discretion) of each of the following conditions:

        4.1.1  All representations and warranties of Buyer set forth in this Agreement and each such representation and warranty shall have been accurate in all respects as of the Effective Date and shall be accurate in all respects as of the Closing Date, as if made on the Closing Date.

        4.1.2  (i) All of the covenants and obligations that Buyer is obligated to perform or comply with pursuant to this Agreement prior to or at the Closing and each such covenant and obligation (considered individually) shall have been performed and complied with in all respects; and (ii) Buyer shall have made the deliveries of documents required to be made pursuant to Section 5.2.2.

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        4.1.3  All Consents necessary to permit Seller to transfer the Purchased Assets to Buyer as contemplated by this Agreement shall have been obtained and be in full force and effect as of the Closing Date.

        4.1.4  To the extent, if any, that Seller is required to obtain any Governmental Authorizations that relate to the sale and transfer of the Business or the Purchased Assets, Seller shall have obtained such Governmental Authorizations and such Governmental Authorizations shall be in full force and effect as of the Closing Date or subject to issuance to Seller upon consummation of this transaction.

        4.1.5  As of the Closing Date, there shall not be in effect any legal requirement or any injunction or other order that prohibits the transfer of any portion of the Purchased Assets by Seller to Buyer.

        4.1.6  Since the Effective Date, there shall not have been commenced or threatened against Seller or any related person of Seller any proceeding (i) seeking damages or other relief in connection with any aspect of this transaction, or (ii) that could reasonably be expected to have the effect of preventing or making this transaction illegal.

        4.1.7  Seller shall have secured the approval of this transaction by Wells Fargo Bank;

        4.1.8  Seller shall have secured the written consent, by landlords under the Sunhawk.com Lease, to the assignment of such Lease to Buyer, and an estoppel certificate from such landlord in a form reasonably acceptable to Seller;

        4.1.9  Seller shall have executed a Release Agreement with. Eller, on terms and conditions acceptable to Seller.

        4.1.10  Eller's employment agreement with Seller shall have been terminated on terms acceptable to Seller.

        4.1.11  Seller's Board of Directors shall have approved of the transactions contemplated by this Agreement.

        4.1.12  To the extent Seller's Board of Directors deems it necessary, Seller's shareholders shall have approved of the transactions contemplated by this Agreement.

        4.1.13  To the extent Seller's Board of Directors deems it necessary to obtain shareholder approval of the transactions contemplated by this Agreement, Buyer and Seller shall have entered into an Operating Agreement with terms mutually agreed to by Buyer and Seller (the "Operating Agreement").

        4.1.14  To the extent Seller's Board of Directors deems it necessary, Seller shall have obtained a fairness opinion acceptable in form and substance to Seller (the "Fairness Opinion").

      4.2 Buyer's Conditions. Buyer's obligation to close this transaction shall be subject to and contingent upon the satisfaction (or waiver by Buyer in its sole discretion) of each of the following conditions:

        4.2.1  All representations and warranties of Seller set forth in this Agreement shall have been accurate as of the Effective Date and shall be accurate as of the Closing Date, as if made on the Closing Date.

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        4.2.2  (i) All of the covenants and obligations that Seller is obligated to perform or comply with pursuant to this Agreement prior to or at the Closing shall have been performed and complied with; and (ii) Seller shall have made the deliveries of documents required to be made pursuant to Section 5.2.1; provided, however, that with respect to the covenants and obligations described in clause (i) of this Section 4.2.2, a failure of the foregoing condition shall not be deemed to have occurred unless (a) Buyer has given Seller notice specifying the nature of any Breach of such covenants or obligations in reasonable detail, and (b) either (y) Seller has failed to cure such Breach within 10 Business Days after such notice is given, or (z) if such Breach cannot be cured solely by the payment of money and cannot reasonably be cured within 10 Business Days despite the exercise of Best Efforts, Seller has failed to commence curative action within 10 Business Days after such notice is given or thereafter fails to complete the cure of such Breach as soon as practicable.

        4.2.3  To the extent, if any, that Buyer is required to obtain any Governmental Authorizations that relate to the Business or the ownership, use, and operation of the Purchased Assets, Buyer shall have obtained such Governmental Authorizations and such Governmental Authorizations shall be in full force and effect as of the Closing Date or subject to issuance to Buyer upon consummation of this transaction.

        4.2.4  Between the Effective Date and the Closing Date, there shall have been no damage to or destruction of any of the Purchased Assets (excluding damage or destruction (a) caused by Buyer or any of its affiliates; or (ii) that does not have a material adverse effect on the Business), nor any taking of any material portion of the Purchased Assets by eminent domain.

        4.2.5  Since the Effective Date, there shall not have been commenced or threatened against Buyer or any related person of Buyer any proceeding (i) seeking damages or other relief in connection with, any aspect of this transaction, or (ii) that could reasonably be expected to have the effect of preventing or making this transaction illegal.

        4.2.6  Seller shall have secured the written consent, by landlords under the Sunhawk.com Lease, to the assignment of such Lease to Buyer, and an estoppel certificate from such landlord in a form reasonably acceptable to Buyer.

        4.2.7  Seller shall have executed a Release Agreement, on terms and conditions acceptable to Buyer and Eller.

        4.2.8  Buyer shall have received a release from Joseph Gunnar & Co., LLC ("Gunnar") with respect to that certain lock-up agreement entered into by and between Gunnar and the Trust (as defined in Section 7.2.3 hereof) for the sole purpose of effecting the transactions contemplated by this Agreement.

    5.  Closing.

      5.1 Time and Place of Closing. The Closing shall take place at the offices of The Otto Law Group, PLLC, 900 Fourth Avenue, Suite 3140, Seattle, Washington, or at such other location as the parties may mutually agree. Subject to the provisions of Section 8, the Closing shall take place commencing at 10:00 a.m. (Seattle time) on February 2, 2001, unless Seller, in its sole discretion, determines that shareholder approval of the transactions contemplated by this Agreement is necessary or desirable, in which case Closing shall take place on April 30, 2001 or, in either case, on such other date as is mutually acceptable to the parties.

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      5.2 Closing Deliveries.

        5.2.1  At the Closing, Seller shall deliver, or cause to be delivered, to Buyer:

        (a) A fully executed Bill of Sale and Assignment and Assumption in the form of Exhibit F to this Agreement (the "Bill of Sale") conveying to Buyer all personal property to be acquired by Buyer pursuant to this Agreement and providing for (i) the assignment to Buyer of the contract rights, and all other intangible personal property included in the Purchased Assets and (ii) Buyer's assumption of the Assumed Liabilities;

        (b) A Certificate of the Secretary of Seller (i) certifying attached resolutions of the board of directors of Seller authorizing this transaction, and (ii) attesting to the incumbency of the officers of Seller executing this Agreement and the Seller's closing documents; and

        (c) A duly authorized and executed Release Agreement required by Section 7.1.1;

        (d) A Certificate of an authorized officer of the Seller certifying as to the accuracy of the Seller's representations and warranties under Section 6.1;

        (e) Duly authorized and executed License Agreements in substantially the forms attached hereto as Exhibit C and Exhibit D;

        (f)  A duly executed Note in substantially the form attached hereto as Exhibit B;

        (g) If required pursuant to Section 4.1.13 hereof, a duly executed Operating Agreement;

        (h) A duly authorized and executed Share Escrow Agreement in substantially the form attached hereto as Exhibit G; and

        (i)  A duly authorized and executed Escrow Agreement in substantially the form attached hereto as Exhibit E.

        5.2.2  At the Closing, Buyer or Eller, as appropriate, shall deliver, or cause to be delivered, to Seller:

        (a) Counterpart copies of the Bill of Sale, executed by Buyer;

        (b) A Certificate of the Secretary of Buyer (i) certifying attached resolutions of the boards of directors and shareholders of Buyer authorizing this transaction, and (ii) attesting to the incumbency of the officer of Buyer executing this Agreement and the Buyer's closing documents;

        (c) A duly authorized and executed Release Agreement as required by Section 7.1.1;

        (d) A Certificate of an authorized officer of the Buyer certifying as to the accuracy of the Buyer's representations and warranties under Section 6.2;

        (e) A Certificate or Certificates representing the Shares, endorsed in blank or accompanied by an executed assignment separate from certificate;

        (f)  Evidence satisfactory to Seller of the cancellation and forgiveness of the Seller's debt referenced in Section 2.1(c) of this Agreement;

        (g) Evidence satisfactory to Seller of the termination of Eller's employment agreement with Seller;

        (h) All Consents necessary to permit Seller to transfer the Purchased Assets to Buyer;

        (i)  Duly authorized and executed License Agreements in substantially the forms attached hereto as Exhibit C and Exhibit D;

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        (j)  A duly executed Note in substantially the form attached hereto as Exhibit B;

        (k) If required pursuant to Section 4.1.13 hereof, a duly executed Operating Agreement;

        (l)  A duly authorized and executed Share Escrow Agreement in substantially the form attached hereto as Exhibit G; and

        (m) A duly authorized and executed Escrow Agreement in substantially the form attached hereto as Exhibit E.

      5.3 Allocation of Income and Obligations. The following items shall be allocated between Seller and Buyer as of the date of the Closing or, if applicable, as of the effective date of the Operating Agreement; provided that if the parties have not executed the Operating Agreement and the Closing has not occurred by February 23, 2001 because Buyer has not met the closing conditions set forth in Section 5.1 above, then the allocation shall take place as of such earlier date: (i) all obligations to landlord pursuant to the Sunhawk.com Lease, and (ii) all income and expenses attributable to the Business, including but not limited to property taxes, maintenance contracts, and insurance pre-payments. Seller further agrees, as of the Closing, to (i) assume all obligations to satisfy any properly recorded outstanding checks previously issued by Seller but not cashed by the payee, (ii) pay all royalties on sheet music sold prior to Closing, (iii) transfer to Buyer all customer deposits in "Music Lover" accounts, and (iv) provide credits and "reverse" any chargebacks or fraudulent transactions on sales of sheet music that occurred prior to Closing. Thirty (30) days following the Closing Date, an accounting shall be performed of all amounts or items being allocated, and the balance owed shall then be paid within seven (7) days thereafter, less any appropriate set-offs.

      5.4 Closing Costs. Seller and Buyer shall each pay one-half of the following costs associated with the Closing: (i) any escrow fee related to the Escrow Agreement, (ii) recording fees with respect to the assignment of the Sunhawk.com Lease, and (iii) all sales and excise taxes due in connection with this transaction.

      5.5 Possession. Buyer shall be entitled to possession of the Purchased Assets on the Possession Date as set out in Section 10.1.

    6.  Representations and Warranties.

      6.1 Seller's Representations and Warranties. Seller represents and warrants to Buyer as follows:

        6.1.1  Organization and Good Standing. Seller is a Washington corporation, duly formed, validly existing and in good standing under the laws of the State of Washington.

        6.1.2  Title to Purchased Assets. On the Closing Date, Seller will transfer and convey to Buyer good and marketable title to the Purchased Assets, free and clear of all liens, encumbrances, security interests, judgments, claims or other matters affecting title, other than the Permitted Encumbrances.

        6.1.3  Authority; No Conflict.

        (a) This Agreement constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms. Upon its execution and delivery by Seller at the Closing, the Seller's closing documents will constitute the legal, valid, and binding obligations of Seller, enforceable against Seller in accordance with its respective terms. Seller has full corporate power, authority, and capacity to execute and deliver this Agreement and the Seller's closing documents and to perform its obligations hereunder and thereunder. Without limiting the generality of the foregoing, the Board of Directors of Seller has approved this Agreement and the transactions contemplated hereby.

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        (b) Neither the execution and delivery of this Agreement, nor the performance of any of Seller's obligations hereunder, nor the consummation of the transactions contemplated by this Agreement will, directly or indirectly (with or without notice, lapse of time, or both), (i) contravene, conflict with or result in a violation of any provision of Seller's organizational documents or any resolution adopted by the Boards of Directors or shareholders of Seller; (ii) contravene, conflict with, or result in a violation of, or give any Governmental Authority or other person the right to challenge this transaction or to exercise any remedy or obtain any relief under, any legal requirement or any order to which Seller or any of the Purchased Assets is subject; (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of any governmental authorization; (iv) contravene, conflict with, or result in a violation or breach of any provision of, or give any person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract; or (v) result in the imposition or creation of any lien upon or with respect to any of the Purchased Assets; except, in the case of clauses (i), (ii) and (iii) above, for contraventions, conflicts or violations which do not have a material adverse effect on the ability of the Seller to consummate the transactions contemplated hereby.

        (c) Seller is not and will not be required to give any notice to, make any filing with, or obtain any material Consent from any person in connection with the execution and delivery of this Agreement, the performance of its obligations hereunder, or the consummation of this transaction, other than the Consents described on Schedule 3.2.1. except, for Consents, the failure of which to obtain would not have a material adverse effect on the ability of the Seller to consummate the transactions contemplated hereby.

        6.1.4  Books and Records. The Books and Records are complete and correct in all material respects and have been maintained in accordance with sound business practices.

        6.1.5  Sunhawk.com Lease.Schedule 6.1.5 to this Agreement contains a complete and accurate legal description of the Sunhawk.com Lease). As of the Closing Date, Seller will have good and marketable title to the leasehold interest described therein, free and clear of all liens suffered or incurred other than Permitted Encumbrances.

        6.1.6  Personal Property.

        (a) Schedule 6.1.6-1 to this Agreement contains a complete and accurate list of all items of machinery, equipment, including motor vehicles, and other tangible personal property, other than Inventory, owned by Seller and material to the operation of the Business (the "Personal Property"). Seller has good title to the Personal Property, free and clear of all liens, with the exception of the Permitted Encumbrances.

        (b) Schedule 6.1.6-2 to this Agreement contains a complete and accurate list of all items of machinery, equipment, including motor vehicles, and other tangible personal property, if any, leased by Seller in connection with the Business. Schedule 6.1.6-2 identifies the lessor with respect to each such item of personal property, if any. Each such item of personal property, if any, is held by Seller pursuant to a valid and binding lease that is in full force and effect and enforceable by Seller in accordance with its terms. Seller is not in material default under and has not received or given any notice of default under any such lease. Seller has made available to Buyer complete and accurate copies of all such leases.

      6.2 Buyer's Representations and Warranties. Buyer and Eller represent and warrant to Seller as follows:

        6.2.1  Organization and Good Standing. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Washington.

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        6.2.2  Authority; No Conflict.

        (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon their execution and delivery by Buyer at the Closing, the Buyer's closing documents will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. Subject to the conditions set forth in Section 4.2, Buyer has full corporate power, authority, and capacity to execute and deliver this Agreement and the Buyer's closing documents and to perform its obligations hereunder and thereunder.

        (b) Neither the execution and delivery of this Agreement, nor the performance of any of Buyer's obligations hereunder, nor the consummation of this transaction will, directly or indirectly (with or without notice, lapse of time, or both), (i) contravene, conflict with, or result in a violation of any provision of Buyer's organizational documents or any resolution adopted by the Board of Directors or the shareholders of Buyer; or (ii) give any Person the right to prevent or otherwise interfere with this transaction pursuant to any legal requirement or order to which Buyer is subject or any Contract to which Buyer is a party or by which it or any of its assets is bound.

        (c) Buyer is not and will not be required to give any notice to, make any filing with, or obtain any Consent from any Person in connection with the execution and delivery of this Agreement, the performance of its obligations hereunder, or the consummation of this transaction.

        6.2.3  Certain Proceedings. No proceeding is pending or, to Buyer's Knowledge, has been threatened against Buyer that challenges, or could reasonably be expected to have the effect of preventing, making illegal, or otherwise materially interfering with, this transaction.

        6.2.4  Seller's Status; Knowledge of Violations. Buyer and Eller acknowledge that Eller, Buyer's President and Chief Executive Officer, has served as Sellers' Chairman, President and Chief Executive Officer since May 1999, and as a result, Eller has intimate knowledge of the operations of the Seller and the Business and of the Purchased Assets. Buyer and Eller each represent and warrant that neither Buyer nor Eller have knowledge of, or reason to believe that there exist, any facts or circumstances that would make any of the representations or warranties made by Seller in Section 6.1 untrue or inaccurate.

        6.2.5  Title to Shares. Except as set forth on Schedule 6.2.5 to this Agreement, Eller owns the Shares free and clear of all liens and encumbrances whatsoever and that, upon the consummation of the transactions set forth herein, Seller will own the Shares free and clear of all liens and encumbrances whatsoever.

        6.2.6  No Material Adverse Changes. Except as set forth on Schedule 6.2.6 to this Agreement, there have been no material adverse changes to Seller's business, operations or financial condition other than as disclosed in filings heretofore made with the Securities and Exchange Commission.

        6.2.7  Extinguishment of Debt. The Note constitutes certain restructured debt previously owed by Seller to the Trust pursuant to Promissory Notes dated August 17, 1999 ($80,000) and September 21, 1999 ($210,000) and that, upon repayment by Seller of the Note in full pursuant to its terms, all such previous debt shall have been repaid in full and thereby extinguished.

        6.2.8  Possession of Purchased Assets. The Purchased Assets are assets of Seller as of the Effective Date and are in Seller's possession as of the Effective Date, and that Seller has all requisite title or license to convey the Purchased Assets to Buyer as contemplated by the

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    Agreement. Buyer understands and agrees that the Purchased Assets do not include any assets of Seller located outside of the Seattle, Washington office of Seller, including without limitation any of Seller's assets located in London, England.

    7.  Additional Covenants

      7.1 Covenants by Each Party.

        7.1.1  Release of Eller and Seller. At Closing, Seller and Eller shall enter into a release agreement (the "Release Agreement") in the form of Exhibit H attached hereto.

        7.1.2  License Agreements. At Closing, Buyer and Seller shall enter into the License Agreements in the forms attached hereto as Exhibit C and Exhibit D.

        7.1.3  Escrow Agreement. At Closing, Buyer and Seller shall enter into the Escrow Agreement.

        7.1.4  Cooperation. Each of the parties hereto shall cooperate with the other parties in every reasonable way in carrying out the transactions contemplated herein, and in delivering all documents and instruments deemed reasonably necessary or useful by counsel for each party hereto.

        7.1.5  Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses; provided, that Seller will reimburse Buyer for the expenses of The Otto Law Group, PLLC, counsel to Buyer, not to exceed $100,000, including any retainers held as of Closing, pursuant to itemized invoices for same provided to Seller prior to Closing.

        7.1.6  Further Assurances. From time to time after the Closing, Seller will, at its own expense, execute and deliver, or cause to be executed and delivered, such documents to Buyer as Buyer may reasonably request in order more effectively to vest in Buyer good title to the Purchased Assets and otherwise to consummate the transactions contemplated by this Agreement, and from time to time after the Closing, Buyer will, at its own expense, execute and deliver such documents to Seller as Seller may reasonably request in order more effectively to consummate the assumption of the Assumed Liabilities by Buyer and otherwise to consummate the transactions contemplated by this Agreement.

        7.1.7  Note. At Closing, Buyer and Seller shall enter into the Note in the form attached hereto as Exhibit B.

        7.1.8  Hyperlinks. Unless otherwise agreed in writing by the parties, at Closing, and for a period of six (6) months following Closing, Buyer and Seller shall maintain a joint website homepage featuring a general explanation of the transactions contemplated by this Agreement and hyperlinks to both Seller's and Buyer's respective websites, the costs of which shall be shared by the parties hereto equally; and for a period of six (6) months thereafter, Seller and Buyer shall each maintain prominent hyperlinks on their respective website homepages linking viewers to the other party's website homepage.

        7.1.9  Share Escrow Agreement. At Closing, Buyer, Trust and Seller shall enter into the Share Escrow Agreement.

        7.1.10  Release From Lock-In. Solely for purposes of effecting the transactions contemplated by this Agreement, Seller hereby releases Eller and his affiliates from that certain Lock-In Agreement entered into among such parties at the time of Seller's initial public offering.

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        7.1.11  Public Announcements. For a period of six months after the Closing, any press releases our similar announcements made by Buyer shall contain a mutually agreed statement to the effect that Seller is no longer affiliated with Buyer. In addition, Buyer shall notify Seller of any such proposed announcements and shall provide a copy to Seller prior to any release.

      7.2 Indemnification.

        7.2.1  By Buyer and Eller. Buyer and Eller agree to indemnify, defend, and hold harmless Seller from and against any and all liabilities arising out of the conduct of the Business, whether before or after the Closing, including but not limited to the following;

          (a) Any and all damages arising from any Breach of any representation and warranty of Buyer or Eller set forth in this Agreement;

          (b) Any and all damages arising as a result of any failure of Buyer or Eller to pay or perform any of the Assumed Liabilities, including any contracts relating to the Business not listed on Exhibit A; and

          (c) Any and all damages arising as a result of Seller's prospective termination of (i) Joe Banks, (ii) Patrick Hempton, (iii) JB King, (iv) Paul Martin, (v) Victor Mikhailov, (vi) Ian Rashkin, (vii) Lorick Russow and (viii) Nick Smolyanksky.

    provided, however, that with respect to liabilities arising out of the conduct of the Business before the Closing, neither Buyer nor Eller shall be required to indemnify Seller for any liabilities heretofore disclosed in any of Seller's filings with the Securities and Exchange Commission, or any board of directors' meetings of Seller as set forth in the minutes of such meetings, or for any liabilities arising in connection with (i) the Share Exchange Agreement dated August 1, 2000, as amended, and any related documentation, involving Seller, Copyright Control Services, Inc. ("CCS"), the shareholders of CCS and Copyright Ventures, LLC (ii) the resignation of Mr. Paul Bandrowski from Seller's board of directors, (v) the late filing of Seller's Form 8-K/A-1, due January 16, 2001, (iii) Seller's decision to redirect its business focus, as disclosed in Seller's Form 10-KSB on December 29, 2000, (vii) Seller's determination to create a "crisis-management" committee, which began on January 3, 2001 and which removed any ability of Eller to make unilateral decisions on behalf of Seller and (iv) actions or omissions made within the scope of Eller's duties as on officer or director of Seller.

        7.2.2  By Seller. Subject to the provisions of Section 6.3, Seller agrees to indemnify, defend, and hold harmless Buyer and Eller from and against any and all damages arising from (i) any Breach of any representation and warranty of Seller set forth in this Agreement; or (ii) arising out of the conduct of the Seller's business after Closing.

        7.2.3  Pledge of Shares. The Eller McConney 1995 Living Family Trust (the "Trust") will pledge one hundred thousand (100,000) shares of Sunhawk.com Common Stock (the "Escrow Shares") to Sunhawk.com and will deliver certificates representing such Escrow Shares to American Stock Transfer and Trust Company as escrow agent (the "Escrow Agent"), together with related stock transfer powers, to be held by the Escrow Agent as security for the indemnification obligations under Section 7 and pursuant to the provisions of the share escrow agreement in substantially the form of Exhibit E that is being entered into concurrently herewith (effective as of the Effective Time) by Seller, Buyer, Eller, The Trust, the Escrow Agent and Eller as "Representative" for Buyer and the Trust (the "Share Escrow Agreement"). In connection with the satisfaction of any indemnification obligation, Seller may only seek indemnification from Eller for any amount owed by Buyer or Eller to Seller to pay the indemnification obligations if the Escrow Shares are insufficient to satisfy, in part or in whole, any amount owed to Seller.

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      7.3 Retention of and Access to Books and Records. Seller agrees to retain the Books and Records for a period of five years after the Closing Date and to make them available to Buyer for the purpose of making copies thereof at Buyer's expense of.

    8.  Termination.

      8.1 Termination Events. This Agreement may, by notice given prior to or at the Closing (which notice shall specify the grounds for termination), be terminated:

        8.1.1  (i) By Seller, if any of the conditions in Section 4.1 has not been satisfied as of the Closing Date or if satisfaction of any such condition is or becomes impossible (other than through the failure of Seller to comply with its obligations under this Agreement) and Seller has not waived such condition on or before the Closing Date; or (ii) by Buyer, if any of the conditions in Section 4.2 has not been satisfied as of the Closing Date or if satisfaction of any such condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date;

        8.1.2  By mutual written agreement of Seller and Buyer; or

        8.1.3  By either Seller or Buyer if the Closing has not occurred (other than through the failure of the party seeking to terminate this Agreement to comply with its obligations under this Agreement) on or before April 30, 2001.

      8.2 Effect of Termination. Each party's right of termination under Section 8.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination shall not constitute an election of remedies. If this Agreement is terminated pursuant to Section 8.1, all further obligations of the parties under this Agreement shall thereupon terminate, except that Sections 9, 11.2, 11.5 through 11.11 and 11.15 shall survive; provided, however, that if this Agreement is terminated by a party because of a material Breach of this Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies shall survive such termination unimpaired.

    9.  Default; Remedies.

      9.1 Time of Essence. Time is of the essence of the parties' obligations under this Agreement.

      9.2 Remedies. If either party fails to perform its obligations under this Agreement, the other party shall be entitled to pursue all remedies available at law or in equity, including, in the case of a failure to consummate this transaction following satisfaction (or waiver) of the conditions set forth in Section 4.1 or 4.2, as applicable, the remedy of specific performance; provided that except with respect to a failure to close this transaction as provided herein, a party shall not be in default hereunder unless (i) the non-Breaching party has given the Breaching party notice specifying the nature of the Breach in reasonable detail, and (ii) the Breaching party either (a) has failed to cure such Breach within 10 Business Days after such notice is given, or (b) if such Breach cannot be cured solely by the payment of money and cannot reasonably be cured within 10 Business Days despite the exercise of Best Efforts, has failed to commence curative action within 10 Business Days after such notice is given or thereafter fails to complete the cure of such Breach as soon as practicable.

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    10. Definitions and Interpretation.

      10.1 Defined Terms. As used in this Agreement, the following terms have the respective meanings set forth below:

        "Agreement" means this Asset Purchase Agreement.

        "Assumed Liabilities" has the meaning set forth in Section 1.4.

        "Best Efforts" means the efforts that a prudent Person who wishes to achieve a result would use in similar circumstances to achieve such result as expeditiously as reasonably possible.

        "Bill of Sale" means the document described in Section 5.2.1(a).

        "Books and Records" means all books and records of Seller that are necessary to conduct of the Business, the ownership, use, and operation of the Purchased Assets, or the payment or performance of the Assumed Liabilities, including any such records maintained on computer and all related computer software.

        "Breach" means any material inaccuracy in or material breach of, or any material failure to perform or comply with, any representation, warranty, covenant, obligation, or other provision of this Agreement or any document delivered pursuant to this Agreement.

        "Business" has the meaning set forth in the Recitals.

        "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks in Seattle, Washington are authorized or required by applicable Legal Requirements to be closed.

        "Buyer" has the meaning set forth in the preamble to this Agreement.

        "Buyer's Knowledge" means that any of the officers or directors of Buyer is actually aware of a particular fact or other matter.

        "Closing" means the closing of this transaction, at which the events set forth in Section 5.2 shall occur.

        "Closing Date" means the date on which the Closing occurs.

        "Consent" means any approval, consent, ratification, waiver, or other authorization, including any Governmental Authorization.

        "Contract" means any agreement, contract, lease, obligation, promise, or understanding, whether written or oral and whether express or implied, that is legally binding.

        "Effective Date" has the meaning set forth in the preamble to this Agreement.

        "Employees" has the meaning set forth in Section 6.1.13.

        "Escrow Agreement" means the Agreement described in Section 2.1(a).

        "Excluded Assets" has the meaning set forth in Section 1.3.

        "Financial Statements" means the current, unaudited financial statements of Seller.

        "Governmental Authority" means any national, federal, state, provincial, county, municipal, or local government, foreign or domestic, or the government of any political subdivision of the any of the foregoing, or any entity, authority, agency, ministry, or other similar body exercising executive, legislative, judicial, regulatory, or administrative authority or functions of or

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    pertaining to the government, including any quasi-governmental entity established to perform any such functions.

        "Governmental Authorization" means any Consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Legal Requirement.

        "Inventory" means Seller's inventories of spare parts, office supplies, and other items of inventory as of Closing Date, excluding any of the foregoing items that are obsolete or otherwise no longer useable in the Business.

        "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational, or other administrative Order, constitution, law, ordinance, principle of common law, regulation, rule, statute, or treaty.

        "License Agreement" means the Agreement described in Section 2.1.

        "Lien" means a monetary encumbrance against a Purchased Asset.

        "Order" means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Authority or by any arbitrator or mediator.

        "Ordinary Course of Business" means any action taken by a Person if, and only if, such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person.

        "Organizational Documents" means (i) the articles or certificate of incorporation and the bylaws of a corporation, (ii) the partnership agreement and any statement of partnership of a general partnership, (iii) the limited partnership agreement and certificate of limited partnership of a limited partnership, (iv) any charter, operating agreement, or similar document adopted or filed in connection with the creation, formation, or organization of a Person, and (v) any amendment to any of the foregoing.

        "Patents and Proprietary Rights" has the meaning set forth in Section 6.1.18.

        "Permitted Encumbrances" mean those encumbrances incurred in the ordinary course of business or otherwise in existence as of the Closing Date.

        "Person" means an individual, partnership, corporation, limited liability company, joint stock company, trust, unincorporated organization or association, joint venture, or other organization, whether or not a legal entity, or a Governmental Authority.

        "Personal Property" has the meaning set forth in Section 6.1.6(a).

        "Possession Date" means 12:01 a.m., on the day following the Closing Date.

        "Proceeding" means any action, arbitration, audit, hearing, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority, arbitrator, or mediator.

        "Purchase Price" has the meaning set forth in Section 2.1.

        "Purchased Assets" has the meaning set forth in Section 1.2.

        "Release Agreement" means the Agreement described in Section 7.1.1.

        "Representative" means, with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of or to such Person, including such Person's attorneys, accountants, and financial advisors.

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        "Sunhawk.com Lease" has the meaning set forth on Schedule 6.1.5.

        "Seller" has the meaning set forth in the preamble to this Agreement.

        "Seller's Knowledge" means that any of the officers or directors of Seller is actually aware of a particular fact or other matter.

        "Tax" means any tax (including any income tax, capital gains tax, value-added tax, sales tax, excise tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Authority or payable pursuant to any tax-sharing agreement or other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

      10.2   Construction and Interpretation.

        10.2.1  The headings or titles of the sections of this Agreement are intended for ease of reference only and shall have no effect whatsoever on the construction or interpretation of any provision of this Agreement. References herein to sections are to sections of this Agreement unless otherwise specified.

        10.2.2  Meanings of defined terms used in this Agreement are equally applicable to singular and plural forms of the defined terms. The masculine gender shall also include the feminine and neutral genders and vice versa.

        10.2.3  As used herein, (i) the term "party" refers to a party to this Agreement, unless otherwise specified, (ii) the terms "hereof," "herein," "hereunder," and similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement, (iii) the term "this transaction" refers to the transaction contemplated by this Agreement, (iv) the term "including" is not limiting and means "including without limitation," (v) the term "documents" includes all instruments, documents, agreements, certificates, indentures, notices, and other writings, however evidenced, and (vi) the term "property" includes any kind of property or asset, real, personal, or mixed, tangible or intangible.

        10.2.4  In the event any period of time specified in this Agreement ends on a day other than a Business Day, such period shall be extended to the next following Business Day. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

        10.2.5  This Agreement is the product of arm's length negotiations among, and has been reviewed by counsel to, the parties and is the product of all the parties. Accordingly, this Agreement shall not be construed for or against any party by reason of the authorship or alleged authorship of any provision hereof.

    11. Miscellaneous Provisions.

      11.1   Survival of Covenants. Each covenant or agreement of the parties set forth in this Agreement which by its terms expressly provides for performance after the Closing Date shall survive the Closing and be fully enforceable thereafter.

      11.2   Expenses. Except as otherwise provided, each party shall bear its own expenses incurred in connection with the preparation, execution, and performance of this Agreement and this transaction, including all fees and expenses of its own Representatives or any other similar payment in connection with this transaction.

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      11.3   Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties and, subject to the restrictions on assignment set forth herein, their respective successors and assigns.

      11.4   Assignment. Neither party shall assign any of its rights or obligations under this Agreement without the prior written consent of the other party. No assignment of this Agreement shall release the assigning party from its obligations under this Agreement.

      11.5   Notices. All notices under this Agreement shall be in writing. Notices may be (i) delivered personally, (ii) transmitted by facsimile, (iii) delivered by a recognized national overnight delivery service, or (iv) mailed by certified United States mail, postage prepaid and return receipt requested. Notices to any party shall be directed to its address set forth below, or to such other or additional address as any party may specify by notice to the other party. Any notice delivered in accordance with this Section 11.5 shall be deemed given when actually received or, if earlier, (a) in the case of any notice transmitted by facsimile, on the date on which the transmitting party receives confirmation of receipt by facsimile transmission, telephone, or otherwise, if sent during the recipient's normal business hours or, if not, on the next Business Day, (b) in the case of any notice delivered by a recognized national overnight delivery service, on the next Business Day after delivery to the service or, if different, on the day designated for delivery, or (c) in the case of any notice mailed by certified U.S. mail, two Business Days after deposit therein.

If to Seller:	Sunhawk.com Corporation 223 Taylor Avenue North, Suite 200 Seattle, WA 98109-5017 Telephone No.: (206) 728-6063 Facsimile No.: (206) 728-6416 Attn:
With a copy to:	Summit Law Group PLLC 1505 Westlake Avenue North, Suite 300 Seattle, WA 98109 Telephone No.: (206) 281-9881 Fax No.: (206) 281-9882 Attn: Michael J. Erickson
If to Buyer:	Sunhawk Digital Music LLC Ave., Suite Seattle, WA 98 Telephone No.: (206) Fax No.: (206) Attn: Marlin J. Eller
With a copy to:	The Otto Law Group, PLLC 900 Fourth Avenue, Suite 3140 Seattle, WA 98164 Telephone No.: (206) 262-9545 Fax No.: (206) 262-9513 Attn: David M. Otto

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If to Eller:	Seattle, WA 98 Telephone No.: (206) Fax No.: (206)
With a copy to:	The Otto Law Group, PLLC 900 Fourth Avenue, Suite 3140 Seattle, WA 98164 Telephone No.: (206) 262-9545 Fax No.: (206) 262-9513 Attn: David M. Otto

      11.6   Waiver. Any party's failure to exercise any right or remedy under this Agreement, delay in exercising any such right or remedy, or partial exercise of any such right or remedy shall not constitute a waiver of that or any other right or remedy hereunder. A waiver of any Breach of any provision of this Agreement shall not constitute a waiver of any succeeding Breach of such provision or a waiver of such provision itself. No waiver of any provision of this Agreement shall be binding on a party unless it is set forth in writing and signed by such party.

      11.7   Amendment. This Agreement may not be modified or amended except by the written agreement of the parties.

      11.8   Severability. If any provision of this Agreement is held invalid, illegal, or unenforceable, then (i) such provision shall be enforceable to the fullest extent permitted by applicable law, and (ii) the validity and enforceability of the other provisions of this Agreement shall not be affected and all such provisions shall remain in full force and effect.

      11.9   Integration. This Agreement, including the Exhibits and Schedules hereto, contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements with respect thereto. The parties acknowledge and agree that there are no agreements or representations relating to the subject matter of this Agreement, either written or oral, express or implied, that are not set forth in this Agreement, in the Exhibits and Schedules to this Agreement.

      11.10  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington (without regard to the principles thereof relating to conflicts of laws).

      11.11  Arbitration. All disputes or claims arising out of or relating to this Agreement, or the breach hereof, including disputes as to the validity and/or enforceability of this Agreement or any portion thereof, and any claims for indemnification under the provisions of this Agreement, shall be resolved by binding arbitration conducted in Seattle, Washington. Any arbitration pursuant to this Section 11.11 shall be conducted, upon the request of any party, before a single arbitrator selected by the parties or, failing agreement on the choice of an arbitrator within 30 days of service of written demand for arbitration, by an arbitrator designated by the Presiding Judge of the Superior Court for King County, Washington. The arbitrator shall be a practicing attorney licensed to practice in one or more of the 50 states, with substantial experience in commercial and/or commercial litigation matters, who has been in active practice for at least 10 years. Such arbitration shall be conducted in accordance with the laws of the State of Washington and pursuant to the commercial arbitration rules of the American Arbitration Association (although not under the auspices of the American Arbitration Association) and such of the federal rules of civil procedure as the arbitrator may determine. The arbitration shall be conducted within 45 days of the selection of the arbitrator and the arbitrator shall render his or her decision within 20 days

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  after conclusion of the arbitration. The prevailing party in the arbitration shall be entitled as a part of the arbitration award to the costs and expenses (including reasonable attorneys' fees and the fees of the arbitrator) of investigating, preparing, and pursuing or defending the arbitration claim as such costs and expenses are awarded by the arbitrator. The duty to arbitrate shall survive a termination or cancellation of this Agreement and shall be specifically enforceable under applicable federal law and the prevailing arbitration law of the State of Washington. The decision of the arbitrator shall be final and binding upon the parties and enforceable in any court of competent jurisdiction.

      11.12  Execution. This Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same agreement. Each party may rely upon the signature of each other party on this Agreement that is transmitted by facsimile as constituting a duly authorized, irrevocable, actual, current delivery of this Agreement with the original ink signature of the transmitting party.

      11.13  Incorporation of Recitals, Exhibits, and Schedules. The Recitals to this Agreement and all Exhibits and Schedules to this Agreement are incorporated herein by this reference.

      11.14  Further Assurances. Each party agrees to execute and deliver such additional documents and instruments as may reasonably be required to effect this transaction fully, so long as the terms thereof are consistent with the terms of this Agreement.

      11.15  No Third Party Beneficiaries. This Agreement is made and entered into for the sole protection and legal benefit of Seller and Buyer, and, subject to the restrictions on assignment set forth herein, their respective successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement.

    [signature page follows]

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    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

Seller:	SUNHAWK.COM CORPORATION, a Washington corporation
	By:	/s/ JILL O'HARA
	Its:	VP Operations
Buyer:	SUNHAWK DIGITAL MUSIC LLC, a Washington limited liability company
	By:	/s/ MARLIN J. ELLER
	Its:	Member

    For purposes of Sections 6.2, 7.1.1, 7.1.4, 7.1.6, 7.1.9, 7.1.10, 7.1.11, 7.2, 7.3, 9, 10 and 11 only:

Eller:	/s/ MARLIN J. ELLER Marlin J. Eller

      Spousal Consent: I,              , hereby consent to the transactions contemplated by this Agreement

    For purposes of Sections 7.1.9 and 7.2.3 only: Eller McConney 1995 Living Family Trust

By
Its

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Exhibit List

Exhibit A—List of Assets
Exhibit B—Note
Exhibit C—License Agreement
Exhibit D—License Agreement
Exhibit E—Escrow Agreement
Exhibit F—Bill of Sale and Assignment and Assumption
Exhibit G—Share Escrow Agreement
Exhibit H—Release Agreement

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AMENDMENT NO. 1
TO ASSET PURCHASE AGREEMENT

    This Amendment No. 1 (this "Amendment") to the Asset Purchase Agreement dated February 2, 2001, (the "Agreement") by and between Sunhawk.com Corporation, a Washington corporation ("Sunhawk.com") and Sunhawk Digital Music, LLC, a Washington limited liability company ("SDM"), is made this 17th day of April, 2001 by and between Sunhawk.com and SDM (collectively, the "Parties").

RECITALS

    WHEREAS, the Parties wish to amend the Agreement as provided herein.

    NOW THEREFORE, in consideration of covenants and agreements contained herein and such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the Parties agree as follows:

1.  Definitions.

    All defined terms used herein shall have the meaning assigned to them in the Agreement unless otherwise defined herein, and all of the terms of the Agreement shall continue to apply unless as amended hereby.

2.  Amendment to Section 8.1.3 of the Agreement.

    Section 8.1.3 is amended to extend the termination date of "April 30, 2001" to "July 31, 2001."

3.  Continuing Effect of the Agreement.

    Except as specifically set forth herein, the Agreement shall remain in full force and effect and shall not be waived, modified, superseded or otherwise affected by this Amendment. This Amendment is not to be construed as a release, waiver or modification of any of the terms, representations, warranties, covenants, rights or remedies set forth in the Agreement, except as specifically set forth herein.

4.  Governing Law.

    This Amendment shall be governed by and construed in accordance with the laws of the State of Washington.

5.  Counterparts.

    This Amendment may be executed in several counterparts and by telecopied facsimile and each such counterpart or telecopied facsimile so executed shall constitute one and the same Amendment.

6.  Effective Date.

    This Amendment has been executed by the parties hereto as of the day and year first written.

7.  Entire Agreement.

    The Agreement, the exhibits and schedules delivered pursuant to the Agreement and this Amendment contain all of the terms and conditions agreed upon by the parties relating to the subject matter of the Agreement and supersede all prior agreements, negotiations, correspondence, undertakings, and communications of the parties, whether oral or written, respecting that subject matter.

    IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

[signature page follows]

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SUNHAWK.COM CORPORATION, a Washington corporation
By:	/s/ MARLIN J. ELLER
Name:	Marlin J. Eller
Title:	CEO
SUNHAWK DIGITAL MUSIC, LLC. a Washington limited liability company
By:	/s/ MARLIN J. ELLER
Name:	Marlin J. Eller
Title:	CEO

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ANNEX B
AMENDED AND RESTATED
AGREEMENT AND PLAN OF MERGER

AMENDED AND RESTATED

AGREEMENT AND PLAN OF MERGER

by and among

SUNHAWK.COM CORPORATION,

A.N.N. AUTOMATION, INC.

and

THE OTHER PARTIES SIGNATORY TO THIS AGREEMENT

Dated as of

May 16, 2001

i

ii

iii

AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

    AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of May 16, 2001 (this "Agreement"), by and among Sunhawk.com Corporation, a Washington corporation ("Sun"), A.N.N. Automation, Inc., a California corporation ("ANN"), David Griffith, as the Shareholder Agent, and the shareholders of ANN listed on Schedule A hereto.

    WHEREAS, Sun, ANN, David Griffith, as the Shareholder Agent, and the shareholders of ANN listed on Schedule A have entered into an Agreement and Plan of Merger, dated March 20, 2001 (the "Original Agreement"), pursuant to which, among other things, Sun shall acquire ANN through the merger of ANN with and into Sun (the "Merger");

    WHEREAS, Sun and ANN desire to amend and restate the Original Agreement in its entirety as set forth in this Agreement and, in furtherance thereof, the boards of directors of Sun and ANN have or will prior to Closing (as defined below) approve this Agreement and the transactions contemplated hereby;

    WHEREAS, subject to the terms and conditions of this Agreement, (i) all of the shares of capital stock of ANN which are issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive shares of common stock of Sun and (ii) Sun shall cancel a note payable by ANN in an aggregate amount of $560,000;

    WHEREAS, for United States Federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder, the "Code"), and that this Agreement shall be, and hereby is, adopted as a plan of reorganization for purposes of Section 368 of the Code;

    NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and covenants set forth in this Agreement, intending to be legally bound hereby, the parties agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

    Section 1.1  Definitions.

    For all purposes of this Agreement, except as otherwise expressly provided or unless the context clearly requires otherwise:

    "Accounting Firm" has the meaning ascribed to it in Section 8.1(d).

    "Adjustment Determination" has the meaning ascribed to it in Section 6.23(c).

    "Affiliate" has the meaning set forth in Rule 12b-2 of the Exchange Act.

    "Aggregate ANN Common Share Number" means the total of (i) all the shares of ANN Common Stock that are issued and outstanding as of the Effective Time and (ii) any shares of ANN Common Stock issuable upon the conversion of any convertible or exchangeable securities listed on Schedule B hereto as of the Effective Time. At Closing, ANN shall provide Sun with a certificate, executed by an authorized officer of ANN, with the Aggregate ANN Common Share Number, which number shall be mutually agreed upon by both ANN and Sun.

    "Aggregate Consideration" means (0.36 multiplied by the Aggregate Sun Common Share Number) minus (560,000 divided by 2.90).

    "Aggregate Sun Common Share Number" means the Sun Current Share Number divided by 0.64.

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    "Ancillary Agreements" has the meaning ascribed to it in Section 4.4.

    "ANN 401(k) Plan" has the meaning ascribed to it in Section 6.12.

    "ANN Benefit Plans" has the meaning ascribed to it in Section 4.9(a).

    "ANN Certificates" has the meaning ascribed to it in Section 3.2(a).

    "ANN Common Stock" shall mean the common stock, no par value, of ANN.

    "ANN Disclosure Schedule" means the disclosure schedule delivered by ANN to Sun prior to the execution of this Agreement and forming a part hereof.

    "ANN Financial Statements" has the meaning ascribed to it in Section 4.7(a).

    "ANN Intellectual Property" means all United States, foreign and international patents (including without limitation all patents, patent applications, and any and all divisions, continuations, continuations-in-part, reissues, re-examinations and extensions thereof, and all invention registrations and disclosures); trademarks, service marks and trade names (including without limitation all goodwill, common law rights and governmental or other registrations or applications for registration pertaining thereto), designs, trade dress and Internet domain names; copyrights (including without limitation all common law rights and governmental or other registrations or applications for registration pertaining thereto, and renewal rights therefor); sui generis database rights; ideas, inventions, technology, know-how, show-how, trade secrets, systems, processes, works of authorship, databases, mask works, content, graphics, statistical models, algorithms, modules, computer programs, computer software, source and object code of such software, technical documentation, business methods, work product, intellectual and industrial property licenses, and all other tangible or intangible information or materials that are currently used, or currently proposed or planned to be used, in ANN's business.

    "ANN IP Development Personnel" has the meaning ascribed to it in Section 4.14(h).

    "ANN Material Adverse Effect" means a material adverse effect on or development with respect to (a) the business, prospects, condition (financial or otherwise), assets or results of operations of ANN or (b) the ability of ANN to timely consummate any of the Transactions.

    "ANN Permits" has the meaning ascribed to it in Section 4.6.

    "ANN Shareholder" means any holder of ANN Certificate or ANN Certificates.

    "ANN Software Programs" has the meaning ascribed to it in Section 4.14(i).

    "ANN Stock Options" has the meaning ascribed to it in Section 6.13.

    "ANN Stock Plan" means the A.N.N. Automation, Inc. Stock Option Plan.

    "ANN Third-Party Code" has the meaning ascribed to it in Section 4.14(l).

    "ANN Virus" has the meaning ascribed to it in Section 4.14(l).

    "Asset Sale" means the sale by Sun to Marlin J. Eller of all of the assets related to Sun's digital sheet music business as further described in that certain Asset Purchase Agreement, dated February 2, 2001.

    "Blue Sky Laws" means state securities or "blue sky" laws.

    "Bridge Note" has the meaning ascribed to it in Section 3.10.

    "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in The City of New York are permitted or obligated by law, rule or regulation to be closed.

    "California Agreement of Merger" has the meaning ascribed to it in Section 2.3.

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    "California Code" means the California Corporations Code.

    "Change in the Sun Recommendation" has the meaning ascribed to it in Section 6.2(a).

    "Closing" has the meaning ascribed to it in Section 2.2.

    "Code" has the meaning set forth in the Recitals.

    "COBRA" has the meaning ascribed to it in Section 4.9(h).

    "Competing Transaction" means any of the following involving ANN (other than the Merger):

    (i)
    any merger, consolidation, share exchange, business combination or other similar transaction;

    (ii)
    any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 5% or more of the assets of ANN, taken as a whole, in a single transaction or series of transactions;

    (iii)
    any tender offer or exchange offer for 1% or more of the outstanding voting securities of ANN or the filing of a registration statement under the Securities Act in connection therewith;

    (iv)
    any person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act) having been formed that beneficially owns or has the right to acquire beneficial ownership of, 5% or more of the outstanding voting securities of ANN;

    (v)
    any solicitation in opposition to the approval of this Agreement by the ANN Shareholders; or

    (vi)
    any board approval or public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

    "Copyrights" has the meaning ascribed to it in Section 4.14(a).

    "Dissenting Shares" has the meaning ascribed to it in Section 3.1(a).

    "Earn-Out" has the meaning ascribed to it in Section 3.7(a).

    "Earn-Out Determination" has the meaning ascribed to it in Section 3.7(a)(i).

    "Earn-Out Maximum" means, subject to Section 6.23, (the Sun Current Share Number divided by 0.54) minus the Sun Current Share Number minus the Aggregate Consideration minus 323,000.

    "Earn-Out Milestone" has the meaning ascribed to it in Section 3.7(a).

    "Earn-Out Recipients" has the meaning ascribed to it in Section 3.7(a).

    "Earn-Out Record Date" has the meaning ascribed to it in Section 3.7(a).

    "Earn-Out Shares" has the meaning ascribed to it in Section 3.7(a).

    "Effective Time" means the date and time at which the Washington Articles of Merger is duly filed with the Secretary of State of Washington or such other date and time as is agreed upon by the parties and specified in the Washington Articles of Merger.

    "Environmental Law" means each federal, state, local and foreign law and regulation relating to pollution, protection or preservation of human health or the environment including ambient air, surfacewater, groundwater, land surface or subsurface strata, and natural resources, and including each law and regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the generation, storage, containment (whether above ground or underground), disposal, transport or handling of Materials of Environmental Concern, or the

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preservation of the environment or mitigation of adverse effects thereon and each law and regulation with regard to record keeping, notification, disclosure and reporting requirements respecting Materials of Environmental Concern.

    "Environmental Permit" shall mean any permit, approval, identification number, license or other authorization required under or issued pursuant to any applicable Environmental Law.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "Escrow Fund" has the meaning ascribed to it in Section 8.1(d).

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Exchange Agent" has the meaning ascribed to it in Section 3.2(d).

    "Exchange Ratio" means the Aggregate Consideration divided by the Aggregate ANN Common Share Number.

    "Expenses" means with respect to any party hereto, all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) reasonably incurred by such party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of its obligations pursuant to this Agreement and the consummation of the Merger, the filings of any required HSR Act notice and all other matters related to the transactions contemplated hereby and the closing of the Merger.

    "Final Adjustment Report" has the meaning ascribed to it in Section 8.1(d).

    "Form S-8 Registration Statement" has the meaning ascribed to it in Section 6.15.

    "GAAP" has the meaning ascribed to it in Section 4.7(a).

    "Governmental Entity" means a court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency or any Person exercising the authority of any of the foregoing.

    "Governmental Order" shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

    "Hazardous Material" shall mean (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

    "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

    "Indemnifying Party" has the meaning ascribed to it in Section 8.2(a).

    "IRS" shall mean the United States Internal Revenue Service.

    "Law" shall mean any federal, state, foreign or local statute, law, ordinance, regulation, rule, code, order, judgment, decree, other requirement or rule of law of the United States or any other jurisdiction, and any other similar act or law.

    "Legal Expenses" has the meaning ascribed to it in Section 8.1(c).

    "License-In Agreement" has the meaning ascribed to it in Section 4.14(b).

    "License-Out Agreement" has the meaning ascribed to it in Section 4.14(e).

    "Material Contracts" has the meaning ascribed to it in Section 4.11.

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    "Materials of Environmental Concern" means pollutants, contaminants, toxic or hazardous substances, materials and wastes, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon and lead or lead-based paints and materials.

    "Merger" has the meaning set forth in the Recitals.

    "Nasdaq SmallCap Market" means the tier of the Nasdaq Stock Market referred to as the Nasdaq SmallCap Market.

    "Option" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other contract that gives the right to (a) purchase or otherwise receive or be issued any shares of capital stock or other equity interests of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock or other equity interests of such Person or (b) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock or other equity interests of such Person, including any rights to participate in the equity, income or election of directors or officers of such Person.

    "Patents" has the meaning ascribed to it in Section 4.14(a).

    "Person" shall mean an individual, corporation, partnership, limited partnership, limited liability company, limited liability partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity or government or political subdivision, agency or instrumentality of a government.

    "Preliminary Adjustment Report" has the meaning ascribed to it in Section 8.1(d).

    "Proxy Statement" has the meaning ascribed to it in Section 6.1(a).

    "Required Sun Vote" has the meaning ascribed to it in Section 6.2(a).

    "Representatives" has the meaning ascribed to it in Section 6.6.

    "Securities Act" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

    "SEC" shall mean the Securities and Exchange Commission.

    "Shareholder Agent" has the meaning ascribed to it in Section 8.4.

    "Shareholder Certificate" has the meaning ascribed to it in Section 3.8.

    "Shareholder Party Agreement" has the meaning ascribed to it in Section 4.11(l).

    "Shareholders" has the meaning ascribed to it in Section 3.2(a).

    "Statutes" means the California Code and the Washington Act.

    "Subsidiary" shall mean, with respect to any person, any corporation, partnership, limited partnership, limited liability company, limited liability partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary of such person) owns, directly or indirectly, a majority of the stock or other equity interests.

    "Sun Balance Sheet Date" shall mean the date of the most recent unaudited balance sheet of Sun and its Subsidiaries included in the Sun Financial Statements.

    "Sun Capital Stock" shall mean the Sun Common Stock and the Sun Class A Common Stock.

    "Sun Certificates" has the meaning ascribed to it in Section 3.2(a).

    "Sun Class A Common Stock" shall mean the Class A common stock, no par value, of Sun.

    "Sun Common Stock" shall mean the common stock, no par value, of Sun.

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    "Sun Current Share Number" means 4,635,925, subject to Section 6.23.

    "Sun Damages" has the meaning ascribed to it in Section 8.1(a).

    "Sun Disclosure Schedule" means the disclosure schedule delivered by Sun to ANN prior to the execution of this Agreement and forming a part hereof.

    "Sun Financial Statement" means each of the audited consolidated financial statements and unaudited condensed consolidated interim financial statements of Sun (including any related notes and schedules) included (or incorporated by reference) in the Sun SEC Documents.

    "Sun Indemnified Persons" has the meaning ascribed to it in Section 8.1(a).

    "Sun Intellectual Property" means all United States, foreign and international patents (including without limitation all patents, patent applications, and any and all divisions, continuations, continuations-in-part, reissues, re-examinations and extensions thereof, and all invention registrations and disclosures); trademarks, service marks and trade names (including without limitation all goodwill, common law rights and governmental or other registrations or applications for registration pertaining thereto), designs, trade dress and Internet domain names; copyrights (including without limitation all common law rights and governmental or other registrations or applications for registration pertaining thereto, and renewal rights therefor); sui generis database rights; ideas, inventions, technology, know-how, show-how, trade secrets, systems, processes, works of authorship, databases, mask works, content, graphics, statistical models, algorithms, modules, computer programs, computer software, source and object code of such software, technical documentation, business methods, work product, intellectual and industrial property licenses, and all other tangible or intangible information or materials that are currently used, or currently proposed or planned to be used, in Sun's business.

    "Sun IP Development Personnel" has the meaning ascribed to it in Section 5.14(h).

    "Sun License-In Agreement" has the meaning ascribed to it in Section 5.14(b).

    "Sun License-Out Agreement" has the meaning ascribed to it in Section 5.14(e).

    "Sun Material Adverse Effect" means a material adverse effect on or development with respect to (a) the business, prospects, condition (financial or otherwise), assets or results of operations of Sun and its Subsidiaries, taken as a whole or (b) the ability of Sun or its Subsidiaries, taken as a whole, to timely consummate any of the Transactions.

    "Sun Material Contracts" has the meaning ascribed to it in Section 6.4(c).

    "Sun Options" means any Options to purchase any shares of Sun Common Stock.

    "Sun Option Plan" has the meaning ascribed to it in Section 5.3.

    "Sun Recommendation" has the meaning ascribed to it in Section 6.2(a).

    "Sun SEC Documents" means each form, report, schedule, statement or other document required to be filed with Sun since February 14, 2000 through the date of this Agreement under the Exchange Act or the Securities Act, including any amendment to such document, whether or not such amendment is required to be so filed.

    "Sun Shareholder" means a holder of Sun Certificate or Sun Certificates.

    "Sun Shareholders Meeting" has the meaning ascribed to it in Section 6.2(a).

    "Sun Software Programs" has the meaning ascribed to it in Section 5.14(i).

    "Sun Stock Price" shall mean the closing bid price for a share of Sun Common Stock as quoted on the Nasdaq SmallCap Market for the trading day immediately preceding the day during which the Effective Time occurs.

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    "Sun Third-Party Code" has the meaning ascribed to it in Section 5.14(l).

    "Sun Virus" has the meaning ascribed to it in Section 5.14(l).

    "Surviving Corporation" has the meaning ascribed to it in Section 2.1.

    "Tax" shall mean (i) any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges; (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, combined, consolidated or unitary group for any taxable period; and (iii) any liability for the payment of amounts of the type described in (i) or (ii) as a result of being a transferee of, or a successor in interest to, any Person or as a result of an express or implied obligation to indemnify any person.

    "Tax Authority" means any Governmental Entity responsible for the imposition of any Tax.

    "Tax Return" shall mean any return, statement or form (including, without limitation, any estimated tax reports or return, withholding tax reports or return and information report or return) required to be filed with respect to any Taxes.

    "Terminating ANN Breach" has the meaning ascribed to it in Section 9.1(d).

    "Terminating Sun Breach" has the meaning ascribed to it in Section 9.1(e).

    "Trademarks" has the meaning ascribed to it in Section 4.14(a).

    "Undisclosed Liabilities" means the aggregate amount of all liabilities or obligations (absolute, accrued, contingent or otherwise), whether due or to become due, of ANN which are not reflected as indebtedness for money borrowed or specifically identified and reserved against in the ANN Financial Statements.

    "Voting Debt" means indebtedness having general voting rights and debt convertible into securities having such rights.

    "Washington Act" means the Washington Business Corporation Act.

    "Washington Articles of Merger" has the meaning ascribed to it in Section 2.3.

    Section 1.2  Interpretation.

      (a) When a reference is made in this Agreement to a section or article, such reference shall be to a section or article of this Agreement unless otherwise clearly indicated to the contrary.

      (b) Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

      (c) The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, appendix and schedules of this Agreement unless otherwise specified.

      (d) When used herein, the phrase "to the knowledge of" any Person, "to the best knowledge of" any Person, "known to" any Person or any similar phrase, means (i) with respect to any Person

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  who is an individual, the actual knowledge of such Person, (ii) with respect to any other Person, the actual knowledge of the directors and officers of such Person and other individuals that have a similar position or have similar powers and duties as the officers and directors of such Person, and (iii) in the case of each of (i) and (ii), the knowledge of facts that such individuals should have after due inquiry. For this purpose, "due inquiry" with respect to any matter means inquiry of and consultations with (A) the directors and officers of such Person and other individuals that have a similar position or have similar powers and duties as such officers and directors, and (B) other employees of and the advisors to such Person, including legal counsel and outside auditors who have principal responsibility for the matter in question or are otherwise likely to have information relevant to the matter.

      (e) The plural of any defined term shall have a meaning correlative to such defined term, and words denoting any gender shall include all genders and the neuter. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

      (f)  A reference to any party to this Agreement or any other agreement or document shall include such party's successors and permitted assigns.

      (g) A reference to any legislation or to any provision of any legislation shall include any modification, amendment or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

      (h) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

      (i)  No prior draft nor any course of performance or course of dealing shall be used in the interpretation or construction this Agreement.

ARTICLE 2
THE MERGER

    Section 2.1  Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Statutes in effect at the Effective Time, ANN shall be merged with and into Sun, the separate corporate existence of ANN shall cease, and Sun shall continue as the surviving corporation. Sun shall sometimes be referred to as the "Surviving Corporation."

    Section 2.2  Closing. Unless this Agreement is earlier terminated pursuant to Section 9.1, the consummation of the Merger shall take place as promptly as practicable (and in any event within three Business Days) after satisfaction or waiver of the conditions set forth in Article 7, at a closing (the "Closing") to be held at the offices of Summit Law Group, PLLC, 1505 Westlake Avenue N., Seattle, WA 98109, unless another date, time or place is agreed to by Sun and ANN.

    Section 2.3  Effective Time. Concurrently with the Closing, the parties shall cause the Merger to be consummated by filing with: (i) the Secretary of State of the State of California, an agreement of merger by and between ANN and Sun (the "California Agreement of Merger") in accordance with Section 1103 of the California Code; and (ii) the Secretary of State of the State of Washington, articles of merger by and between Sun and ANN (the "Washington Articles of Merger") in accordance with Section 23B.11.050 of the Washington Act (the date and time of such filing, or such later effective date and time as may be set forth in the Washington Articles of Merger, being the "Effective Time").

    Section 2.4  Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the Statutes. Without limiting the generality of the foregoing, and except as otherwise provided herein, at the Effective Time all the property, rights, privileges,

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powers and franchises of each of Sun and ANN shall vest in the Surviving Corporation, and all debts, liabilities and duties of each of Sun and ANN shall become the debts, liabilities and duties of the Surviving Corporation.

    Section 2.5  Certificate of Incorporation; Bylaws; Directors and Officers of Surviving Corporation. At the Effective Time:

      (a) the certificate of incorporation and bylaws of Sun as in effect immediately prior to the Effective Time shall be the certificate of incorporation and bylaws of the Surviving Corporation, in each case until thereafter amended as provided by Law or such certificate of incorporation or bylaws;

      (b) except as set forth in Schedule 2.5(b), the officers of Sun immediately prior to the Effective Time shall serve in their respective offices of the Surviving Corporation from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal; and

      (c) the persons listed on Schedule 2.5(c) shall serve as the directors of the Surviving Corporation from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal.

ARTICLE 3
CONVERSION OF SECURITIES

    Section 3.1  Conversion of Shares. At the Effective Time, by virtue of the Merger, and without any action on the part of Sun, ANN or their respective shareholders:

      (a) Except in the case of shares of ANN Common Stock, if any, held by persons who have not voted such shares in favor of the Merger and this Agreement and have perfected dissenters' rights in accordance with the California Code ("Dissenting Shares"):

    (i)
    each share of Sun Common Stock issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall remain outstanding as one fully paid and nonassessable share of Sun Common Stock, with identical rights and privileges. From and after the Effective Time, each stock certificate of Sun theretofore evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation;

    (ii)
    each share of Sun Class A Common Stock issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall remain outstanding as one fully paid and nonassessable share of Sun Class A Common Stock, with identical rights and privileges. From and after the Effective Time, each stock certificate of Sun theretofore evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation; and

    (iii)
    each share of ANN Common Stock issued and outstanding immediately prior to the Effective Time (excluding those to be canceled in accordance with Section 3.1(c)) and all rights in respect thereof, shall forthwith cease to exist and be converted into the right to receive (x) that number of shares of Sun Common Stock equal to the Exchange Ratio, as set forth on Schedule A and Schedule B hereto, and (y) with respect to the ANN Shareholders listed on Schedule A, if, as, and when earned, the Earn-Out Shares (as defined in Section 3.7); provided, that such Earn-Out Shares shall be distributed in accordance with Schedule 3.7.

      (b) Except as set forth in Section 4.3 of the ANN Disclosure Schedule and 5.2 of the Sun Disclosure Schedule and agreed to by both parties, each share of Sun Capital Stock and ANN

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  Common Stock issued and outstanding immediately prior to the Effective Time that is restricted or not fully vested shall upon such conversion have the same restrictions or vesting arrangements as were applicable to such shares prior to the conversion.

      (c) Each share of ANN Common Stock held in the treasury of ANN immediately prior to the Effective Time shall be canceled and retired and no shares of stock or other securities of the Surviving Corporation or any other corporation shall be issuable, and no payment of other consideration shall be made, with respect thereto.

      (d) Any Dissenting Shares shall not be converted into Sun Common Stock, but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the California Code. ANN agrees that, except with the prior written consent of Sun, or as required under the California Code, it will not voluntarily make any statement against interest, admission, payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares who, pursuant to the provisions of the California Code, becomes entitled to payment of the fair value for shares of ANN Common Stock, shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, Sun shall issue and deliver, upon surrender by such holder of shares of ANN Certificate, the number of shares of Sun Common Stock to which such shareholder would otherwise be entitled pursuant to Section 3.1(a)(iii).

    Section 3.2  Exchange of Shares Other than Treasury Shares.

      (a) As soon as reasonably practicable after the Effective Time, Sun shall cause the Exchange Agent to mail to each holder of record of one more ANN Certificates (as defined below), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the ANN Certificates shall pass, only upon delivery of the ANN Certificates to the Exchange Agent and shall be in such form and have such other provisions not inconsistent with this Agreement as Sun may reasonably specify) and (ii) instructions for use in effecting the surrender of ANN Certificates in exchange for certificates representing shares of Sun Common Stock (the "Sun Certificates"). Upon surrender of the ANN Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Sun, together with such letter of transmittal, duly executed, the holder of record of the certificate or certificates which immediately prior to the Effective Time represented ANN Common Stock (the "ANN Certificates"), whose shares were converted into the right to receive shares of Sun Common Stock pursuant to Section 3.1(a), shall be entitled to receive in exchange therefor (i) a certificate representing that number of whole shares of Sun Common Stock to which the holder is entitled to receive pursuant to this Article 3 (and cash in lieu of fractional shares), and (ii) the Earn-Out Shares if, as and when earned pursuant to Section 3.7; provided, that such Earn-Out Shares shall be distributed in accordance with Schedule 3.7.

      (b) As soon as reasonably practicable (but not more than ten Business Days) after the receipt of the ANN Certificates, Sun shall cause to be delivered to each ANN Shareholder a certificate representing the number of whole shares of Sun Common Stock which such holder has the right to receive pursuant to Section 3.1(a) and payment in lieu of fractional shares which such holder has the right to receive under Section 3.4, and the ANN Certificates so surrendered shall be canceled. Until so surrendered, each outstanding ANN Certificate will be deemed from and after the Effective Time, for all corporate purposes other than the payment of dividends, to evidence the ownership of the number of whole shares of Sun Common Stock into which such shares of ANN Common Stock shall have been so converted and the right to receive an amount of cash in lieu of the issuance of any fractional shares in accordance with Section 3.4.

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      (c) Promptly (but no later than five Business Days) following the final determination of the amount (if any) of any Earn-Out, the Earn-Out Recipients (as defined in Section 3.7), including persons who were ANN Shareholders immediately prior to the Effective Time, shall be entitled to receive a certificate representing the number of additional whole shares of Sun Common Stock (if any) to which such recipient is entitled to pursuant to Section 3.7, plus the amount of cash in lieu of fractional shares to which such holder is entitled pursuant to Section 3.4.

      (d) Sun shall designate a bank or trust company (the "Exchange Agent") to act as agent for the holders of the ANN Certificates in connection with the Merger to receive in trust the funds to which holders of such ANN Certificates shall become entitled pursuant to Section 3.1. At or prior to the Effective Time, Sun shall deposit, or cause to be deposited, with the Exchange Agent, in trust for the benefit of holders of ANN Certificate, certificates representing the shares of Sun Common Stock issuable pursuant to Sections 3.1 to which such holders shall be entitled at or following the Effective Time in exchange for outstanding shares of ANN Common Stock. Sun agrees to make available to the Exchange Agent from time to time as needed, funds sufficient to pay cash in lieu of fractional shares pursuant to Section 3.4 and any dividends and other distributions pursuant to Section 3.2.

      (e) No dividends or other distributions with respect to Sun Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered ANN Certificate with respect to the shares of Sun Common Stock represented thereby until the holder of record of such ANN Certificate shall surrender such ANN Certificate. Subject to the effect of applicable escheat or similar laws, following surrender of any such ANN Certificate, there shall be paid to the record holder of the Sun Certificates issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 3.2(e)) with respect to such shares of Sun Common Stock.

      (f)  If any Sun Certificate is to be issued in a name other than that in which the Sun Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Sun Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Sun or any agent designated by it any transfer or other taxes required by reason of the issuance of a Sun Certificate in any name other than that of the registered holder of the Sun Certificate surrendered, or established to the satisfaction of Sun or any agent designated by it that such tax has been paid or is not payable.

      (g) Notwithstanding anything to the contrary in this Section 3.2, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any person in respect of any shares of Sun Common Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    Section 3.3  Stock Transfer Books. At the close of business on the day during which the Effective Time occurs, the stock transfer book of ANN shall be closed, and there shall be no further registration of transfers of shares of ANN Common Stock on such stock transfer books. In the event of a transfer of ownership of shares of ANN Common Stock that is not registered in the stock transfer records of ANN, at the Effective Time, a certificate or certificates representing the number of whole shares of Sun Common Stock into which such shares of ANN Common Stock shall have been converted shall be issued to the transferee, if the certificate or certificates representing such shares of ANN Common Stock is or are surrendered as provided in Section 3.2(a), accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer tax.

    Section 3.4  No Fractional Share Certificates. No fractional share of Sun Common Stock shall be issued upon the surrender for exchange of ANN Certificates. In lieu of any such fractional shares, each

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holder of shares of ANN Common Stock who would otherwise be entitled to a fraction of a share of Sun Common Stock (after aggregating all fractional shares of Sun Common Stock to be received by such holder) shall receive from Sun an amount of cash (rounded to the nearest whole cent) payable by check or otherwise equal to the product of (i) such fraction, multiplied by (ii) the Sun Stock Price.

    Section 3.5  Certain Adjustments. If, between the date of this Agreement and the Effective Time, the outstanding shares of Sun Capital Stock or ANN Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, or the number of shares of Sun Capital Stock or ANN Common Stock on a fully diluted basis is in excess of that specified in Section 5.3 and disclosed in Section 5.3 of the Sun Disclosure Schedule or specified in Section 4.3 and disclosed in Section 4.3 of the ANN Disclosure Schedule, respectively (regardless of whether such excess is a result of an additional issuance of capital stock or a correction to such Section), then the Exchange Ratio and the Earn-Out Maximum shall be adjusted accordingly to provide to Sun or ANN, as applicable, the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange, dividend or increase.

    Section 3.6  Lost, Stolen or Destroyed Certificates. In the event any ANN Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue certificates representing such shares of Sun Common Stock and cash in lieu of fractional shares in exchange for such lost, stolen or destroyed ANN Certificates, upon the making of an affidavit of that fact by the holder thereof; provided, however, that Sun or the Exchange Agent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed ANN Certificates to provide an indemnity or deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Sun or the Exchange Agent with respect to the ANN Certificates alleged to have been lost, stolen or destroyed.

    Section 3.7  Earn-Outs to ANN.

      (a) Earn-Outs; Earn-Out Targets. Schedule 3.7 sets forth two additional distributions (each an "Earn-Out" and collectively, the "Earn-Outs") payable, in Sun Common Stock (the "Earn-Out Shares"), as additional consideration and the related milestones (each, an "Earn-Out Milestone" and collectively the "Earn-Out Milestones") required for such Earn-Out. Sun shall cause the Earn-Out amount to be paid by issuing additional shares of Sun Common Stock, and such Earn-Out Shares, if any, shall be proportionately distributed to the former shareholders of ANN and any other designated Persons in accordance with Schedule 3.7 (the "Earn-Out Recipients"). The aggregate maximum number of Earn-Out Shares that may be issued shall be an amount equal to the Earn-Out Maximum, subject to Section 6.23.

  (i)
  Within forty-five days of each Earn-Out Record Date, a committee designated by the Sun board of directors and comprised of the persons listed on Schedule 3.7(a)(i) with the exclusive right to act on behalf of Sun solely for purposes of this Section 3.7(i), shall provide to the Shareholder Agent a statement declaring whether the relevant Earn-Out Milestone set forth in Schedule 3.7 has been satisfied (in whole or in part) and appropriate supporting documentation regarding such Earn-Out Milestone (an "Earn-Out Determination"). The Earn-Out Determination shall indicate the appropriate Earn-Out Shares to be issued or paid, as the case may be. No action on the part of the Shareholder Agent shall be necessary and such Earn-Out Determination shall be deemed final.

      (b) Shareholder Agent. The provisions of Section 8.4 shall apply to any acts taken by the Shareholder Agent pursuant to this Section 3.7. Any decision, act, consent or instruction of the Shareholder Agent in connection with this Section 3.7 shall constitute a decision of all the ANN Shareholders and shall be final, binding and conclusive upon each of such shareholders and Sun

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  may rely upon any such decision, act, consent or instruction of the Shareholder Agent as being the decision, act, consent or instruction of every such holder. Sun is hereby relieved from any liability to any Persons for any acts done by it in accordance with such decision, act, consent or instruction of the Shareholder Agent.

      (c) No Assignment of Earn-Out Rights. No interest in any Earn-Out or any portion thereof, and no right to participate, in whole or in part, in any Earn-Out pursuant to this Section 3.7, may be assigned or transferred to any Person (whether by operation of law, or in connection with any sale, assignment or other transfer of any shares of ANN Common Stock), and any attempt to do so will be null and void. The Earn-Outs and the provision of this Section 3.7 relating to such Earn-Outs are intended solely for the benefit of the Earn-Out Recipients. The right (if any) to receive distributions in connection with any Earn-Out shall be personal to the Persons who immediately prior to the Effective Time were holders of ANN Common Stock, and such right shall not (x) attach to or run with such stock or any Sun securities issued in exchange therefor or (y) inure to the benefit of any purchaser, assignee or other transferee either of such stock or options or such Sun securities. Notwithstanding the foregoing, an interest in an Earn-Out may be assigned or transferred involuntarily pursuant to will, the laws of intestate succession, or the order of a court in connection with a settlement of property rights incident to divorce. In no event shall the right to receive contingent shares be evidenced by a negotiable instrument or be readily marketable.

      (d) No Interest. No interest shall accrue or be paid on any portion of any Earn-Out or any payment or distribution pursuant to this Section 3.7.

      (e) Form of Payment. The Earn-Out shall be paid in the form of Sun Common Stock; provided, that Sun shall pay cash in lieu of issuing fractional shares in the manner established by the provisions of Section 3.7. The price per share of Sun Common Stock for purposes of payment of the cash in lieu of fractional shares shall be determined using the Sun Stock Price.

      (f)  Reserve. Sun shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Sun Common Stock for delivery of the Earn-Out Shares in accordance with this Section 3.7.

      (g) Access to Information. Sun agrees to provide promptly all information as reasonably requested by the Shareholder Agent, and to make available for inspection and review to the Shareholder Agent or its designated accountants, during regular business hours upon reasonable prior notice, the books and records of Sun relating to the Business (as defined in Schedule 3.7) relevant to the determination of whether an Earn-Out Milestone has been achieved, including but not limited to, relevant production reports, purchase orders, worksheets for the period under review and the computations underlying the determination of whether the Earn-Out Milestones have been achieved. Access to such information may be conditioned upon execution by the Shareholder Agent and its designated accountants of a confidentiality agreement reasonably acceptable to Sun.

    Section 3.8  Exemption from Registration. The shares of Sun Common Stock to be issued pursuant to Section 3.1, and if applicable, Section 3.7, in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act by reason of Section 4(2) of the Securities Act and SEC rules and regulations promulgated thereunder. The parties hereto acknowledge and agree that as a condition to effecting such issuance as a private placement pursuant to Section 4(2) of the Securities Act, Sun shall be entitled to obtain from each ANN Shareholder a Shareholder Certificate in the form attached hereto as Exhibit A (or such other form as shall be reasonably satisfactory to Sun) (the "Shareholder Certificate") and that Sun will be relying upon the representations made by each ANN Shareholder in the applicable Shareholder Certificate in connection with the issuance of Sun Common Stock to such shareholder.

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    Section 3.9  Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this agreement or to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Sun and ANN, the officers and directors of the Surviving Corporation are fully authorized in the name of their corporation or otherwise to take, and will use good faith efforts to take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

    Section 3.10  Bridge Loan. Sun shall cancel a note payable by ANN relating to a bridge loan made by Sun to ANN in the aggregate amount of $560,000, which note shall be in substantially the form set forth on Exhibit B (the "Bridge Note").

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF ANN
AND THE ANN SHAREHOLDERS

    ANN and the ANN Shareholders hereby represent and warrant to Sun, subject to the exceptions specifically disclosed in writing in the ANN Disclosure Schedule, all such exceptions to be referenced to a specific representation set forth in this Article 4; provided, that the representations and warranties made by each of the ANN Shareholders shall be qualified as to the knowledge of each such shareholder, that:

    Section 4.1  Organization and Qualification.

      (a) ANN has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, license, lease and operate its properties and to carry on its business as it is now being conducted and as currently proposed to be conducted. ANN is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owns licensed, leased or operated by it or the conduct or nature of its business makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, an ANN Material Adverse Effect.

      (b) Except as set forth in Section 4.1(b) of the ANN Disclosure Schedule, ANN does not own, directly or indirectly, an equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership or joint venture arrangement or other business entity.

    Section 4.2  Articles of Incorporation and Bylaws . True, complete and correct copies of ANN's articles of incorporation and bylaws, each as amended, have been made available to Sun. Such certificate of incorporation and bylaws are in full force and effect. ANN is not in violation of any of the provisions of its articles of incorporation or bylaws.

    Section 4.3  Capitalization. The authorized capital stock of ANN consists of 3,000,000 shares of ANN Common Stock, no par value. As of the date of this Agreement, 1,234,800 shares of ANN Common Stock are issued and outstanding and 354,500 shares of ANN Common Stock are reserved for issuance upon exercise of the ANN Stock Options under the ANN Stock Plan. Section 4.3 of the ANN Disclosure Schedule lists (i) the holders of each outstanding shares of ANN Common Stock and the number of shares owned by each such holder, and (ii) the holder of each outstanding ANN Stock Option, the number of shares of ANN Common Stock for which such ANN Stock Option is exercisable, the exercise price for such ANN Stock Option, the extent to which such ANN Stock Option will vest upon consummation of the Merger and the vesting schedule of such ANN Stock Option. All the outstanding shares of ANN's capital stock are, and all shares of ANN Common Stock

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which may be issued pursuant to the exercise of outstanding ANN Stock Options will be, when issued in accordance with the respective terms of such ANN Stock Option, duly authorized, validly issued, fully paid and nonassessable. There is no Voting Debt of ANN issued and outstanding. Except as set forth above or on Section 4.3 of the ANN Disclosure Schedule, and except for the Merger, as of the date hereof, (x) there are no shares of capital stock of ANN authorized, issued or outstanding; (y) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements, understandings or commitments of any character, relating to the issued or unissued capital stock of ANN, obligating ANN to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, ANN or securities convertible into or exchangeable for such shares, equity interests or Voting Debt, or obligating ANN to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment; and (z) there are no outstanding contractual obligations of ANN to repurchase, redeem or otherwise acquire any shares of ANN Common Stock, or the capital stock of ANN or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any other entity or Person.

    Except as set forth on Section 4.3 of the ANN Disclosure Schedule, there are no voting trusts or other agreements or understandings to which ANN is a party with respect to the voting of the capital stock of ANN.

    Section 4.4  Authority Relative to This Agreement. ANN has all necessary corporate power and authority to execute and deliver each of this Agreement and the other agreements contemplated thereby (the "Ancillary Agreements") to which ANN is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including the Mergers. The execution and delivery of this Agreement and the Ancillary Agreements by ANN and the consummation by ANN of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of ANN are necessary to authorize this Agreement or the Ancillary Agreements or to consummate the transactions contemplated hereby or thereby (other than the consent of ANN Shareholders as set forth in Section 6.2 and the filing of the California Agreement of Merger as required by the California Code). This Agreement has been duly and validly executed and delivered by ANN. This Agreement constitutes, assuming the due authorization, execution and delivery by each of the other parties hereto, legal, valid and binding obligations of ANN, enforceable against it in accordance with its respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

    Section 4.5  No Conflicts; Required Filings and Consents.

      (a) The execution and delivery by ANN of this Agreement and the Ancillary Agreements to which ANN is a party do not, and the performance by ANN of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with or violate any provision of the articles of incorporation or bylaws of ANN, (ii) conflict with or violate any Law applicable to ANN or by which any property or asset of ANN is bound or affected or (iii) except as set forth in Section 4.5(a)(iii) of the ANN Disclosure Schedule, result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, result in the loss of any substantial right or benefit under or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of ANN or any shareholder of ANN pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation except any breaches, defaults, rights, or losses which could not, individually or in the aggregate, reasonably be expected to have an ANN Material Adverse Effect.

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      (b) Except as set forth in Section 4.5(b) of the ANN Disclosure Schedule, no filing or registration with, or notification to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery of this Agreement by ANN or the consummation by ANN of the transactions contemplated by this Agreement except, (i) the filing of the California Agreement of Merger with the Secretary of State of the State of California, (ii) such filings as may be required under the HSR Act, (iii) such filings as may be required under the Securities Act and Blue Sky Laws and (iv) such other filings, registrations, notices, permits, authorizations, consents and approvals that if not obtained, made or given could, individually or in the aggregate, have an ANN Material Adverse Effect or impair ANN's ability to consummate the transactions contemplated hereby.

      (c) Except as set forth in Section 4.5(c) of the ANN Disclosure Schedule, no consent of any third party is required by reason of the transactions contemplated by this Agreement or the Ancillary Agreements to which ANN is a party.

    Section 4.6  Permits; Compliance with Laws. ANN is in possession of all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, easements, variances, exceptions, consents, certificates, identification and registration numbers, approvals and orders of any Governmental Entity necessary for ANN to own, lease and operate its properties or to offer or perform its services or to develop, produce, store, distribute and market its products or otherwise to carry on its business as it is now being conducted and as currently proposed to be conducted (collectively, the "ANN Permits"), except such permits the absence of which could not, individually or in the aggregate, reasonably be expected to have an ANN Material Adverse Effect. None of the ANN Permits has been suspended or canceled nor is any such suspension or cancellation pending or, to the knowledge of ANN, threatened. All of the ANN Permits are set forth in Section 4.6 of the ANN Disclosure Schedule. Except as could not, individually or in the aggregate, reasonably be expected to have an ANN Material Adverse Effect, ANN is not in conflict with, or in default or violation of, (i) any Law applicable to ANN or by which any property or asset of ANN is bound or affected or (ii) any ANN Permits. Section 4.6 of the ANN Disclosure Schedule sets forth, as of the date of this Agreement, all actions, proceedings, investigations or surveys pending or, to the knowledge of ANN, threatened against ANN that could reasonably be expected to result in the suspension or cancellation of any other ANN Permit. Since its inception, ANN has not received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws. The Merger will not result in the suspension or cancellation of any ANN Permit and no material expenditure is presently required to comply with any existing law.

    Section 4.7  Financial Statements.

      (a) Section 4.7 of the ANN Disclosure Schedule includes copies of the audited consolidated balance sheets of ANN at September 30, 2000 and unaudited consolidated balance sheets of ANN for the three-months ended December 31, 2000, together with the related consolidated statements of operations, shareholders' equity and cash flows at September 30, 2000 and for the three-months ended December 31, 2000, respectively, and the notes thereto (the "ANN Financial Statements"). The ANN Financial Statements: (i) were prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby (except, in the case of the unaudited financial statements, for the absence of footnotes); (ii) present fairly, the consolidated financial position, results of operations and cash flows of ANN as of such dates and for the periods then ended; and (iii) are correct and complete, and can be reconciled with the books of account and records of ANN. ANN maintains and will continue to maintain an adequate system of internal controls to enable ANN's independent auditors to certify that the ANN Financial Statements have been prepared in accordance with GAAP.

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      (b) Except as and to the extent set forth or reserved against on the most recent consolidated balance sheets of ANN as reported in the ANN Financial Statements, ANN has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP, except for liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 2000.

    Section 4.8  Absence of Certain Changes or Events.

      (a) Since December 31, 2000, (a) there has not been any material adverse change, nor is any such change reasonably expected, in the assets, business, properties, prospectus, operations or condition (financial or otherwise) of ANN, (b) ANN has not participated in any transaction material to the assets, business, properties, prospects, operations or condition (financial or otherwise) of ANN or otherwise acted outside the ordinary course of business, including, without limitation, declaring or paying any dividend or declaring or making any distribution to its stockholders except out of the earnings of ANN, (c) ANN has not increased the compensation of any of its officers or the rate of pay of any of its employees, except as part of regular compensation increases in the ordinary course of business, (d) ANN has not created or assumed any Lien on a material asset of ANN; (e) ANN has not entered into any contractual obligation, other than in the ordinary course of business and (f) there has not occurred a material change in ANN's accounting principles or practice except as required by reason of change in GAAP.

      (b) Except as set forth in Section 4.8(b) of the ANN Disclosure Schedule, no customer which individually accounted for more than five percent of ANN's gross revenues during the twelve-month period preceding the date hereof nor customers which in the aggregate accounted for more than 15% during such period of such revenues has or have canceled or otherwise terminated, or made any written threat to ANN to cancel or otherwise terminate or decrease its or their relationship with ANN, or has or have decreased materially its or their relationship with ANN or its or their usage of the services or products of ANN, as the case may be.

      (c) Section 4.8(c) of the ANN Disclosure Schedule sets forth the amount of all material indebtedness of ANN as of the date hereof, the liens that relate to such indebtedness and that encumber the ANN assets and the name of each lender thereof.

    Section 4.9  Employee Benefit Plans; Labor Matters.

      (a) Section 4.9(a) of the ANN Disclosure Schedule lists each employee benefit fund, plan, program, arrangement and contract (including, without limitation, any "pension" plan, fund or program, as defined in Section 3(2) of ERISA, and any "employee benefit plan", as defined in Section 3(3) of ERISA and any plan, program, arrangement or contract providing for severance; medical, dental or vision benefits; life insurance or death benefits; disability benefits, sick pay or other wage replacement; vacation, holiday or sabbatical; pension or profit-sharing benefits; stock options or other equity compensation; bonus or incentive pay or other material fringe benefits), whether written or not maintained, sponsored or contributed to or required to be contributed to by ANN (the "ANN Benefit Plans"). With respect to each ANN Benefit Plan, ANN has delivered or made available to Sun a true, complete and correct copy of (i) such ANN Benefit Plan (or, if not written, a written summary of its material terms) and the most recent summary plan description, if any, related to such ANN Benefit Plan, (ii) each trust agreement or other funding arrangement relating to such ANN Benefit Plan, (iii) the most recent annual report (Form 5500) filed with the IRS with respect to such ANN Benefit Plan (and, if the most recent annual report is a Form 5500R, the most recent Form 5500C filed with respect to such ANN Benefit Plan), (iv) the most recent actuarial report or financial statement relating to such ANN Benefit Plan and (v) the most recent determination letter, if any, issued by the IRS with respect to such ANN Benefit Plan and any pending request for such a determination letter. Neither ANN, nor to the knowledge of

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  ANN, any other person or entity, has any express or implied commitment, whether legally enforceable or not, to modify, change or terminate any ANN Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

      (b) Except as could not, individually or in the aggregate, reasonably be expected to have an ANN Material Adverse Effect, each ANN Benefit Plan has been administered in accordance with its terms and all applicable laws, including ERISA and the Code, and contributions required to be made under the terms of any of the ANN Benefit Plans have been timely made or, if not yet due, have been properly reflected on the most recent consolidated balance sheet included in the ANN Financials and, with respect to periods subsequent to the date of such Consolidated Balance Sheet, reflected in ANN's accounting records. Except as could not, individually or in the aggregate, reasonably be expected to have an ANN Material Adverse Effect, with respect to the ANN Benefit Plans, no event has occurred and, to the knowledge of ANN, there exists no condition or set of circumstances in connection with which ANN could be subject to any liability (other than for routine benefit liabilities) under the terms of, or with respect to, such ANN Benefit Plans, ERISA, the Code or any other applicable Law.

      (c) ANN hereby represents that: (i) each ANN Benefit Plan which is intended to qualify under Section 401(a), Section 401(k), Section 401(m) or Section 4975(e)(6) of the Code has received a favorable determination letter from the IRS as to its qualified status, and each trust established in connection with any ANN Benefit Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and to the knowledge of ANN, no fact or event has occurred that could adversely affect the qualified status of any such ANN Benefit Plan or the exempt status of any such trust; (ii) to the knowledge of ANN, there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code and other than a transaction that is exempt under a statutory or administrative exemption) with respect to any ANN Benefit Plan that could result in liability to ANN and (iii) each ANN Benefit Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability (other than (A) liability for ordinary administrative expenses typically incurred in a termination event or (B) if the ANN Benefit Plan is a pension benefit plan subject to Part 2 of Title I of ERISA, liability for the accrued benefits as of the date of such termination (if and to the extent required by ERISA) to the extent that either there are sufficient assets set aside in a trust or insurance contract to satisfy such liability or such liability is reflected on the most recent balance sheet included in the ANN Financial Statements prior to the date of this Agreement). No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of ANN, is threatened, against or with respect to any such ANN Benefit Plan, including any audit or inquiry by the IRS or United States Department of Labor (other than routine benefits claims).

      (d) No ANN Benefit Plan is a multiemployer pension plan (as defined in Section 3(37) of ERISA) or other pension plan subject to Title IV of ERISA and ANN has not sponsored or contributed to or been required to contribute to a multiemployer pension plan or other pension plan subject to Title IV of ERISA. No material liability under Title IV of ERISA has been incurred by ANN that has not been satisfied in full, and no condition exists that presents a material risk to ANN of incurring or being subject (whether primarily, jointly or secondarily) to a material liability thereunder. None of the assets of ANN is or may reasonably be expected to become, the subject of any lien arising under ERISA or Section 412(n) of the Code.

      (e) With respect to each ANN Benefit Plan required to be set forth in the ANN Disclosure Schedule that is subject to Title IV or Part 3 of Title I of ERISA or Section 412 of the Code, (i) no reportable event (within the meaning of Section 4043 of ERISA, other than an event that is not required to be reported before or within 30 days of such event) has occurred or is expected to occur, (ii) there was not an accumulated funding deficiency (within the meaning of Section 302 of

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  ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such ANN Benefit Plan; and (iii) there is no "unfunded benefit liability" (within the meaning of Section 4001(a)(18) of ERISA).

      (f)  ANN has delivered to Sun true, complete and correct copies of (i) all employment agreements and all consulting agreements of ANN, (ii) all severance plans, agreements, programs and policies of ANN with or relating to their respective employees, directors or consultants, (iii) all plans, programs, agreements and other arrangements of ANN with or relating to their respective employees, directors or consultants which contain "change of control" provisions, and (iv) a list setting forth the names and annual salaries of all current employees of ANN. No payment or benefit which may be required to be made by ANN or which otherwise may be required to be made under the terms of any ANN Benefit Plan or other arrangement will constitute a parachute payment under Section 280(G)(1) of the Code, and the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements will not, alone or in conjunction with any other possible event (including termination of employment), (i) entitle any current or former employee or other service provider of ANN to severance benefits or any other payment, compensation or benefit (including forgiveness of indebtedness) or (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefit due any such employee or service provider.

      (g) ANN is not a party to, and has no obligations under or with respect to, any collective bargaining or other labor union contract applicable to persons employed by ANN and no collective bargaining agreement is being negotiated by ANN or any person or entity that may obligate ANN thereunder. There is no labor dispute, strike, union organizing activity or work stoppage against ANN pending or, to the knowledge of ANN, threatened which may interfere with the business activities of ANN. Except as could not, individually or in the aggregate, reasonably be expected to have an ANN Material Adverse Effect, neither ANN nor any of its representatives or employees has committed any unfair labor practice in connection with the operation of the businesses of ANN, and there is no charge or complaint filed against ANN by or with the National Labor Relations Board or any comparable Governmental Entity pending, or, to the knowledge of ANN, threatened.

      (h) Except as required by Law, no ANN Benefit Plan provides any of the following retiree or post-employment benefits to any person: medical, disability or life insurance benefits. Except as could not, individually or in the aggregate, reasonably be expected to have an ANN Material Adverse Effect, ANN is in compliance with (i) the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and the regulations (including proposed regulations) thereunder and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations (including the proposed regulations) thereunder.

      (i)  To the knowledge of ANN, no officer or key employee, or any group of key employees, intends to terminate their employment with ANN. ANN has not discussed or taken any steps to terminate the employment of any officer, key employee or group of key employees. To the knowledge of ANN, each of ANN's officers and key employees spends all, or substantially all, of his business time on ANN's business. None of ANN's employees is resident in the United States in violation of any Law.

      (j)  No former employee of any employee of ANN, and no current or former client of any consultant of ANN, has made a claim against ANN or, to the knowledge of ANN, against any other Person, that such employee or such consultant is utilizing any Copyrights, Trademarks, Patents or other intellectual property of such former employee or client.

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      (k) To the knowledge of ANN, no employee of ANN is in violation of any Law applicable to such employee, or any term of any employment agreement, patent or invention disclosure agreement or other contract or agreement relating to the relationship of such employee with ANN or any prior employer.

    Section 4.10  Certain Tax Matters. Neither ANN nor any of its Affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that could reasonably be expected to prevent the Merger from constituting a "reorganization" under Section 368(a) of the Code. There is no agreement or plan to which ANN or any of its Affiliates is a party or other circumstances relating to ANN or any of its Affiliates that could reasonably be expected to prevent the Merger from so qualifying as a reorganization under Section 368(a) of the Code.

    Section 4.11  Contracts. Except for the contracts and agreements described in Section 4.11 of the ANN Disclosure Schedule (collectively, the "Material Contracts"), ANN is not a party to or bound by any material contract or agreement, including, without limitation:

      (a) any sales, advertising or agency contract in excess of $25,000 over the life of the contract;

      (b) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contact more than $25,000 over the life of the contract;

      (c) any contract involving future payments of $25,000 or more (excluding non-exclusive recruitment agreements) that expires less than one year after the date of this Agreement;

      (d) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP;

      (e) any contract for capital expenditures in excess of $25,000 in the aggregate;

      (f)  any contract limiting the freedom of ANN, the Surviving Corporation or any of its Subsidiaries to engage in any line of business or to compete with any other corporation, partnership, limited liability company, trust, individual or other entity, or any confidentiality, secrecy or non-disclosure contract;

      (g) any contract pursuant to which ANN is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property, pursuant to which payments in excess of $25,000 remain outstanding;

      (h) any contract with an Affiliate;

      (i)  any agreement of guarantee, support, indemnification (other than as included in sales contracts or non-disclosure agreements in the ordinary course of business), assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other person;

      (j)  any distribution contract;

      (k) any employment or severance contract, arrangement or policy (including without limitation any collective bargaining contract or union agreement); or

      (l)  any shareholders agreement, voting agreement, registration rights agreement or other agreement to which ANN or any shareholder of ANN is a party (each, a "Shareholder Party Agreement").

    ANN has performed all of the obligations required to be performed by it and is entitled to all benefits under, and is not alleged to be in default in respect of, any Material Contract. Each of the Material Contracts is valid and binding and in full force and effect with respect to ANN and, to the

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knowledge of ANN, the other parties thereto, and there exists no default or event of default or event, occurrence, condition or act, with respect to ANN, or to the knowledge of ANN, with respect to the other contracting party, which, with the giving of notice, the lapse of the time or the happening of any other event or conditions, would become a default or event of default under any Material Contract. True, correct and complete copies of all Material Contracts have been delivered to Sun.

    Section 4.12  Litigation. There is no action, suit, inquiry, proceeding or investigation by or before any Governmental Entity pending or, to the best knowledge of ANN, threatened, against or involving ANN, or which questions or challenges the validity of this Agreement or any action taken or to be taken by ANN pursuant to this Agreement or in connection with the Merger. There is no, and ANN does not know or have any reason to know of, any valid basis for any such action, proceeding or investigation. ANN is not in default under or in violation of, nor to ANN's knowledge is there any valid basis for any claim of default under or violation of, any contract or commitment or restriction to which ANN is a party or by which any of them or any of their assets is bound. ANN is not subject to any judgment, order or decree which may have an adverse effect on its or the Surviving Corporation's business practices or on its or the Surviving Corporation's ability to acquire any property or conduct its business in any area. Except as set forth on Section 4.12 of the ANN Disclosure Schedule, there are no controversies pending or, to the knowledge of ANN, threatened, which controversies have resulted, or could reasonably be expected to result, in an action, suit, proceeding, claim, arbitration or investigation before any agency, court or tribunal, foreign or domestic which if determined adversely to ANN could, individually or in the aggregate, reasonably be expected to have an ANN Material Adverse Effect. The foregoing includes, without limitation, claims pending or, to the knowledge of ANN, threatened or any basis therefor known by ANN involving the prior employment of any of ANN's employees, their use in connection with ANN's business of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.

    Section 4.13  Environmental Matters. Except as could not, individually or in the aggregate, reasonably be expected to have an ANN Material Adverse Effect, ANN in compliance with all applicable Environmental Laws and ANN Permits required by Environmental Laws. All past noncompliance, if any, of ANN with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future obligation, cost or liability. Except as could not, individually or in the aggregate, reasonably be expected to have an ANN Material Adverse Effect, ANN has not released a Hazardous Material at, or transported a Hazardous Material to or from, any real property currently or formerly owned, leased or occupied by ANN or any of its Subsidiaries, in violation of any Environmental Law and has no knowledge that any former owners or occupants of such real properties released or transported a Hazardous Material in violation of any Environmental Law.

    Section 4.14  Intellectual Property.

      (a) Section 4.14(a)(1) of the ANN Disclosure Schedule contains a true, accurate and complete list of ANN's United States, foreign or international patents, patent applications, invention registrations, and invention disclosures (collectively, "Patents"); trademarks and service marks (whether registered or unregistered), trademark and service mark applications, trade names, Internet domain names, and Internet domain name registrations and applications therefor (collectively, "Trademarks"); registered copyrights (collectively, "Copyrights"); and any other filings or registrations made, or other formal actions taken, pursuant to Federal, state, local, foreign or international laws by ANN to protect its interests in the ANN Intellectual Property. Section 4.14(a)(2) of the ANN Disclosure Schedule includes details of any filings or payments which must be made, or other actions which must be taken, in respect of the Patents, Trademarks, Copyrights and other filings, registrations or actions included in ANN Intellectual Property within 180 days of the Effective Time in order to protect or preserve existing rights in the same.

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      (b) Except as provided in Section 4.14(b)(1) of the ANN Disclosure Schedule, each component of the ANN Intellectual Property (including without limitation the items set forth in Section 4.14(a) of the ANN Disclosure Schedule) is: (i) owned solely and exclusively by ANN, free and clear of any and all mortgages, pledges, liens, security interests, conditional sale agreements, encumbrances or charges of any kind; or (ii) rightfully used or otherwise enjoyed by ANN pursuant to a valid and enforceable license agreement (a "License-In Agreement"). A true, accurate and complete list of all License-In Agreements is set forth in Section 4.14(b)(2) of the ANN Disclosure Schedule. Without limiting the foregoing, ANN has all rights in the ANN Intellectual Property necessary to carry out the activities currently conducted, or currently proposed or planned to be conducted, by ANN and none of those rights will be adversely affected by the Merger.

      (c) ANN is not in breach, violation or default of any License-In Agreement or other license, sublicense, instrument or agreement relating the ANN Intellectual Property to which ANN is a party or otherwise bound, nor will execution, delivery or performance of this Agreement, or performance of ANN's obligations hereunder, result in such a default nor cause the diminution, termination or forfeiture of any the ANN Intellectual Property.

      (d) Neither the manufacture, use, sale, reproduction, modification, adaptation, creation of derivative works, translation, distribution, transmission, display, performance, or other exercise of rights under, nor the licensure of, any of the ANN Intellectual Property, nor the conduct of ANN's businesses in the manner currently conducted or currently proposed or planned to be conducted, breaches or otherwise violates any License-In Agreement or other license or other agreement to which ANN is a party, or conflicts with or infringes on any intellectual property or other right of any person anywhere in the world. No allegation of such a violation or infringement has been made prior to the date of this Agreement, and there is no colorable basis for any such claim. To the knowledge of ANN, no Person has infringed, misappropriated, or misused any of the ANN Intellectual Property and, ANN has not asserted any claim of infringement, misappropriation, or misuse against any Person.

      (e) Section 4.14(e) of the ANN Disclosure Schedule contains a true, accurate and complete list of each agreement under which ANN grants rights or licenses under any of the ANN Intellectual Property (each a "License-Out Agreement").

      (f)  ANN has not entered into or is otherwise bound by any consent, forbearance to sue, settlement agreement or other agreement which limits ANN's rights to use, reproduce, display, perform, modify, adapt, distribute, license, sell or otherwise exploit any of the ANN Intellectual Property.

      (g) All of ANN's Patents, Trademarks, Copyrights and other registrations and applications included in the ANN Intellectual Property are (i) standing in the name of ANN, which ownership has been properly recorded where and as required to secure or ensure full rights to the same, (ii) valid, subsisting and in good standing without any fees or filings due with respect thereto, and (iii) not subject to any pending or actual or threatened interference, opposition, cancellation or other proceeding before any court or registration authority. To ANN's knowledge after due inquiry, no facts or circumstances exist which could render any of the Patents, Trademarks, Copyrights, registered or applied-for intellectual property, trade secrets, and any other material intellectual property included in the ANN Intellectual Property invalid, unenforceable, unprotectable or otherwise ineffectual.

      (h) ANN has taken all reasonably necessary steps to maintain and protect the ANN Intellectual Property. In particular, and without limiting the foregoing, all employees, agents, consultants, contractors and other Persons who have contributed to or participated in the creation, conception or development of the ANN Intellectual Property (the "ANN IP Development Personnel") have executed agreements obligating them to maintain the ANN Intellectual Property

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  in confidence. Except as set forth in Section 4.14(h)(1) of the ANN Disclosure Schedule, each of the ANN IP Development Personnel have executed an agreement, in a form substantially as provided in Section 4.14(h)(2) of the ANN Disclosure Schedule in all material respects, assigning to ANN any rights or claims they may have to any ANN Intellectual Property.

      (i)  Section 4.14(i) of the ANN Disclosure Schedule contains a true and complete list of all material computer programs, software programs and applications (including both source and object code), modules, models, tools, algorithms, databases and related materials currently used, or currently proposed or planned to be used, in conducting the business of ANN (the "ANN Software Programs"). Except with respect the ANN Software Programs that are licensed to ANN, as set forth separately in Section 4.14(i) of the ANN Disclosure Schedule, ANN is the sole and exclusive owner of ANN Software, free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, encumbrances or charges of any kind. Without limiting the foregoing, ANN has all rights in the ANN Software Programs necessary to carry out the activities currently conducted, or currently proposed or planned to be conducted, by ANN.

      (j)  All source code and system documentation relating to the ANN Software Programs have been maintained in strict confidence and (i) have been disclosed by ANN only to those of their respective employees who have a "need to know" the contents thereof in connection with the performance of their duties to ANN and who have executed a nondisclosure agreement with ANN substantially in the form provided in Section 4.14(j)(i) of the ANN Disclosure Schedule, and (ii) have been disclosed only to those third parties who have executed a nondisclosure agreement with ANN substantially in the form provided in Section 4.14(j)(ii) of the ANN Disclosure Schedule.

      (k) Except as set forth in Section 4.14(k) of the ANN Disclosure Schedule, ANN does not owe and will not owe any royalties or fees or other payments to third parties in respect of any ANN Intellectual Property or any use thereof. All royalties, fees or other payments that have accrued prior to the Effective Time will have been timely paid by ANN prior to the Effective Time.

      (l)  Except with respect to any third party-produced libraries, routines and compiler-produced code included in the ANN Software Programs ("ANN Third-Party Code"), the ANN Software Programs do not contain any, program, routine, device, or other undisclosed feature (other than license keys, as that term is normally used in the software industry) that is designed to delete, disable, deactivate, interfere with or otherwise harm the ANN Software Programs or any system in which the ANN Software Programs may operate, including without limitation a bomb, virus, software lock, drop-dead device, malicious logic, worm, trojan horse, robot, clock, timer, back door or trap door (any such program, routine, device or other such feature which is herein referred to as a "ANN Virus"). With respect to ANN Third-Party Code, ANN has a practice of taking reasonable measures, and have taken all reasonable measures, to identify and eliminate any ANN Virus present in any ANN Third-Party Code before operating such code with other ANN Software Programs or on ANN's networks. As used in this section, the term "ANN Third-Party Code" does not include any library, routine or compiler-produced code which is custom produced, or the product of code which has been custom produced, by a third party for ANN.

    Section 4.15  Taxes.

      (a) ANN, and any consolidated, combined, unitary or aggregate group for Tax purposes of which ANN is or has been a member, have (i) properly completed and timely filed all Tax Returns required to be filed by them and all such Tax Returns are true, correct and complete in all respects, and (ii) duly paid in full or made adequate accruals in accordance with GAAP in the ANN Financial Statements for the payment of all Taxes that are due and payable for all periods ending on or before the date hereof. Except as set forth in Section 4.15(a) of the ANN Disclosure

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  Schedule, ANN has no liability for unpaid Taxes accruing after the date of the ANN Financial Statements except for Taxes unpaid but incurred in the ordinary course of business consistent with past practice. In addition, ANN will not incur or accrue any liabilities for taxes (including any Taxes in connection with any distributions of assets) except in the ordinary course of business.

      (b) There is (i) no claim for Taxes that is a lien against the property or assets of ANN or is being asserted against ANN other than liens for Taxes not yet due and payable, (ii) no audit, administrative proceeding or court proceeding with respect to any Taxes or Tax Returns of ANN is being conducted or is pending and no Tax Authority has asserted against ANN any deficiency or claim for Taxes; (iii) no extension of the statute of limitations on the assessment of any Taxes granted by ANN and currently in effect, and (iv) no agreement, contract or arrangement to which ANN is a party that may result in the payment of any amount that would not be deductible by reason of Sections 162(m), 280G or 404 of the Code.

      (c) To the knowledge of ANN, no claim or notice has ever been submitted by a Tax Authority in a jurisdiction where ANN has not filed Tax Returns that any of them is or may be subject to taxation by that jurisdiction.

      (d) Except as set forth in Section 4.15(d) of the ANN Disclosure Schedule, there has been no change in ownership of ANN that has caused the utilization of any losses of ANN to be limited pursuant to Section 382 of the Code, and any loss carryovers reflected on the ANN Financial Statements are properly computed and reflected.

      (e) ANN has not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed at or prior to the Effective Time.

      (f)  ANN has not filed any consent to have the provisions of paragraph 341(f)(2) of the Code (or comparable provisions of any state Tax laws) apply to ANN.

      (g) Except as set forth in Section 4.15 of the ANN Disclosure Schedule, ANN is not a party to any Tax sharing or Tax allocation agreement nor does ANN have any liability or potential liability to another party under any such agreement, and has not incurred any liability for Taxes of any Person under Treas. Reg. Section 1.1502.6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

      (h) ANN has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

      (i)  No power of attorney has been granted by ANN with respect to any matters relating to Taxes that is currently in effect.

      (j)  ANN has not settled any claim, audit or administrative or court proceeding with respect to Taxes.

      (k) ANN has not filed any disclosures under Section 6662 of the Code or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return.

      (l)  ANN has not been a member of a consolidated, combined or unitary group of which ANN was not the ultimate parent corporation.

      (m) ANN has in its possession receipts for any Taxes paid to foreign Tax authorities. ANN has not been a "personal holding company" within the meaning of Section 542 of the Code or a "United States real property holding corporation" within the meaning of Section 897 of the Code.

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      (n) Neither ANN nor any of its Affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that could be expected to prevent the Merger from constituting a "reorganization" under Section 368(a) of the Code. There is no agreement or plan to which ANN or any of its Affiliates is a party or other circumstances relating to ANN or any of its Affiliates that could reasonably be expected to prevent the Merger from so qualifying as a reorganization under Section 368(a) of the Code.

    Section 4.16  Insurance. ANN is presently insured, and since inception has been insured, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. The policies of fire, theft, liability and other insurance maintained with respect to the business, operations, employees, assets or properties of ANN provide adequate coverage against loss. There is no material claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies. ANN has heretofore furnished to Sun a complete and correct list as of the date hereof of all insurance policies maintained by ANN, and has made available to Sun complete and correct copies of all such policies, together with all riders and amendments thereto. All such policies are in full force and effect and all premiums due thereon have been paid to the date hereof. ANN has complied in all material respects with the terms of such policies. ANN has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

    Section 4.17  Properties; Bank Accounts.

      (a) As of the date hereof, ANN has record title, free and clear of all mortgages, liens, pledges, charges, claims or other encumbrances to all its properties and assets, whether tangible or intangible, real, personal or mixed, reflected in the ANN Financial Statements, as being owned by ANN as of the date thereof, other than (i) any properties or assets that have been sold or otherwise disposed of in the ordinary course of business consistent with past practice since the date of such balance sheet, (ii) liens disclosed in the notes to such financial statements and (iii) liens arising in the ordinary course of business consistent with past practice after the date of such financial statements. All properties used in ANN's operations are reflected in the latest balance sheet included in the ANN Financial Statements to the extent GAAP require the same to be reflected. All buildings, and all fixtures, equipment and other property and assets that are material to its business on a consolidated basis, held under leases or sub-leases by ANN are held under valid instruments enforceable in accordance with their respective terms, subject to applicable laws of bankruptcy, insolvency or similar laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in law or equity). Substantially all of ANN's equipment in regular use has been reasonably maintained and is in serviceable condition, reasonable wear and tear excepted. ANN owns or has the valid and subsisting right to use all assets and properties necessary or advisable to operate their respective business in the manner presently conducted.

      (b) Section 4.17(b) of the ANN Disclosure Schedule sets forth the names and addresses of all banks and other institutions at which ANN has accounts, deposits or the like, and the names of all persons authorized to draw on or give instructions with respect thereto or holding a power-of-attorney on behalf of ANN. Any cash held in such accounts is not subject to any restrictions or limitations as to withdrawal, other than limits on the authority of the authorized persons.

    Section 4.18  Affiliates. Section 4.18 of the ANN Disclosure Schedule sets forth the names and addresses of each person who is, in ANN's reasonable judgment, an affiliate (as such term is used in Rule 145 under the Securities Act of ANN). ANN is not indebted to, nor does it owe any contractual commitment or arrangement to, with or for the benefit of, any director, officer, employee, affiliate or agent of ANN (except for amounts due as normal salaries and bonuses and in reimbursement of

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ordinary expenses). No current or, to the knowledge of ANN, former, director, officer, employee, affiliate or agent of ANN is or, in the last three years has been, the direct or indirect owner of an interest in any corporation, firm, association, or business organization which is a present competitor, supplier or customer of ANN, except for ownership of securities in publicly traded companies in a capacity other than as an Affiliate. Except for normal salaries and bonuses and reimbursement of ordinary expenses, since December 31, 2000, ANN has not made any payments, loans or advances of any kind, or paid any dividends or distributions of any kind, to or for the benefit of the ANN Shareholders, or any of their respective affiliates, associates or family members.

    Section 4.19  Brokers. Except as set forth in Section 4.19 of the ANN Disclosure Schedule, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or similar fee or commission in connection with this Agreement and the transactions contemplated hereby based on arrangements made by or on behalf of ANN.

    Section 4.20  Certain Business Practices. Neither ANN nor any of its respective directors, officers, agents or employees (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

    Section 4.21  Section 203 of the DGCL Not Applicable. The board of directors of ANN has approved this Agreement and the transactions contemplated hereby, and such approval is sufficient to render inapplicable the provisions of Section 203 of the DGCL to this Agreement and the transactions contemplated hereby. No other state takeover statute or similar statute or regulation applies or purports to apply to this Agreement or the transactions contemplated hereby.

    Section 4.22  Business Activity Restriction. There is no non-competition or other similar agreement, commitment, judgment, injunction, order or decree to which ANN is a party or subject to that has or could reasonably be expected to have the effect of prohibiting or impairing the conduct of business by ANN. ANN has not entered into any agreement under which ANN is restricted from selling, licensing or otherwise distributing any of its technology or products to, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market or line of business.

    Section 4.23  Representations Complete. None of the representations or warranties made by ANN in this Agreement or in the ANN Disclosure Schedule, or certificate furnished by ANN pursuant to this Agreement, when all such documents are read together in their entirety, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

    Section 4.24  Information Supplied. None of the information supplied or to be supplied by ANN specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to Sun's shareholders or at the time of the meeting of the Sun Shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by ANN with respect to statements made or incorporated by reference therein except for those statements based on information supplied by ANN specifically for inclusion or incorporation by reference in the Proxy Statement.

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    Section 4.25  Books and Records. The books of account, minute books, stock record books and other records of ANN are complete and correct in all material respects and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act, including an adequate system of internal controls. The minute books of ANN contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, ANN's board of directors and committees thereof, and no meeting of any of such shareholders, ANN's board of directors or such committees has been held for which minutes have not been prepared and are not contained in such minute books.

    Section 4.26  Investment Company. ANN is not and is not controlled by or affiliated with an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

    Section 4.27  FIRPTA. ANN is not a "foreign person" within the meaning of Section 1445 of the Code.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF SUN

    For purposes of this Article 5, the term "Sun" shall refer that portion of Sun's business retained by Sun after consummation of the Asset Sale. Sun hereby represents and warrants to ANN, subject to the exceptions specifically disclosed in writing in the Sun Disclosure Schedule, all such exceptions to be referenced to a specific representation set forth in this Article 5, that:

    Section 5.1  Organization. Sun is (a) a corporation duly organized and validly existing under the laws of the state of its incorporation and (b) has all requisite corporate power and authority to carry on its business as now being conducted and to own, lease and operate its properties and assets except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not reasonably be expected to have, individually or in the aggregate, a Sun Material Adverse Effect. Sun has made available to ANN complete and correct copies of its articles of incorporation and bylaws, each as presently in effect.

    Section 5.2  Subsidiaries. Section 5.2 of the Sun Disclosure Schedule sets forth the name, jurisdiction of incorporation and authorized and outstanding capital of each of its Subsidiary and the jurisdictions in which each of its Subsidiary is qualified to do business. Except as set forth in Section 5.2 of the Sun Disclosure Schedule, Sun does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any business or other Person, other than publicly traded securities constituting less than five percent of the outstanding equity of the issuing entity. All the outstanding capital stock of each of Sun's Subsidiaries is, directly or indirectly, owned (of record and beneficially) by Sun free and clear of any liens, options or encumbrances of any kind, restrictions on transfers (other than restrictions on transfer arising under applicable securities laws), claims or charges of any kind, and is validly issued, fully paid and nonassessable, and there are no outstanding options, rights or agreements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of any such Subsidiary to any Person except Sun. Each of Sun's Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (b) has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; and (c) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which such qualification is required, except for such failures to be so qualified or licensed and in good standing as could not, individually or in the aggregate, reasonably be expected to have a Sun Material Adverse Effect. Sun has made available to ANN complete and correct copies of the certificate of incorporation, by-laws or similar organizational documents of each of its Subsidiaries, as presently in effect. With respect to any exception to ownership set forth in Section 5.2 of the Sun Disclosure Schedule, the schedule completely and correctly identifies the record and the beneficial

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owner of any such shares, whether such record or beneficial owner is an employee, agent or affiliate of Sun, and any agreement, arrangement or understanding, whether written or oral, with respect to such ownership.

    Section 5.3  Capitalization. The authorized capital stock of Sun consists of 30,000,000 shares of Sun Common Stock, no par value, including 1,125,938 shares of Class A Common Stock, no par value, and 10,000,000 shares of preferred stock. As of the date of this Agreement, (i) 3,651,335 shares of Sun Common Stock are issued and outstanding, (ii) 733,758 shares of Class A Common Stock are issued and outstanding, (iii) no shares of preferred stock are issued and outstanding and (iv) 800,000 shares of Sun Common Stock are reserved for issuance upon exercise of Sun Options under Sun's 1996 Stock Option Plan (the "Sun Option Plan"). Section 5.3(a) of the Sun Disclosure Schedule lists the holder of each outstanding Sun Option, the number of shares of Sun Capital Stock for which such Sun Option is exercisable, the exercise price for such Sun Option, the extent to which such Sun Option will vest upon consummation of the Merger and the vesting schedule of such Sun Option. All the outstanding shares of Sun's capital stock are, and all shares of Sun Common Stock which may be issued pursuant to the exercise of outstanding Sun Options will be, when issued in accordance with the respective terms of such Sun Option, duly authorized, validly issued, fully paid and nonassessable. There is no Voting Debt of Sun or its Subsidiaries issued and outstanding. Except as set forth above or on Section 5.3 of the Sun Disclosure Schedule, and except for the Merger, as of the date hereof, (x) there are no shares of capital stock of Sun authorized, issued or outstanding; (y) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements, understandings or commitments of any character, relating to the issued or unissued capital stock of Sun or its Subsidiaries, obligating Sun or its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, Sun or its Subsidiaries or securities convertible into or exchangeable for such shares, equity interests or Voting Debt, or obligating Sun or its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment; and (z) there are no outstanding contractual obligations of Sun or its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Sun Common Stock, or the capital stock of Sun, or its Subsidiaries or Affiliate of Sun or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any of Sun's Subsidiaries or any other entity or Person.

    Except as set forth on Section 5.3 of the Sun Disclosure Schedule, there are no voting trusts or other agreements or understandings to which Sun or its Subsidiaries is a party with respect to the voting of the capital stock of Sun or its Subsidiaries.

    Section 5.4  Authorization, Validity of Agreement, Necessary Action. Sun has, or will have at Closing, all necessary corporate power and authority to execute and deliver this Agreement, to perform the obligations under this Agreement and to consummate the Merger. The execution and delivery of, and performance by Sun of this Agreement and the consummation by it of the transactions have been duly authorized by the board of directors of Sun, and no other corporate action on the part of Sun is necessary to authorize the execution and delivery by Sun of this Agreement or the consummation by it of the Merger other than shareholder approval. This Agreement has been duly executed and delivered by Sun, and, assuming due and valid authorization, execution and delivery by Sun, is a valid and binding obligation of Sun, enforceable against each of them in accordance with its terms except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

    Section 5.5  Consents and Approvals, No Violations. Except for the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of the Securities Act, the Exchange Act, the HSR Act, foreign antitrust laws, state securities or blue sky laws, the Nasdaq National Market and the filing of the Certificate of Merger, none of the execution or delivery or performance by Sun of its obligations under this Agreement, the consummation by Sun of the

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Merger or compliance by Sun with any of the provisions hereof will (a) conflict with or result in any breach of any provision of the articles of incorporation or by-laws of Sun; (b) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity; (c) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the material terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Sun, or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Sun, any of its Subsidiaries or any of their properties or assets, excluding from the foregoing clauses (b), (c) and (d) such violations, breaches or defaults which would not, individually or in the aggregate, be reasonably expected to have a Sun Material Adverse Effect.

    Section 5.6  Brokers or Finders. Except as set forth on Section 5.6 of the Sun Disclosure Schedule neither Sun nor any of its Subsidiaries or their respective Affiliates has entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or Person to any brokers' or finders' fee or any other commission or similar fee in connection with any of the Merger.

    Section 5.7  Reports and Financial Statements.

      (a) Except as set forth on Section 5.7 of the Sun Disclosure Schedule, Sun has filed the Sun SEC Documents with the SEC. As of their respective dates or, if amended, as of the date of the last such amendment filed prior to the date of this Agreement, the Sun SEC Documents, including any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. None of its Subsidiaries is required to file any forms, reports or other documents with the SEC.

      (b) Each of the Sun Financial Statements have been prepared from, and are in accordance with, the books and records of Sun and its Subsidiaries. The Sun Financial Statements complied, as of their respective dates, with applicable accounting requirements and rules and regulations of the SEC. The Sun Financial Statements have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated in the notes thereto and subject, in the case of interim condensed consolidated financial statements, to normal, recurring and immaterial year-end adjustments and the absence of certain notes) and fairly present, (i) the consolidated financial position of Sun and its Subsidiaries as of the dates thereof and (ii) the consolidated results of operations, changes in shareholders' equity and cash flows of Sun and its Subsidiaries for the periods presented therein.

    Section 5.8  Books and Records. The books of account, minute books, stock record books and other records of Sun and its Subsidiaries are complete and correct in all material respects and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act, including an adequate system of internal controls. The minute books of Sun contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, Sun's board of directors and committees thereof, and no meeting of any of such shareholders, Sun's board of directors or such committees has been held for which minutes have not been prepared and are not contained in such minute books.

    Section 5.9  No Undisclosed Liabilities. Except (a) as disclosed in the Sun Financial Statements, (b) for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the Sun Balance Sheet Date, (c) as disclosed in Section 5.9 of the Sun Disclosure

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Schedule, neither Sun nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that, individually or in the aggregate, have, or could reasonably be expected to have, a Sun Material Adverse Effect.

    Section 5.10  Absence of Certain Changes.

      (a) Since the Sun Balance Sheet Date, except as disclosed in the Sun SEC Documents filed prior to the date hereof, (a) there has not been any material adverse change, nor is any such change reasonably expected, in the assets, business, properties, prospectus, operations or condition (financial or otherwise) of each of Sun and its Subsidiaries, (b) each of Sun and its Subsidiaries has not participated in any transaction material to the assets, business, properties, prospects, operations or condition (financial or otherwise) of Sun or its Subsidiaries, as applicable, or otherwise acted outside the ordinary course of business, including, without limitation, declaring or paying any dividend or declaring or making any distribution to its stockholders except out of the earnings of Sun or its Subsidiaries, (c) each of Sun and its Subsidiaries has not increased the compensation of any of its officers or the rate of pay of any of its employees, except as part of regular compensation increases in the ordinary course of business, (d) each of Sun and its Subsidiaries has not created or assumed any Lien on a material asset of Sun or its Subsidiaries; (e) each of Sun and its Subsidiaries has not entered into any contractual obligation, other than in the ordinary course of business and (f) there has not occurred a material change in the accounting principles or practice of Sun and its Subsidiaries except as required by reason of change in GAAP.

      (b) Except as set forth in Section 5.10(b) of the Sun Disclosure Schedule, no customer which individually accounted for more than five percent of Sun's or its Subsidiaries' gross revenues during the twelve-month period preceding the date hereof nor customers which in the aggregate accounted for more than 15% during such period of such revenues has or have canceled or otherwise terminated, or made any written threat to Sun or its Subsidiaries to cancel or otherwise terminate or decrease its or their relationship with Sun or its Subsidiaries, or has or have decreased materially its or their relationship with Sun, or its Subsidiaries, or its or their usage of the services or products of Sun or its Subsidiaries, as the case may be.

      (b) Section 5.10(c) of the Sun Disclosure Schedule sets forth the amount of all material indebtedness of Sun and its Subsidiaries as of the date hereof, the liens that relate to such indebtedness and that encumber the assets of Sun and its Subsidiaries and the name of each lender thereof.

    Section 5.11  Litigation. There is no action, suit, inquiry, proceeding or investigation by or before any Governmental Entity pending or, to the best knowledge of Sun, threatened, against or involving Sun or its Subsidiaries, or which questions or challenges the validity of this Agreement or any action taken or to be taken by Sun or its Subsidiaries pursuant to this Agreement or in connection with the Merger. There is no, and Sun does not know or have any reason to know of, any valid basis for any such action, proceeding or investigation. Neither Sun nor any of its Subsidiaries is in default under or in violation of, nor to Sun's knowledge is there any valid basis for any claim of default under or violation of, any contract or commitment or restriction to which Sun or its Subsidiaries is a party or by which any of them or any of their assets is bound. Neither Sun nor any of its Subsidiaries is subject to any judgment, order or decree which may have an adverse effect on its or the Surviving Corporation's business practices or on its or the Surviving Corporation's ability to acquire any property or conduct its business in any area. Except as set forth in the Sun SEC Documents or on Section 5.11 of the Sun Disclosure Schedule, there are no controversies pending or, to the knowledge of Sun or its Subsidiaries, threatened, which controversies have resulted, or could reasonably be expected to result, in an action, suit, proceeding, claim, arbitration or investigation before any agency, court or tribunal, foreign or domestic which if determined adversely to Sun or its Subsidiaries could, individually or in the aggregate, reasonably be expected to have a Sun Material Adverse Effect. The foregoing includes,

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without limitation, claims pending or, to the knowledge of Sun or its Subsidiaries, threatened or any basis therefor known by Sun or its Subsidiaries involving the prior employment of any of Sun's or its Subsidiaries' employees, their use in connection with Sun's or its Subsidiaries' business of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.

    Section 5.12  Taxes.

      (a) Sun and each of its Subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which Sun and each of its Subsidiaries is or has been a member, have (i) properly completed and timely filed all Tax Returns required to be filed by them and all such Tax Returns are true, correct and complete in all respects, and (ii) duly paid in full or made adequate accruals in accordance with GAAP in the Sun Financial Statements for the payment of all Taxes that are due and payable for all periods ending on or before the date hereof. Except as set forth in Section 5.12(a) of the Sun Disclosure Schedule, Sun and each of its Subsidiaries has no liability for unpaid Taxes accruing after the date of the Sun Financial Statements except for Taxes unpaid but incurred in the ordinary course of business consistent with past practice. In addition, Sun and each of its Subsidiaries will not incur or accrue any liabilities for taxes (including any Taxes in connection with any distributions of assets) except in the ordinary course of business.

      (b) There is (i) no claim for Taxes that is a lien against the property or assets of Sun or each of its Subsidiaries or is being asserted against Sun or each of its Subsidiaries other than liens for Taxes not yet due and payable, (ii) no audit, administrative proceeding or court proceeding with respect to any Taxes or Tax Returns of Sun and each of its Subsidiaries is being conducted or is pending and no Governmental Entity responsible for the imposition of any Tax (a "Tax Authority") has asserted against Sun or each of its Subsidiaries any deficiency or claim for Taxes; (iii) no extension of the statute of limitations on the assessment of any Taxes granted by Sun or each of its Subsidiaries and currently in effect, and (iv) no agreement, contract or arrangement to which Sun or each of its Subsidiaries is a party that may result in the payment of any amount that would not be deductible by reason of Sections 162(m), 280G or 404 of the Code.

      (c) To the knowledge of Sun and each of its Subsidiaries, no claim or notice has ever been submitted by a Tax Authority in a jurisdiction where Sun or each of its Subsidiaries has not filed Tax Returns that any of them is or may be subject to taxation by that jurisdiction.

      (d) Except as set forth in Section 5.12(d) of the Sun Disclosure Schedule, there has been no change in ownership of Sun or each of its Subsidiaries that has caused the utilization of any losses of Sun or each of its Subsidiaries to be limited pursuant to Section 382 of the Code, and any loss carryovers reflected on the Sun Financial Statements are properly computed and reflected.

      (e) Sun and each of its Subsidiaries has not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed at or prior to the Effective Time.

      (f)  Sun and each of its Subsidiaries has not filed any consent to have the provisions of paragraph 341(f)(2) of the Code (or comparable provisions of any state Tax laws) apply to ANN.

      (g) Except as set forth in Section 5.12 of the Sun Disclosure Schedule, Sun and each of its Subsidiaries is not a party to any Tax sharing or Tax allocation agreement nor does Sun and each of its Subsidiaries have any liability or potential liability to another party under any such agreement, and has not incurred any liability for Taxes of any Person under Treas. Reg. Section 1.1502.6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

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      (h) Sun and each of its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

      (i)  No power of attorney has been granted by Sun or each of its Subsidiaries with respect to any matters relating to Taxes that is currently in effect.

      (j)  Sun and each of its Subsidiaries has not settled any claim, audit or administrative or court proceeding with respect to Taxes.

      (k) Sun and each of its Subsidiaries has not filed any disclosures under Section 6662 of the Code or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return.

      (l)  Sun and each of its Subsidiaries has not been a member of a consolidated, combined or unitary group of which Sun or each of its Subsidiaries was not the ultimate parent corporation.

      (m) Sun and each of its Subsidiaries has in its possession receipts for any Taxes paid to foreign Tax authorities. Sun and each of its Subsidiaries has not been a "personal holding company" within the meaning of Section 542 of the Code or a "United States real property holding corporation" within the meaning of Section 897 of the Code.

      (n) Neither Sun, its Subsidiaries nor any of its Affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that could be expected to prevent the Merger from constituting a "reorganization" under Section 368(a) of the Code. There is no agreement or plan to which Sun, its Subsidiaries or any of its Affiliates is a party or other circumstances relating to Sun, its Subsidiaries or any of its Affiliates that could reasonably be expected to prevent the Merger from so qualifying as a reorganization under Section 368(a) of the Code.

    Section 5.13  Information Supplied. None of the information supplied or to be supplied by Sun specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to Sun's shareholders or at the time of the Sun Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Sun with respect to statements made or incorporated by reference therein except for statements that are based on information supplied by Sun specifically for inclusion or incorporation by reference in the Proxy Statement.

    Section 5.14  Intellectual Property.

      (a) Section 5.14(a)(1) of the Sun Disclosure Schedule contains a true, accurate and complete list of Sun's Patents, Trademarks, Copyrights and any other filings or registrations made, or other formal actions taken, pursuant to Federal, state, local, foreign or international laws by Sun to protect its interests in the Sun Intellectual Property. Section 5.14(a)(2) of the Sun Disclosure Schedule includes details of any filings or payments which must be made, or other actions which must be taken, in respect of the Patents, Trademarks, Copyrights and other filings, registrations or actions included in the Sun Intellectual Property within 180 days of the Effective Time in order to protect or preserve existing rights in the same.

      (b) Except as provided in Section 5.14(b)(1) of the Sun Disclosure Schedule, each component of the Sun Intellectual Property (including without limitation the items set forth in Section 5.14(a) of the Sun Disclosure Schedule) is: (i) owned solely and exclusively by Sun, free and clear of any and all mortgages, pledges, liens, security interests, conditional sale agreements, encumbrances or

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  charges of any kind; or (ii) rightfully used or otherwise enjoyed by Sun pursuant to a valid and enforceable license agreement (a "Sun License-In Agreement"). A true, accurate and complete list of all Sun License-In Agreements is set forth in Section 5.14(b)(2) of the Sun Disclosure Schedule. Without limiting the foregoing, Sun has all rights in the Sun Intellectual Property necessary to carry out the activities currently conducted, or currently proposed or planned to be conducted, by Sun.

      (c) Sun is not in breach, violation or default of any Sun License-In Agreement or other license, sublicense, instrument or agreement relating the Sun Intellectual Property to which Sun is a party or otherwise bound, nor will execution or delivery of this Agreement, or performance of Sun's obligations hereunder, result in such a default nor cause the diminution, termination or forfeiture of any of the Sun Intellectual Property.

      (d) Neither the manufacture, use, sale, reproduction, modification, adaptation, creation of derivative works, translation, distribution, transmission, display, performance, or other exercise of rights under, nor the licensure of, any of the Sun Intellectual Property, nor the conduct of Sun's businesses in the manner currently conducted or currently proposed or planned to be conducted, breaches or otherwise violates any Sun License-In Agreement or other license or other agreement to which Sun is a party, or conflicts with or infringes on any intellectual property or other right of any person anywhere in the world. No allegation of such a violation or infringement has been made prior to the date of this Agreement, and there is no colorable basis for any such claim. To the knowledge of Sun, no Person has infringed, misappropriated, or misused any of the Sun Intellectual Property and, within the past three years, Sun has not asserted any claim of infringement, misappropriation, or misuse against any Person.

      (e) Section 5.14(e) of the Sun Disclosure Schedule contains a true, accurate and complete list of each agreement under which Sun grants rights or licenses under any of the Sun Intellectual Property (each a "Sun License-Out Agreement").

      (f)  Sun has not entered into or is otherwise bound by any consent, forbearance to sue, settlement agreement or other agreement which limits Sun's rights to use, reproduce, display, perform, modify, adapt, distribute, license, sell or otherwise exploit any of the Sun Intellectual Property.

      (g) All of Sun's Patents, Trademarks, Copyrights and other registrations and applications included in the Sun Intellectual Property are (i) standing in the name of Sun, which ownership has been properly recorded where and as reasonably required to secure or ensure full rights to the same, (ii) valid, subsisting and in good standing without any fees or filings due with respect thereto except in the ordinary course of business, and (iii) not subject to any pending or actual or, to Sun's knowledge, threatened interference, opposition, cancellation or other proceeding before any court or registration authority. To Sun's knowledge after due inquiry, no facts or circumstances exist which could render any of the Patents, Trademarks, Copyrights, registered or applied-for intellectual property, trade secrets, and any other material intellectual property included in the Sun Intellectual Property invalid, unenforceable, unprotectable or otherwise ineffectual.

      (h) Sun has taken all reasonably necessary steps to maintain and protect the Sun Intellectual Property. In particular, and without limiting the foregoing, all employees, agents, consultants, contractors and other Persons who have contributed to or participated in the creation, conception or development of the Sun Intellectual Property (the "Sun IP Development Personnel") have executed agreements obligating them to maintain the Sun Intellectual Property in confidence. Except as set forth in Section 5.14(h)(1) of the Sun Disclosure Schedule, each of the Sun IP Development Personnel have executed an agreement, in a form substantially as provided in Section 5.14(h)(2) of the Sun Disclosure Schedule in all material respects, assigning to Sun any rights or claims they may have to any Sun Intellectual Property.

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      (i)  Section 5.14(i) of the Sun Disclosure Schedule contains a true and complete list of all material computer programs, software programs and applications (including both source and object code), modules, models, tools, algorithms, databases and related materials currently used, or currently proposed or planned to be used, in conducting the business of Sun (the "Sun Software Programs"). Except with respect the Sun Software Programs that are licensed to Sun, as set forth separately in Section 5.14(i) of the Sun Disclosure Schedule, Sun is the sole and exclusive owner of the Sun Software Program, free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, encumbrances or charges of any kind. Without limiting the foregoing, Sun has all rights in the Sun Software Programs necessary to carry out the activities currently conducted, or currently proposed or planned to be conducted, by Sun.

      (j)  All source code and system documentation relating to the Sun Software Programs have been maintained in strict confidence and (i) have been disclosed by Sun only to those of their respective employees who have a "need to know" the contents thereof in connection with the performance of their duties to Sun and who have executed a nondisclosure agreement with Sun substantially in the form provided in Section 5.14(j)(i) of the Sun Disclosure Schedule, and (ii) have been disclosed only to those third parties who have executed a nondisclosure agreement with Sun substantially in the form provided in Section 5.14(j)(ii) of the Sun Disclosure Schedule.

      (k) Except as set forth in Section 5.14(k) of the Sun Disclosure Schedule, Sun does not owe and will not owe any royalties or fees or other payments to third parties in respect of any Sun Intellectual Property or any use thereof. All royalties, fees or other payments that have accrued prior to the Effective Time will have been timely paid by Sun prior to the Effective Time.

      (l)  Except with respect to any third party-produced libraries, routines and compiler-produced code included in the Sun Software Programs ("Sun Third-Party Code") the Sun Software Programs do not contain any, program, routine, device, or other undisclosed feature (other than license keys, as that term is normally used in the software industry) that is designed to delete, disable, deactivate, interfere with or otherwise harm the Sun Software Programs or any system in which the Sun Software Programs may operate, including without limitation a bomb, virus, software lock, drop-dead device, malicious logic, worm, trojan horse, robot, clock, timer, back door or trap door (any such program, routine, device or other such feature which is herein referred to as a "Sun Virus"). With respect to the Sun Third-Party Code, Sun has a practice of taking reasonable measures, and have taken all reasonable measures, to identify and eliminate any Sun Virus present in any Sun Third-Party Code before operating such code with other Sun Software Programs or on Sun's networks. As used in this section, the term "Sun Third-Party Code" does not include any library, routine or compiler-produced code which is custom produced, or the product of code which has been custom produced, by a third party for Sun.

    Section 5.15  Asset Sale. Subject to the receipt of approval by Sun Shareholders of the Asset Sale, all corporate action on the part of Sun, its directors and shareholders necessary for the authorization, execution and delivery of that certain Asset Purchase Agreement, dated February 2, 2001, has been taken. The Asset Purchase Agreement constitutes the legal, valid, and binding obligation of Sun, enforceable against Sun in accordance with its terms. The schedules attached to the Asset Purchase Agreement fully and accurately describe all of the assets transferred by Sun to Marlin J. Eller pursuant to the Asset Purchase Agreement. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority by Sun is required in connection with the consummation of the transactions contemplated by the Asset Purchase Agreement except approval of the Asset Sale by the Sun Shareholders and all filings and qualifications associated with the solicitation of such approval by Sun.

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ARTICLE 6
COVENANTS

    Section 6.1  Preparation of Proxy Statement. As promptly as reasonably practicable following the date hereof, Sun and ANN shall cooperate in preparing and each shall cause to be filed with the SEC mutually acceptable proxy materials which shall constitute the proxy statement relating to the matters to be submitted to the Sun Shareholders at the Sun Shareholders Meeting (as defined herein) and the matters to be submitted to the ANN Shareholders (such proxy statement and any amendments or supplements thereto, the "Proxy Statement"). Each of Sun and ANN shall use reasonable best efforts to have the Proxy Statement cleared by the SEC. Each of Sun and ANN shall, as promptly as practicable after receipt thereof, provide the other party with copies of any written comments and advise the other of comments, with respect to the Proxy Statement received from the SEC. The parties shall cooperate with and provide the other with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement prior to filing such with the SEC, and will provide each other with a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Proxy Statement shall be made without the approval of the other party, which approval shall not be unreasonably withheld or delayed. Each of Sun and ANN will use reasonable best efforts to cause the Proxy Statement to be mailed to Sun Shareholders and ANN Shareholders, respectively, as promptly as practicable after the Proxy Statement has been cleared by the SEC. Sun shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the Merger, and Sun and ANN shall furnish all information concerning it and the holders of its capital stock as may be reasonably requested in connection with any such action. If applicable, the parties will advise the other, promptly after it receives notice thereof, of the issuance of any stop order, the suspension of the qualification of the Sun Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement. If at any time prior to the Effective Time any information relating to Sun or ANN, or any of their respective affiliates, officers or directors, should be discovered by Sun or ANN which should be set forth in an amendment or supplement to the Proxy Statement so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the Sun Shareholders and ANN Shareholders, as necessary.

    Section 6.2  Shareholder Approval.

      (a) Sun shall duly take all lawful action to call, give notice of, convene and hold a meeting of its shareholders on a date determined in accordance with the mutual agreement of Sun and ANN (the "Sun Shareholders Meeting") for the purpose of obtaining the required vote of its shareholders (the "Required Sun Vote") with respect to the transactions contemplated by this Agreement and shall take all lawful action to solicit the adoption of this Agreement by the Required Sun Vote; and the board of directors of Sun shall recommend adoption of this Agreement by the Sun Shareholders (the "Sun Recommendation"), and shall not (x) withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to ANN such recommendation or (y) take any action or make any statement (other than any action described in the foregoing clause (x)) in connection with the Sun Shareholders Meeting inconsistent with such recommendation (collectively, a "Change in the Sun Recommendation"); provided, however, any action or statement described above will not be deemed a Change in the Sun Recommendation provided (i) such action or statement is taken or made pursuant to advice from outside counsel to

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  Sun, to the effect that such action or statement is required by applicable law or (ii) such action or statement also includes a reaffirmation of the Sun board of directors' approval of the Merger and the other transactions contemplated hereby and recommendation to the Sun Shareholders to adopt this Agreement. Notwithstanding any Change in the Sun Recommendation, this Agreement shall be submitted to the Sun Shareholders at the Sun Shareholders Meeting for the purpose of adopting this Agreement and nothing contained herein shall be deemed to relieve Sun of such obligation unless the Sun board of directors, after having consulted with and considered the advice of outside counsel, reasonably determine in good faith that the taking of such actions would constitute a breach of the fiduciary duties or other legal obligations of the Sun board of directors to the Sun Shareholders.

      (b) As soon as reasonably practicable following the mailing of the Proxy Statement to the ANN Shareholders pursuant to Section 6.1, ANN shall use its best efforts to take all actions necessary in accordance with the California Code and its articles of incorporation and bylaws to (i) solicit and obtain from the ANN Shareholders written consents in favor of the adoption of this Agreement, (ii) cause the board of directors of ANN to recommend to the ANN Shareholders their adoption of this Agreement and (iii) take all other action necessary or advisable to secure the written consent of shareholders required to effect the Merger.

    Section 6.3  Conduct of Business by ANN Pending the Closing. From the date of this Agreement until the earlier of the termination of this Agreement and the Effective Time, ANN agrees that, (x) the business of ANN shall be conducted, and ANN shall not take any action except, in the ordinary course of business consistent with past practice and (y) ANN shall use commercially reasonable efforts to keep available the services of the current officers, significant employees and consultants of ANN and to preserve the current relationships of ANN with the corporate partners, customers, suppliers and other persons with which ANN has significant business relations in order to preserve substantially intact its business organization. By way of amplification and not limitation, ANN shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do, agree to do or allow, cause or permit any of the following without the prior written consent of Sun (which consent shall not be unreasonably withheld or delayed):

      (a) amend or otherwise change its articles of incorporation or bylaws;

      (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license or encumbrance of (i) any shares of capital stock of ANN of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of ANN or (ii) any property or assets of ANN except sales of inventory in the ordinary course of business consistent with past practice;

      (c) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or person or any division thereof; (ii) other than the Bridge Note, incur any indebtedness for borrowed money in excess of $100,000 or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money or make any loans or advances material to the business, assets, liabilities, financial condition or results of operations of ANN; (iii) terminate, cancel or request any material change in, or agree to any material change in, any Material Contract or License-In or License-Out Agreement; (iv) make or authorize any capital expenditure, other than capital expenditures in the ordinary course of business consistent with past practice that have been budgeted for fiscal year 2001 and disclosed in writing to Sun and that are not, in the aggregate, in excess of $100,000; or (v) enter into or amend

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  any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 6.3(c);

      (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

      (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

      (f)  amend the terms of, repurchase, redeem or otherwise acquire, any of its securities or any securities or propose to do any of the foregoing except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it;

      (g) except for (i) acceleration of vesting of stock options and restricted stock awards as a result of the Merger, as provided in the ANN Stock Plan or the resolutions of the board of directors of ANN prior to the date of this Agreement and set forth on Section 4.3 of the Sun Disclosure Schedule, and (ii) the payments provided for pursuant to Section 7.10, increase the compensation payable or to become payable to its directors, officers, consultants or employees, grant any options to, grant any rights to severance or termination pay to, or enter into any employment or severance agreement which provides benefits upon a change in control of ANN that would be triggered by the Merger with, any director, officer, consultant or other employee of ANN who is not currently entitled to such benefits from the Merger, establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, consultant or employee of ANN, except to the extent required by applicable Law or the terms of a collective bargaining agreement, or enter into or amend any contract, agreement, commitment or arrangement between ANN and any of its directors, officers, consultants or employees;

      (h) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than (i) the payment, discharge or satisfaction of such claims, liabilities or obligations in the ordinary course of business and consistent with past practice and (ii) the payment, discharge or satisfaction of liabilities reflected or reserved against on the latest balance sheet included in the ANN Financial Statements and only to the extent so reflected or reserved;

      (i)  make any change with respect to ANN's accounting policies, principles, methods or procedures, including, without limitation, revenue recognition policies, other than as required by a change in GAAP occurring after the date of this Agreement;

      (j)  make any material Tax election or settle or compromise any material Tax liability;

      (k) permit any insurance policy naming it as a beneficiary or a loss payee to be canceled or terminated, except in the ordinary course of business consistent with past practices;

      (l)  maintain the books and records of ANN or any of its Subsidiaries in a manner not consistent with past business practices;

      (m) take any action which would materially adversely affect the goodwill of its suppliers, customers and others with whom it has business relations;

      (n) subject to clause (h) above, fail to pay and perform all of its debts, obligations and liabilities as and when due and all leases, agreements, contracts and other commitments to which it is a party in accordance with the terms and provisions thereof;

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      (o) fail to comply in all material respects with all Laws that may be applicable to its business except such failures that could not, individually or in the aggregate, reasonably be expected to have an ANN Material Adverse Effect; or

      (p) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of ANN contained in this Agreement untrue or incorrect or prevent ANN from performing or cause ANN not to perform its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied.

    Section 6.4  Conduct of Business by Sun Pending the Closing. From the date of this Agreement until the earlier of the termination of this Agreement and the Effective Time except as contemplated by the Asset Sale, Sun agrees that, (x) the business of Sun shall be conducted, and Sun shall not take any action except, in the ordinary course of business consistent with past practice and (y) Sun shall use commercially reasonable efforts to keep available the services of the current officers, significant employees and consultants of Sun and to preserve the current relationships of Sun with the corporate partners, customers, suppliers and other persons with which Sun has significant business relations in order to preserve substantially intact its business organization. By way of amplification and not limitation, Sun shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do, agree to do or allow, cause or permit any of the following without the prior written consent of ANN (which consent shall not be unreasonably withheld or delayed):

      (a) amend or otherwise change its articles of incorporation or bylaws;

      (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license or encumbrance of (i) any shares of capital stock of Sun of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Sun or (ii) any property or assets of Sun except sales of inventory in the ordinary course of business consistent with past practice;

      (c) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or person or any division thereof; (ii) incur any indebtedness for borrowed money in excess of $100,000 or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money or make any loans or advances material to the business, assets, liabilities, financial condition or results of operations of Sun; (iii) terminate, cancel or request any material change in, or agree to any material change in, any contracts and agreements filed as exhibits in the Sun SEC filings (the "Sun Material Contracts"); (iv) make or authorize any capital expenditure, other than capital expenditures in the ordinary course of business consistent with past practice that have been budgeted for fiscal year 2001 and disclosed in writing to Sun and that are not, in the aggregate, in excess of $100,000; or (v) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 6.4(c);

      (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

      (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

      (f)  amend the terms of, repurchase, redeem or otherwise acquire, any of its securities or any securities or propose to do any of the foregoing except from former employees, directors and

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  consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it;

      (g) except for (i) acceleration of vesting of stock options and restricted stock awards as a result of the Merger, as provided in the Sun Option Plan or the resolutions of the board of directors of Sun prior to the date of this Agreement, and (ii) the payments provided for pursuant to Section 7.10, increase the compensation payable or to become payable to its directors, officers, consultants or employees, grant any options to, grant any rights to severance or termination pay to, or enter into any employment or severance agreement which provides benefits upon a change in control of Sun that would be triggered by the Merger with, any director, officer, consultant or other employee of Sun who is not currently entitled to such benefits from the Merger, establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, consultant or employee of Sun, except to the extent required by applicable Law or the terms of a collective bargaining agreement, or enter into or amend any contract, agreement, commitment or arrangement between Sun and any of its directors, officers, consultants or employees;

      (h) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than (i) the payment, discharge or satisfaction of such claims, liabilities or obligations in the ordinary course of business and consistent with past practice and (ii) the payment, discharge or satisfaction of liabilities reflected or reserved against on the latest balance sheet included in the Sun Financial Statements and only to the extent so reflected or reserved;

      (i)  make any change with respect to Sun's accounting policies, principles, methods or procedures, including, without limitation, revenue recognition policies, other than as required by a change in GAAP occurring after the date of this Agreement;

      (j)  make any material Tax election or settle or compromise any material Tax liability;

      (k) permit any insurance policy naming it as a beneficiary or a loss payee to be canceled or terminated, except in the ordinary course of business consistent with past practices;

      (l)  maintain the books and records of Sun or any of its Subsidiaries in a manner not consistent with past business practices;

      (m) take any action which would materially adversely affect the goodwill of its suppliers, customers and others with whom it has business relations;

      (n) subject to clause (h) above, fail to pay and perform all of its debts, obligations and liabilities as and when due and all leases, agreements, contracts and other commitments to which it is a party in accordance with the terms and provisions thereof;

      (o) fail to comply in all material respects with all Laws that may be applicable to its business except such failures that could not, individually or in the aggregate, reasonably be expected to have a Sun Material Adverse Effect; or

      (p) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of Sun contained in this Agreement untrue or incorrect or prevent Sun from performing or cause Sun not to perform its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied.

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    Section 6.5  Notices of Certain Events. Each of Sun and ANN shall give prompt notice to the other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger; (ii) any notice or other communication from any Governmental Entity in connection with the Merger; (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting Sun or ANN, or that relate to the consummation of the Merger; (iv) the occurrence of a default or event that, with the giving of notice or lapse of time or both, will become a default under any Material Contract or Sun Material Contract, as applicable; and (v) any change that could reasonably be expected to have a Sun Material Adverse Effect or an ANN Material Adverse Effect, or to delay or impede the ability of either Sun or ANN to perform their respective obligations pursuant to this Agreement and to effect the consummation of the Merger.

    Section 6.6  Access to Information; Confidentiality.

      (a) Except pursuant to applicable Law or the regulations or requirements of any stock exchange or other regulatory organization with whose rules a party hereto is required to comply, from the date of this Agreement to the Effective Time, Sun and ANN shall (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, "Representatives")) access at reasonable times to its officers, employees, agents, properties, offices and other facilities and to the books and records thereof, and (ii) furnish promptly such information concerning its business, properties, contracts, assets, liabilities and personnel as the other party or its Representatives may reasonably request. No investigation conducted pursuant to this Section 6.6 shall affect or be deemed to modify any representation or warranty made in this Agreement.

      (b) Each of the parties hereto hereby agrees to keep the existence and terms of this Agreement (except to the extent contemplated hereby) and such information or knowledge obtained in any investigation pursuant to Section 6.6(a), or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential; provided, however, that the foregoing shall not apply to information or knowledge which (a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of Law, or a confidentiality agreement or other contractual, legal or fiduciary obligation of confidentiality of the disclosing party or any other party with respect to such information, (c) became known to the public through no fault of such party, (d) is later lawfully acquired by such party without confidentiality restrictions from other sources not bound by applicable confidentiality restrictions, (e) is required to be disclosed by order of court or Governmental Entity with subpoena powers (provided, that such party shall have provided the other party with prior notice of such order and an opportunity to object or seek a protective order and take any other available action) or (f) is disclosed in the course of any action, suit, inquiry, proceeding or investigation by or before any Governmental Entity between any of the parties hereto.

    Section 6.7  No Solicitation of Transactions. Neither Sun nor ANN shall, directly or indirectly, or cause its Representatives to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing nonpublic information), any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to the Shareholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of its Representatives to take any such action. Any violation of the restrictions set forth in this Section 6.7 by any Representative of Sun or ANN, whether or not such Person is purporting to act on behalf of Sun and ANN or otherwise, shall be deemed to be a breach of this Section 6.7 by Sun or ANN, as applicable. Sun and

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ANN shall notify each other promptly if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Competing Transaction is made, such notice to include the identity of the person making such proposal, offer, inquiry or contact, and the terms of such Competing Transaction, and shall keep each other apprised, on a current basis, of the status of such Competing Transaction. Sun and ANN immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction. Sun and ANN shall not release any third party from, or waive any provision of, any confidentiality agreement to which it is a party.

    Section 6.8  Tax-Free Transaction. Each party hereto shall use reasonable efforts to cause the Merger to qualify, and shall not knowingly take any actions or cause any actions to be taken which could reasonably be expected to prevent the Merger from qualifying, as a "reorganization" under Section 368(a) of the Code.

    Section 6.9  Further Action; Consents; Filings.

      (a) Each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things (including all action reasonably necessary to seek and obtain any and all consents, waivers and approvals of any Governmental or Regulatory Authority or Person required in connection with the Merger; provided, however, that the other party shall not be obligated to consent to any divestitures or operational limitations or activities in connection therewith and no party shall be obligated to make a payment of money as a condition to obtaining any such consent, waiver or approval) as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby. Each party agrees to use commercially reasonable efforts to cause the conditions set forth in Article 7 to be satisfied, where the satisfaction of such conditions depends on action or forbearance from action by such party.

    Section 6.10  Consents. Each of Sun and ANN will give any notices to third persons, and use reasonable efforts to obtain any consents from third persons necessary, proper or advisable (as determined in good faith by Sun with respect to such notices or consents to be delivered or obtained by ANN) to consummate the transactions contemplated by this Agreement.

    Section 6.11  Public Announcements. Until the earlier of termination of this Agreement or the Effective Time, neither Sun nor ANN will issue any press release or otherwise make any public statements with respect to the Merger, this Agreement or the other transactions contemplated hereby without the prior approval of the other party, except as may be required by Law or the rules of the Nasdaq SmallCap Market, in which case the parties will make reasonable efforts to consult with each other prior to the making of such public statement.

    Section 6.12  Termination of 401(k) Plans. Unless Sun requests otherwise in writing, ANN shall take all action necessary to terminate, or cause to terminate, immediately before the Effective Time, any Plan which is intended to meet the requirements of Section 401(k) of the Code, and which is sponsored, or contributed to, by ANN (the "ANN 401(k) Plan"). At the Closing, ANN shall provide Sun (a) executed resolutions of the board of directors of ANN authorizing such termination and (b) an executed amendment to ANN 401(k) Plan sufficient to assure compliance with all applicable requirements of the Code and regulations thereunder so that the tax-qualified status of ANN 401(k) Plan will be maintained at the time of termination.

    Section 6.13  Stock Options. ANN shall take all reasonable actions necessary so that, immediately prior to the Effective Time, the options granted by ANN to purchase ANN Common Stock ("ANN Stock Options") under the ANN Stock Plan, which are outstanding and unexercised immediately prior to the Effective Time, shall be canceled; provided, that ANN will use commercially reasonable efforts

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to obtain any necessary consents of holders of ANN Stock Options in connection with such cancellation.

    Section 6.14  Option Grants. As soon as reasonably practicable following the date of this Agreement and at or prior to the Effective Time, the board of directors of Sun (or, if appropriate, any committee administering Sun's stock option plan), shall adopt such resolutions or take such other actions as may be required to effect the following as of the Effective Time: as to those former employees of ANN set forth on Schedule 6.14, grant to such persons Sun Options to purchase the respective number of shares of Sun Common Stock set forth opposite their names on such Schedule, with an exercise price per share equal to the closing selling price of Sun Common Stock at the Effective Time.

    Section 6.15  Form S-8 Registration Statement. If necessary, Sun shall file with the SEC a registration statement on Form S-8 (the "Form S-8 Registration Statement") covering the shares of Sun Common Stock issuable pursuant to outstanding options under the ANN Stock Plan assumed by Sun as soon as reasonably practicable after the Effective Time; provided, that such ANN Stock Options qualify for registration on such Form S-8 Registration Statement. Sun shall maintain the effectiveness of such Form S-8 Registration Statement so as to permit the public resale of the securities covered thereby. ANN shall cooperate with and assist Sun in the preparation of such Form S-8 Registration Statement.

    Section 6.16  Listing of Shares of Sun Common Stock. Sun shall use its reasonable best efforts to cause the shares of Sun Common Stock to be issued in the Merger and the shares of Sun Common Stock to be reserved for issuance in connection with the Merger to be approved for listing on the Nasdaq SmallCap Market, subject to official notice of issuance, prior to the Effective Time.

    Section 6.17  Public Announcements. Sun and ANN shall use reasonable best efforts to develop a joint communication plan and each party shall use reasonable best efforts (i) to ensure that all press releases and other public statements with respect to the Merger and the transactions contemplated hereby shall be consistent with such joint communication plan and (ii) unless otherwise required by law or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other before issuing any press release or, to the extent practical, otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby. In addition to the foregoing, except to the extent disclosed in or consistent with the Proxy Statement in accordance with the provisions of Section 6.1, neither Sun nor ANN shall issue any press release or otherwise make any public statement or disclosure concerning the other party or the other party's business, financial condition or results of operation without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

    Section 6.18  Directors' and Officers' Insurance. Sun shall maintain Sun's existing officers' and directors' liability insurance for a period of not less than six years after the Effective Time; provided, that Sun may substitute therefor policies of substantially equivalent coverage and amounts containing terms no less favorable to such former directors or officers; provided, further, that in no event shall Sun be required to pay aggregate premiums for insurance under this Section 6.18 in excess of 125% of the aggregate premiums paid by Sun in the twelve months prior to the date of this Agreement, on an annualized basis for such purpose; and provided, further, that if Sun is unable to obtain the amount of insurance required by this Section 6.17 for such aggregate premium, Sun shall obtain as much insurance as can be obtained for an annual premium not in excess of 125% of the aggregate premiums paid by Sun in the twelve months prior to the date of this Agreement, on an annualized basis for such purpose.

    Section 6.19  Asset Sale. Sun shall use its commercially reasonable effort to complete its sheet music business divestiture and attendant restructuring pursuant to the terms of the Asset Sale.

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    Section 6.20  Legal Fees. Subject to the waiver or satisfaction of the conditions in Article 7, at Closing, each of Sun and ANN shall pay all attorneys' fees and expenses owing to each of their respective outside counsel pursuant to Section 10.4.

    Section 6.21  Change of Corporate Name. Sun shall take all corporate actions necessary to change the name of Sun from Sunhawk.com Corporation to Stardrive Solutions Inc.

    Section 6.22  Sun's Private Placement. Sun shall use its best effort to complete a private placement of convertible preferred stock with gross proceeds to Sun of at least $2,000,000, and such private placement shall not (i) conflict with or violate any provision of the articles of incorporation or bylaws of Sun, (ii) conflict with or violate any Law applicable to Sun or by which any property or asset of Sun is bound or affected or (iii) result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, result in the loss of any substantial right or benefit under or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Sun or any shareholder of Sun pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation except any breaches, defaults, rights, or losses which could not, individually or in the aggregate, reasonably be expected to have a Sun Material Adverse Effect.

    Section 6.23  Adjustment.

      (a) If, on the first anniversary of the Closing, the outstanding shares of Sun Common Stock calculated on a fully diluted basis, subject to Section 6.23(d) below, exceed the Sun Current Share Number, then (i) the Sun Current Share Number shall be increased to equal the outstanding number of shares of Sun Common Stock calculated on a fully diluted basis as of such date, (ii) the Exchange Ratio shall be adjusted accordingly and Sun shall issue to each ANN Shareholder the number of shares of Sun Common Stock equal to the difference obtained by subtracting (x) the number of shares of Sun Common Stock issued to such ANN Shareholder from (y) the product of (1) the adjusted Exchange Ratio multiplied by (2) the number of shares of ANN Common Stock such ANN Shareholder held as of the date of Closing, and (iii) the Earn-Out Maximum shall be adjusted accordingly and to the extent Earn-Out Shares have previously been issued, Sun shall issue to each ANN Shareholder the number of shares of Sun Common Stock equal to the difference obtained by subtracting (x) the number of Earn-Out Shares issued to such ANN Shareholder as of the first anniversary of the Closing from (y) the product of (1) the adjusted Maximum Earn-Out Shares (as defined in Schedule 3.7) for the Earn-Out Period (as defined in Schedule 3.7) multiplied by (2) a fraction, the numerator of which is the amount of ANN Revenue (as defined in Schedule 3.7) recognized in such period and the denominator of which is the Earn-Out Target (as defined in Schedule 3.7) for such period.

      (b) On the first anniversary of the Closing, a committee of independent board members designated by the Sun board of directors with the exclusive right to act on behalf of Sun solely for purposes of this Section 6.23, shall provide to the Shareholder Agent (i) a statement declaring (A) whether the number of outstanding shares of Sun Common Stock calculated on a fully diluted basis as of the first anniversary of the Closing exceeds the Sun Current Share Number as of the Closing and (B) the adjusted Sun Current Share Number, the adjusted Exchange Ratio and the adjusted Earn-Out Maximum, all as adjusted pursuant to Section 6.23(a) above, and (ii) appropriate supporting documentation regarding such adjustments (the "Adjustment Determination"). The Adjustment Determination shall indicate the appropriate number of additional shares of Sun Common Stock, if any, to be issued to the ANN Shareholders in accordance with this Agreement. Subject to the provisions of Section 6.23(c), no action on the part of the Shareholder Agent shall be necessary and such Adjustment Determination shall be deemed final.

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      (c) The provisions of Section 8.4 shall apply to any acts taken by the Shareholder Agent pursuant to this Section 6.23. Any decision, act, consent or instruction of the Shareholder Agent in connection with this Section 6.23 shall constitute a decision of all the ANN Shareholders and shall be final, binding and conclusive upon each of such shareholders and Sun may rely upon any such decision, act, consent or instruction of the Shareholder Agent as being the decision, act, consent or instruction of every such holder. Sun is hereby relieved from any liability to any Persons for any acts done by it in accordance with such decision, act, consent or instruction of the Shareholder Agent.

      (d) The determination of the number of outstanding shares of Sun Common Stock on the first anniversary of the Closing pursuant to Section 6.23(a) above shall not include (i) securities issued in connection with a bona fide business acquisition of or by Sun following the Closing, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, (ii) securities issued in connection with any debt or equity financing of Sun following the Closing or (iii) securities initially issued after the Closing to employees, consultants, directors or advisors as compensation and not listed on Section 5.3 of the Sun Disclosure Schedule.

      (e) No adjustment in the Sun Current Share Number or the Earn-Out Maximum shall be made unless the excess of the number of outstanding shares of Sun Common Stock on the first anniversary of the Closing, subject to Section 6.23(d), over the Sun Current Share Number as of the Closing is equal to or greater than one percent (1%) of the Sun Current Share Number as of the Closing.

ARTICLE 7
CONDITIONS TO THE MERGER

    Section 7.1  Conditions to the Obligations of Each Party to Consummate the Merger. The obligations of the parties hereto to consummate the Mergers are subject to the satisfaction or, if permitted by applicable Law, waiver of the following conditions:

      (a) No court of competent jurisdiction shall have issued or entered any order, writ, injunction or decree, and no other Governmental Entity shall have issued any order, which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting its consummation;

      (b) Sun shall have completed its sheet music business divestiture and pursuant to the terms of the Asset Sale;

      (c) The Sun Common Stock to be issued in the Merger and such other shares of Sun to be reserved for issuance in connection with the Merger shall have been approved for listing on the Nasdaq SmallCap Market, subject to official notice of issuance;

      (d) Sun and each of the ANN Shareholders shall enter into a registration rights agreement (the "Registration Rights Agreement") in substantially the form attached hereto as Exhibit C; and

      (e) All consents, approvals and authorizations legally required to be obtained to consummate the Merger shall have been obtained from all Governmental Entities, except where the failure to obtain any such consent, approval or authorization could not reasonably be expected to result in a Sun Material Adverse Effect or an ANN Material Adverse Effect.

    Section 7.2  Conditions to the Obligations of ANN. The obligations of ANN to consummate the ANN Merger, or to permit the consummation of the Merger are subject to the satisfaction or, if permitted by applicable Law, waiver of the following further conditions:

      (a) The board of directors of ANN shall have approved this Agreement and the transactions contemplated hereunder;

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      (b) Each of the representations and warranties of Sun contained in this Agreement shall be true, complete and correct in all material respects (other than representations and warranties subject to "materiality" or "material adverse effect" qualifiers, which shall be true, complete and correct in all respects as so qualified) both when made and on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date, which shall be so true, complete and correct as of such certain date), and, if the Effective Time shall occur on a date other than the date hereof, ANN shall have received a certificate of an officer of Sun to such effect;

      (c) Sun shall have obtained the Required Sun Vote in connection with the adoption of this Agreement by the shareholders of Sun;

      (d) Sun shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and, if the Effective Time shall occur on a date other than the date hereof, ANN shall have received a certificate of an officer of Sun to such effect;

      (e) As of the Effective Time, ANN shall have received from Sun the following documents:

    (i)
    A certificate of existence from the state of incorporation as to the corporate status of Sun;

    (ii)
    A true and complete copy of the resolutions, certified by the Secretary of Sun, adopted on behalf of Sun authorizing the execution, delivery and performance of this Agreement and all transactions contemplated hereby;

    (iii)
    A certificate from Sun's Secretary certifying (a) as to the incumbency and signatures of their respective officers who will execute documents at the Closing or who have executed this Agreement (b) that there has been no Sun Material Adverse Effect, and no event has occurred which could reasonably be expected to result in a Sun Material Adverse Effect, since the date of this Agreement; and

      (f)  Sun shall have entered into three-year term employment agreements in forms reasonably acceptable to Sun, effective as of the Effective Time, with (i) David Griffith as Sun's President and Chief Executive Officer and (ii) Matthew Whealen as Sun's Chief Financial Officer.

    Section 7.3  Conditions to the Obligations of Sun. The obligations of Sun to consummate the Sun Merger are subject to the satisfaction or waiver of the following further conditions:

      (a) The board of directors of Sun shall have approved this Agreement and the transactions contemplated hereunder;

      (b) Each of the representations and warranties of ANN contained in this Agreement shall be true, complete and correct in all material respects (other than representations and warranties subject to "materiality" or "material adverse effect" qualifiers, which shall be true, complete and correct in all respects as so qualified) both when made and on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date, which shall be so true, complete and correct as of such certain date), and, if the Effective Time shall occur on a date other than the date hereof, Sun shall have received a certificate of an officer of ANN to such effect;

      (c) ANN shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by it, on or prior to the Effective Time and, if the Effective Time shall occur on a date other than the date hereof, Sun shall have received a certificate of an officer of ANN to such effect;

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      (d) There shall have been no ANN Material Adverse Effect, and no event shall have occurred which could reasonably be expected to result in an ANN Material Adverse Effect, since the date of this Agreement;

      (e) All consents of third parties required pursuant to the terms of any Material Contract (other than the contracts listed on Section 4.5(c) of the ANN Disclosure Schedule as consents that will not be sought or obtained prior to the Closing) as a result of the Merger shall have been obtained, including, without limitation, the consents required pursuant to the terms of the Material Contracts listed on Section 4.5(c) of the ANN Disclosure Schedule;

      (f)  The aggregate number of shares of ANN Common Stock held by shareholders who have perfected dissenting rights in accordance with the California Code shall be less than five percent of the outstanding shares of ANN Common Stock immediately prior to the Effective Time;

      (g) Holders of the requisite number of shares of ANN Common Stock shall have approved this Agreement and the transactions contemplated hereby;

      (h) As of the Effective Time, Sun shall have received from ANN the following documents:

    (i)
    A certificate of existence and good standing from the state of California as to the corporate status of ANN;

    (ii)
    A true and complete copy of the articles of incorporation of ANN and all amendments thereto certified by the Secretary of State of the State of California;

    (iii)
    A true and complete copy of the bylaws of ANN certified by the Secretary of ANN;

    (iv)
    A true and complete copy of the resolutions, certified by the Secretary of ANN, adopted on behalf of ANN authorizing the execution, delivery and performance of this Agreement and all transactions contemplated hereby;

    (v)
    A certificate from the Secretary of ANN that its articles of incorporation has not been amended since the date of the articles described in subsection (ii) above and that nothing has occurred since the date of issuance of the good standing certificate specified in subsection (i) above that would adversely affect its corporate good standing; and

    (vi)
    A certificate from ANN's Secretary as to the incumbency and signatures of ANN's officers who will execute documents at the Closing or who have executed this Agreement; and

      (i)  Each of the Affiliates of ANN shall have executed and delivered to Sun an Affiliate Agreement substantially in the form set forth in Exhibit D, and no breach of any Affiliate Agreement shall have occurred or be continuing;

      (j)  Sun shall have completed a private placement of convertible preferred stock with gross proceeds to Sun of at least $2,000,000; provided, that this Section 7.3(j) is subject to the waiver of Sun; and

      (k) Each of David Griffith, Matthew Whealen, Mark Gibbs, Gail Jordan and GWKR Financial, Inc. shall have entered into a Lock-Up Agreement in the form set forth in Exhibit E.

ARTICLE 8
INDEMNIFICATION

    Section 8.1  Indemnification.

      (a) Subject to the limitations set forth in this Article 8, the ANN Shareholders will, severally and jointly indemnify and hold harmless Sun and the Surviving Corporation and each of their

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  respective officers, directors, advisors, Affiliates, agents, employees, and each person, if any, who controls or may control Sun within the meaning of the Securities Act (hereinafter referred to individually as a "Sun Indemnified Person" and collectively as "Sun Indemnified Persons") from and against any and all losses, damages, judgments, settlements, claims, liabilities, costs and expenses, including, without limitation, Legal Expenses (as defined below), net of insurance proceeds actually received as of the date of the settlement of the applicable indemnification claim in respect of such losses, damages, judgments, settlements, claims, liabilities and expenses (collectively, "Sun Damages") arising out of, based upon or resulting from any misrepresentation or breach of or default in connection with any representations, warranties, covenants and agreements given by or made by ANN or its shareholders in this Agreement, the ANN Disclosure Schedule or any Exhibit to this Agreement or certificate delivered pursuant to this Agreement; provided, that no ANN Shareholder shall have any liability for Sun Damages in excess of the Aggregate Consideration actually received by such shareholder.

      (b) Sun and ANN each acknowledges that such Sun Damages, if any, would relate to unresolved and/or unknown contingencies existing at the Effective Time, which if resolved and/or known at the Effective Time would have led to a reduction in the total number of shares Sun would have agreed to issue in connection with the Merger. Nothing in this Agreement shall limit the liability of ANN or Sun for any breach of any representation, warranty or covenant if the Merger does not close.

      (c) "Legal Expenses" of a Sun Indemnified Person shall mean any and all reasonable out-of-pocket fees, costs and expenses of any kind incurred by such Sun Indemnified Person and its counsel in investigating, preparing for, defending against or providing evidence, producing documents or taking other action with respect to any threatened or asserted claim of a third party or Governmental Entity.

      (d) Separate and aside from the preceding indemnification limitations, ANN will agree to place 10% of its Aggregate Consideration in escrow (the "Escrow Fund") with the Exchange Agent while KPMG LLP performs a post-closing audit of the ANN books and records. Within 90 days of the Closing, Sun shall furnish or cause KPMG LLP to furnish to the Shareholder Agent the total amount of the Undisclosed Liabilities of ANN in reasonable detail (the "Preliminary Adjustment Report"). Unless the Shareholder Agent provides specific written notice to Sun of an objection to any aspect of the Preliminary Adjustment Report before the close of business on the 10th Business Day after the Shareholder Agent's receipt thereof, the Preliminary Adjustment Report shall then become binding upon Sun, ANN, ANN Shareholders and the Shareholder Agent, and shall be the "Final Adjustment Report." If the Shareholder Agent, by written notice to Sun before the close of business on such day, objects to any aspect of the Preliminary Adjustment Report, then (i) those aspects as to which the objections were made shall not become binding, (ii) Sun and Shareholder Agent shall discuss such objections in good faith and, (iii) if they reach written agreement amending the Preliminary Adjustment Report (or portions thereof), the Preliminary Adjustment Report, as amended by such written agreement, shall become binding upon Sun, ANN, ANN Shareholders and the Shareholder Agent, and shall be the "Final Adjustment Report." If Sun and the Shareholder Agent do not reach such written agreement within 30 days after the Shareholder Agent gives such notice of objections and has received all reasonably requested supporting documentation, those aspects as to which such objections were made and as to which written agreement has not been reached shall be submitted for arbitration to an accounting firm selected by lot from among such of the "Big Five" accounting firms (or their successors) other than KPMG LLP (such selected firm, the "Accounting Firm") (whose fees shall be paid by Sun). The Accounting Firm shall arbitrate the dispute (i.e., only that portion of the Preliminary Adjustment Report to which the Shareholder Agent has objected) and submit a written statement of its adjudication, which statement, when delivered to Sun and to the Shareholder

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  Agent, shall become binding upon Sun and the Shareholder Agent, and shall, together with those aspects of the Preliminary Adjustment Report as to which no objection was made or as to which written agreement has been reached, be the "Final Adjustment Report." In acting hereunder, the Accounting Firm shall be entitled to the privileges and immunities of arbitrators.

    (i)
    The Undisclosed Liabilities reflected on the Final Adjustment Report shall be paid out of the shares of Sun Common Stock held in the Escrow Fund in an amount equal to such Undisclosed Liabilities. For the purpose of determining the number of shares of Sun Common Stock to be delivered to Sun out of the Escrow Fund, the shares of such Sun Common Stock shall be valued at the Sun Stock Price. If Sun or KPMG LLP fails to provide to the Shareholders Agent the amount of the Undisclosed Liabilities within 90 days of the Closing, the Sun Common Stock in the Escrow Fund shall be returned to the ANN Shareholders on a pro rata basis.

    (ii)
    The scope of the disputes to be resolved by the Accounting Firm is limited to (i) whether the calculation of the Undisclosed Liabilities was done in accordance with the provisions of this Agreement and (ii) whether there were errors of fact or other mathematical errors in the Final Adjustment Report, and the Accounting Firm is not to make any other determination. The resolution of the disputes submitted to the Accounting Firm shall be reflected in the Final Adjustment Report for purposes of calculating the amount of the Undisclosed Liabilities.

    Section 8.2  Procedures.

      (a) All claims for indemnification by any Indemnified Person pursuant to this Article 8 shall be made in accordance with the provisions of this Article 8. Promptly after receipt by any Indemnified Person of notice of the commencement of any action in respect of which the Indemnified Person will seek indemnification hereunder, the Indemnified Person shall notify the Shareholder Agent (the "Indemnifying Party") thereof in writing, but any failure to so notify the Indemnifying Party shall not relieve it from any liability that it may have to the Indemnified Person except to the extent the Indemnifying Party shall be materially prejudiced by such failure. The Indemnifying Party shall be entitled to participate in the defense of such action and to assume control of such defense with counsel reasonably acceptable to the Indemnified Person; provided, however, that:

    (i)
    the Indemnified Person shall be entitled to participate in the defense of such claim and to employ counsel to assist in the handling of such claim;

    (ii)
    the Indemnifying Party shall obtain the prior written approval of the Indemnified Person before entering into any settlement of such claim or ceasing to defend against such claim, and the Indemnified Party shall obtain the prior written approval of the Indemnifying Party before entering into any settlement of such claim; provided, that each such approval shall not be unreasonably withheld; and

    (iii)
    the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnified Person of a release from all liability in respect of such claim.

      (b) After written notice by the Indemnifying Party to the Indemnified Person of its election to assume control of the defense of any such action, the Indemnifying Party shall not, except as otherwise provided, be liable to such Indemnified Person hereunder for any Legal Expenses subsequently incurred by such Indemnified Person in connection with the defense thereof. If the Indemnifying Party does not assume control of the defense of such claims by promptly notifying the Indemnified Person of such assumption, the Indemnified Person shall have the right to defend

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  such claim in such manner as it may deem appropriate at the cost and expense of the Indemnifying Party, and the Indemnifying Party will promptly reimburse the Indemnified Person therefor in accordance with the terms hereof. The reimbursement of fees, costs and expenses required by this Section 8.2 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

      (c) Following the Closing, the Indemnifying Party shall control the defense of any action relating to any federal, state or local tax audit, controversy or contest based upon, arising out of or resulting from any and all Taxes for which such party would be required to make an indemnification payment hereunder; provided, such Tax relates to any tax period or portion thereof ending on or before the Effective Date, provided, further, that if the outcome of the Tax audit, controversy or contest could, in the written opinion of tax counsel, have a Sun Material Adverse Effect or an ANN Material Adverse Effect in respect of one or more Tax periods subsequent to the Effective Time, the consent of Sun shall be required for the Indemnifying Party to take control of the defense of the audit, controversy or contest. In the event the consent of ANN is required, such consent shall not be unreasonably withheld. In the event Sun shall not grant such consent, Sun shall consult with the Indemnifying Party during the contest and shall not settle the contest without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

      (d) For purposes of Sections 6.6(i), 6.6(ii), if applicable, and 8.4(c), Sun shall, upon reasonable notice, at any reasonable time and from time to time after the Effective Time (i) provide the Indemnifying Party, or as applicable, the ANN Shareholders, reasonable access, during normal business hours, to requested historic books and records and historic tax data of ANN relating to the periods described in Sections 6.6 and 8.4, that are reasonably required in connection with Sections 6.6 or 8.4(c); and (ii) furnish, and request ANN's independent tax accountants and legal counsel to furnish, to the Indemnifying Party, or as applicable, the ANN Shareholders, such additional tax and other information and documents in possession of such persons relating to the periods described in Sections 6.6 and 8.4 to the extent necessary to meet the Indemnifying Party's obligations under such sections.

    Section 8.3  Limitations.

    Notwithstanding the foregoing, a Sun Indemnified Person may not make a claim for Sun Damages until the aggregate amount of claims by such Sun Indemnified Person exceeds $100,000; provided, however, that once the aggregate amount of Sun Damages, as applicable, of such Sun Indemnified Person exceeds $100,000 then such Sun Indemnified Person, shall have the right to recover the full amounts due without regard to the threshold.

    Section 8.4  Shareholder Agent.

      (a) David Griffith shall be constituted and appointed as agent (the "Shareholder Agent") for and on behalf of the ANN Shareholders, to give and receive notices and communications, to authorize delivery to ANN of the Sun Common Stock or other property in satisfaction of claims by ANN, as applicable, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholder Agent for the accomplishment of the foregoing. No bond shall be required of the Shareholder Agent, and the Shareholder Agent shall receive no compensation for his services from Sun. Notices or communications to or from the Shareholder Agent shall constitute notice to or from each of the ANN Shareholders. It is understood that the Shareholder Agent shall not have any voting rights with respect to the ANN Common Stock, other than with respect to such shares owned by it.

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      (b) The Shareholder Agent shall not be liable for any act done or omitted hereunder as Shareholder Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The ANN Shareholders shall severally indemnify the Shareholder Agent and hold it harmless against any loss, liability or expense, including legal fees and expenses, incurred without gross negligence or bad faith on the part of the Shareholder Agent and arising out of or in connection with the acceptance or administration of its duties hereunder.

      (c) The Shareholder Agent shall have reasonable access to information about ANN and Sun and the reasonable assistance of ANN's and Sun's officers and employees for purposes of performing its duties and exercising its rights hereunder; provided, that the Shareholder Agent shall treat confidentially and not disclose any nonpublic information from or about ANN or Sun to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

      (d) The Escrow Agent and Sun are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholder Agent.

ARTICLE 9
TERMINATION, AMENDMENT AND WAIVER

    Section 9.1  Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite adoption and approval of this Agreement, as follows:

      (a) by mutual written consent duly authorized by the boards of directors of each of Sun and ANN;

      (b) by either Sun or ANN, if the Closing shall not have occurred on or before 5:00 p.m. Pacific Standard Time on August 31, 2001, unless extended in writing by mutual agreement of both Sun and ANN; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose action or failure to act has been the cause or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement;

      (c) by either Sun or ANN, if any Governmental Order, writ, injunction or decree preventing the consummation of the Merger shall have been entered by any court of competent jurisdiction and shall have become final and nonappealable;

      (d) by Sun upon a material breach of any representation, warranty, covenant or agreement on the part of ANN set forth in this Agreement, or if any representation or warranty of ANN shall have become materially untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 7.3(b)-(i) would not be satisfied (a "Terminating ANN Breach"); provided, however, that if such Terminating ANN Breach is curable by ANN through the exercise of its reasonable efforts within ten days and for so long as ANN continues to exercise such reasonable efforts, Sun may not terminate this Agreement under this Section 9.1(d);

      (e) by Sun, in the event that the closing price of Sun Common Stock on the Nasdaq SmallCap Market for the five-day period prior to the Closing equals or is greater than $10.00 per share at any time following the waiver or satisfaction of all the conditions in Article 7;

      (f)  by ANN upon a material breach of any representation, warranty, covenant or agreement on the part of Sun set forth in this Agreement, or if any representation or warranty of Sun shall have become materially untrue, incomplete or incorrect, in either case such that the conditions set

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  forth in Section 7.2(b)-(f) would not be satisfied (a "Terminating Sun Breach"); provided, however, that if such Terminating Sun Breach is curable by Sun through the exercise of its reasonable efforts within ten days and for so long as Sun continues to exercise such reasonable efforts, ANN may not terminate this Agreement under this Section 9.1(f);

      (g) by Sun in the event that the conditions set forth in either Section 7.3(a) or (j) are not satisfied; or

      (h) by ANN in the event that the condition set forth in Section 7.2(a) is not satisfied.

    The right of any party hereto to terminate this Agreement pursuant to this Section 9.1 will remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

    Section 9.2  Effect of Termination. Except as provided in Section 9.5, in the event of termination of this Agreement pursuant to Section 9.1, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of any party hereto or any of its Affiliates or any of its or their officers or directors, and all rights and obligations of each party hereto shall cease; provided, however, that nothing herein shall relieve any party hereto from liability for the breach of any provisions of this Agreement prior to its termination; and provided, further, that the provisions of Section 6.6, this Section 9.2, Section 10.4 and Article 11 shall remain in full force and effect and survive any termination of this Agreement.

ARTICLE 10
GENERAL PROVISIONS

    Section 10.1  Duration of Survival of Representations and Warranties. The representations and warranties set forth in Article 4 (as modified by the ANN Disclosure Schedule) and Article 5 (as modified by the Sun Disclosure Schedule) shall survive until the first anniversary of the Effective Time.

    Section 10.2  Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

    Section 10.3  Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for or waive compliance with the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or the breach of any term contained in this Agreement in one or more instances shall be deemed to be construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or the breach of any other term of this Agreement.

    Section 10.4  Expenses; Termination Fee. All Expenses incurred in connection with this Agreement and the Merger shall be paid by the party incurring such Expenses, whether or not the Merger is consummated; provided, that (i) if the Merger is not consummated pursuant to Sections 9.1(a), (b), (c), (e) or (h), each party shall pay its own Expenses; provided, that ANN agrees to reimburse Sun for an amount equal to one-half of the fees allocated to KPMG to matters related to the auditing of the ANN Financial Statements; (ii) if the Merger is not consummated pursuant to Section 9.1(d), then each party shall pay its own Expenses; provided, that ANN agrees to reimburse Sun for all reasonable legal expenses incurred by Sun in connection with this Agreement and all fees allocated by KPMG to

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matters related to the auditing of the ANN Financial Statements; (iii) if the Merger is not consummated pursuant to Section 9.1(f), then each party shall pay its own Expenses; provided, that Sun agrees to reimburse ANN for all reasonable legal expenses incurred by ANN in connection with this Agreement; and (iv) if the Merger is not consummated pursuant to Section 9.1(g), then each party shall pay its own Expenses; provided, that Sun agrees to reimburse ANN for half of all reasonable legal expenses incurred by ANN in connection with this Agreement; provided, further, that such reimbursement to ANN from Sun shall not exceed $75,000.

    Section 10.5  Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or facsimile, or by a nationally recognized courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.5):

    If to ANN or the ANN Shareholders to:

A.N.N. Automation, Inc. 28720 Roadside Drive, Suite 301 Agoura Hills, California 91301 Facsimile No.: (818) 865-1421 Attn: David Griffith
with a copy (which shall not constitute notice) to:
Brobeck, Phleger & Harrison LLP 550 South Hope Street Los Angeles, California 90071 Facsimile No.: (213) 745-3345 Attn: Richard S. Chernicoff
If to Sun to:
Sunhawk.com Corporation 223 Taylor Avenue, Suite 200 Seattle, Washington 98109-5017 Facsimile No.: (206) 728-6416 Attn: President and Chief Executive Officer
with a copy (which shall not constitute notice) to:
Summit Law Group 1505 Westlake Avenue North, Suite 300 Seattle, Washington 98109 Facsimile No.: (206) 281-9882 Attn: Laura A. Bertin

    Section 10.6  Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable Law in order that the Merger may be consummated as originally contemplated to the fullest extent possible.

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    Section 10.7  Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, other than Article 10, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

    Section 10.8  Incorporation of Exhibits. The ANN Disclosure Schedule, the Sun Disclosure Schedule and all Exhibits attached hereto and referred to herein are hereby incorporated herein.

    Section 10.9  Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, including, without limitation, Title 14, Section 5-1401 of New York General Obligations Law, without giving effect to any other choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York; provided, however, that the Mergers, shall be governed by the Statutes.

    Section 10.10  Waiver of Jury Trial. Each party hereto hereby irrevocably waives all right to trial by jury in any proceeding (whether based on contract, tort or otherwise) arising out of or relating to this agreement or any transaction or agreement contemplated hereby or the actions of any party hereto in the negotiation, administration, performance or enforcement hereof.

    Section 10.11  Headings; Interpretation. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

    Section 10.12  Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

    Section 10.13  Entire Agreement. This Agreement (including the Schedules, Exhibits, the ANN Disclosure Schedule and the Sun Disclosure Schedule) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

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    IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Agreement and Plan of Merger to be executed as of the date first written above by their respective officers thereunto duly authorized.

SUNHAWK.COM CORPORATION
By:	/s/ MARLIN J. ELLER Name: Marlin Eller Title: CEO
A.N.N. AUTOMATION, INC.
By:	/s/ DAVID GRIFFITH Name: David Griffith Title: President/CEO
SHAREHOLDER AGENT
By:	/s/ DAVID GRIFFITH David Griffith
ANN SHAREHOLDERS
GWKR Financial, Inc.
By:	/s/ DAVID GRIFFITH Name: David Griffith Title: President
By:	/s/ DAVID GRIFFITH David Griffith
By:	/s/ MATTHEW WHEALAN Matthew Whealen
By:	/s/ ROBERT E. MESHEL Robert E. Meshel

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SCHEDULE A

ANN Shareholders

ANN Shareholders	No. of Shares of ANN Common Stock Held	No. of Shares of Sun Common Stock to be Received at Closing	No. of Shares of Sun Common Stock to be held in escrow
David Griffith	600,000
Matt Whealen	600,000
Robert E. Meshel	30,000
GWKR Financial, Inc.	4,800

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SCHEDULE B

Holders of ANN Convertible Note to be Converted Upon Closing

Holders of ANN Convertible Note	Amount Represented by ANN Convertible Note	No. of Shares of ANN Common Stock Issuable Upon Conversion of ANN Convertible Note	No. of Shares of Sun Common Stock to be Received at Closing	No. of Shares of Sun Common Stock to be held in escrow
Jeffrey S. Berry	$50,000
Gail R. Jordan	$15,000
Vera Whealen Beall	$125,000
Donald Griffith	$40,000

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ANNEX C

OPINION OF ROTH CAPITAL PARTNERS—ASSET SALE

April 17, 2001

CONFIDENTIAL

Board of Directors
Sunhawk.com Corporation
223 Taylor Avenue North, Suite 200
Seattle, WA 98109

Members of the Board:

    We have been requested by the Board of Directors of Sunhawk.com Corporation ("Sunhawk.com" or the "Company") to render our opinion with respect to the fairness, from a financial point of view, to the Company of the proposed sale (the "Asset Sale") of substantially all of the assets of the Company's Sheet Music Business to Sunhawk Digital Music LLC, an affiliate of Marlin Eller. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the sale of these assets.

    In arriving at our opinion, we reviewed and analyzed, among other things: (1) Sunhawk's strategic financing options in the context of the current state of the market for public and private equity; (2) the historical and projected financial statements of the Sheet Music Business; (3) the public filings of the Company; (4) the Asset Sale Agreement between the Company and Sunhawk Digital Music LLC; and (5) the other agreements related to the Asset Sale. In addition, we discussed with the Company's senior management and Marlin Eller its prospects. We also reviewed and evaluated: (1) the historical stock price performance of the Company; (2) the historical trading volume of the Company's stock; (3) the current and historical institutional holdings of the Company's stock; (4) certain publicly available information on companies which we believed to be comparable to the Company; (5) the trading history of the Company's common stock for the most recent several years and in comparison to the trading history of other companies that we deemed relevant; (6) the historical and projected financial performance of the Sheet Music Business in comparison with other companies that we deemed relevant; (7) the discounted cash flow of the Sheet Music Business based on projected financial statements of the Sheet Music Business furnished to us by the Company; and (8) the valuation of the Sheet Music Business compared with other companies that we deemed relevant.

    In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information, and have further relied upon assurances of management of the Company that they are not aware of any facts that would make such information inaccurate or misleading. With respect to the financial projections of the Company, we have assumed that such projections have been reasonably prepared and reflect the best currently available estimates and judgments of the management team. We have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

    Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the proposed sale of substantially all of the assets of the Company's Sheet Music Business to Sunhawk Digital Music LLC is fair to the Company.

    Roth Capital Partners Incorporated received a fee in connection with providing this fairness opinion. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. In the ordinary course of our business, we may serve as a market

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maker in its stock, may trade for our own account and for the accounts of our customers, and accordingly, may at any time hold a long or short position in such securities.

    This opinion is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Asset Sale. This opinion is not intended to be and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote at the special meeting of Sunhawk.com shareholders.

                      Very truly yours,

                      Roth Capital Partners, Incorporated

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ANNEX D

OPINION OF ROTH CAPITAL PARTNERS—MERGER WITH A.N.N.

April 17, 2001

CONFIDENTIAL

Board of Directors
Sunhawk.com Corporation
223 Taylor Avenue North, Suite 200
Seattle, WA 98109

Members of the Board:

    We have been requested by the Board of Directors of Sunhawk.com Corporation ("Sunhawk.com" or the "Company") to render our opinion with respect to the fairness, from a financial point of view, to the Company of the proposed purchase of A.N.N. Automation, Inc. (the "Purchase"). We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Purchase.

    In arriving at our opinion, we reviewed and analyzed, among other things: (1) Sunhawk.com's strategic financing options in the context of the current state of the market for public and private equity; (2) the historical and projected financial statements of A.N.N.; (3) the Agreement and Plan of Merger between Sunhawk.com and A.N.N.; and (4) the other agreements related to the transaction. In addition, we discussed with A.N.N.'s senior management its historical performance, business plan, forecasts, products, customer relationships, and prospects. We visited the headquarters of A.N.N., met the company's employees, and saw the company's products at work. We also contacted current and former A.N.N. customers and discussed their opinions of the company and its services. We discussed A.N.N.'s operations and financial results with KPMG, A.N.N.'s auditors. We reviewed and evaluated: (1) certain publicly available information on companies which we believed to be comparable to A.N.N.; (2) certain publicly available information on acquisitions of similar companies to A.N.N.; (3) the historical and projected financial performance of A.N.N. in comparison with other companies that we deemed relevant; and (4) the discounted cash flow of A.N.N. based on projected financial statements furnished to us by A.N.N.

    In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information, and have further relied upon assurances of management of the Company and A.N.N. that they are not aware of any facts that would make such information inaccurate or misleading. With respect to the financial projections of A.N.N., we have assumed that such projections have been reasonably prepared and reflect the best currently available estimates and judgments of the management team. We have not made or obtained any evaluations or appraisals of the assets or liabilities of A.N.N. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

    Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the proposed purchase of A.N.N. Automation Inc. is fair to the Company.

    Roth Capital Partners Incorporated received a fee in connection with providing this fairness opinion. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. In the ordinary course of our business, we may serve as a market

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maker in its stock, may trade for our own account and for the accounts of our customers, and accordingly, may at any time hold a long or short position in such securities.

    This opinion is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Purchase. This opinion is not intended to be and does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote at the special meeting of Sunhawk.com shareholders.

Very truly yours,

Roth Capital Partners, Incorporated

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ANNEX E

WASHINGTON DISSENTER'S RIGHTS STATUTE

WASHINGTON BUSINESS CORPORATION ACT, 23B.13

RCW 23B.13.010

Definitions.

    As used in this chapter:

(1)
"Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(2)
"Dissenter" means a shareholder who is entitled to dissent from corporate action under RCW 23B.13.020 and who exercises that right when and in the manner required by RCW 23B. 13.200 through 23B. 13.280.

(3)
"Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

(4)
"Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

(5)
"Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(6)
"Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(7)
"Shareholder" means the record shareholder or the beneficial shareholder.

RCW 23B.13.020

Right to dissent.

(1)
A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate: actions:

(a)
Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by RCW 23B. 11.030, 23B. 11.080, or the articles of incorporation and the shareholder is entitled to vote oil. the merger, or (ii) if the corporation is a subsidiary that is merged with its parent under RCW 23B.11.040;

(b)
Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

(c)
Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

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  (d)
  An amendment of the articles of incorporation that materially reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under RCW 2333.06.040; or

  (e)
  Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(2)
A shareholder entitled to dissent and obtain payment for the shareholder's shares under this chapter may not challenge the corporate action creating the shareholder's entitlement unless the action falls to comply with the procedural requirements imposed by this title, RCW 25.10.900 through 25.10.955, the articles of incorporation, or the bylaws, or is fraudulent with respect to the shareholder or the corporation.

(3)
The right of a dissenting shareholder to obtain payment of the fair value of the shareholder's shares shall terminate upon the occurrence of any one of the following events:

(a)
The proposed corporate action is abandoned or rescinded;

(b)
A court having Jurisdiction permanently enjoins or sets aside the corporate action; or

(c)
The shareholder's demand for payment is withdrawn with the written consent of the corporation.

RCW 23B.13.030

Dissent by nominees and beneficial owners.

(1)
A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the dissenter dissents and the dissenter's other shares were registered in the names of different shareholders.

(2)
A beneficial shareholder may assert dissenters' rights as to shares held on the beneficial shareholder's behalf only if:

(a)
The beneficial shareholder submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

(b)
The beneficial shareholder does so with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote.

RCW 23B.13.200

Notice of: dissenters' rights.

(1)
If: proposed corporate action creating dissenters' rights under RCW 23B.13.020 is submitted to a vote at a shareholders' meeting, the meeting notice must state that: shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

(2)
If corporate action creating dissenters' rights under RCW 23B.13.020 is taken without a vote of shareholders, the corporation, within ten days after [the] effective date of such corporate action, shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them. the dissenters' notice described in RCW 23B.13.220.

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RCW 23B.13.210

Notice of intent to demand payment.

(1)
If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights must

(a)
deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effected, and

(b)
not vote such shares in favor of the proposed action.

(2)
A shareholder who does not satisfy the requirements of subsection (1) of this section is not entitled to payment for the shareholder's shares under this chapter.

RCW 23B.13.220

Dissenters' notice.

(1)
If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of RCW 23B.13.210.

(2)
The dissenters' notice must be sent within ten days after the effective date of the corporate action, and must:

(a)
State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

(b)
Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(c)
Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;

(d)
Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the notice in subsection (1) of this section is delivered; and

(e)
Be accompanied by a copy of this chapter.

RCW 23B.13.230

Duty to demand payment.

(1)
A shareholder sent a dissenters' notice described in RCW 23B.13.220 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to RCW 23B.13.220(2)(c), and deposit the shareholder's certificates in accordance with the terms of the notice.

(2)
The shareholder who demands payment and deposits the shareholder's share certificates under subsection (1) of this section retains all other rights of a shareholder until the proposed corporate action is effected.

(3)
A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter.

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RCW 23B.13.240

Share restrictions.

(1)
The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effected or the restriction is released under RCW 23 B. 13.260.

(2)
The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until the effective date of the proposed corporate action.

RCW 23B.13.250

Payment.

(1)
Except as provided in RCW 23B.13.270, within thirty days of the later of the effective date of the proposed corporate action, or the date the payment demand is received, the corporation shall pay each dissenter who complied with RCW 23B.1 3.230 the amount the corporation estimates to be the fair value of the shareholder's shares, plus accrued interest.

(2)
The payment must be accompanied by:

(a)
The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

(b)
An explanation of how the corporation estimated the fair value of the shares;

(c)
An explanation of how the interest was calculated;

(d)
A statement of the dissenter's right to demand payment under RCW 23B. 13.280; and

(e)
A copy of this chapter.

RCW 23B.13.260

Failure to take action.

(1)
If the corporation does not effect the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release any transfer restrictions imposed on uncertificated shares.

(2)
If after returning deposited certificates and releasing transfer restrictions, the corporation wishes to undertake the proposed action, it must send a new dissenters' notice under RCW 23B.13.220 and repeat the payment demand procedure.

RCW 23B.13.270

After-acquired shares.

(1)
A corporation may elect to withhold payment required by RCW 23B.13.250 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate: action.

(2)
To the extent the corporation elects to withhold Payment under subsection (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of

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  the dissenter's demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under RCW 23B. 13.280.

RCW 23B.7.3.280

Procedure if shareholder dissatisfied with payment or offer.

(1)
A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate, less any payment under RCW 23B.13.250, or reject the corporation's offer under RCW 23B.13.270 and demand payment of the dissenter's estimate of the fair value of the dissenter's shares and interest due, if

(a)
The dissenter believes that the amount paid under RCW 23B.13.250 or offered under RCW 23B.13.270 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

(b)
The corporation falls to make payment under RCW 23B.13.250 within sixty days after the date set for demanding payment; or

(c)
The corporation does not effect the proposed action and does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

(2)
A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

RCW 23B.13.

Court action.

(1)
If a demand for payment under RCW 23B.13.280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(2)
The corporation shall commence the proceeding in the superior court of the county where a corporation's principal office, or, if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(3)
The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(4)
The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this chapter. If the court determines that such shareholder has not complied with the provisions of this chapter, the shareholder shall be dismissed as a party.

(5)
The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to

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  receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(6)
Each dissenter made a party to the proceeding is entitled to judgment (a) for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or (b) for the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under RCW 23B.13.270.

RCW 23B.13.310

Court costs and counsel fees.

(1)
The court in a proceeding commenced under RCW 23B.13.300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under RCW 23 B.13.280.

(2)
The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a)
Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of RCW 23B.13.200 through 23B. 13.280; or

(b)
Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by chapter 23B.13 RCW.

(3)
If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid of the amounts awarded the dissenters who were benefited.

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ANNEX F

STOCK OPTION PLAN

F–1

F–2

	8.3	Automatic Termination	F-13
9.	Miscellaneous		F-13
	9.1	Time of Granting Options	F-13
	9.2	No Status as Shareholder	F-13
	9.3	Status as an Employee	F-13
	9.4	Reservation of Shares	F-13
10.	Effectiveness of This Plan		F-14

F–3

SUNHAWK CORPORATION

1996 STOCK OPTION PLAN

1.	Purpose. The purpose of the 1996 Stock Option Plan (the "Plan") is to provide a means by which Sunhawk Corporation (the "Company") may attract, reward and retain the services or advice of former, current or future employees, officers, directors, agents and consultants, including members of technical advisory boards and independent contractors of the Company and to provide added incentives to them by encouraging stock ownership in the Company.
2.
Stock Subject to This Plan. Subject to adjustment as provided below and in Section 6 hereof, the stock subject to this Plan shall consist of shares of the Company's common stock (the "Common Stock"), and the total number of shares of Common Stock to be delivered upon the exercise of all options granted under this Plan shall not exceed 1,543,000 shares, as such Common Stock was constituted on the effective date of this Plan. If any option granted under this Plan shall expire, be surrendered, exchanged for another option, cancelled or terminated for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for purposes of this Plan, including for replacement options which may be granted in exchange for such surrendered, cancelled or terminated options. Shares issued upon exercise of options granted under this Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as may be determined by the Board, including without restriction provisions relating to maintenance by the Company of its status as an "S" corporation as defined in Section 1361 of the Internal Revenue Code of 1986, as amended (the "Code").
3.	Administration. This Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board may suspend, amend or terminate this Plan as provided in Section 8.
3.1
Powers. Subject to the specific provisions of this Plan, the Board shall have the authority, in its discretion from time to time: (a) to grant the stock options described in Section 5, including Incentive Stock Options and Non-Qualified Stock Options, and to designate each option granted as an Incentive Stock Option or a Non-Qualified Stock Option; (b) to determine, in accordance with Section 5.1(f) of this Plan, the fair market value of the shares of Common Stock subject to options; (c) to determine the exercise price per share of options; (d) to determine the Optionees (as defined herein) to whom, and the time or times at which, options shall be granted and the number of shares of Common Stock to be represented by each option; (e) to interpret this Plan; (f) to prescribe, amend and rescind rules and regulations relating to this Plan; (g) to determine the terms and provisions of each option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each option; (h) to reduce the exercise price per share of outstanding and unexercised options; (i) to defer, with the consent of the Optionee, or to accelerate the exercise date of any option; (j) to waive or modify any term or provision contained in any option applicable to the underlying shares of Common Stock; (k) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an option previously granted by the Board; (l) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any stock option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect; and (m) to make all other determinations deemed necessary or advisable for the administration of this Plan. The interpretation and construction by the Board of any terms or provisions of this Plan, any option issued hereunder or of any rule or regulation promulgated in connection herewith and all actions taken by the Board shall be conclusive and binding on all interested parties. The Board may delegate administrative functions to individuals who are officers or employees of the Company.

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3.2
Limited Liability. No member of the Board of Directors or officer of the Company shall be liable for any action or inaction of the entity or body, or another person or, except in circumstances involving bad faith, of himself or herself. Subject only to compliance with the explicit provisions hereof, the Board of Directors may act in their absolute discretion in all matters related to this Plan.
3.3
Securities Exchange Act of 1934. At any time that the Company has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), this Plan shall be administered by the Board in accordance with Rule 16b-3 adopted under the Exchange Act, as such rule may be amended from time to time.
3.4
Committee. The Board by resolution may delegate to a committee of the Board consisting of one or more members (the "Committee") any or all authority for administration of the Plan. If a Committee is appointed, all references to the Board of Directors in the Plan shall mean and relate to such Committee, except that only the Board of Directors may amend, modify, suspend or terminate the Plan as provided in Section 8.
4.
Eligibility. The Board may award options to any former, current or future employee, officer, director, agent or consultant, including any member of technical advisory boards and any independent contractor, of the Company. Any party to whom an option is granted under this Plan is referred to as an "Optionee."
5.
Awards. The Board, may take the following actions from time to time, separately or in combination, under this Plan: (a) grant Incentive Stock Options, as defined in Section 422 of the Code, to any employee of the Company or its subsidiaries, as provided in Section 5.1 of this Plan; (b) grant options other than Incentive Stock Options ("Non-Qualified Stock Options"), as provided in Section 5.2 of this Plan; (c) grant options to officers, employees and others in foreign jurisdictions, as provided in Section 5.7 of this Plan; and (d) grant options in certain acquisition transactions, as provided in Section 5.8 of this Plan.
	5.1	Incentive Stock Options. Incentive Stock Options shall be subject to the following terms and conditions:
(a) Incentive Stock Options may be granted under this Plan only to employees of the Company or its subsidiaries, including employees who are directors.
(b)
No employee may be granted Incentive Stock Options under this Plan to the extent that the aggregate fair market value, on the date of grant, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by that employee during any calendar year, under this Plan and under any other incentive stock option plan (within the meaning of Section 422 of the Code) of the Company or any subsidiary, exceeds $100,000. To the extent that any option designated as an Incentive Stock Option exceeds the $100,000 limit, such option shall be treated as a Non-Qualified Stock Option. In making this determination, options shall be taken into account in the order in which they were granted, and the fair market value of the shares of Common Stock shall be determined as of the time that the option with respect to such shares was granted.

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(c)
An Incentive Stock Option may be granted under this Plan to an employee possessing more than 10% of the total combined voting power of all classes of stock of the Company (as determined pursuant to the attribution rules contained in Section 424 (d) of the Code) only if the exercise price is at least 110% of the fair market value of the Common Stock subject to the option on the date the option is granted, as described in Section 5.1(f) of this Plan, and only if the option by its terms is not exercisable after the expiration of five years from the date it is granted.
(d)
Except as provided in Section 5.5 of this Plan, no Incentive Stock Option granted under this Plan may be exercised unless at the time of such exercise the Optionee is employed by the Company or any subsidiary of the Company and the Optionee has been so employed continuously since the date such option was granted.
(e)
Subject to Sections 5.1(c) and 5.1(d) of this Plan, Incentive Stock Options granted under this Plan shall continue in effect for the period fixed by the Board, except that no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted.
(f)
The exercise price shall not be less than 100% of the fair market value of the shares of Common Stock covered by the Incentive Stock Option at the date the option is granted. The fair market value of shares shall be the closing price per share of the Common Stock on the date of grant as reported on a securities quotation system or stock exchange. If such shares are not so reported or listed, the Board shall determine the fair market value of the shares of Common Stock in its discretion.
(g)
The provisions of clauses (b) and (c) of this Section shall not apply if either the applicable sections of the Code or the regulations thereunder are amended so as to change or eliminate such limitations or to permit appropriate modifications of those requirements by the Board.
5.2	Non-Qualified Stock Options. Non-Qualified Stock Options shall be subject to the following terms and conditions:
(a)
The exercise price may be more or less than or equal to the fair market value of the shares of Common Stock covered by the Non-Qualified Stock Option on the date the option is granted, and the exercise price may fluctuate based on criteria determined by the Board. The fair market value of shares of Common Stock covered by a Non-Qualified Stock Option shall be determined by the Board, as described in Section 5.1(f).
	(b)	Unless otherwise established by the Board, any Non-Qualified Stock Option shall terminate 10 years after the date it is granted.

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5.3
Vesting. To ensure that the Company will achieve the purposes of and receive the benefits contemplated in this Plan, any option granted to any Optionee hereunder shall be exercisable according to the following vesting schedule, except that the Board may waive this vesting schedule, establish a different vesting schedule or provide for no vesting schedule for such options as it determines:
Months of Continuous Employment From the Base Date	Portion of Total Option That is Exercisable
Less than 24 Months	None
24 Months or More	25%
30 Months or More	37.5%
36 Months or More	50%
42 Months or More	62.5%
48 Months or More	75%
54 Months or More	87.5%
60 Months or More	100%
"Base Date" means a reference date established for the specific option grant and Optionee by the Board.
5.4
Nontransferability. Each option granted under this Plan and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution, shall not be subject to execution, attachment or similar process and shall be exercisable during the Optionee's lifetime only by the Optionee. Any purported transfer or assignment in violation of this provision shall be void.
5.5	Termination of Options.
5.5.1
Generally. Unless otherwise determined by the Board or specified in the Optionee's Option Agreement, if the Optionee's employment or service with the Company terminates for any reason other than for cause, resignation, retirement, disability or death, and unless by its terms the option sooner terminates or expires, then the Optionee may exercise, for a three-month period, that portion of the Optionee's option which was exercisable at the time of such termination of employment or service (provided the conditions of Section 5.6.4 and any other conditions specified in the Option Agreement shall have been met by the date of exercise of such option).

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5.5.2	For Cause; Resignation.
(a)
If an Optionee is terminated for cause or resigns in lieu of dismissal, any option granted hereunder shall be deemed to have terminated as of the time of the first act which led or would have led to the termination for cause or resignation in lieu of dismissal, and such Optionee shall thereupon have no right to purchase any shares of Common Stock pursuant to the exercise of such option, and any such exercise shall be null and void. Termination for "cause" shall include (i) the violation by the Optionee of any reasonable rule or policy of the Board of Directors or the Optionee's superiors or the chief executive officer or the President of the Company that results in damage to the Company or which, after notice to do so, the Optionee fails to correct within a reasonable time; (ii) any willful misconduct or gross negligence by the Optionee in the responsibilities assigned to him or her; (iii) any willful failure to perform his or her job as required to meet the objectives of the Company; (iv) any wrongful conduct of an Optionee which has an adverse impact on the Company or which constitutes a misappropriation of the assets of the Company; (v) unauthorized disclosure of confidential information; or (vi) the Optionee's performing services for any other company or person which competes with the Company while he or she is employed by or provides services to the Company, without the prior written approval of the chief executive officer of the Company. "Resignation in lieu of dismissal" shall mean a resignation by an Optionee of employment with or service to the Company if (i) the Company has given prior notice to such Optionee of its intent to dismiss the Optionee for circumstances that constitute cause, or (ii) within two months of the Optionee's resignation, the chief operating officer or the chief executive officer of the Company or the Board of Directors determines, which determination shall be final and binding, that such resignation was related to an act which would have led to a termination for cause.
(b)
If an Optionee resigns from the Company, the right of the Optionee to exercise his or her option shall be suspended for a period of two months from the date of resignation, unless the President or chief executive officer of the Company or the Board of Directors determines otherwise in writing. Thereafter, unless there is a determination that the Optionee resigned in lieu of dismissal, the option may be exercised at any time prior to the earlier of (i) the expiration date of the option (which shall have been similarly suspended) or (ii) the expiration of three months after the date of resignation, for that portion of the Optionee's option which was exercisable at the time of such resignation (provided the conditions of Section 5.6.4 and any other conditions specified in the Option Agreement shall have been met at the date of exercise of such option).
5.5.3
Retirement. Unless otherwise determined by the Board, if an Optionee's employment or service with the Company is terminated with the Company's approval for reasons of age, the Option may be exercised at any time prior to the earlier of (a) the expiration date of the option or (b) the expiration of three months after the date of such termination of employment or service, for that portion of the Optionee's option which was exercisable at the time of such termination of employment or service (provided the conditions of Section 5.6.4 and any other conditions specified in the Option Agreement shall have been met at the date of exercise of such option).

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5.5.4
Disability. Unless otherwise determined by the Board, if an Optionee's employment or relationship with the Company terminates because of a permanent and total disability (as defined in Section 22(e)(3) of the Code), the option may be exercised at any time prior to the earlier of (a) expiration date of the option or (b) the expiration of 12 months after the date of such termination, for up to the full number of shares of Common Stock covered thereby, including any portion not yet vested (provided the conditions of Section 5.6.4 and any other conditions specified in the Option Agreement shall have been met by the date of exercise of such option).
5.5.5
Death. Unless otherwise determined by the Board, in the event of the death of an Optionee while employed by or providing service to the Company, the option may be exercised at any time prior to the earlier of (a) the expiration date of the option or (b) the expiration of 12 months after the date of death by the person or persons to whom such Optionee's rights under the option shall pass by the Optionee's will or by the applicable laws of descent and distribution, for up to the full number of shares of Common Stock covered thereby, including any portion not yet vested (provided the conditions of Section 5.6.4. and any other conditions specified in the Option Agreement shall have been met by the date of exercise of such option).
5.5.6
Extension of Exercise Period Applicable to Termination. The Board, at the time of grant or at any time thereafter, may extend the three-month and 12-month exercise periods to any length of time not longer than the original expiration date of the option, and may increase the portion of an option that is exercisable, subject to such terms and conditions as the Board may determine; provided, that any extension of the exercise period or other modification of an Incentive Stock Option shall be subject to the written agreement and acknowledgment by the Optionee that the extension or modification disqualifies the option as an Incentive Stock Option.
5.5.7
Failure to Exercise Option. To the extent that the option of any deceased Optionee or of any Optionee whose employment or service terminates is not exercised within the applicable period, all rights to purchase shares of Common Stock pursuant to such options shall cease and terminate.
5.5.8
Leaves. For purposes of this Section 5.5, with respect to Incentive Stock Options, employment shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Board) in accordance with the policies of the Company.
5.6	Exercise.
5.6.1
Procedure. Subject to the provisions of Section 5.3 above, each option may be exercised in whole or in part; provided, however, that no fewer than 50 shares (or the remaining shares then purchasable under the option, if less than 50 shares) may be purchased upon any exercise of any option granted hereunder and that only whole shares will be issued pursuant to the exercise of any option (the number of 50 shares shall not be changed by any transaction or action described in Section 6 unless the Board determines that such a change is appropriate). Options shall be exercised by delivery to the Secretary of the Company or his or her designated agent of notice of the number of shares with respect to which the option is exercised, together with payment in full of the exercise price.

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5.6.2
Payment. Payment of the option exercise price shall be made in full at the time the notice of exercise of the option is delivered to the Secretary of the Company or his or her designated agent and shall be in cash or bank certified or cashier's check for the shares of Common Stock being purchased. The Board may determine at the time the option is granted for Incentive Stock Options, or at any time before exercise for Non-Qualified Stock Options, that additional forms of payment will be permitted, including without limitation payment through irrevocable instructions to a stock broker to deliver the amount of sales proceeds necessary to pay the appropriate exercise price and withholding tax obligations, all in accordance with applicable governmental regulations.
5.6.3
Withholding. Prior to the issuance of shares of Common Stock upon the exercise of an option, the Optionee shall pay to the Company the amount of any applicable federal, state or local tax withholding obligations. The Company may withhold any distribution in whole or in part until the Company is so paid. The Company shall have the right to withhold such amount from any other amounts due or to become due from the Company, as the case may be, to the Optionee, including salary (subject to applicable law) or to retain and withhold a number of shares having a market value not less than the amount of such taxes required to be withheld by the Company to reimburse it for any such taxes and cancel (in whole or in part) any such shares so withheld.
	5.6.4	Conditions Precedent to Exercise. The Board may establish conditions precedent to the exercise of any option, which shall be described in the relevant Option Agreement.
5.7
Foreign Qualified Grants. Options under this Plan may be granted to officers and employees of the Company and other persons described in Section 4 who reside in foreign jurisdictions as the Board may determine from time to time. The Board may adopt such supplements to the Plan as are necessary to comply with the applicable laws of such foreign jurisdictions and to afford Optionees favorable treatment under such laws; provided, however, that no award shall be granted under any such supplement on terms which are more beneficial to such Optionees than the terms permitted by this Plan.
5.8
Corporate Mergers, Acquisitions, Etc. The Board may also grant options under this Plan having terms, conditions and provisions that vary from those specified in this Plan provided that such options are granted in substitution for, or in connection with the assumption of, existing options granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, reorganization or liquidation to which the Company is a party.
5.9
Holding Period. Unless otherwise determined by the Board, if a person subject to Section 16 of the Exchange Act exercises an option within six months of the date of grant of the option, the shares of Common Stock acquired upon exercise of the option may not be sold until six months after the date of grant of the option.

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5.10
Option Agreements. Options granted under this Plan shall be evidenced by written stock option agreements ("Option Agreements"), which shall contain such terms, conditions, limitations and restrictions as the Board shall deem advisable and which are consistent with this Plan. All Option Agreements shall include or incorporate by reference the applicable terms and conditions contained in this Plan.
6.	Adjustments Upon Changes in Capitalization.
6.1
Stock Splits, Capital Stock Adjustments. The aggregate number and class of shares for which options may be granted under this Plan, the number and class of shares covered by each outstanding option and the exercise price per share thereof (but not the total price), and each such option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a stock split, stock dividend or consolidation of shares or any like capital stock adjustment.
	6.2	Effect of Merger, Sale of Assets, Liquidation or Dissolution.
6.2.1
Mergers, Sale of Assets, Other Transactions. In the event of a merger, consolidation or plan of exchange to which the Company is a party or a sale of all or substantially all of the Company's assets (each, a "Transaction"), the Board of Directors, in its sole discretion and to the extent possible under the structure of the Transaction, shall select one of the following alternatives for treating outstanding options under this Plan:
		(a)	Outstanding options shall remain in effect in accordance with their terms;
(b)
Outstanding options shall be converted into options to purchase stock in the corporation that is the surviving or acquiring corporation in the Transaction. The amount, type of securities subject thereto and exercise price of the converted options shall be determined by the Board of Directors of the Company, taking into account the relative values of the companies involved in the Transaction and the exchange rate, if any, used in determining shares of the surviving corporation to be issued to holders of shares of the Company. Unless otherwise determined by the Board of Directors, the converted options shall be vested only to the extent that the vesting requirements relating to options granted hereunder have been satisfied; or
(c)
The Board of Directors shall provide a 30-day period prior to the consummation of the Transaction during which outstanding options shall be exercisable to the extent vested and, if so determined by the Board in its discretion, to the extent of the next portion of the option, if any, that would vest and be exercisable after the consummation of the Transaction. Upon the expiration of such 30-day period, all unexercised options shall immediately terminate.
		6.2.2	Liquidation; Dissolution. In the event of the liquidation or dissolution of the Company, options shall be treated in accordance with Section 6.2.1(c).
6.3
Fractional Shares. In the event of any adjustment in the number of shares covered by any option, any fractional shares resulting from such adjustment shall be disregarded and each such option shall cover only the number of full shares resulting from such adjustment.

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6.4
Determination of Board to Be Final. All adjustments under this Section 6 shall be made by the Board of Directors, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. Unless an Optionee agrees otherwise, any change or adjustment to an Incentive Stock Option shall be made, if possible, in such a manner so as not to constitute a "modification," as defined in Section 424(h) of the Code, and so as not to cause the Optionee's Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option.
7.	Securities Regulations.
7.1
Compliance with Law. Shares of Common Stock shall not be issued with respect to an option granted under this Plan unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable laws of foreign countries and other jurisdictions and the requirements of any quotation service or stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of any shares hereunder. The inability of the Company to obtain, from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability with respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.
7.2
Investment Purpose. As a condition to the exercise of an option, the Company may require the Optionee to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any relevant provision of the aforementioned laws. The Company may place a stop-transfer order against any shares of Common Stock on the official stock books and records of the Company, and a legend may be stamped on stock certificates to the effect that the shares of Common Stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation. The Board may also require such other action or agreement by the Optionees as may from time to time be necessary to comply with the federal and state securities laws. THIS PROVISION SHALL NOT OBLIGATE THE COMPANY TO UNDERTAKE REGISTRATION OF THE OPTIONS OR STOCK THEREUNDER.
8.	Amendment and Termination.
8.1
Plan. The Board of Directors may at any time suspend, amend or terminate this Plan, provided that, except as set forth in Section 6, the approval of the Company's shareholders is necessary within 12 months before or after the adoption by the Board of Directors of any amendment that will:
(a) increase the number of shares of Common Stock that are to be reserved for the issuance of options under this Plan;

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(b) permit the granting of stock options to a class of persons other than those presently permitted to receive stock options under this Plan; or
(c) require shareholder approval under applicable law, including Section 16(b) of the Exchange Act.
8.2
Options. Subject to the requirements of Section 422 of the Code with respect to Incentive Stock Options and to the terms and conditions and within the limitations of this Plan, the Board may modify or amend outstanding options granted under this Plan. The modification or amendment of an outstanding option shall not, without the consent of the Optionee, impair or diminish any of his or her rights or any of the obligations of the Company under such option. Except as otherwise provided in this Plan, no outstanding option shall be terminated without the consent of the Optionee. Unless the Optionee agrees otherwise, any changes or adjustments made to outstanding Incentive Stock Options granted under this Plan shall be made in such a manner so as not to constitute a "modification," as defined in Section 424(h) of the Code, and so as not to cause any Incentive Stock Option issued hereunder to fail to continue to qualify as an Incentive Stock Option as defined in Section 422(b) of the Code.
8.3
Automatic Termination. Unless sooner terminated by the Board of Directors, this Plan shall terminate ten years from the date on which this Plan is adopted by the Board. No option may be granted after such termination or during any suspension of this Plan. The amendment or termination of this Plan shall not, without the consent of the Optionee, alter or impair any rights or obligations under any option theretofore granted under this Plan.
9.	Miscellaneous.
9.1
Time of Granting Options. The date of grant of an option shall, for all purposes, be the date on which the Company completes the required corporate action relating to the grant of an option; the execution of an Option Agreement and the conditions to the exercise of an option shall not defer the date of grant.
9.2
No Status as Shareholder. Neither the Optionee nor any party to which the Optionee's rights and privileges under the option may pass shall be, or have any of the rights or privileges of, a shareholder of the Company with respect to any of the shares of Common Stock issuable upon the exercise of any option granted under this Plan unless and until such option has been exercised and the issuance (as evidenced by the appropriate entry on the books of the Company or duly authorized transfer agent of the Company) of the stock certificate evidencing such shares.
9.3
Status as an Employee. Nothing in this Plan or in any option granted pursuant to this Plan shall confer upon any Optionee any right to continue in the employ of the Company, or to interfere in any way with the right of the Company to terminate his or her employment or other relationship with the Company at any time.
9.4
Reservation of Shares. The Company, during the term of this Plan, at all times will reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of this Plan.

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10.
Effectiveness of This Plan. This Plan shall become effective upon adoption by the Board so long as it is approved by the Company's shareholders any time within 12 months after the adoption of this Plan. No option granted under this Plan to any officer or director of the Company shall become exercisable, however, until the Plan is approved by the shareholders, and any options granted prior to such approval shall be conditioned upon and are subject to such approval.
Adopted by the Board of Directors as of June 4, 1996 and approved by the Shareholders as of June 4, 1996.

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ANNEX G

AUDIT COMMITTEE CHARTER

    The audit committee is a committee of the board of directors. Its primary function is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information, which will be provided to the shareholders and others, the systems of internal controls, which management and the board of directors have established, and the audit process. In meeting its responsibilities, the audit committee is expected to:

  1.
  Provide an open avenue of communication between the independent accountant, and the board of directors.

  2.
  Review and update the committee's charter annually.

  3.
  Recommend to the board of directors the independent accountants to be nominated, approve the compensation of the independent accountant, and review and approve the discharge of the independent accountants.

  4.
  Confirm and assure the independence of the independent accountant, including a review of management consulting services and related fees provided by the independent accountant.

  5.
  Inquire of management and the independent accountant about significant risks or exposures and assess the steps management has taken to minimize such risk to the company.

  6.
  Consider, in consultation with the independent accountant the audit scope and plan of the independent accountant.

  7.
  Consider with management and the independent accountant the rationale for employing audit firms other than the principal independent accountant.

  8.
  Review with the independent accountant the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

  9.
  Consider and review with the independent accountant:

  a.
  The adequacy of the company's internal controls including computerized information system controls and security.

  b.
  Any related significant findings and recommendations of the independent accountant and internal auditing together with management's responses thereto.

  10.
  Review with management and the independent accountant at the completion of the annual examination:

  a.
  The company's annual financial statements and related footnotes.

  b.
  The independent accountant's audit of the financial statements and his or her report thereon.

  c.
  Any significant changes required in the independent accountant's audit plan.

  d.
  Any serious difficulties or disputes with management encountered during the course of the audit.

  e.
  Other matters related to the conduct of the audit, which are to be communicated to the committee under generally accepted auditing standards.

  11.
  Consider and review with the independent accountant:

  a.
  Significant findings during the year and management's responses thereto.

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    b.
    Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

    c.
    Any changes required in the planned scope of their audit plan.

  12.
  Review filings with the SEC and other published documents containing the company's financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

  13.
  Review with management and the independent accountant the interim financial report before it is filed with the SEC or other regulators.

  14.
  Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas the independent accountant.

  15.
  Review with the independent accountant the results of their review of the company's monitoring compliance with the company's code of conduct.

  16.
  Review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators.

  17.
  Meet with the independent accountant, and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the audit committee.

  18.
  Report committee actions to the board of directors with such recommendations as the committee may deem appropriate.

  19.
  Prepare a letter for inclusion in the annual report that describes the committee's composition and responsibilities, and how they were discharged.

  20.
  The audit committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

  21.
  The committee shall meet at least four times per year or more frequently as circumstances require. The committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

  22.
  The committee will perform such other functions as assigned by law, the company's charter or bylaws, or the board of directors.

    The membership of the audit committee shall consist of at least two independent members of the board of directors who shall serve at the pleasure of the board of directors. Audit committee members and the committee chairman shall be designated by the full board of directors upon the recommendation of the nominating committee. The duties and responsibilities of a member of the audit committee are in addition to those duties set out for a member of the board of directors.

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PROPOSAL ONE ASSET PURCHASE AGREEMENT
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Condensed Consolidated Balance Sheet (unaudited)
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COPYRIGHT CONTROL SERVICES, INC. AND SUBSIDIARY Report of Independent Auditors
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Independent Auditors' Report
A.N.N. AUTOMATION, INC. (Formerly Newsmaker Systems, Inc.) Balance Sheets
A.N.N. AUTOMATION, INC. (Formerly Newsmaker Systems, Inc.) Statements of Operations
A.N.N. AUTOMATION, INC. (Formerly Newsmaker Systems, Inc.) Statements of Stockholders' Equity (Deficit)
A.N.N. AUTOMATION, INC. (Formerly Newsmaker Systems, Inc.) Statements of Cash Flows
A.N.N. AUTOMATION, INC. (Formerly Newsmaker Systems, Inc.) Notes to Financial Statements December 31, 1999 and 2000 (Information as to March 31, 2001 and the three months ended March 31, 2000 and 2001 is unaudited)
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET March 31, 2001
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ANNEX A ASSET PURCHASE AGREEMENT
TABLE OF CONTENTS
ASSET PURCHASE AGREEMENT
Recitals
Agreements
Exhibit List
AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT
RECITALS
ANNEX B AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER
AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER
ARTICLE 1 DEFINITIONS AND INTERPRETATION
ARTICLE 2 THE MERGER
ARTICLE 3 CONVERSION OF SECURITIES
ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF ANN AND THE ANN SHAREHOLDERS
ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF SUN
ARTICLE 6 COVENANTS
ARTICLE 7 CONDITIONS TO THE MERGER
ARTICLE 8 INDEMNIFICATION
ARTICLE 9 TERMINATION, AMENDMENT AND WAIVER
ARTICLE 10 GENERAL PROVISIONS
SCHEDULE A ANN Shareholders
SCHEDULE B Holders of ANN Convertible Note to be Converted Upon Closing
ANNEX C OPINION OF ROTH CAPITAL PARTNERS—ASSET SALE
ANNEX D OPINION OF ROTH CAPITAL PARTNERS—MERGER WITH A.N.N.
ANNEX E WASHINGTON DISSENTER'S RIGHTS STATUTE WASHINGTON BUSINESS CORPORATION ACT, 23B.13
ANNEX F STOCK OPTION PLAN
TABLE OF CONTENTS
SUNHAWK CORPORATION 1996 STOCK OPTION PLAN
ANNEX G AUDIT COMMITTEE CHARTER